ACE SECURITIES CORP.
Depositor

SAXON MORTGAGE SERVICES, INC.
Servicer

WELLS FARGO BANK, NATIONAL ASSOCIATION
Master Servicer and Securities Administrator

HSBC BANK USA, NATIONAL ASSOCIATION
Trustee

POOLING AND SERVICING AGREEMENT
Dated as of January 1, 2006

ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1
Asset Backed Pass-Through Certificates

TABLE OF CONTENTS

Exhibits

Exhibit A-1	Form of Class A Certificate
Exhibit A-2	Form of Class M Certificate
Exhibit A-3	Form of Class CE Certificate
Exhibit A-4	Form of Class P Certificate
Exhibit A-5	Form of Class R Certificate
Exhibit B-1
Form of Transferor Representation Letter and Form of Transferee Representation Letter in Connection with Transfer of the Class P Certificates, Class CE Certificates and Residual Certificates Pursuant to Rule 144A Under the Securities Act

Exhibit B-2
Form of Transferor Representation Letter and Form of Transferee Representation Letter in Connection with Transfer of the Class P Certificates, Class CE Certificates and Residual Certificates Pursuant to Rule 501(a) Under the Securities Act

Exhibit B-3	Form of Transfer Affidavit and Agreement and Form of Transferor Affidavit in Connection with Transfer of Residual Certificates
Exhibit C	Back-Up Certification
Exhibit D	Form of Power of Attorney
Exhibit E	Servicing Criteria
Exhibit F	Mortgage Loan Purchase Agreement between the Sponsor and the Depositor
Exhibit G	Form 10-D, Form 8-K and Form 10-K Reporting Responsibility
Exhibit H	Additional Disclosure Notification
Exhibit I	Swap Agreement

Schedule 1	Mortgage Loan Schedule
Schedule 2	Prepayment Charge Schedule
Schedule 3	Reserved
Schedule 4	Standard File Layout - Delinquency Reporting
Schedule 5	Standard File Layout - Scheduled/Scheduled
Schedule 6	Data Requirements of Servicing Advances Incurred Prior to Cut-off Date

This Pooling and Servicing Agreement, is dated and effective as of January 1, 2006, among ACE SECURITIES CORP., as Depositor, SAXON MORTGAGE SERVICES, INC., as Servicer, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer and Securities Administrator and HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee.

PRELIMINARY STATEMENT:

The Depositor intends to sell pass-through certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest of the Trust Fund created hereunder. The Trust Fund will consist of a segregated pool of assets comprised of the Mortgage Loans and certain other related assets subject to this Agreement.

REMIC I

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (other than the Reserve Fund and, for the avoidance of doubt, the Supplemental Interest Trust and the Swap Agreement) as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC I”. The Class R-I Interest will be the sole class of “residual interests” in REMIC I for purposes of the REMIC Provisions (as defined herein). The following table irrevocably sets forth the designation, the REMIC I Remittance Rate, the initial Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC I Regular Interests (as defined herein). None of the REMIC I Regular Interests will be certificated.

Designation	REMIC I Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date(1)
I-1-A	Variable(2)	$2,408,285.94	December 25, 2035
I-1-B	Variable(2)	$2,408,285.94	December 25, 2035
I-2-A	Variable(2)	$2,748,805.45	December 25, 2035
I-2-B	Variable(2)	$2,748,805.45	December 25, 2035
I-3-A	Variable(2)	$3,079,471.11	December 25, 2035
I-3-B	Variable(2)	$3,079,471.11	December 25, 2035
I-4-A	Variable(2)	$3,397,222.47	December 25, 2035
I-4-B	Variable(2)	$3,397,222.47	December 25, 2035
I-5-A	Variable(2)	$3,698,566.95	December 25, 2035
I-5-B	Variable(2)	$3,698,566.95	December 25, 2035
I-6-A	Variable(2)	$3,972,657.87	December 25, 2035
I-6-B	Variable(2)	$3,972,657.87	December 25, 2035
I-7-A	Variable(2)	$4,213,055.37	December 25, 2035
I-7-B	Variable(2)	$4,213,055.37	December 25, 2035
I-8-A	Variable(2)	$4,351,347.14	December 25, 2035
I-8-B	Variable(2)	$4,351,347.14	December 25, 2035
I-9-A	Variable(2)	$4,172,624.97	December 25, 2035
I-9-B	Variable(2)	$4,172,624.97	December 25, 2035
I-10-A	Variable(2)	$3,997,204.67	December 25, 2035
I-10-B	Variable(2)	$3,997,204.67	December 25, 2035
I-11-A	Variable(2)	$3,829,131.82	December 25, 2035
I-11-B	Variable(2)	$3,829,131.82	December 25, 2035
I-12-A	Variable(2)	$3,668,134.38	December 25, 2035
I-12-B	Variable(2)	$3,668,134.38	December 25, 2035
I-13-A	Variable(2)	$3,513,914.16	December 25, 2035
I-13-B	Variable(2)	$3,513,914.16	December 25, 2035
I-14-A	Variable(2)	$3,366,185.58	December 25, 2035
I-14-B	Variable(2)	$3,366,185.58	December 25, 2035
I-15-A	Variable(2)	$3,226,699.11	December 25, 2035
I-15-B	Variable(2)	$3,226,699.11	December 25, 2035
I-16-A	Variable(2)	$3,105,512.31	December 25, 2035
I-16-B	Variable(2)	$3,105,512.31	December 25, 2035
I-17-A	Variable(2)	$3,141,227.77	December 25, 2035
I-17-B	Variable(2)	$3,141,227.77	December 25, 2035
I-18-A	Variable(2)	$3,095,292.56	December 25, 2035
I-18-B	Variable(2)	$3,095,292.56	December 25, 2035
I-19-A	Variable(2)	$4,286,593.69	December 25, 2035
I-19-B	Variable(2)	$4,286,593.69	December 25, 2035
I-20-A	Variable(2)	$9,642,825.93	December 25, 2035
I-20-B	Variable(2)	$9,642,825.93	December 25, 2035
I-21-A	Variable(2)	$7,984,153.79	December 25, 2035
I-21-B	Variable(2)	$7,984,153.79	December 25, 2035
I-22-A	Variable(2)	$6,566,320.81	December 25, 2035
I-22-B	Variable(2)	$6,566,320.81	December 25, 2035
I-23-A	Variable(2)	$4,845,210.15	December 25, 2035
I-23-B	Variable(2)	$4,845,210.15	December 25, 2035
I-24-A	Variable(2)	$1,484,627.12	December 25, 2035
I-24-B	Variable(2)	$1,484,627.12	December 25, 2035
I-25-A	Variable(2)	$1,375,438.86	December 25, 2035
I-25-B	Variable(2)	$1,375,438.86	December 25, 2035
I-26-A	Variable(2)	$1,310,533.97	December 25, 2035
I-26-B	Variable(2)	$1,310,533.97	December 25, 2035
I-27-A	Variable(2)	$1,248,710.54	December 25, 2035
I-27-B	Variable(2)	$1,248,710.54	December 25, 2035
I-28-A	Variable(2)	$1,189,832.38	December 25, 2035
I-28-B	Variable(2)	$1,189,832.38	December 25, 2035
I-29-A	Variable(2)	$1,133,748.99	December 25, 2035
I-29-B	Variable(2)	$1,133,748.99	December 25, 2035
I-30-A	Variable(2)	$1,080,324.53	December 25, 2035
I-30-B	Variable(2)	$1,080,324.53	December 25, 2035
I-31-A	Variable(2)	$1,029,445.09	December 25, 2035
I-31-B	Variable(2)	$1,029,445.09	December 25, 2035
I-32-A	Variable(2)	$980,911.58	December 25, 2035
I-32-B	Variable(2)	$980,911.58	December 25, 2035
I-33-A	Variable(2)	$934,596.12	December 25, 2035
I-33-B	Variable(2)	$934,596.12	December 25, 2035
I-34-A	Variable(2)	$890,644.30	December 25, 2035
I-34-B	Variable(2)	$890,644.30	December 25, 2035
I-35-A	Variable(2)	$848,779.21	December 25, 2035
I-35-B	Variable(2)	$848,779.21	December 25, 2035
I-36-A	Variable(2)	$808,898.10	December 25, 2035
I-36-B	Variable(2)	$808,898.10	December 25, 2035
I-37-A	Variable(2)	$770,908.28	December 25, 2035
I-37-B	Variable(2)	$770,908.28	December 25, 2035
I-38-A	Variable(2)	$734,718.21	December 25, 2035
I-38-B	Variable(2)	$734,718.21	December 25, 2035
I-39-A	Variable(2)	$700,237.06	December 25, 2035
I-39-B	Variable(2)	$700,237.06	December 25, 2035
I-40-A	Variable(2)	$667,393.64	December 25, 2035
I-40-B	Variable(2)	$667,393.64	December 25, 2035
I-41-A	Variable(2)	$636,104.59	December 25, 2035
I-41-B	Variable(2)	$636,104.59	December 25, 2035
I-42-A	Variable(2)	$13,091,156.76	December 25, 2035
I-42-B	Variable(2)	$13,091,156.76	December 25, 2035
II-1-A	Variable(2)	$2,259,324.40	December 25, 2035
II-1-B	Variable(2)	$2,259,324.40	December 25, 2035
II-2-A	Variable(2)	$2,578,781.50	December 25, 2035
II-2-B	Variable(2)	$2,578,781.50	December 25, 2035
II-3-A	Variable(2)	$2,888,994.24	December 25, 2035
II-3-B	Variable(2)	$2,888,994.24	December 25, 2035
II-4-A	Variable(2)	$3,187,091.49	December 25, 2035
II-4-B	Variable(2)	$3,187,091.49	December 25, 2035
II-5-A	Variable(2)	$3,469,796.68	December 25, 2035
II-5-B	Variable(2)	$3,469,796.68	December 25, 2035
II-6-A	Variable(2)	$3,726,934.05	December 25, 2035
II-6-B	Variable(2)	$3,726,934.05	December 25, 2035
II-7-A	Variable(2)	$3,952,462.05	December 25, 2035
II-7-B	Variable(2)	$3,952,462.05	December 25, 2035
II-8-A	Variable(2)	$4,082,199.96	December 25, 2035
II-8-B	Variable(2)	$4,082,199.96	December 25, 2035
II-9-A	Variable(2)	$3,914,532.42	December 25, 2035
II-9-B	Variable(2)	$3,914,532.42	December 25, 2035
II-10-A	Variable(2)	$3,749,962.53	December 25, 2035
II-10-B	Variable(2)	$3,749,962.53	December 25, 2035
II-11-A	Variable(2)	$3,592,285.62	December 25, 2035
II-11-B	Variable(2)	$3,592,285.62	December 25, 2035
II-12-A	Variable(2)	$3,441,246.48	December 25, 2035
II-12-B	Variable(2)	$3,441,246.48	December 25, 2035
II-13-A	Variable(2)	$3,296,565.36	December 25, 2035
II-13-B	Variable(2)	$3,296,565.36	December 25, 2035
II-14-A	Variable(2)	$3,157,974.35	December 25, 2035
II-14-B	Variable(2)	$3,157,974.35	December 25, 2035
II-15-A	Variable(2)	$3,027,115.64	December 25, 2035
II-15-B	Variable(2)	$3,027,115.64	December 25, 2035
II-16-A	Variable(2)	$2,913,424.69	December 25, 2035
II-16-B	Variable(2)	$2,913,424.69	December 25, 2035
II-17-A	Variable(2)	$2,946,931.03	December 25, 2035
II-17-B	Variable(2)	$2,946,931.03	December 25, 2035
II-18-A	Variable(2)	$2,903,837.07	December 25, 2035
II-18-B	Variable(2)	$2,903,837.07	December 25, 2035
II-19-A	Variable(2)	$4,021,451.75	December 25, 2035
II-19-B	Variable(2)	$4,021,451.75	December 25, 2035
II-20-A	Variable(2)	$9,046,380.89	December 25, 2035
II-20-B	Variable(2)	$9,046,380.89	December 25, 2035
II-21-A	Variable(2)	$7,490,303.87	December 25, 2035
II-21-B	Variable(2)	$7,490,303.87	December 25, 2035
II-22-A	Variable(2)	$6,160,169.19	December 25, 2035
II-22-B	Variable(2)	$6,160,169.19	December 25, 2035
II-23-A	Variable(2)	$4,545,515.69	December 25, 2035
II-23-B	Variable(2)	$4,545,515.69	December 25, 2035
II-24-A	Variable(2)	$1,392,797.36	December 25, 2035
II-24-B	Variable(2)	$1,392,797.36	December 25, 2035
II-25-A	Variable(2)	$1,290,362.79	December 25, 2035
II-25-B	Variable(2)	$1,290,362.79	December 25, 2035
II-26-A	Variable(2)	$1,229,472.52	December 25, 2035
II-26-B	Variable(2)	$1,229,472.52	December 25, 2035
II-27-A	Variable(2)	$1,171,473.09	December 25, 2035
II-27-B	Variable(2)	$1,171,473.09	December 25, 2035
II-28-A	Variable(2)	$1,116,236.77	December 25, 2035
II-28-B	Variable(2)	$1,116,236.77	December 25, 2035
II-29-A	Variable(2)	$1,063,622.35	December 25, 2035
II-29-B	Variable(2)	$1,063,622.35	December 25, 2035
II-30-A	Variable(2)	$1,013,502.40	December 25, 2035
II-30-B	Variable(2)	$1,013,502.40	December 25, 2035
II-31-A	Variable(2)	$965,770.04	December 25, 2035
II-31-B	Variable(2)	$965,770.04	December 25, 2035
II-32-A	Variable(2)	$920,238.51	December 25, 2035
II-32-B	Variable(2)	$920,238.51	December 25, 2035
II-33-A	Variable(2)	$876,787.83	December 25, 2035
II-33-B	Variable(2)	$876,787.83	December 25, 2035
II-34-A	Variable(2)	$835,554.60	December 25, 2035
II-34-B	Variable(2)	$835,554.60	December 25, 2035
II-35-A	Variable(2)	$796,279.02	December 25, 2035
II-35-B	Variable(2)	$796,279.02	December 25, 2035
II-36-A	Variable(2)	$758,864.71	December 25, 2035
II-36-B	Variable(2)	$758,864.71	December 25, 2035
II-37-A	Variable(2)	$723,224.70	December 25, 2035
II-37-B	Variable(2)	$723,224.70	December 25, 2035
II-38-A	Variable(2)	$689,273.13	December 25, 2035
II-38-B	Variable(2)	$689,273.13	December 25, 2035
II-39-A	Variable(2)	$656,924.77	December 25, 2035
II-39-B	Variable(2)	$656,924.77	December 25, 2035
II-40-A	Variable(2)	$626,112.84	December 25, 2035
II-40-B	Variable(2)	$626,112.84	December 25, 2035
II-41-A	Variable(2)	$596,759.13	December 25, 2035
II-41-B	Variable(2)	$596,759.13	December 25, 2035
II-42-A	Variable(2)	$12,281,419.50	December 25, 2035
II-42-B	Variable(2)	$12,281,419.50	December 25, 2035

__________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC I Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC I Remittance Rate” herein.

REMIC II

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC II.” The Class R-II Interest will evidence the sole class of “residual interests” in REMIC II for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the REMIC II Remittance Rate, the initial aggregate Uncertificated Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for each of the REMIC II Regular Interests. None of the REMIC II Regular Interests will be certificated.
Designation	REMIC II Remittance Rate	Initial Uncertificated Balance	Latest Possible Maturity Date (1)
AA	Variable(2)	$241,653,653.12	December 25, 2035
A-1	Variable(2)	$1,002,550.00	December 25, 2035
A-2A	Variable(2)	$518,490.00	December 25, 2035
A-2B	Variable(2)	$182,045.00	December 25, 2035
A-2C	Variable(2)	$115,675.00	December 25, 2035
A-2D	Variable(2)	$124,330.00	December 25, 2035
M-1	Variable(2)	$86,305.00	December 25, 2035
M-2	Variable(2)	$80,140.00	December 25, 2035
M-3	Variable(2)	$55,480.00	December 25, 2035
M-4	Variable(2)	$39,455.00	December 25, 2035
M-5	Variable(2)	$39,455.00	December 25, 2035
M-6	Variable(2)	$33,290.00	December 25, 2035
M-7	Variable(2)	$49,315.00	December 25, 2035
M-8	Variable(2)	$46,850.00	December 25, 2035
M-9	Variable(2)	$19,725.00	December 25, 2035
M-10	Variable(2)	$16,030.00	December 25, 2035
M-11	Variable(2)	$19,725.00	December 25, 2035
ZZ	Variable(2)	$2,502,847.21	December 25, 2035
IO	Variable(2)	(3)	December 25, 2035
P	N/A(4)	$100.00	December 25, 2035
I-SUB	Variable(2)	$5,394.49	December 25, 2035
I-GRP	Variable(2)	$25,445.49	December 25, 2035
II-SUB	Variable(2)	$5,060.79	December 25, 2035
II-GRP	Variable(2)	$23,871.59	December 25, 2035
XX	Variable(2)	$246,525,587.97	December 25, 2035
___________________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each REMIC II Regular Interest.

(2)	Calculated in accordance with the definition of “REMIC II Remittance Rate” herein.
(3)	REMIC II Regular Interest IO will not have an Uncertificated Balance, but will accrue interest on its Uncertificated Notional Amount.
(4)	REMIC II Regular Interest P will not accrue interest but will be entitled to 100% of the Prepayment Charges.

REMIC III

As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC III.” The Class R-III Interest will evidence the sole class of “residual interests” in REMIC III for purposes of the REMIC Provisions. The following table irrevocably sets forth the designation, the Pass-Through Rate, the initial aggregate Certificate Principal Balance and, for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” for the indicated Classes of Certificates.

Designation	Pass-Through Rate	Initial Aggregate Certificate Principal Balance	Latest Possible Maturity Date (1)
Class A-1	Variable(2)	$200,510,000	December 25, 2035
Class A-2A	Variable(2)	$$103,698,000	December 25, 2035
Class A-2B	Variable(2)	$$36,409,000	December 25, 2035
Class A-2C	Variable(2)	$$23,135,000	December 25, 2035
Class A-2D	Variable(2)	$$24,866,000	December 25, 2035
Class M-1	Variable(2)	$$17,261,000	December 25, 2035
Class M-2	Variable(2)	$$16,028,000	December 25, 2035
Class M-3	Variable(2)	$$11,096,000	December 25, 2035
Class M-4	Variable(2)	$$7,891,000	December 25, 2035
Class M-5	Variable(2)	$$7,891,000	December 25, 2035
Class M-6	Variable(2)	$$6,658,000	December 25, 2035
Class M-7	Variable(2)	$$9,863,000	December 25, 2035
Class M-8	Variable(2)	$$9,370,000	December 25, 2035
Class M-9	Variable(2)	$$3,945,000	December 25, 2035
Class M-10	Variable(2)	$$3,206,000	December 25, 2035
Class M-11	Variable(2)	$$3,945,000	December 25, 2035
Class P	N/A(3)	$$100	December 25, 2035
Class CE	N/A(4)	$$7,398,721	December 25, 2035
Class IO Interest	N/A(5)	N/A(5)	December 25, 2035
_________________
(1)
For purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date has been designated as the “latest possible maturity date” for each Class of Certificates.

(2)	Calculated in accordance with the definition of “Pass-Through Rate” herein.
(3)	The Class P Certificates will not accrue interest.
(4)
The Class CE Certificates will accrue interest at their variable Pass-Through Rate on the Notional Amount of the Class CE Certificates outstanding from time to time which shall equal the Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest P). The Class CE Certificates will not accrue interest on their Certificate Principal Balance.

(5)	The Class IO Interest will not have a Pass-Through Rate or a Certificate Principal Balance, but will be entitled to 100% of amounts distributed on REMIC II Regular Interest IO.

As of the Cut-off Date, the Group I Mortgage Loans had an aggregate Scheduled Principal Balance equal to approximately $254,454,907 and the Group II Mortgage Loans had an aggregate Scheduled Principal Balance equal to approximately $238,715,914.

In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.

Whenever used in this Agreement, including, without limitation, in the Preliminary Statement hereto, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

“Accepted Master Servicing Practices”: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage master servicing practices of prudent mortgage servicing institutions that master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Master Servicer (except in its capacity as successor to the Servicer), or (y) as provided in Section 3.01 hereof, but in no event below the standard set forth in clause (x).

“Accepted Servicing Practices”: As defined in Section 3.01.

“Account”: The Collection Account and the Distribution Account as the context may require.

“Accrued Certificate Interest”: With respect to any Class A Certificate, Mezzanine Certificate or Class CE Certificate and each Distribution Date, interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Certificate for such Distribution Date on the Certificate Principal Balance, in the case of the Class A Certificates and the Mezzanine Certificates, or on the Notional Amount in the case of the Class CE Certificates, of such Certificate immediately prior to such Distribution Date. The Class P Certificates are not entitled to distributions in respect of interest and, accordingly, will not accrue interest. All distributions of interest on the Class A Certificates and the Mezzanine Certificates will be calculated on the basis of a 360-day year and the actual number of days in the applicable Interest Accrual Period. All distributions of interest on the Class CE Certificates will be based on a 360-day year consisting of twelve 30-day months. Accrued Certificate Interest with respect to each Distribution Date, as to any Class A Certificate, Mezzanine Certificate or Class CE Certificate shall be reduced by an amount equal to the portion allocable to such Certificate pursuant to Section 1.02 hereof, if any, of the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.23 or Section 4.18 of this Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any, for such Distribution Date. In addition, Accrued Certificate Interest with respect to each Distribution Date, as to any Class CE Certificate, shall be reduced by an amount equal to the portion allocable to such Class CE Certificate of Realized Losses, if any, pursuant to Section 1.02 and Section 5.04 hereof.

“Additional Disclosure Notification”: Has the meaning set forth in Section 5.06(a).

“Additional Form 10-D Disclosure”: Has the meaning set forth in Section 5.06(a) of this Agreement.

“Additional Form 10-K Disclosure”: Has the meaning set forth in Section 5.06(d) of this Agreement.

“Additional Servicer”: Means each affiliate of the Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of the Servicer, who services 10% or more of the Mortgage Loans. For clarification purposes, the Master Servicer and the Securities Administrator are Additional Servicers.

“Adjustable Rate Mortgage Loan”: Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having a Mortgage Rate that is subject to adjustment.

“Adjustment Date”: With respect to each Adjustable Rate Mortgage Loan, the first day of the month in which the Mortgage Rate of an Adjustable Rate Mortgage Loan changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Administration Fees”: The sum of (i) the Servicing Fee, (ii) the Master Servicing Fee and (iii) the Credit Risk Management Fee.

“Administration Fee Rate”: The sum of (i) the Servicing Fee Rate, (ii) the Master Servicing Fee Rate and (iii) the Credit Risk Management Fee Rate.

“Advance Facility”: As defined in Section 3.26(a).

“Advance Financing Person”: As defined in Section 3.26(a).

“Advance Reimbursement Amounts”: As defined in Section 3.26(b).

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Aggregate Loss Severity Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred on any Mortgage Loans from the Cut-off Date to the last day of the preceding calendar month and the denominator of which is the aggregate principal balance of such Mortgage Loans immediately prior to the liquidation of such Mortgage Loans.

“Agreement”: This Pooling and Servicing Agreement, including all exhibits and schedules hereto and all amendments hereof and supplements hereto.

“Allocated Realized Loss Amount”: With respect to any Class of Mezzanine Certificates and any Distribution Date, an amount equal to the sum of any Realized Loss allocated to that Class of Certificates on the Distribution Date and any Allocated Realized Loss Amount for that Class remaining unpaid from the previous Distribution Date.

“Amounts Held for Future Distribution”: As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Monthly Payments or portions thereof received in respect of the Mortgage Loans due after the related Due Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of such Mortgage Loans after the last day of the related Prepayment Period.

“Annual Statement of Compliance”: As defined in Section 3.17.

“Assignment”: An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction where the related Mortgaged Property is located to reflect of record the sale and assignment of the Mortgage, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering Mortgages secured by Mortgaged Properties located in the same county, if permitted by law.

“Available Distribution Amount”: With respect to any Distribution Date, an amount equal to (1) the sum of (a) the aggregate of the amounts on deposit in the Collection Account and the Distribution Account as of the close of business on the Servicer Remittance Date, (b) the aggregate of any amounts deposited in the Distribution Account by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for such Distribution Date pursuant to Section 3.23 or Section 4.18 of this Agreement, (c) the aggregate of any P&I Advances for such Distribution Date made by the Servicer pursuant to Section 5.03 of this Agreement and (d) the aggregate of any P&I Advances made by a successor servicer (including the Master Servicer) for such Distribution Date pursuant to Section 8.02 of this Agreement, reduced (to not less than zero) by (2) the portion of the amount described in clause (1)(a) above that represents (i) Amounts Held for Future Distribution, (ii) Principal Prepayments on the Mortgage Loans received after the related Prepayment Period (together with any interest payments received with such Principal Prepayments to the extent they represent the payment of interest accrued on the Mortgage Loans during a period subsequent to the related Prepayment Period), (iii) Liquidation Proceeds, Insurance Proceeds and Subsequent Recoveries received in respect of the Mortgage Loans after the related Prepayment Period, (iv) amounts reimbursable or payable to the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator or the Custodians pursuant to Section 3.09 or 9.05 of this Agreement or otherwise payable in respect of Extraordinary Trust Fund Expenses, (v) the Credit Risk Management Fee, (vi) amounts deposited in the Collection Account or the Distribution Account in error, (vii) the amount of any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans and (viii) amounts reimbursable to a successor servicer (including the Master Servicer) pursuant to Section 8.02 of this Agreement.

“Balloon Mortgage Loan”: A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment, that is substantially greater than the preceding monthly payment at the maturity of such Mortgage Loan.

“Balloon Payment”: A payment of the unamortized principal balance of a Mortgage Loan in a single payment, that is substantially greater than the preceding Monthly Payment at the maturity of such Mortgage Loan.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Book-Entry Certificates”: The Offered Certificates for so long as the Certificates of such Class shall be registered in the name of the Depository or its nominee.

“Book-Entry Custodian”: The custodian appointed pursuant to Section 6.01.

“Business Day”: Any day other than a Saturday, a Sunday or a day on which banking or savings and loan institutions in the States of New York, Maryland, Minnesota, Texas or in the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to be closed.

“Cash-Out Refinancing”: A Refinanced Mortgage Loan the proceeds of which are more than a nominal amount in excess of the principal balance of any existing first mortgage plus any subordinate mortgage on the related Mortgaged Property and related closing costs.

“Certificate”: Any one of ACE Securities Corp., Asset Backed Pass-Through Certificates, Series 2006-ASAP1, Class A-1, Class A-2A, Class A-2B, Class A-2C, Class A-2D, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10, Class M-11, Class P, Class CE and Class R Certificates issued under this Agreement.

“Certificate Factor”: With respect to any Class of Certificates (other than the Residual Certificates) as of any Distribution Date, a fraction, expressed as a decimal carried to six places, the numerator of which is the aggregate Certificate Principal Balance (or Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates on such Distribution Date (after giving effect to any distributions of principal and allocations of Realized Losses resulting in reduction of the Certificate Principal Balance (or Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates to be made on such Distribution Date), and the denominator of which is the initial aggregate Certificate Principal Balance (or Notional Amount, in the case of the Class CE Certificates) of such Class of Certificates as of the Closing Date.

“Certificate Margin”: With respect to the Class A-1 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-1, 0.240% in the case of each Distribution Date through and including the Optional Termination Date and 0.480% in the case of each Distribution Date thereafter.

With respect to the Class A-2A Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-2A, 0.070% in the case of each Distribution Date through and including the Optional Termination Date and 0.140% in the case of each Distribution Date thereafter.

With respect to the Class A-2B Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-2B, 0.150% in the case of each Distribution Date through and including the Optional Termination Date and 0.300% in the case of each Distribution Date thereafter.

With respect to the Class A-2C Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-2C, 0.200% in the case of each Distribution Date through and including the Optional Termination Date and 0.400% in the case of each Distribution Date thereafter.

With respect to the Class A-2D Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-2D, 0.310% in the case of each Distribution Date through and including the Optional Termination Date and 0.620% in the case of each Distribution Date thereafter.

With respect to the Class M-1 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-1, 0.410% in the case of each Distribution Date through and including the Optional Termination Date and 0.615% in the case of each Distribution Date thereafter.

With respect to the Class M-2 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-2, 0.420% in the case of each Distribution Date through and including the Optional Termination Date and 0.630% in the case of each Distribution Date thereafter.

With respect to the Class M-3 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-3, 0.440% in the case of each Distribution Date through and including the Optional Termination Date and 0.660% in the case of each Distribution Date thereafter.

With respect to the Class M-4 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-4, 0.570% in the case of each Distribution Date through and including the Optional Termination Date and 0.855% in the case of each Distribution Date thereafter.

With respect to the Class M-5 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-5, 0.620% in the case of each Distribution Date through and including the Optional Termination Date and 0.930% in the case of each Distribution Date thereafter.

With respect to the Class M-6 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-6, 0.700% in the case of each Distribution Date through and including the Optional Termination Date and 1.050% in the case of each Distribution Date thereafter.

With respect to the Class M-7 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-7, 0.900% in the case of each Distribution Date through and including the Optional Termination Date and 1.350% in the case of each Distribution Date thereafter.

With respect to the Class M-8 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-8, 1.400% in the case of each Distribution Date through and including the Optional Termination Date and 1.900% in the case of each Distribution Date thereafter.

With respect to the Class M-9 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-9, 1.850% in the case of each Distribution Date through and including the Optional Termination Date and 2.350% in the case of each Distribution Date thereafter.

With respect to the Class M-10 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-10, 2.650% in the case of each Distribution Date through and including the Optional Termination Date and 3.150% in the case of each Distribution Date thereafter.

With respect to the Class M-11 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-11, 2.000% in the case of each Distribution Date through and including the Optional Termination Date and 2.500% in the case of each Distribution Date thereafter.

“Certificateholder” or “Holder”: The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or a Non-United States Person shall not be a Holder of a Residual Certificate for any purposes hereof, and solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by the Depositor, the Sponsor, the Servicer, the Master Servicer, the Securities Administrator, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 12.01. The Trustee and the Securities Administrator may conclusively rely upon a certificate of the Depositor, the Sponsor, the Master Servicer, the Securities Administrator or the Servicer in determining whether a Certificate is held by an Affiliate thereof. All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Securities Administrator shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

“Certificate Owner”: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

“Certificate Principal Balance”: With respect to each Class A Certificate, Mezzanine Certificate or Class P Certificate as of any date of determination, the Certificate Principal Balance of such Certificate on the Distribution Date immediately prior to such date of determination plus any Subsequent Recoveries added to the Certificate Principal Balance of such Certificate pursuant to Section 5.04, minus all distributions allocable to principal made thereon and Realized Losses allocated thereto, if any, on such immediately prior Distribution Date (or, in the case of any date of determination up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof). With respect to each Class CE Certificate as of any date of determination, an amount equal to the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Uncertificated Balances of the REMIC II Regular Interests over (B) the then aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates then outstanding. The aggregate initial Certificate Principal Balance of each Class of Regular Certificates is set forth in the Preliminary Statement hereto.

“Certificate Register”: The register maintained pursuant to Section 6.02.

“Certification Parties”: Has the meaning set forth in Section 3.20 of this Agreement.

“Certifying Person”: Has the meaning set forth in Section 3.20 of this Agreement.

“Class”: Collectively, all of the Certificates bearing the same class designation.

“Class A Certificate”: Any Class A-1, Class A-2A, Class A-2B, Class A-2C or Class A-2D Certificate.

“Class A Principal Distribution Amount”: The Class A Principal Distribution Amount is an amount equal to the sum of: (i) the Class A-1 Principal Distribution Amount and (ii) the Class A-2 Principal Distribution Amount.

“Class A-1 Allocation Percentage”: With respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the Group I Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A-1 Certificate”: Any one of the Class A-1 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class A-1 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the Certificate Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 57.60% and (ii) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the Cut-off Date.

“Class A-2 Allocation Percentage”: With respect to any Distribution Date is the percentage equivalent of a fraction, the numerator of which is (x) the Group II Principal Remittance Amount for such Distribution Date and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class A-2 Certificate”: Any Class A-2A, Class A-2B, Class A-2C or Class A-2D Certificate.

“Class A-2A Certificate”: Any one of the Class A-2A Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class A-2B Certificate”: Any one of the Class A-2B Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class A-2C Certificate”: Any one of the Class A-2C Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class A-2D Certificate”: Any one of the Class A-2D Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-1 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class A-2 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of the Certificate Principal Balances of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 57.60% and (ii) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the Cut-off Date.

“Class CE Certificate”: Any one of the Class CE Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-3 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class IO Distribution Amount”: As defined in Section 5.07(f) hereof. For purposes of clarity, the Class IO Distribution Amount for any Distribution Date shall equal the amount payable to the Supplemental Interest Trust on such Distribution Date in excess of the amount payable on the Class IO Interest on such Distribution Date, all as further provided in Section 5.07(f) hereof.

“Class IO Interest”: An uncertificated interest in the Trust Fund held by the Trustee, evidencing a REMIC Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M Certificates”: The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 Class M-9, Class M-10 and Class M-11.

“Class M-1 Certificate”: Any one of the Class M-1 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-1 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 64.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-2 Certificate”: Any one of the Class M-2 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-2 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 71.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-3 Certificate”: Any one of the Class M-3 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-3 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 75.60% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-4 Certificate”: Any one of the Class M-4 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-4 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 78.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-5 Certificate”: Any one of the Class M-5 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-5 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 82.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-6 Certificate”: Any one of the Class M-6 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-6 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 84.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-7 Certificate”: Any one of the Class M-7 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-7 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 88.70% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-8 Certificate”: Any one of the Class M-8 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-8 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date) and (ix) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 92.50% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-9 Certificate”: Any one of the Class M-9 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-9 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date) and (x) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 94.10% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-10 Certificate”: Any one of the Class M-10 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-10 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), and (xi) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 95.40% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class M-11 Certificate”: Any one of the Class M-11 Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-2 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class M-11 Principal Distribution Amount”: With respect to any Distribution Date on or after the Stepdown Date and on which a Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the Certificate Principal Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the Certificate Principal Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the Certificate Principal Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the Certificate Principal Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the Certificate Principal Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date), (viii) the Certificate Principal Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on such Distribution Date), (ix) the Certificate Principal Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on such Distribution Date), (x) the Certificate Principal Balance of the Class M-9 Certificates (after taking into account the payment of the Class M-9 Principal Distribution Amount on such Distribution Date), (xi) the Certificate Principal Balance of the Class M-10 Certificates (after taking into account the payment of the Class M-10 Principal Distribution Amount on such Distribution Date), and (xii) the Certificate Principal Balance of the Class M-11 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) 97.00% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced and unscheduled collections of principal received during the related Prepayment Period) minus the product of (i) 0.50% and (ii) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Class P Certificate”: Any one of the Class P Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-4 and evidencing a Regular Interest in REMIC III for purposes of the REMIC Provisions.

“Class R Certificates”: Any one of the Class R Certificates executed and authenticated by the Securities Administrator and delivered by the Trustee, substantially in the form annexed hereto as Exhibit A-5, and evidencing the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

“Class R-I Interest”: The uncertificated residual interest in REMIC I.

“Class R-II Interest”: The uncertificated residual interest in REMIC II.

“Class R-III Interest”: The uncertificated residual interest in REMIC III.

“Closing Date”: January 30, 2006.

“Code”: The Internal Revenue Code of 1986 as amended from time to time.

“Collection Account”: The account or accounts created and maintained, or caused to be created and maintained, by the Servicer pursuant to Section 3.08(a) of this Agreement, which shall be entitled “Saxon Mortgage Services, Inc., as Servicer for HSBC Bank USA, National Association as Trustee, in trust for the registered holders of ACE Securities Corp., Home Equity Loan Trust, Series 2006-ASAP1, Asset Backed Pass-Through Certificates”. The Collection Account must be an Eligible Account.

“Commission”: The Securities and Exchange Commission.

“Controlling Person”: Means, with respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

“Corporate Trust Office”: The principal corporate trust office of the Trustee or the Securities Administrator, as the case may be, at which, at any particular time, its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at (i) with respect to the Trustee, HSBC Bank USA, National Association, 452 Fifth Avenue, New York, New York 10018, Attention: ACE Securities Corp., 2006-ASAP1, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Securities Administrator and the Servicer, or (ii) with respect to the Securities Administrator, (A) for purposes of Certificate transfers and surrender, Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust (ACE 2006-ASAP1), and (B) for all other purposes, Wells Fargo Bank, National Association, P.O. Box 98, Columbia, Maryland 21046, Attention: Corporate Trust (ACE 2006-ASAP1) (or for overnight deliveries, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust (ACE 2006-ASAP1)), or at such other address as the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer, the Servicer and the Trustee.

“Corresponding Certificate”: With respect to each REMIC II Regular Interest, as follows:

REMIC II REGULAR INTEREST	CLASS
REMIC II REGULAR INTEREST A-1	A-1
REMIC II REGULAR INTEREST A-2A	A-2A
REMIC II REGULAR INTEREST A-2B	A-2B
REMIC II REGULAR INTEREST A-2C	A-2C
REMIC II REGULAR INTEREST A-2D	A-2D
REMIC II REGULAR INTEREST M-1	M-1
REMIC II REGULAR INTEREST M-2	M-2
REMIC II REGULAR INTEREST M-3	M-3
REMIC II REGULAR INTEREST M-4	M-4
REMIC II REGULAR INTEREST M-5	M-5
REMIC II REGULAR INTEREST M-6	M-6
REMIC II REGULAR INTEREST M-7	M-7
REMIC II REGULAR INTEREST M-8	M-8
REMIC II REGULAR INTEREST M-9	M-9
REMIC II REGULAR INTEREST M-10	M-10
REMIC II REGULAR INTEREST M-11	M-11
REMIC II REGULAR INTEREST P	P

“Credit Enhancement Percentage”: For any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the aggregate Certificate Principal Balances of the Mezzanine Certificates and the Class CE Certificates, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the Certificates then entitled to distributions of principal on such Distribution Date.

“Credit Risk Management Agreements”: The agreements between the Credit Risk Manager and the Servicer and/or Master Servicer, each regarding the loss mitigation and advisory services to be provided by the Credit Risk Manager.

“Credit Risk Management Fee”: The amount payable to the Credit Risk Manager on each Distribution Date as compensation for all services rendered by it in the exercise and performance of any and all powers and duties of the Credit Risk Manager under the Credit Risk Management Agreements, which amount shall equal one twelfth of the product of (i) the Credit Risk Management Fee Rate multiplied by (ii) the Stated Principal Balance of the Mortgage Loans and any related REO Properties as of the first day of the related Due Period.

“Credit Risk Management Fee Rate”: 0.015% per annum.

“Credit Risk Manager”: Clayton Fixed Income Services Inc., a Colorado corporation (formerly known as the Murryhill Company), and its successors and assigns.

“Custodial Agreement”:. Either (i) the DBNT Custodial Agreement or (ii) the Wells Fargo Custodial Agreement.

“Custodian”: Either Wells Fargo or DBNT or any other custodian appointed under any custodial agreement entered into after the date of this Agreement.

“Cut-off Date”: With respect to each Mortgage Loan, January 1, 2006. With respect to all Qualified Substitute Mortgage Loans, their respective dates of substitution. References herein to the “Cut-off Date,” when used with respect to more than one Mortgage Loan, shall be to the respective Cut-off Dates for such Mortgage Loans.

“DBNT”: Deutsche Bank National Trust Company, a national banking association, or its successor in interest.

“DBNT Custodial Agreement”: The Custodial Agreement, dated as of January 1, 2006, among the Trustee, DBNT and the Servicer, as may be amended from time to time.

“DBRS”: Dominion Bond Rating Service.

“Debt Service Reduction”: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

“Deficient Valuation”: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

“Definitive Certificates”: As defined in Section 6.01(b).

“Deleted Mortgage Loan”: A Mortgage Loan replaced or to be replaced by a Qualified Substitute Mortgage Loan.

“Delinquency Percentage”: As of the last day of the related Due Period, the percentage equivalent of a fraction, the numerator of which is the aggregate Stated Principal Balance of all Mortgage Loans that, as of the last day of the previous calendar month, are sixty (60) or more days delinquent, are in foreclosure, have been converted to REO Properties or have been discharged by reason of bankruptcy, and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties as of the last day of the previous calendar month.

“Depositor”: ACE Securities Corp., a Delaware corporation, or its successor in interest.

“Depository”: The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

“Depository Institution”: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations (or, in the case of a depository institution that is the principal subsidiary of a holding company, such holding company has unsecured commercial paper or other short-term unsecured debt obligations) that are rated at least A-1+ by S&P, F-1+ by Fitch and P-1 by Moody’s (or, if such Rating Agencies are no longer rating the Offered Certificates, comparable ratings by any other nationally recognized statistical rating agency then rating the Offered Certificates).

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”: With respect to each Distribution Date, the 15th day of the calendar month in which such Distribution Date occurs, or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day. The Determination Date for purposes of Article X hereof shall mean the 15th day of the month, or if such 15th day is not a Business Day, the first Business Day following such 15th day.

“Directly Operate”: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Servicer, on behalf of the Trustee, shall not be considered to Directly Operate an REO Property solely because the Servicer establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”: Any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for Freddie Mac, a majority of its board of directors is not selected by such governmental unit), (ii) any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any Trust REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

“Distribution Account”: The trust account or accounts created and maintained by the Securities Administrator pursuant to Section 3.08(b) in the name of the Securities Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, National Association, in trust for registered holders of ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1”. Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Distribution Account must be an Eligible Account.

“Distribution Date”: The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in February 2006.

“Due Date”: With respect to each Distribution Date, the day of the month on which the Monthly Payment is due on a Mortgage Loan during the related Due Period, exclusive of any days of grace.

“Due Period”: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

“Eligible Account”: Any of (i) an account or accounts maintained with a Depository Institution, (ii) an account or accounts the deposits in which are fully insured by the FDIC, (iii) a trust account or accounts maintained with a federal depository institution or state chartered depository institution acting in its fiduciary capacity or (iv) an account of accounts acceptable to each Rating Agency as confirmed and approved in writing by each Rating Agency. Eligible Accounts may bear interest.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time.

“Estate in Real Property”: A fee simple estate in a parcel of land.

“Excess Liquidation Proceeds”: To the extent that such amount is not required by law to be paid to the related mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a liquidated Mortgage Loan exceed the sum of (i) the outstanding principal balance of such Mortgage Loan and accrued but unpaid interest at the related Net Mortgage Rate through the last day of the month in which the related Liquidation Event occurs, plus (ii) related liquidation expenses or other amounts to which the Servicer is entitled to be reimbursed from Liquidation Proceeds with respect to such liquidated Mortgage Loan pursuant to Section 3.09 of this Agreement.

“Exchange Act”: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Extraordinary Trust Fund Expense”: Any amounts payable or reimbursable to the Trustee, the Master Servicer, the Securities Administrator, the Custodians or any director, officer, employee or agent of any such Person from the Trust Fund pursuant to the terms of this Agreement and any amounts payable from the Distribution Account in respect of taxes pursuant to Section 11.01(g)(v).

“Fannie Mae”: Fannie Mae, formerly known as the Federal National Mortgage Association, or any successor thereto.

“FDIC”: Federal Deposit Insurance Corporation or any successor thereto.

“Final Maturity Date”: The Distribution Date occurring in October 2035.

“Final Recovery Determination”: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by an originator, the Sponsor or the Master Servicer pursuant to or as contemplated by Section 2.03, 3.13(c) or Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered, which determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer and maintained in its records.

“Fitch”: Fitch Ratings or any successor in interest.

“Form 8-K Disclosure Information”: Has the meaning set forth in Section 5.06(b) of this Agreement.

“Freddie Mac”: Freddie Mac, formerly known as the Federal Home Loan Mortgage Corporation, or any successor thereto.

“Gross Margin”: With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Adjustable Rate Mortgage Loan.

“Group I Allocation Percentage”: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group I Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group I Mortgage Loans (net of the Administration Fees and any Prepayment Charges and after taking into account amounts payable or reimbursable to the Trustee, the Custodians, the Securities Administrator, the Master Servicer, the Servicer or the Credit Risk Manager with respect to the Group I Mortgage Loans pursuant to this Agreement or the Custodial Agreements).

“Group I Mortgage Loans”: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group I Mortgage Loans.

“Group I Principal Distribution Amount”: With respect to any Distribution Date will be the sum of (i) the principal portion of all Monthly Payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.13(c) and Section 10.01 of this Agreement; (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodians, the Master Servicer, the Securities Administrator, the Servicer or the Credit Risk Manager and (iv) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-1 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

“Group I Principal Remittance Amount”: With respect to any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group I Principal Distribution Amount.

“Group II Allocation Percentage”: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

“Group II Interest Remittance Amount”: With respect to any Distribution Date is that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Group II Mortgage Loans (net of the Administration Fees and any Prepayment Charges and after taking into account amounts payable or reimbursable to the Trustee, the Custodians, the Securities Administrator, the Master Servicer, the Servicer or the Credit Risk Manager with respect to the Group II Mortgage Loans pursuant to this Agreement or the Custodial Agreements).

“Group II Mortgage Loans”: Those Mortgage Loans identified on the Mortgage Loan Schedule as Group II Mortgage Loans.

“Group II Principal Distribution Amount”: With respect to any Distribution Date will be the sum of (i) the principal portion of all Monthly Payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan or, in the case of a substitution, certain amounts representing a principal adjustment, during the related Prepayment Period pursuant to or as contemplated by Section 2.03, Section 3.13(c) and Section 10.01 of this Agreement; (iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, Liquidation Proceeds and all Principal Prepayments in full and in part, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, net in each case of payments or reimbursements to the Trustee, the Custodians, the Master Servicer, the Securities Administrator, the Servicer or the Credit Risk Manager and (iv) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Increase Amount for such Distribution Date minus (v) the Class A-2 Allocation Percentage of the amount of any Overcollateralization Reduction Amount for such Distribution Date.

“Group II Principal Remittance Amount”: With respect to any Distribution Date will be the sum of the amounts described in clauses (i) through (iii) of the definition of Group II Principal Distribution Amount.

“Independent”: When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof, (c) is not connected with the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (d) is not a member of the immediate family of a Person defined in clause (b) or (c) above; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Securities Administrator, the Servicer, the Sponsor, any originator or any Affiliate thereof, as the case may be.

“Independent Contractor”: Either (i) any Person (other than the Servicer) that would be an “independent contractor” with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”: As of any Adjustment Date, the index applicable to the determination of the Mortgage Rate on each Adjustable Rate Mortgage Loan will generally be the average of the interbank offered rates for six-month United States dollar deposits in the London market as published in The Wall Street Journal and as most recently available either (a) as of the first Business Day 45 days prior to such Adjustment Date or (b) as of the first Business Day of the month preceding the month of such Adjustment Date, as specified in the related Mortgage Note.

“Insurance Proceeds”: Proceeds of any title policy, hazard policy or other insurance policy, covering a Mortgage Loan or the related Mortgaged Property, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor or a senior lienholder in accordance with Accepted Servicing Practices, subject to the terms and conditions of the related Mortgage Note and Mortgage.

“Interest Accrual Period”: With respect to any Distribution Date and the Class A Certificates and the Mezzanine Certificates, the period commencing on the Distribution Date of the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date. With respect to any Distribution Date and the Class CE Certificates and the REMIC I Regular Interests, the one-month period ending on the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Interest Carry Forward Amount”: With respect to any Distribution Date and any Class A Certificate or Mezzanine Certificate, the sum of (i) the amount, if any, by which (a) the Interest Distribution Amount for such Class as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any Interest Carry Forward Amount for such Class remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

“Interest Determination Date”: With respect to the Class A Certificates, the Mezzanine Certificates, REMIC I Regular Interests and REMIC II Regular Interests (other than REMIC II Regular Interest P) and any Interest Accrual Period therefor, the second London Business Day preceding the commencement of such Interest Accrual Period.

“Interest Distribution Amount”: With respect to any Distribution Date and any Class A Certificates, any Mezzanine Certificates and any Class CE Certificates, the aggregate Accrued Certificate Interest on the Certificates of such Class for such Distribution Date.

“Interest Remittance Amount”: With respect to any Distribution Date, the sum of (i) the Group I Interest Remittance Amount and (ii) the Group II Interest Remittance Amount.

“ISDA Master Agreement”: The ISDA Master Agreement dated as of January 30, 2006, as amended and supplemented from time to time, between the Swap Provider and the Trustee.

“Last Scheduled Distribution Date”: The Distribution Date occurring in December 2035, which is the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date.

“Late Collections”: With respect to any Mortgage Loan and any Due Period, all amounts received subsequent to the Determination Date immediately following such Due Period with respect to such Mortgage Loan, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent for such Due Period and not previously recovered.

“Liquidation Event”: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan or (iii) such Mortgage Loan is removed from REMIC I by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03, Section 3.13(c) or Section 10.01 of this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property or (ii) such REO Property is removed from REMIC I by reason of its being purchased pursuant to Section 10.01.

“Liquidation Proceeds”: The amount (other than Insurance Proceeds, amounts received in respect of the rental of any REO Property prior to REO Disposition, or required to be released to a Mortgagor or a senior lienholder in accordance with applicable law or the terms of the related Mortgage Loan Documents) received by the Servicer in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation (other than amounts required to be released to the Mortgagor or a senior lienholder), (ii) the liquidation of a defaulted Mortgage Loan through a trustee’s sale, foreclosure sale or otherwise, (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.13(c), Section 3.22 or Section 10.01 of this Agreement or (iv) any Subsequent Recoveries.

“Loan-to-Value Ratio”: As of any date of determination, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related Mortgage Loan at such date and the denominator of which is the Value of the related Mortgaged Property.

“London Business Day”: Any day on which banks in the Cities of London and New York are open and conducting transactions in United States dollars.

“Loss Severity Percentage”: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the amount of Realized Losses incurred on a Mortgage Loan and the denominator of which is the principal balance of such Mortgage Loan immediately prior to the liquidation of such Mortgage Loan.

“Marker Rate”: With respect to the Class CE Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the REMIC II Remittance Rate for each of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11, and REMIC II Regular Interest ZZ, with the rate on each such REMIC II Regular Interest (other than REMIC II Regular Interest ZZ) subject to a cap equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate and (ii) the related Net WAC Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date and with the rate on REMIC II Regular Interest ZZ subject to a cap of zero for the purpose of this calculation; provided however, each such cap for each REMIC II Regular Interest shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

“Master Servicer”: As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest who meet the qualifications of this Agreement. The Master Servicer and the Securities Administrator shall at all times be the same Person or an Affiliate.

“Master Servicer Event of Default”: One or more of the events described in Section 8.01(b).

“Master Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one-twelfth of the product of the Master Servicing Fee multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month.

“Master Servicing Fee Rate”: 0.0135% per annum.

“Maximum ZZ Uncertificated Interest Deferral Amount”: With respect to any Distribution Date, the excess of (i) accrued interest at the REMIC II Remittance Rate applicable to REMIC II Regular Interest ZZ for such Distribution Date on a balance equal to the Uncertificated Balance of REMIC II Regular Interest ZZ minus the REMIC II Overcollateralization Amount, in each case for such Distribution Date, over (ii) Uncertificated Interest on REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9 REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11 for such Distribution Date, with the rate on each such REMIC II Regular Interest subject to a cap equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate and (ii) the related Net WAC Pass-Through Rate for the Corresponding Certificate for the purpose of this calculation for such Distribution Date; provided however, each such cap for each REMIC II Regular Interest shall be multiplied by a fraction the numerator of which is the actual number of days in the related Interest Accrual Period and the denominator of which is 30.

“Maximum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

“MERS”: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS® System”: The system of recording transfers of mortgages electronically maintained by MERS.

“Mezzanine Certificate”: Any Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 or Class M-11 Certificate.

“MIN”: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

“Minimum Mortgage Rate”: With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

“MOM Loan”: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

“Monthly Payment”: With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act or similar state laws; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to Section 3.01 of this Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”: Moody’s Investors Service, Inc. or any successor in interest.

“Mortgage”: The mortgage, deed of trust or other instrument creating a first or second lien on, or first or second priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”: The Mortgage Loan Documents pertaining to a particular Mortgage Loan.

“Mortgage Loan”: Each mortgage loan transferred and assigned to the Trustee and the Mortgage Loan Documents for which have been delivered to the Custodians pursuant to Section 2.01 of this Agreement and pursuant to the Custodial Agreement, as held from time to time as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Documents”: The documents evidencing or relating to each Mortgage Loan delivered to the applicable Custodian under the related Custodial Agreement on behalf of the Trustee.

“Mortgage Loan Purchase Agreement”: Shall mean the Mortgage Loan Purchase Agreement dated as of January 30, 2006, between the Depositor and the Sponsor, attached hereto as Exhibit F.

“Mortgage Loan Schedule”: As of any date, the list of Mortgage Loans included in REMIC I on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Schedule 1. The Depositor shall deliver or cause the delivery of the initial Mortgage Loan Schedule to the Servicer, the Master Servicer, the Custodians and the Trustee on the Closing Date. The Mortgage Loan Schedule shall set forth the following information with respect to each Mortgage Loan:

(i) the Mortgage Loan identifying number;

(ii) the Mortgagor’s first and last name;

(iii) the street address of the Mortgaged Property including the state and zip code;

(iv) a code indicating whether the Mortgaged Property is owner-occupied;

(v) the type of Residential Dwelling constituting the Mortgaged Property;

(vi) the original months to maturity;

(vii) the original date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule;

(viii) the Loan-to-Value Ratio at origination;

(ix) the Mortgage Rate in effect immediately following the Cut-off Date;

(x) the date on which the first Monthly Payment was due on the Mortgage Loan;

(xi) the stated maturity date;

(xii) the amount of the Monthly Payment at origination;

(xiii) the amount of the Monthly Payment as of the Cut-off Date;

(xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv) the original principal amount of the Mortgage Loan;

(xvi) the Stated Principal Balance of the Mortgage Loan as of the close of business on the Cut-off Date;

(xvii) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date;

(xviii) with respect to each Adjustable Rate Mortgage Loan, the Gross Margin;

(xix) a code indicating the purpose of the loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xx) with respect to each Adjustable Rate Mortgage Loan, the Maximum Mortgage Rate under the terms of the Mortgage Note;

(xxi) with respect to each Adjustable Rate Mortgage Loan, the Minimum Mortgage Rate under the terms of the Mortgage Note;

(xxii) the Mortgage Rate at origination;

(xxiii) with respect to each Adjustable Rate Mortgage Loan, the Periodic Rate Cap;

(xxiv) with respect to each Adjustable Rate Mortgage Loan, the first Adjustment Date immediately following the Cut-off Date;

(xxv) with respect to each Adjustable Rate Mortgage Loan, the Index;

(xxvi) the date on which the first Monthly Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date;

(xxvii) a code indicating whether the Mortgage Loan is an Adjustable Rate Mortgage Loan or a fixed rate Mortgage Loan;

(xxviii) a code indicating the documentation style (i.e., full, stated or limited);

(xxix) a code indicating if the Mortgage Loan is subject to a primary insurance policy or lender paid mortgage insurance policy and the name of the insurer, and if applicable, the rate payable in connection therewith;

(xxx) the Appraised Value of the Mortgaged Property;

(xxxi) the sale price of the Mortgaged Property, if applicable;

(xxxii) a code indicating whether the Mortgage Loan is subject to a Prepayment Charge, the term of such Prepayment Charge and the amount of such Prepayment Charge;

(xxxiii) the product type (e.g., 2/28, 15 year fixed, 30 year fixed, 15/30 balloon, etc.);

(xxxiv) the Mortgagor’s debt to income ratio;

(xxxv) the FICO score at origination;

(xxxvi) the Servicer;

(xxxvii) the applicable Custodian; and

(xxxviii) a code indicating whether the Mortgage Loan is secured by a first or second lien.

The Mortgage Loan Schedule shall set forth the following information with respect to the Mortgage Loans in the aggregate as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Depositor in accordance with the provisions of this Agreement. With respect to any Qualified Substitute Mortgage Loan, the Cut-off Date shall refer to the related Cut-off Date for such Mortgage Loan, determined in accordance with the definition of Cut-off Date herein.

“Mortgage Note”: The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgage Rate”: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate with respect to each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date equal to the sum, rounded to the nearest 0.125% as provided in the Mortgage Note, of the Index, as most recently available as of a date prior to the Adjustment Date as set forth in the related Mortgage Note, plus the related Gross Margin; provided that the Mortgage Rate on such Adjustable Rate Mortgage Loan on any Adjustment Date shall never be more than the lesser of (i) the sum of the Mortgage Rate in effect immediately prior to the Adjustment Date plus the related Periodic Rate Cap, if any, and (ii) the related Maximum Mortgage Rate, and shall never be less than the greater of (i) the Mortgage Rate in effect immediately prior to the Adjustment Date less the Periodic Rate Cap, if any, and (ii) the related Minimum Mortgage Rate. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

“Mortgaged Property”: The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

“Mortgagor”: The obligor on a Mortgage Note.

“Net Monthly Excess Cashflow”: With respect to any Distribution Date, the sum of (i) any Overcollateralization Reduction Amount for such Distribution Date and (ii) the excess of (x) the Available Distribution Amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the aggregate Senior Interest Distribution Amounts payable to the Holders of the Class A Certificates, (B) the aggregate Interest Distribution Amounts payable to the holders of the Mezzanine Certificates, (C) the Principal Remittance Amount and (D) any Net Swap Payment or Swap Termination Payment (not caused by a Swap Provider Trigger Event) owed to the Swap Provider.

“Net Mortgage Rate”: With respect to any Mortgage Loan (or the related REO Property) as of any date of determination, a per annum rate of interest equal to the then applicable Mortgage Rate for such Mortgage Loan minus the Administration Fee Rate.

“Net Swap Payment”: With respect to each Distribution Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Swap Provider or the Supplemental Interest Trust, which net payment shall not take into account any Swap Termination Payment.

“Net WAC Pass-Through Rate”: With respect to the Class A-1 Certificates and any Distribution Date, a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group I Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the Group I Mortgage Loans for such Distribution Date and the Group I Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group I Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date). For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Interest Accrual Period) the REMIC II Remittance Rate on REMIC II Regular Interest I-GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

With respect to the Class A-2 Certificates and any Distribution Date, a rate per annum (adjusted for the actual number of days elapsed in the related Interest Accrual Period) equal to a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Group II Mortgage Loans in the prior calendar month minus the fees payable to the Servicer, the Master Servicer and the Credit Risk Manager with respect to the Group II Mortgage Loans for such Distribution Date and the Group II Allocation Percentage of any Net Swap Payment payable to the Swap Provider or Swap Termination Payment payable to the Swap Provider which was not caused by the occurrence of a Swap Provider Trigger Event, in each case for such Distribution Date and the denominator of which is the aggregate principal balance of the Group II Mortgage Loans as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date). For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Interest Accrual Period) the REMIC II Remittance Rate on REMIC II Regular Interest II-GRP, weighted on the basis of the Uncertificated Balance of such REMIC II Regular Interest.

With respect to the Mezzanine Certificates and any Distribution Date a rate per annum equal to the weighted average (weighted in proportion to the results of subtracting from the Scheduled Principal Balance of each loan group, the Certificate Principal Balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates. For federal income tax purposes, the economic equivalent of such rate shall be expressed as the weighted average of (adjusted for the actual number of days elapsed in the related Interest Accrual Period) the REMIC II Remittance Rates on (a) REMIC II Regular Interest I-SUB, subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest I-GRP, and (b) REMIC II Regular Interest II-SUB, subject to a cap and a floor equal to the REMIC II Remittance Rate on REMIC II Regular Interest II-GRP, weighted on the basis of the Uncertificated Balance of each such REMIC II Regular Interest.

“Net WAC Rate Carryover Amount”: With respect to any Class A Certificate or Mezzanine Certificate and any Distribution Date on which the Pass-Through Rate is limited to the applicable Net WAC Pass-Through Rate, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class would have been entitled to receive on such Distribution Date if the applicable Net WAC Pass-Through Rate would not have been applicable to such Class on such Distribution Date over (y) the amount of interest paid to such Class on such Distribution Date at the applicable Net WAC Pass-Through Rate plus (ii) the related Net WAC Rate Carryover Amount for the previous Distribution Date not previously distributed to such Class together with interest thereon at a rate equal to the Pass-Through Rate for such Class for the most recently ended Interest Accrual Period without taking into account the applicable Net WAC Pass-Through Rate.

“New Lease”: Any lease of REO Property entered into on behalf of REMIC I, including any lease renewed or extended on behalf of REMIC I, if REMIC I has the right to renegotiate the terms of such lease.

“Nonrecoverable P&I Advance”: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or a successor to the Servicer (including the Master Servicer) will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Nonrecoverable Servicing Advance”: Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer or a successor to the Servicer (including the Master Servicer) will not or, in the case of a proposed Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

“Non-United States Person”: Any Person other than a United States Person.

“Notional Amount”: With respect to the Class CE Certificates and any Distribution Date, the Uncertificated Balance of the REMIC II Regular Interests (other than REMIC II Regular Interest P) for such Distribution Date. As of the Closing Date, the Notional Amount of the Class CE Certificates is equal to $493,170,720.66.

“Offered Certificates”: The Class A Certificates and the Mezzanine Certificates, collectively.

“Officer’s Certificate”: With respect to any Person, a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of such Person (or, in the case of a Person that is not a corporation, signed by the person or persons having like responsibilities).

“One-Month LIBOR”: With respect to the Class A Certificates, the Mezzanine Certificates, REMIC II Regular Interests (other than REMIC II Regular Interest P) and any Interest Accrual Period therefor, the rate determined by the Securities Administrator on the related Interest Determination Date on the basis of the offered rate for one-month U.S. dollar deposits, as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such Interest Determination Date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the offered rates of the Reference Banks for one-month U.S. dollar deposits, as of 11:00 a.m. (London time) on such Interest Determination Date. In such event, the Securities Administrator will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16). If on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Interest Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate. Notwithstanding the foregoing, if, under the priorities described above, LIBOR for an Interest Determination Date would be based on LIBOR for the previous Interest Determination Date for the third consecutive Interest Determination Date, the Securities Administrator shall select an alternative comparable index (over which the Securities Administrator has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party. The establishment of One-Month LIBOR by the Securities Administrator and the Securities Administrator’s subsequent calculation of the One-Month LIBOR Pass-Through Rates for the relevant Interest Accrual Period, shall, in the absence of manifest error, be final and binding.

“One-Month LIBOR Pass-Through Rate”: With respect to the Class A-1 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class A-2A Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-2A, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class A-2B Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-2B, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class A-2C Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-2C, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class A-2D Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest A-2D, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-1 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-1, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-2 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-2, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-3 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-3, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-4 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-4, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-5 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-5, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-6 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-6, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-7 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-7, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-8 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-8, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-9 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-9, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-10 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-10, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

With respect to the Class M-11 Certificates and, for purposes of the definition of “Marker Rate”, REMIC II Regular Interest M-11, a per annum rate equal to One-Month LIBOR plus the related Certificate Margin.

“Opinion of Counsel”: A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Servicer, the Securities Administrator or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Optional Termination Date”: The Distribution Date on which the aggregate principal balance of the Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund as of the last day of the related Due Period is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

“Overcollateralization Amount”: With respect to any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balances of the Mortgage Loans and REO Properties immediately following such Distribution Date over (b) the sum of the aggregate Certificate Principal Balances of the Class A Certificates, the Mezzanine Certificates and the Class P Certificates as of such Distribution Date (after taking into account the payment of the Principal Remittance Amount on such Distribution Date).

“Overcollateralization Increase Amount”: With respect to any Distribution Date, the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the Class A Certificates and the Mezzanine Certificates then entitled to distributions of principal to the extent the Required Overcollateralization Amount exceeds the Overcollateralization Amount.

“Overcollateralization Reduction Amount”: With respect to any Distribution Date, the lesser of (i) the amount by which the Overcollateralization Amount exceeds the Required Overcollateralization Amount and (ii) the Principal Remittance Amount; provided however that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Reduction Amount shall equal zero.

“Ownership Interest”: As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“P&I Advance”: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Determination Date pursuant to Section 5.03 of this Agreement, an Advance Financing Person pursuant to Section 3.26 of this Agreement or in respect of any Distribution Date by a successor servicer (including the Master Servicer) pursuant to Section 8.02 of this Agreement (which advances shall not include principal or interest shortfalls due to bankruptcy proceedings or application of the Relief Act or similar state or local laws.)

“Pass-Through Rate”: With respect to the Class A Certificates and the Mezzanine Certificates, and any Distribution Date, a rate per annum equal to the lesser of (i) the related One-Month LIBOR Pass-Through Rate for such Distribution Date and (ii) the related Net WAC Pass-Through Rate for such Distribution Date.

With respect to the Class CE Certificates and any Distribution Date, a rate per annum equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (i) through (xix) below, and the denominator of which is the aggregate Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ. For purposes of calculating the Pass-Through Rate for the Class CE Certificates, the numerator is equal to the sum of the following components:

(i) the REMIC II Remittance Rate for REMIC II Regular Interest AA minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest AA;

(ii) the REMIC II Remittance Rate for REMIC II Regular Interest A-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-1;

(iii) the REMIC II Remittance Rate for REMIC II Regular Interest A-2A minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-2A;

(iv) the REMIC II Remittance Rate for REMIC II Regular Interest A-2B minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-2B;

(v) the REMIC II Remittance Rate for REMIC II Regular Interest A-2C minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-2C;

(vi) the REMIC II Remittance Rate for REMIC II Regular Interest A-2D minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest A-2D;

(vii) the REMIC II Remittance Rate for REMIC II Regular Interest M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-1;

(viii) the REMIC II Remittance Rate for REMIC II Regular Interest M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-2;

(ix) the REMIC II Remittance Rate for REMIC II Regular Interest M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-3;

(x) the REMIC II Remittance Rate for REMIC II Regular Interest M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-4;

(xi) the REMIC II Remittance Rate for REMIC II Regular Interest M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-5;

(xii) the REMIC II Remittance Rate for REMIC II Regular Interest M-6 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-6;

(xiii) the REMIC II Remittance Rate for REMIC II Regular Interest M-7 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-7;

(xiv) the REMIC II Remittance Rate for REMIC II Regular Interest M-8 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-8;

(xv) the REMIC II Remittance Rate for REMIC II Regular Interest M-9 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-9;

(xvi) the REMIC II Remittance Rate for REMIC II Regular Interest M-10 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-10;

(xvii) the REMIC II Remittance Rate for REMIC II Regular Interest M-11 minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest M-11;

(xviii) the REMIC II Remittance Rate for REMIC II Regular Interest ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Balance of REMIC II Regular Interest ZZ; and

(xix) 100% of the interest on REMIC II Regular Interest P.

“PCAOB”:  Means the Public Company Accounting Oversight Board.

“Percentage Interest”: With respect to any Class of Certificates (other than the Residual Certificates), the undivided percentage ownership in such Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance or Notional Amount of all of the Certificates of such Class. The Class A Certificates and the Mezzanine Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Certificate Principal Balances of $25,000 and integral multiples of $1.00 in excess thereof. The Class P Certificates are issuable only in Percentage Interests corresponding to initial Certificate Principal Balances of $20 and integral multiples thereof. The Class CE Certificates are issuable only in minimum Percentage Interests corresponding to minimum initial Notional Balances of $10,000 and integral multiples of $1.00 in excess thereof; provided, however, that a single Certificate of each such Class of Certificates may be issued having a Percentage Interest corresponding to the remainder of the aggregate initial Notional Balance of such Class or to an otherwise authorized denomination for such Class plus such remainder. With respect to any Residual Certificate, the undivided percentage ownership in such Class evidenced by such Certificate, as set forth on the face of such Certificate. The Residual Certificates are issuable in Percentage Interests of 20% and integral multiples of 5% in excess thereof.

“Periodic Rate Cap”: With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Adjustable Rate Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Permitted Investments”: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Depositor, the Servicer, the Master Servicer, the Trustee or any of their respective Affiliates:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company (or, if the only Rating Agency is S&P, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) or its ultimate parent has a short-term uninsured debt rating in the highest available rating category of Moody’s and S&P and provided that each such investment has an original maturity of no more than 365 days; and provided further that, if the only Rating Agency is S&P and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of S&P if S&P is the Rating Agency; and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A-1+ or higher by S&P, and A2 or higher by Moody’s, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by a party in exchange for such collateral and (C) be delivered to such party or, if such party is supplying the collateral, an agent for such party, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

(vi) units of money market funds that have been rated “AAA” by S&P or “Aaa” by Moody’s including any such money market fund managed or advised by the Master Servicer, the Trustee or any of their Affiliates; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”: Any Transferee of a Residual Certificate other than a Disqualified Organization or Non-United States Person.

“Person”: Any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Plan”: Any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to ERISA or Section 4975 of the Code.

“Prepayment Assumption”: A prepayment rate for (a) the Adjustable Rate Mortgage Loans of 100% PPC, which represents (i) a per annum prepayment rate of 5% of the then outstanding principal balance of the Adjustable Rate Mortgage Loans in the first month of the life of the Adjustable Rate Mortgage Loans, (ii) an additional 2% per annum in each month thereafter through the eleventh month, (iii) building to a constant prepayment rate of 27% per annum beginning in the twelfth month and remaining constant until the twenty-third month, (iv) increasing to and remaining constant at a prepayment rate of 60% per annum beginning in the twenty-fourth month until the twenty-seventh month and (v) decreasing and remaining constant at a prepayment rate of 30% per annum from the twenty-eighth month and thereafter; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC; and (b) the fixed-rate Mortgage Loans of 100% PPC, which represents (i) a per annum prepayment rate of 4% of the then outstanding principal balance of the fixed rate Mortgage Loans in the first month of the life of such Mortgage Loans, (ii) an additional 1.72727% per annum in each month thereafter through the eleventh month and (iii) a constant prepayment rate of 23% per annum beginning in the twelfth month and in each month thereafter during the life of the fixed rate Mortgage Loans; provided, however, the prepayment rate will not exceed 85% per annum in any period for any percentage of PPC. The Prepayment Assumption is used solely for determining the accrual of original issue discount on the Certificates for federal income tax purposes.

“Prepayment Charge”: With respect to any Principal Prepayment, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

“Prepayment Charge Schedule”: As of any date, the list of Mortgage Loans providing for a Prepayment Charge included in the Trust Fund on such date, attached hereto as Schedule 2 (including the prepayment charge summary attached thereto). The Depositor shall deliver or cause the delivery of the Prepayment Charge Schedule to the Servicer, the Master Servicer and the Trustee on the Closing Date. The Prepayment Charge Schedule shall set forth the following information with respect to each Prepayment Charge:

(i) the Mortgage Loan identifying number;

(ii) a code indicating the type of Prepayment Charge;

(iii) the date on which the first Monthly Payment was due on the related Mortgage Loan;

(iv) the term of the related Prepayment Charge;

(v) the original Stated Principal Balance of the related Mortgage Loan; and

(vi) the Stated Principal Balance of the related Mortgage Loan as of the Cut-off Date.

“Prepayment Interest Excess”: With respect to each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and the Determination Date of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related Mortgagor. The Servicer may withdraw such Prepayment Interest Excess from the Collection Account in accordance with Section 3.09(a)(x).

“Prepayment Interest Shortfall”: With respect to any Distribution Date, for each such Mortgage Loan that was the subject of a Principal Prepayment in full or in part during the portion of the related Prepayment Period occurring between the first day of the related Prepayment Period and the last day of the calendar month preceding the month in which such Distribution Date occurs that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to interest at the applicable Net Mortgage Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding such Distribution Date. The obligations of the Servicer and the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.23 and Section 4.18, respectively of this Agreement.

“Prepayment Period”: With respect to any Distribution Date, the calendar month preceding the month in which the related Distribution Date occurs with respect to prepayments in part and the period beginning on the sixteenth (16th) day of the month preceding the related Distribution Date (or, the period commencing on the Cut-off Date, in connection with the first Prepayment Period) and ending on the fifteenth (15th) day of the month in which such Distribution Date occurs with respect to prepayments in full.

“Principal Prepayment”: Any voluntary payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Principal Distribution Amount”: With respect to any Distribution Date is the sum of the Group I Principal Distribution Amount and the Group II Principal Distribution Amount.

“Principal Remittance Amount”: With respect to any Distribution Date is the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

“Purchase Price”: With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03, Section 3.13(c) or Section 10.01 of this Agreement, and as confirmed by a certification of a Servicing Officer to the Trustee, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the Servicer, which payment or P&I Advance had as of the date of purchase been distributed pursuant to Section 5.01, through the end of the calendar month in which the purchase is to be effected and (y) an REO Property, the sum of (1) accrued interest on such Stated Principal Balance at the applicable Net Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or a P&I Advance by the Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and P&I Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 5.01, (iii) any unreimbursed Servicing Advances and P&I Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account pursuant to Section 3.09(a)(ix) and Section 3.13(b) and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation and any costs and damages incurred by the Trust Fund and the Trustee in connection with any violation by any such Mortgage Loan of any predatory or abusive lending law.

“Qualified Substitute Mortgage Loan”: A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a Gross Margin equal to the Gross Margin of the Deleted Mortgage Loan, (vi) if the mortgage loan is an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (viii) have the same Due Date as the Due Date on the Deleted Mortgage Loan, (ix) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) be secured by the same lien priority on the related Mortgaged Property as the Deleted Mortgage Loan, (xi) have a credit grade at least equal to the credit grading assigned on the Deleted Mortgage Loan, (xii) be a “qualified mortgage” as defined in the REMIC Provisions and (xiii) conform to each representation and warranty set forth in Section 6 of the Mortgage Loan Purchase Agreement applicable to the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan, the credit grades described in clause (x) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rate/Term Refinancing”: A Refinanced Mortgage Loan, the proceeds of which are not more than a nominal amount in excess of the existing first mortgage loan and any subordinate mortgage loan on the related Mortgaged Property and related closing costs, and were used exclusively (except for such nominal amount) to satisfy the then existing first mortgage loan and any subordinate mortgage loan of the Mortgagor on the related Mortgaged Property and to pay related closing costs.

“Rating Agency or Rating Agencies”: Moody’s, S&P and DBRS or their successors. If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

“Realized Loss”: With respect to each Mortgage Loan as to which a Final Recovery Determination has been made, an amount (not less than zero), as reported by the Servicer to the Master Servicer (in substantially the form of Schedule 4 hereto) equal to (i) the unpaid principal balance of such Mortgage Loan as of the commencement of the calendar month in which the Final Recovery Determination was made, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor through the end of the calendar month in which such Final Recovery Determination was made, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on such Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of such Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan pursuant to Section 3.09(a)(ix) and Section 3.13(b) of this Agreement, minus (iv) the proceeds, if any, received in respect of such Mortgage Loan during the calendar month in which such Final Recovery Determination was made, net of amounts that are payable therefrom to the Servicer with respect to such Mortgage Loan pursuant to Section 3.09(a)(iii) of this Agreement.

With respect to any REO Property as to which a Final Recovery Determination has been made, an amount (not less than zero) equal to (i) the unpaid principal balance of the related Mortgage Loan as of the date of acquisition of such REO Property on behalf of REMIC I, plus (ii) accrued interest from the Due Date as to which interest was last paid by the Mortgagor in respect of the related Mortgage Loan through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, calculated in the case of each calendar month during such period (A) at an annual rate equal to the annual rate at which interest was then accruing on the related Mortgage Loan and (B) on a principal amount equal to the Stated Principal Balance of the related Mortgage Loan as of the close of business on the Distribution Date during such calendar month, plus (iii) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such Final Recovery Determination was made, plus (iv) any amounts previously withdrawn from the Collection Account in respect of the related Mortgage Loan pursuant to Section 3.09(a)(ix) and Section 3.13(b) of this Agreement, minus (v) the aggregate of all P&I Advances and Servicing Advances (in the case of Servicing Advances, without duplication of amounts netted out of the rental income, Insurance Proceeds and Liquidation Proceeds described in clause (vi) below) made by the Servicer in respect of such REO Property or the related Mortgage Loan for which the Servicer has been or, in connection with such Final Recovery Determination, will be reimbursed pursuant to Section 3.22 of this Agreement out of rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property, minus (vi) the total of all net rental income, Insurance Proceeds and Liquidation Proceeds received in respect of such REO Property that has been, or in connection with such Final Recovery Determination, will be transferred to the Distribution Account pursuant to Section 3.22 of this Agreement.

With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction, the portion, if any, of the reduction in each affected Monthly Payment attributable to a reduction in the Mortgage Rate imposed by a court of competent jurisdiction. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

To the extent the Servicer receives Subsequent Recoveries, with respect to any Mortgage Loan, the amount of Realized Loss with respect to that Mortgage Loan will be reduced to the extent such recoveries are applied to reduce the Certificate Principal Balance of any Class of Certificates on any Distribution Date.

“Record Date”: With respect to each Distribution Date and the Class A Certificates and the Mezzanine Certificates, the Business Day immediately preceding such Distribution Date for so long as such Certificates are Book-Entry Certificates. With respect to each Distribution Date and any other Class of Certificates, including any Definitive Certificates, the last day of the calendar month immediately preceding the month in which such Distribution Date occurs.

“Reference Banks”: Barclays Bank PLC, The Tokyo Mitsubishi Bank and National Westminster Bank PLC and their successors in interest; provided, however, that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Securities Administrator which are engaged in transactions in Eurodollar deposits in the International Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Depositor or any Affiliate thereof and (iii) which have been designated as such by the Securities Administrator.

“Refinanced Mortgage Loan”: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

“Regular Certificate”: Any Class A Certificate, Mezzanine Certificate, Class CE Certificate or Class P Certificate.

“Regular Interest”: A “regular interest” in a REMIC within the meaning of Section 860G(a)(1) of the Code.

“Regulation AB”: Means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Relevant Servicing Criteria”: Means the Servicing Criteria applicable to the various parties, as set forth on Exhibit E attached hereto. For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Securities Administrator, the Trustee or the Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

“Relief Act”: The Servicemembers Civil Relief Act, as amended, or similar state or local laws.

“Relief Act Interest Shortfall”: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Relief Act.

“REMIC”: A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC I”: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) such Mortgage Loans and Prepayment Charges as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof; (ii) any REO Property, together with all collections thereon and proceeds thereof; (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof; (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby) and (v) the Collection Account, the Distribution Account and any REO Account, and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, REMIC I specifically excludes (i) all payments and other collections of principal and interest due on the Mortgage Loans on or before the Cut-off Date and all Prepayment Charges payable in connection with Principal Prepayments made before the Cut-off Date; (ii) the Reserve Fund and any amounts on deposit therein from time to time and any proceeds thereof, (iii) the Swap Agreement and (iv) the Supplemental Interest Trust.

“REMIC I Group I Regular Interests”: REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-42-B as designated in the Preliminary Statement hereto.

“REMIC I Group II Regular Interests”: REMIC I Regular Interest II-1-A through REMIC II Regular Interest II-42-B as designated in the Preliminary Statement hereto.

“REMIC I Regular Interest”: Any of the 168 separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a “regular interest” in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC I Remittance Rate”: With respect to each REMIC I Group I Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans multiplied by 2, subject to a maximum rate of 9.46%. With respect to each REMIC I Group I Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Group I Mortgage Loans over (ii) 9.46% and (y) 0.00%. With respect to each REMIC I Group II Regular Interest ending with the designation “A”, a per annum rate equal to the weighted average of the Expense Adjusted Net Mortgage Rates of the Group II Mortgage Loans multiplied by 2, subject to a maximum rate of 9.46%. With respect to each REMIC I Group II Regular Interest ending with the designation “B”, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Net Mortgage Rates of the Group II Mortgage Loans over (ii) 9.46% and (y) 0.00%.

“REMIC II”: The segregated pool of assets consisting of all of the REMIC I Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC II Regular Interests pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC II Interest Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) the REMIC II Remittance Rate for REMIC II Regular Interest AA minus the Marker Rate, divided by (b) 12.

“REMIC II Marker Allocation Percentage”: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest AA, REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11, REMIC II Regular Interest ZZ and REMIC II Regular Interest P.

“REMIC II Overcollateralization Amount”: With respect to any date of determination, (i) 0.50% of the aggregate Uncertificated Balances of the REMIC II Regular Interests minus (ii) the aggregate of the Uncertificated Balances of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and REMIC II Regular Interest P, in each case as of such date of determination.

“REMIC II Principal Loss Allocation Amount”: With respect to any Distribution Date, an amount equal to (a) the product of (i) 50% of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate of the Uncertificated Balances of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11 and the denominator of which is the aggregate of the Uncertificated Balances of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-9 REMIC II Regular Interest M-10, REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ.

“REMIC II Regular Interest”: Any of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a “regular interest” in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest AA”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest AA shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest A-1”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest A-2A”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2A shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest A-2B”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2B shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest A-2C”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2C shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest A-2D”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest A-2D shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest IO”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest IO shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall not be entitled to distributions of principal.

“REMIC II Regular Interest M-1”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-1 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-2”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-2 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-3”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-3 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-4”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-4 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-5”: One of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-5 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-6”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-6 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-7”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-7 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-8”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-8 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-9”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-9 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-10”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-10 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest M-11”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest M-11 shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest P”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest P shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest XX”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest XX shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest ZZ”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest ZZ shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest I-SUB”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest I-GRP”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest I-GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-SUB”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-SUB shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Regular Interest II-GRP”: One of the separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a Regular Interest in REMIC II. REMIC II Regular Interest II-GRP shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Balance as set forth in the Preliminary Statement hereto.

“REMIC II Remittance Rate”: With respect to REMIC II Regular Interest AA, REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10, REMIC II Regular Interest M-11, REMIC II Regular Interest ZZ, REMIC II Regular Interest I-SUB, REMIC II Regular Interest II-SUB and REMIC II Regular Interest XX, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to each REMIC I Regular Interest ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of such REMIC I Regular Interests for each such Distribution Date and (y) with respect to REMIC I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for each such REMIC I Regular Interest listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
2	I-2-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-2-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate REMIC I Remittance Rate
	I-1-A	REMIC I Remittance Rate
	II-1-A	REMIC I Remittance Rate
3	I-3-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-3-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate
	II-1-A and II-2-A	REMIC I Remittance Rate
4	I-4-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-4-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate
	II-1-A through II-3-A	REMIC I Remittance Rate
5	I-5-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-5-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate
	II-1-A through II-4-A	REMIC I Remittance Rate
6	I-6-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-6-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate
	II-1-A through II-5-A	REMIC I Remittance Rate
7	I-7-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-7-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate
	II-1-A through II-6-A	REMIC I Remittance Rate
8	I-8-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-8-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate
	II-1-A through II-7-A	REMIC I Remittance Rate
9	I-9-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-9-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate
	II-1-A through II-8-A	REMIC I Remittance Rate
10	I-10-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-10-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate
	II-1-A through II-9-A	REMIC I Remittance Rate
11	I-11-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-11-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate
	II-1-A through II-10-A	REMIC I Remittance Rate
12	I-12-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-12-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate
	II-1-A through II-11-A	REMIC I Remittance Rate
13	I-13-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-13-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate
	II-1-A through II-12-A	REMIC I Remittance Rate
14	I-14-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-14-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate
	II-1-A through II-13-A	REMIC I Remittance Rate
15	I-15-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-15-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate
	II-1-A through II-14-A	REMIC I Remittance Rate
16	I-16-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-16-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate
	II-1-A through II-15-A	REMIC I Remittance Rate
17	I-17-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-17-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate
	II-1-A through II-16-A	REMIC I Remittance Rate
18	I-18-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-18-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate
	II-1-A through II-17-A	REMIC I Remittance Rate
19	I-19-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-19-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate
	II-1-A through II-18-A	REMIC I Remittance Rate
20	I-20-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-20-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate
	II-1-A through II-19-A	REMIC I Remittance Rate
21	I-21-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-21-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate
	II-1-A through II-20-A	REMIC I Remittance Rate
22	I-22-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-22-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate
	II-1-A through II-21-A	REMIC I Remittance Rate
23	I-23-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-23-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate
	II-1-A through II-22-A	REMIC I Remittance Rate
24	I-24-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-24-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate
	II-1-A through II-23-A	REMIC I Remittance Rate
25	I-25-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-25-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate
	II-1-A through II-24-A	REMIC I Remittance Rate
26	I-26-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-26-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate
	II-1-A through II-25-A	REMIC I Remittance Rate
27	I-27-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-27-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-26-A	REMIC I Remittance Rate
	II-1-A through II-26-A	REMIC I Remittance Rate
28	I-28-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-28-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate
	II-1-A through II-27-A	REMIC I Remittance Rate
29	I-29-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-29-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate
	II-1-A through II-28-A	REMIC I Remittance Rate
30	I-30-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-30-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate
	II-1-A through II-29-A	REMIC I Remittance Rate
31	I-31-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-31-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate
	II-1-A through II-30-A	REMIC I Remittance Rate
32	I-32-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-32-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate
	II-1-A through II-31-A	REMIC I Remittance Rate
33	I-33-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-33-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate
	II-1-A through II-32-A	REMIC I Remittance Rate
34	I-34-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-34-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate
	II-1-A through II-33-A	REMIC I Remittance Rate
35	I-35-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-35-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate
	II-1-A through II-34-A	REMIC I Remittance Rate
36	I-36-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-36-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate
	II-1-A through II-35-A	REMIC I Remittance Rate
37	I-37-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-37-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate
	II-1-A through II-36-A	REMIC I Remittance Rate
38	I-38-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-38-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate
	II-1-A through II-37-A	REMIC I Remittance Rate
39	I-39-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-39-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate
	II-1-A through II-38-A	REMIC I Remittance Rate
40	I-40-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-40-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate
	II-1-A through II-39-A	REMIC I Remittance Rate
41	I-41-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-41-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate
	II-1-A through II-40-A	REMIC I Remittance Rate
42	I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate
	II-1-A through II-41-A	REMIC I Remittance Rate
thereafter	I-1-A through I-42-A	REMIC I Remittance Rate
	II-1-A through II-42-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest I-GRP, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC I Group I Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group I Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	I-1-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

2	I-2-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A	REMIC I Remittance Rate

3	I-3-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A and I-2-A	REMIC I Remittance Rate

4	I-4-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-3-A	REMIC I Remittance Rate

5	I-5-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-4-A	REMIC I Remittance Rate

6	I-6-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-5-A	REMIC I Remittance Rate

7	I-7-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-6-A	REMIC I Remittance Rate

8	I-8-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-7-A	REMIC I Remittance Rate

9	I-9-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-8-A	REMIC I Remittance Rate

10	I-10-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-9-A	REMIC I Remittance Rate

11	I-11-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-10-A	REMIC I Remittance Rate

12	I-12-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-11-A	REMIC I Remittance Rate

13	I-13-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-12-A	REMIC I Remittance Rate

14	I-14-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-13-A	REMIC I Remittance Rate

15	I-15-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-14-A	REMIC I Remittance Rate

16	I-16-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-15-A	REMIC I Remittance Rate

17	I-17-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-16-A	REMIC I Remittance Rate

18	I-18-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-17-A	REMIC I Remittance Rate

19	I-19-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-18-A	REMIC I Remittance Rate

20	I-20-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-19-A	REMIC I Remittance Rate

21	I-21-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-20-A	REMIC I Remittance Rate

22	I-22-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-21-A	REMIC I Remittance Rate

23	I-23-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-22-A	REMIC I Remittance Rate

24	I-24-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-23-A	REMIC I Remittance Rate

25	I-25-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-24-A	REMIC I Remittance Rate

26	I-26-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-25-A	REMIC I Remittance Rate

27	I-27-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-26-A	REMIC I Remittance Rate

28	I-28-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-27-A	REMIC I Remittance Rate

29	I-29-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-28-A	REMIC I Remittance Rate

30	I-30-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-29-A	REMIC I Remittance Rate

31	I-31-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-30-A	REMIC I Remittance Rate

32	I-32-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-31-A	REMIC I Remittance Rate

33	I-33-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-32-A	REMIC I Remittance Rate

34	I-34-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-33-A	REMIC I Remittance Rate

35	I-35-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-34-A	REMIC I Remittance Rate

36	I-36-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-35-A	REMIC I Remittance Rate

37	I-37-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-36-A	REMIC I Remittance Rate

38	I-38-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-37-A	REMIC I Remittance Rate

39	I-39-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-38-A	REMIC I Remittance Rate

40	I-40-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-39-A	REMIC I Remittance Rate

41	I-41-A through I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-40-A	REMIC I Remittance Rate

42	I-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	I-1-A through I-41-A	REMIC I Remittance Rate

thereafter	I-1-A through I-42-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest II-GRP, a per annum rate (but not less than zero) equal to the weighted average of: (x) with respect to REMIC I Group II Regular Interests ending with the designation “B”, the weighted average of the REMIC I Remittance Rates for such REMIC I Regular Interests, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date and (y) with respect to REMIC I Group II Regular Interests ending with the designation “A”, for each Distribution Date listed below, the weighted average of the rates listed below for such REMIC I Regular Interests listed below, weighted on the basis of the Uncertificated Balances of each such REMIC I Regular Interest for each such Distribution Date:

Distribution Date	REMIC I Regular Interest	Rate
1	II-1-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate

2	II-2-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A	REMIC I Remittance Rate

3	II-3-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A and II-2-A	REMIC I Remittance Rate

4	II-4-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-3-A	REMIC I Remittance Rate

5	II-5-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-4-A	REMIC I Remittance Rate

6	II-6-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-5-A	REMIC I Remittance Rate

7	II-7-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-6-A	REMIC I Remittance Rate

8	II-8-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-7-A	REMIC I Remittance Rate

9	II-9-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-8-A	REMIC I Remittance Rate

10	II-10-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-9-A	REMIC I Remittance Rate

11	II-11-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-10-A	REMIC I Remittance Rate

12	II-12-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-11-A	REMIC I Remittance Rate

13	II-13-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-12-A	REMIC I Remittance Rate

14	II-14-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-13-A	REMIC I Remittance Rate

15	II-15-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-14-A	REMIC I Remittance Rate

16	II-16-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-15-A	REMIC I Remittance Rate

17	II-17-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-16-A	REMIC I Remittance Rate

18	II-18-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-17-A	REMIC I Remittance Rate

19	II-19-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-18-A	REMIC I Remittance Rate

20	II-20-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-19-A	REMIC I Remittance Rate

21	II-21-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-20-A	REMIC I Remittance Rate

22	II-22-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-21-A	REMIC I Remittance Rate

23	II-23-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-22-A	REMIC I Remittance Rate

24	II-24-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-23-A	REMIC I Remittance Rate

25	II-25-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-24-A	REMIC I Remittance Rate

26	II-26-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-25-A	REMIC I Remittance Rate

27	II-27-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-26-A	REMIC I Remittance Rate

28	II-28-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-27-A	REMIC I Remittance Rate

29	II-29-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-28-A	REMIC I Remittance Rate

30	II-30-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-29-A	REMIC I Remittance Rate

31	II-31-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-30-A	REMIC I Remittance Rate

32	II-32-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-31-A	REMIC I Remittance Rate

33	II-33-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-32-A	REMIC I Remittance Rate

34	II-34-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-33-A	REMIC I Remittance Rate

35	II-35-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-34-A	REMIC I Remittance Rate

36	II-36-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-35-A	REMIC I Remittance Rate

37	II-37-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-36-A	REMIC I Remittance Rate

38	II-38-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-37-A	REMIC I Remittance Rate

39	II-39-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-38-A	REMIC I Remittance Rate

40	II-40-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-39-A	REMIC I Remittance Rate

41	II-41-A through II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-40-A	REMIC I Remittance Rate

42	II-42-A	2 multiplied by Swap LIBOR, subject to a maximum rate of REMIC I Remittance Rate
	II-1-A through II-41-A	REMIC I Remittance Rate

thereafter	II-1-A through II-42-A	REMIC I Remittance Rate

With respect to REMIC II Regular Interest IO, and (i) the first Distribution Date through the 42nd Distribution Date, the excess of (x) the weighted average of the REMIC I Remittance Rates for REMIC I Regular Interests including the designation “A”, over (y) 2 multiplied by Swap LIBOR. and (ii) thereafter, 0.00%. With respect to REMIC II Regular Interest P, 0.00%.

“REMIC II Sub WAC Allocation Percentage”: 50% of any amount payable or loss attributable from the Mortgage Loans, which shall be allocated to REMIC II Regular Interest I-SUB, REMIC II Regular Interest I-GRP, REMIC II Regular Interest II-SUB, REMIC II Regular Interest II-GRP and REMIC II Regular Interest XX.

“REMIC II Subordinated Balance Ratio”: The ratio among the Uncertificated Balances of each REMIC II Regular Interest ending with the designation “SUB,”, equal to the ratio between, with respect to each such REMIC II Regular Interest, the excess of (x) the aggregate Stated Principal Balance of the Group I Mortgage Loans or Group II Mortgage Loans, as applicable over (y) the current Certificate Principal Balance of related Class A Certificates.

“REMIC II Required Overcollateralization Amount”: 0.50% of the Required Overcollateralization Amount.

“REMIC III”: The segregated pool of assets consisting of all of the REMIC II Regular Interests conveyed in trust to the Trustee, for the benefit of the REMIC III Certificateholders pursuant to Section 2.07, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

“REMIC III Certificate”: Any Regular Certificate or Class R Certificate.

“REMIC III Certificateholder”: The Holder of any REMIC III Certificate.

“REMIC Provisions”: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

“REMIC Regular Interest”: Any REMIC I Regular Interest or REMIC II Regular Interest.

“REMIC Remittance Rate”: The REMIC I Remittance Rate or the REMIC II Remittance Rate.

“Remittance Report”: A report by the Servicer pursuant to Section 5.03(a) of this Agreement.

“Rents from Real Property”: With respect to any REO Property, gross income of the character described in Section 856(d) of the Code as being included in the term “rents from real property.”

“REO Account”: The account or accounts maintained, or caused to be maintained, by the Servicer in respect of an REO Property pursuant to Section 3.22 of this Agreement.

“REO Disposition”: The sale or other disposition of an REO Property on behalf of REMIC I.

“REO Imputed Interest”: As to any REO Property, for any calendar month during which such REO Property was at any time part of REMIC I, one month’s interest at the applicable Net Mortgage Rate on the Stated Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan, if appropriate) as of the close of business on the Distribution Date in such calendar month.

“REO Principal Amortization”: With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 of this Agreement that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to Section 3.22(d) of this Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and P&I Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”: A Mortgaged Property acquired by the Servicer or its nominee on behalf of REMIC I through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.22 of this Agreement.

“Reportable Event”: Has the meaning set forth in Section 5.06(b) of this Agreement.

“Required Overcollateralization Amount”: With respect to any Distribution Date (i) prior to the Stepdown Date, the product of (A) 1.50% and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.00% of the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period and (y) an amount equal to the product of (A) 0.50% and (B) the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, and (iii) on or after the Stepdown Date and a Trigger Event is in effect, the Required Overcollateralization Amount for the immediately preceding Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Certificate Principal Balance of the Class A Certificates and Mezzanine Certificates to zero, the Required Overcollateralization Amount shall be zero.

“Reserve Fund”: A fund created pursuant to Section 3.25 which shall be an asset of the Trust Fund but which shall not be an asset of any Trust REMIC.

“Reserve Interest Rate”: With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16%) of the one-month U.S. dollar lending rates which New York City banks selected by the Securities Administrator, after consultation with the Depositor, are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month U.S. dollar lending rate which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

“Residential Dwelling”: Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a Fannie Mae eligible condominium project, (iv) a manufactured home, or (v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

“Residual Certificate”: Any one of the Class R Certificates.

“Residual Interest”: The sole class of “residual interests” in a REMIC within the meaning of Section 860G(a)(2) of the Code.

“Responsible Officer”: When used with respect to the Trustee, any officer of the Trustee having direct responsibility for the administration of this Agreement and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rule 144A”: Rule 144A under the Securities Act.

“S&P”: Standard & Poor’s, a division of the McGraw-Hill Companies, Inc.

“Sarbanes-Oxley Act”: Means the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

“Sarbanes-Oxley Certification”: Has the meaning set forth in Section 3.20 of this Agreement.

“Scheduled Principal Balance”: With respect to any Mortgage Loan: (a) as of the Cut-off Date, the outstanding principal balance of such Mortgage Loan as of such date, net of the principal portion of all unpaid Monthly Payments, if any, due on or before such date; (b) as of any Due Date subsequent to the Cut-off Date up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such Mortgage Loan, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, minus the sum of (i) the principal portion of each Monthly Payment due on or before such Due Date but subsequent to the Cut-off Date, whether or not received, (ii) all Principal Prepayments received before such Due Date but after the Cut-off Date, (iii) the principal portion of all Liquidation Proceeds and Insurance Proceeds received before such Due Date but after the Cut-off Date, net of any portion thereof that represents principal due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) on a Due Date occurring on or before the date on which such proceeds were received and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation occurring before such Due Date, but only to the extent such Realized Loss represents a reduction in the portion of principal of such Mortgage Loan not yet due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) as of the date of such Deficient Valuation; and (c) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such Mortgage Loan, zero. With respect to any REO Property: (a) as of any Due Date subsequent to the date of its acquisition on behalf of the Trust Fund up to and including the Due Date in the calendar month in which a Liquidation Event occurs with respect to such REO Property, an amount (not less than zero) equal to the Scheduled Principal Balance of the related Mortgage Loan as of the Due Date in the calendar month in which such REO Property was acquired, minus the aggregate amount of REO Principal Amortization, if any, in respect of REO Property for all previously ended calendar months; and (b) as of any Due Date subsequent to the occurrence of a Liquidation Event with respect to such REO Property, zero.

“Securities Act”: The Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Administrator”: As of the Closing Date, Wells Fargo Bank, National Association and thereafter, its respective successors in interest that meet the qualifications of this Agreement. The Securities Administrator and the Master Servicer shall at all times be the same Person or Affiliates.

“Senior Interest Distribution Amount”: With respect to any Distribution Date, an amount equal to the sum of (i) the Interest Distribution Amount for such Distribution Date for the Class A Certificates and (ii) the Interest Carry Forward Amount, if any, for such Distribution Date for the Class A Certificates.

“Servicer”: Saxon Mortgage Services, Inc., or any successor thereto appointed hereunder in connection with the servicing and administration of the Mortgage Loans.

“Servicer Event of Default”: One or more of the events described in Section 8.01(a).

“Servicer Remittance Date”: With respect to any Distribution Date, by 12:00 p.m. on the 21st day of each month; provided that if the 21st day of a given month is a Saturday, the Servicer Remittance Date shall be the immediately preceding Business Day and if the 21st day of a given month is a Sunday or otherwise not a Business Day (except for Saturdays), the Servicer Remittance Date shall be the next Business Day.

“Servicer Report”: A report (substantially in the form of Schedule 5 hereto) or otherwise in form and substance acceptable to the Master Servicer and Securities Administrator on an electronic data file or tape prepared by the Servicer pursuant to Section 5.03(a) of this Agreement, with such additions, deletions and modifications as agreed to by the Master Servicer, the Securities Administrator and the Servicer.

“Service(s)(ing)”: Means, in accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in Item 1108 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

“Servicing Advances”: The customary and reasonable “out-of-pocket” costs and expenses incurred prior to or on or after the Cut-off Date (the amounts incurred prior to the Cut-off Date shall be identified on the Servicing Advance Schedule by (a) the Servicer with respect to any Mortgage Loans that were transferred to the Servicer prior to the Cut-off Date and/or (b) the Depositor with respect to any Mortgage Loans that were transferred to the Servicer after the Cut-off Date, as applicable) by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property, (iv) the performance of its obligations under Section 3.01, Section 3.07, Section 3.11, Section 3.13 and Section 3.22 of this Agreement and (v) obtaining any legal documentation required to be included in the Mortgage File and/or correcting any outstanding title issues (i.e., any lien or encumbrance on the Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for the Servicer to perform its obligations under this Agreement. Servicing Advances also include any reasonable “out-of-pocket” cost and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments to the extent not recovered from the Mortgagor or otherwise payable under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

“Servicing Advance Schedule”: With respect to any Servicing Advances incurred prior to the Cut-off Date, the schedule or schedules provided by (a) the Servicer with respect to any Mortgage Loans that were transferred to the Servicer prior to the Cut-off Date and/or (b) the Depositor with respect to any Mortgage Loans that were transferred to the Servicer after the Cut-off Date, as applicable, to the Master Servicer and, if such schedule is provided by the Depositor, to the Servicer, on the date on which the Servicer seeks reimbursement for a Servicing Advance made by the Servicer, which schedule or schedules shall contain the information set forth on Schedule 6.

“Servicing Criteria”: Means the criteria set forth in paragraph (d) of Item 1122 of Regulation AB, as such may be amended from time to time.

“Servicing Fee”: With respect to each Mortgage Loan and for any calendar month, an amount equal to one-twelfth of the product of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the preceding calendar month. The Servicing Fee is payable solely from collections of interest on the Mortgage Loans.

“Servicing Fee Rate”: 0.50% per annum.

“Servicing Function Participant”: Means any Sub-Servicer, Subcontractor or any other Person, other than the Servicer, the Master Servicer, each Custodian, the Trustee and the Securities Administrator, that is performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

“Servicing Officer”: Any officer of the Servicer or the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of Servicing Officers furnished by the Servicer or the Master Servicer, to the Trustee, the Master Servicer (in the case of the Servicer), the Securities Administrator and the Depositor on the Closing Date, as such list may from time to time be amended.

“Single Certificate”: With respect to any Class of Certificates (other than the Residual Certificates), a hypothetical Certificate of such Class evidencing a Percentage Interest for such Class corresponding to an initial Certificate Principal Balance of $1,000. With respect to the Residual Certificates, a hypothetical Certificate of such Class evidencing a 100% Percentage Interest in such Class.

“Sponsor”: DB Structured Products, Inc. or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

“Startup Day”: With respect to each Trust REMIC, the day designated as such pursuant to Section 11.01(b) hereof.

“Stated Principal Balance”: With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Scheduled Principal Balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer or a successor to the Servicer (including the Master Servicer) and distributed pursuant to Section 5.01 of this Agreement on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 5.01 of this Agreement on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the provisions of Section 3.13 of this Agreement, to the extent distributed pursuant to Section 5.01 of this Agreement on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Prepayment Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of REMIC I, minus the sum of (i) if such REO Property was acquired before the Distribution Date in any calendar month, the principal portion of the Monthly Payment due on the Due Date in the calendar month of acquisition, to the extent advanced by the Servicer or a successor to the Servicer (including the Master Servicer) and distributed pursuant to Section 5.01 of this Agreement, on or before such date of determination and (ii) the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 of this Agreement on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Stepdown Date”: The earlier to occur of (i) the later to occur of (a) the Distribution Date occurring in February 2009 and (b) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date), is greater than or equal to approximately 42.40% and (ii) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero.

“Subcontractor”: As defined in Section 3.02 of this Agreement.

“Subordinate Certificates”: Collectively, the Mezzanine Certificates and the Class CE Certificates.

“Subsequent Recoveries”: As of any Distribution Date, amounts received during the related Prepayment Period by the Servicer specifically related to a defaulted Mortgage Loan or disposition of an REO Property prior to the related Prepayment Period that resulted in a Realized Loss, after the liquidation or disposition of such defaulted Mortgage Loan.

“Sub-Servicer”: Means any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of the Servicer, the Master Servicer, the Securities Administrator, the Trustee or any Custodian and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions required to be performed under this Agreement or any related Sub-Servicing Agreement that is identified in Item 1122(d) of Regulation AB.

“Sub-Servicing Agreement”: The written contract between the Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02 of this Agreement.

“Substitution Shortfall Amount”: As defined in Section 2.03.

“Supplemental Interest Trust”: The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement, the Class IO Interest and the right to receive payments in respect of the Class IO Distribution Amount. For the avoidance of doubt, the Supplemental Interest Trust does not constitute a part of the Trust Fund.

“Swap Agreement”: The Interest Rate Swap Agreement, dated as of January 30, 2006, between HSBC Bank USA, National Association, as trustee on behalf of the Supplemental Interest Trust, and the Swap Provider, which agreement provides for Net Swap Payments and Swap Termination Payments to be paid, as provided therein, together with any schedules, confirmations or other agreements relating thereto. A copy of the Swap Agreement is attached hereto as Exhibit I.

“Swap LIBOR”: LIBOR as determined pursuant to the Swap Agreement.

“Swap Notional Amount”: For each calculation period as defined in the Swap Agreement, the amount set forth below:

From and including:	To but excluding:	Swap Notional Amount:
1/30/2006	2/25/2006	$493,170,820.66
2/25/2006	3/25/2006	$483,835,599.99
3/25/2006	4/25/2006	$473,180,426.09
4/25/2006	5/25/2006	$461,243,495.38
5/25/2006	6/25/2006	$448,074,867.45
6/25/2006	7/25/2006	$433,738,140.19
7/25/2006	8/25/2006	$418,338,956.35
8/25/2006	9/25/2006	$402,007,921.51
9/25/2006	10/25/2006	$385,140,827.31
10/25/2006	11/25/2006	$368,966,512.53
11/25/2006	12/25/2006	$353,472,178.12
12/25/2006	1/25/2007	$338,629,343.24
1/25/2007	2/25/2007	$324,410,581.53
2/25/2007	3/25/2007	$310,789,622.49
3/25/2007	4/25/2007	$297,741,302.63
4/25/2007	5/25/2007	$285,233,673.14
5/25/2007	6/25/2007	$273,195,799.14
6/25/2007	7/25/2007	$261,019,481.54
7/25/2007	8/25/2007	$249,021,222.28
8/25/2007	9/25/2007	$232,405,131.39
9/25/2007	10/25/2007	$195,026,717.76
10/25/2007	11/25/2007	$164,077,802.44
11/25/2007	12/25/2007	$138,624,822.44
12/25/2007	1/25/2008	$119,843,370.76
1/25/2008	2/25/2008	$114,088,521.80
2/25/2008	3/25/2008	$108,756,918.50
3/25/2008	4/25/2008	$103,676,905.52
4/25/2008	5/25/2008	$98,836,538.26
5/25/2008	6/25/2008	$94,224,399.96
6/25/2008	7/25/2008	$89,829,657.28
7/25/2008	8/25/2008	$85,642,003.43
8/25/2008	9/25/2008	$81,651,573.18
9/25/2008	10/25/2008	$77,849,272.99
10/25/2008	11/25/2008	$74,226,505.09
11/25/2008	12/25/2008	$70,774,107.29
12/25/2008	1/25/2009	$67,483,990.83
1/25/2009	2/25/2009	$64,348,465.22
2/25/2009	3/25/2009	$61,360,199.25
3/25/2009	4/25/2009	$58,512,216.56
4/25/2009	5/25/2009	$55,797,892.91
5/25/2009	6/25/2009	$53,210,879.95
6/25/2009	7/25/2009	$50,745,152.52

“Swap Provider”: The swap provider under the Swap Agreement either (a) entitled to receive payments from the Supplemental Interest Trust or (b) required to make payments to the Supplemental Interest Trust, in either case pursuant to the terms of the Swap Agreement, and any successor in interest or assign. Initially, the Swap Provider shall be Deutsche Bank AG New York Branch.

“Swap Provider Trigger Event”: A Swap Provider Trigger Event shall have occurred if any of the following has occurred: (i) an Event of Default under the Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

“Swap Termination Payment”: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Supplemental Interest Trust to the Swap Provider, or by the Swap Provider to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement.

“Tax Returns”: The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of the Trust REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Telerate Page 3750”: The display designated as page “3750” on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

“Termination Price”: As defined in Section 10.01.

“Transfer”: Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

“Transferee”: Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Transferor”: Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

“Trigger Event”: A Trigger Event has occurred with respect to a Distribution Date if either (x) the Delinquency Percentage exceeds 39.00% of the Credit Enhancement Percentage with respect to such Distribution Date or (y) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage
February 2008 to January 2009	1.90% plus 1/12 of 1.10% for each month thereafter
February 2009 to January 2010	3.00% plus 1/12 of 1.00% for each month thereafter
February 2010 to January 2011	4.00% plus 1/12 of 0.75% for each month thereafter
February 2011 to January 2012	4.75% plus 1/12 of 0.15% for each month thereafter
February 2012 and thereafter	4.90%

“Trust”: ACE Securities Corp., Home Equity Loan Trust, Series 2006-ASAP1, the trust created hereunder.

“Trust Fund”: Collectively, all of the assets of REMIC I, REMIC II, REMIC III and the Reserve Fund and any amounts on deposit therein and any proceeds thereof. For avoidance of doubt, the Trust Fund does not include the Supplemental Interest Trust.

“Trust REMIC”: REMIC I, REMIC II or REMIC III.

“Trustee”: HSBC Bank USA, National Association, a national banking association, or its successor in interest, or any successor trustee appointed as herein provided.

“Uncertificated Balance”: The amount of the REMIC Regular Interests outstanding as of any date of determination. As of the Closing Date, the Uncertificated Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial uncertificated balance. On each Distribution Date, the Uncertificated Balance of the REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 5.01 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 5.04 and the Uncertificated Balance of REMIC II Regular Interest ZZ shall be increased by interest deferrals as provided in Section 5.01. The Uncertificated Balance of each REMIC Regular Interest shall never be less than zero.

“Uncertificated Interest”: With respect to any REMIC Regular Interest for any Distribution Date, one month’s interest at the related REMIC Remittance Rate applicable to such REMIC Regular Interest for such Distribution Date, accrued on the Uncertificated Balance thereof immediately prior to such Distribution Date. Uncertificated Interest in respect of the REMIC Regular Interests shall accrue on the basis of a 360-day year consisting of twelve 30-day months. Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by an amount equal to the sum of (a) the aggregate Prepayment Interest Shortfall, if any, for such Distribution Date to the extent not covered by payments pursuant to Section 3.23 or Section 4.18 of this Agreement and (b) the aggregate amount of any Relief Act Interest Shortfall, if any allocated, in each case, to such REMIC Regular Interest or REMIC Regular Interest pursuant to Section 1.02. In addition, Uncertificated Interest with respect to each Distribution Date, as to any REMIC Regular Interest, shall be reduced by Realized Losses, if any, allocated to such REMIC Regular Interest pursuant to Section 1.02 and Section 5.04.

Uncertificated Notional Amount”: With respect to REMIC II Regular Interest IO and each Distribution Date listed below, the aggregate Uncertificated Balance of the REMIC I Regular Interests ending with the designation “A” listed below:

Distribution Date	REMIC I Regular Interests
1	I-1-A through I-42-A and II-1-A through II-42-A
2	I-2-A through I-42-A and II-2-A through II-42-A
3	I-3-A through I-42-A and II-3-A through II-42-A
4	I-4-A through I-42-A and II-4-A through II-42-A
5	I-5-A through I-42-A and II-5-A through II-42-A
6	I-6-A through I-42-A and II-6-A through II-42-A
7	I-7-A through I-42-A and II-7-A through II-42-A
8	I-8-A through I-42-A and II-8-A through II-42-A
9	I-9-A through I-42-A and II-9-A through II-42-A
10	I-10-A through I-42-A and II-10-A through II-42-A
11	I-11-A through I-42-A and II-11-A through II-42-A
12	I-12-A through I-42-A and II-12-A through II-42-A
13	I-13-A through I-42-A and II-13-A through II-42-A
14	I-14-A through I-42-A and II-14-A through II-42-A
15	I-15-A through I-42-A and II-15-A through II-42-A
16	I-16-A through I-42-A and II-16-A through II-42-A
17	I-17-A through I-42-A and II-17-A through II-42-A
18	I-18-A through I-42-A and II-18-A through II-42-A
19	I-19-A through I-42-A and II-19-A through II-42-A
20	I-20-A through I-42-A and II-20-A through II-42-A
21	I-21-A through I-42-A and II-21-A through II-42-A
22	I-22-A through I-42-A and II-22-A through II-42-A
23	I-23-A through I-42-A and II-23-A through II-42-A
24	I-24-A through I-42-A and II-24-A through II-42-A
25	I-25-A through I-42-A and II-25-A through II-42-A
26	I-26-A through I-42-A and II-26-A through II-42-A
27	I-27-A through I-42-A and II-27-A through II-42-A
28	I-28-A through I-42-A and II-28-A through II-42-A
29	I-29-A through I-42-A and II-29-A through II-42-A
30	I-30-A through I-42-A and II-30-A through II-42-A
31	I-31-A through I-42-A and II-31-A through II-42-A
32	I-32-A through I-42-A and II-32-A through II-42-A
33	I-33-A through I-42-A and II-33-A through II-42-A
34	I-34-A through I-42-A and II-34-A through II-42-A
35	I-35-A through I-42-A and II-35-A through II-42-A
36	I-36-A through I-42-A and II-36-A through II-42-A
37	I-37-A through I-42-A and II-37-A through II-42-A
38	I-38-A through I-42-A and II-38-A through II-42-A
39	I-39-A through I-42-A and II-39-A through II-42-A
40	I-40-A through I-42-A and II-40-A through II-42-A
41	I-41-A through I-42-A and II-41-A through II-42-A
42	I-42-A and II-42-A
thereafter	$0.00

With respect to the Class IO Interest and any Distribution Date, an amount equal to the Uncertificated Notional Amount of the REMIC II Regular Interest IO.

“Uninsured Cause”: Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.11.

“United States Person”: A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of any Class R Certificate, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons, or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter I of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence. The term “United States” shall have the meaning set forth in Section 7701 of the Code.

“Value”: With respect to any Mortgaged Property, the lesser of (i) the lesser of (a) the value thereof as determined by an appraisal made for the related originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (b) the value thereof as determined by a review appraisal conducted by the related originator of the Mortgage Loan in accordance with the related originator’s underwriting guidelines, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, (A) in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the lesser of (1) the value determined by an appraisal made for the related originator of the Mortgage Loan of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (2) the value thereof as determined by a review appraisal conducted by the related originator of the Mortgage Loan in accordance with the related originator’s underwriting guidelines, and (B) in the case of a Mortgage Loan originated in connection with a “lease-option purchase,” such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the “lease option purchase price” was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the related originator of such Mortgage Loan at the time of origination if the “lease option purchase price” was set 12 months or more prior to origination.

“Verification Report”: As defined in Section 4.19.

“Voting Rights”: The portion of the voting rights of all of the Certificates which is allocated to any such Certificate. With respect to any date of determination, 98% of all Voting Rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective Certificates, 1% of all Voting Rights will be allocated among the holders of the Class P Certificates and 1% of all Voting Rights will be allocated among the holders of the Class R Certificates. The Voting Rights allocated to each Class of Certificate shall be allocated among Holders of each such Class in accordance with their respective Percentage Interests as of the most recent Record Date.

“Wells Fargo”: Wells Fargo Bank, National Association, or any successor thereto.

“Wells Fargo Custodial Agreement”: The Custodial Agreement dated as of January 1, 2006, among the Trustee, Wells Fargo and the Servicer, as may be amended or supplemented from time to time.

SECTION 1.02. Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of Accrued Certificate Interest and the amount of the Interest Distribution Amount for the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for any Distribution Date, (1) the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.23 of this Agreement or by the Master Servicer pursuant to Section 4.18 of this Agreement) and any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to the Class CE Certificates, second, to the Class M-11 Certificates, third, to the Class M-10 Certificates, fourth, to the Class M-9 Certificates, fifth, to the Class M-8 Certificates, sixth, to the Class M-7 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-5 Certificates, ninth, to the Class M-4 Certificates, tenth, to the Class M-3 Certificates, eleventh, to the Class M-2 Certificates, twelfth, to the Class M-1 Certificates and thirteenth, to the Class A Certificates, on a pro rata basis, in each case based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount, as applicable, of each such Certificate and (2) the aggregate amount of any Realized Losses allocated to the Mezzanine Certificates and Net WAC Rate Carryover Amounts paid to the Class A Certificates and the Mezzanine Certificates incurred for any Distribution Date shall be allocated to the Class CE Certificates on a pro rata basis based on, and to the extent of, one month’s interest at the then applicable respective Pass-Through Rate on the respective Certificate Principal Balance or Notional Amount thereof, as applicable.

For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group I Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.23 of this Agreement or the Master Servicer pursuant to Section 4.18) and any Relief Act Interest Shortfalls incurred in respect of Group I Mortgage Loans shall be allocated first, to the REMIC I Group I Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest, and then, to REMIC I Group I Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Interest for the REMIC I Group II Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.23 of this Agreement or the Master Servicer pursuant to Section 4.18) and any Relief Act Interest Shortfalls incurred in respect of Group II Mortgage Loans shall be allocated first, to the REMIC I Group II Regular Interests ending with the designation “B”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Principal Balances of each such REMIC I Regular Interest , and then, to REMIC I Group II Regular Interests ending with the designation “A”, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC I Remittance Rates on the respective Uncertificated Balances of each such REMIC I Regular Interest.

For purposes of calculating the amount of Uncertificated Interest for the REMIC II Regular Interests for any Distribution Date:

(A) The REMIC II Marker Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.23 of this Agreement or the Master Servicer pursuant to Section 4.18 or) and the REMIC II Marker Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated among REMIC II Regular Interest AA, REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest; and

(B) The REMIC II Sub WAC Allocation Percentage of the aggregate amount of any Prepayment Interest Shortfalls (to the extent not covered by payments by the Servicer pursuant to Section 3.23 of this Agreement or by the Master Servicer pursuant to Section 4.18 of this Agreement) and the REMIC II Sub WAC Allocation Percentage of any Relief Act Interest Shortfalls incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated first, to Uncertificated Interest payable to REMIC II Regular Interest I-SUB, REMIC II Regular Interest I-GRP, REMIC II Regular Interest II-SUB, REMIC II Regular Interest II-GRP and REMIC II Regular Interest XX, pro rata based on, and to the extent of, one month’s interest at the then applicable respective REMIC II Remittance Rate on the respective Uncertificated Balance of each such REMIC II Regular Interest.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01. Conveyance of the Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, without recourse, for the benefit of the Certificateholders, all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to the Mortgage Loans identified on the Mortgage Loan Schedule, the rights of the Depositor under the Mortgage Loan Purchase Agreement (including, without limitation the right to enforce the obligations of the other parties thereto thereunder), the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider, and all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received by the Depositor and the Servicer on or with respect to the Mortgage Loans (other than payments of principal and interest due on such Mortgage Loans on or before the Cut-off Date). The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with the related Custodian pursuant to the related Custodial Agreement the documents with respect to each Mortgage Loan as described under Section 2 of the Custodial Agreements (the “Mortgage Loan Documents”). In connection with such delivery and as further described in the Custodial Agreements, the Custodians will be required to review such Mortgage Loan Documents and deliver to the Trustee, the Depositor, the Servicer and the Sponsor certifications (in the forms attached to the Custodial Agreements) with respect to such review with exceptions noted thereon. In addition, under the Custodial Agreements the Depositor will be required to cure certain defects with respect to the Mortgage Loan Documents for the related Mortgage Loans after the delivery thereof by the Depositor to the Custodians as more particularly set forth therein.

Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee with respect to the custody, acceptance, inspection and release of the Mortgage Files, including, but not limited to certain insurance policies and documents contemplated by Section 4.11, and preparation and delivery of the certifications shall be performed by the Custodians pursuant to the terms and conditions of the Custodial Agreements.

The Depositor shall deliver or cause the related originator to deliver to the Servicer copies of all trailing documents required to be included in the Mortgage File at the same time the originals or certified copies thereof are delivered to the Trustee or Custodians, such documents including the mortgagee policy of title insurance and any Mortgage Loan Documents upon return from the recording office. The Servicer shall not be responsible for any custodian fees or other costs incurred in obtaining such documents and the Depositor shall cause the Servicer to be reimbursed for any such costs the Servicer may incur in connection with performing its obligations under this Agreement.

The Mortgage Loans permitted by the terms of this Agreement to be included in the Trust are limited to (i) Mortgage Loans (which the Depositor acquired pursuant to the Mortgage Loan Purchase Agreement, which contains, among other representations and warranties, a representation and warranty of the Sponsor that no Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 or as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9)) and (ii) Qualified Substitute Mortgage Loans (which, by definition as set forth herein and referred to in the Mortgage Loan Purchase Agreement, are required to conform to, among other representations and warranties, the representation and warranty of the Sponsor that no Qualified Substitute Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 or as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9). The Depositor and the Trustee on behalf of the Trust understand and agree that it is not intended that any mortgage loan be included in the Trust that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, as defined in the Massachusetts Predatory Home Loan Practices Act, effective November 7, 2004 (Mass. Ann. Laws Ch. 183C) or as defined in the Indiana Home Loan Practices Act, effective January 1, 2005 (Ind. Code Ann. Sections 24-9-1 through 24-9-9).

SECTION 2.02. Acceptance of REMIC I by Trustee.

The Trustee acknowledges receipt, subject to the provisions of Section 2.01 hereof and Section 2 of the related Custodial Agreement, of the Mortgage Loan Documents and all other assets included in the definition of “REMIC I” under clauses (i), (iii), (iv) and (v) (to the extent of amounts deposited into the Distribution Account) and declares that it holds (or the applicable Custodian on its behalf holds) and will hold such documents and the other documents delivered to it constituting a Mortgage Loan Document, and that it holds (or the applicable Custodian on its behalf holds) or will hold all such assets and such other assets included in the definition of “REMIC I” in trust for the exclusive use and benefit of all present and future Certificateholders.

SECTION 2.03. Repurchase or Substitution of Mortgage Loans.

(a) Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File or of a breach by the Sponsor of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Sponsor and the Servicer of such defect, missing document or breach and request that the Sponsor deliver such missing document, cure such defect or breach within sixty (60) days from the date the Sponsor was notified of such missing document, defect or breach, and if the Sponsor does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the obligations of the Sponsor under the Mortgage Loan Purchase Agreement to repurchase such Mortgage Loan from REMIC I at the Purchase Price within ninety (90) days after the date on which the Sponsor was notified of such missing document, defect or breach, if and to the extent that the Sponsor is obligated to do so under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be remitted to the Servicer for deposit in the Collection Account and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause the applicable Custodian (upon receipt of a request for release in the form attached to the related Custodial Agreement) to release to the Sponsor the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall furnish to it and as shall be necessary to vest in the Sponsor any Mortgage Loan released pursuant hereto, and the Trustee shall not have any further responsibility with regard to such Mortgage File. In lieu of repurchasing any such Mortgage Loan as provided above, if so provided in the Mortgage Loan Purchase Agreement, the Sponsor may cause such Mortgage Loan to be removed from REMIC I (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(b). It is understood and agreed that the obligation of the Sponsor to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such omission, defect or breach available to the Trustee and the Certificateholders. Notwithstanding anything to the contrary contained herein, any breach of a representation or warranty contained in clauses (xxxiv), (xxxviii), (xxxix), (xl), (xli), (xlvi), (xlvii) and/or (lvi) of Section 6 of the Mortgage Loan Purchase Agreement shall be automatically deemed to affect materially and adversely the interests of the Certificateholders.

In addition, promptly upon the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of the representation or covenant of the Sponsor set forth in Section 5(xii) of the Mortgage Loan Purchase Agreement which materially and adversely affects the interests of the Holders of the Class P Certificates in any Prepayment Charge, the Servicer shall promptly notify the Sponsor and the Trustee of such breach. The Trustee shall enforce the obligations of the Sponsor under the Mortgage Loan Purchase Agreement to remedy such breach to the extent and in the manner set forth in the Mortgage Loan Purchase Agreement.

(b) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the date which is two years after the Startup Day for REMIC I.

As to any Deleted Mortgage Loan for which the Sponsor substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Sponsor delivering to the Trustee or the applicable Custodian on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2 of the Custodial Agreements, as applicable, together with an Officers’ Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Shortfall Amount (as described below), if any, in connection with such substitution. The applicable Custodian on behalf of the Trustee shall acknowledge receipt of such Qualified Substitute Mortgage Loan or Loans and, within ten (10) Business Days thereafter, review such documents and deliver to the Depositor, the Trustee and the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, an initial certification pursuant to the Custodial Agreements, with any applicable exceptions noted thereon. Within one year of the date of substitution, the applicable Custodian on behalf of the Trustee shall deliver to the Depositor, the Trustee and the Servicer a final certification pursuant to the Custodial Agreement with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of REMIC I and will be retained by the Sponsor. For the month of substitution, distributions to Certificateholders will reflect the Monthly Payment due on such Deleted Mortgage Loan on or before the Due Date in the month of substitution, and the Sponsor shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Depositor shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Servicer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the Mortgage Loan Purchase Agreement, including all applicable representations and warranties thereof included herein or in the Mortgage Loan Purchase Agreement.

For any month in which the Sponsor substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (the “Substitution Shortfall Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate of, as to each such Qualified Substitute Mortgage Loan, the Scheduled Principal Balance thereof as of the date of substitution, together with one month’s interest on such Scheduled Principal Balance at the applicable Net Mortgage Rate, plus all outstanding P&I Advances and Servicing Advances (including Nonrecoverable P&I Advances and Nonrecoverable Servicing Advances) related thereto. On the date of such substitution, the Sponsor will deliver or cause to be delivered to the Servicer for deposit in the Collection Account an amount equal to the Substitution Shortfall Amount, if any, and the Trustee or the applicable Custodian on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, upon receipt of a request for release in the form attached to the related Custodial Agreement and certification by the Servicer of such deposit, shall release to the Sponsor the related Mortgage File or Files and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Sponsor shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Sponsor shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on any Trust REMIC, including without limitation, any federal tax imposed on “prohibited transactions” under Section 860F(a)(1) of the Code or on “contributions after the startup date” under Section 860G(d)(1) of the Code, or (b) any Trust REMIC to fail to qualify as a REMIC at any time that any Certificate is outstanding.

(c) Upon discovery by the Depositor, the Sponsor, the Servicer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two (2) Business Days give written notice thereof to the other parties. In connection therewith, the Sponsor shall repurchase or substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within ninety (90) days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Such repurchase or substitution shall be made by (i) the Sponsor if the affected Mortgage Loan’s status as a non-qualified mortgage is or results from a breach of any representation, warranty or covenant made by the Sponsor under the Mortgage Loan Purchase Agreement or (ii) the Depositor, if the affected Mortgage Loan’s status as a non-qualified mortgage does not result from a breach of a representation or warranty. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Sponsor the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(d) With respect to a breach of the representations made pursuant to Section 5(xii) of the Mortgage Loan Purchase Agreement that materially and adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Sponsor shall be required to take the actions set forth in this Section 2.03.

(e) Within ninety (90) days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of the breach of any representation, warranty or covenant of the Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan or Prepayment Charge, the Servicer shall cure such breach in all material respects.

SECTION 2.04. Representations and Warranties of the Master Servicer.

The Master Servicer hereby represents, warrants and covenants to the Servicer, the Depositor and the Trustee, for the benefit of each of the Trustee and the Certificateholders, that as of the Closing Date or as of such date specifically provided herein:

(i) The Master Servicer is a national banking association duly formed, validly existing and in good standing under the laws of the United States of America and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Master Servicer;

(ii) The Master Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Master Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii) The execution and delivery of this Agreement by the Master Servicer, the consummation by the Master Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Master Servicer and will not (A) result in a breach of any term or provision of charter and by-laws of the Master Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Master Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Master Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer; and the Master Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Master Servicer’s knowledge, would in the future materially and adversely affect, (x) the ability of the Master Servicer to perform its obligations under this Agreement or (y) the business, operations, financial condition, properties or assets of the Master Servicer taken as a whole;

(iv) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v) No litigation is pending against the Master Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Master Servicer to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi) There are no actions or proceedings against, or investigations known to it of, the Master Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Master Servicer of its obligations under, or validity or enforceability of, this Agreement; and

(vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date.

It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.04 shall survive the resignation or termination of the parties hereto and the termination of this Agreement and shall inure to the benefit of the Trustee, the Depositor and the Certificateholders.

SECTION 2.05. Representations, Warranties and Covenants of the Servicer.

(a) The Servicer hereby represents, warrants and covenants to the Master Servicer, the Securities Administrator, the Depositor and the Trustee, for the benefit of each of such Persons and the Certificateholders that as of the Closing Date or as of such date specifically provided herein:

(i) The Servicer is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation, and is duly authorized and qualified to transact any and all business contemplated by this Agreement to be conducted by the Servicer in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loans in accordance with the terms of this Agreement;

(ii) The Servicer has the full power and authority to conduct its business as presently conducted by it and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement. The Servicer has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a legal, valid and binding obligation of the Servicer, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity;

(iii) The execution and delivery of this Agreement by the Servicer, the servicing of the Mortgage Loans by the Servicer hereunder, the consummation by the Servicer of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of the Servicer and will not (A) result in a breach of any term or provision of the charter or by-laws of the Servicer or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which the Servicer is a party or by which it may be bound, or any statute, order or regulation applicable to the Servicer of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Servicer; and the Servicer is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to the Servicer's knowledge, would in the future materially and adversely affect, (x) the ability of the Servicer to perform its obligations under this Agreement, (y) the business, operations, financial condition, properties or assets of the Servicer taken as a whole or (z) the legality, validity or enforceability of this Agreement;

(iv) The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant made by it and contained in this Agreement;

(v) No litigation is pending against the Servicer that would materially and adversely affect the execution, delivery or enforceability of this Agreement or the ability of the Servicer to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

(vi) There are no actions or proceedings against, or investigations known to it of, the Servicer before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement;

(vii) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of, or compliance by the Servicer with, this Agreement or the consummation by it of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

(viii) The Servicer has fully furnished and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis;

(ix) The Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS; and

(x) The Servicer will not waive any Prepayment Charge other than in accordance with the standard set forth in Section 3.01.

(b) Notwithstanding anything to the contrary contained in this Agreement, if the covenant of the Servicer set forth in Section 2.05(a)(x) above is breached, the Servicer will pay the amount of such waived Prepayment Charge, from its own funds without any right of reimbursement, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account within 90 days of the earlier of discovery by the Servicer or receipt of notice by the Servicer of such breach. Furthermore, notwithstanding any other provisions of this Agreement, any payments made by the Servicer in respect of any waived Prepayment Charges pursuant to this paragraph shall be deemed to be paid outside of the Trust Fund.

(c) It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive the resignation or termination of the parties hereto, the termination of this Agreement and the delivery of the Mortgage Files to the related Custodian and shall inure to the benefit of the Trustee, the Master Servicer, the Securities Administrator, the Depositor, the Certificateholders. Upon discovery by any such Person or the Servicer of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan, Prepayment Charge or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice (but in no event later than two (2) Business Days following such discovery) to the Trustee. Subject to Section 8.01, unless such breach shall not be susceptible of cure within ninety (90) days, the obligation of the Servicer set forth in Section 2.03(e) to cure breaches shall constitute the sole remedy against the Servicer available to the Certificateholders, the Depositor or the Trustee on behalf of the Certificateholders respecting a breach of the representations, warranties and covenants contained in this Section 2.05.

SECTION 2.06. Issuance of the REMIC I Regular Interests and the Class R-I Interest.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to the applicable Custodian on its behalf of the Mortgage Loan Documents, subject to the provisions of Section 2.01 and Section 2.02 hereof and Section 2 of the related Custodial Agreement, together with the assignment to it of all other assets included in REMIC I, the receipt of which is hereby acknowledged. The interests evidenced by the Class R-I Interest, together with the REMIC I Regular Interests, constitute the entire beneficial ownership interest in REMIC I. The rights of the Holders of the Class R-I Interest and REMIC I (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Interest and the REMIC I Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-I Interest and the REMIC I Regular Interests, shall be as set forth in this Agreement.

SECTION 2.07. Conveyance of the REMIC I Regular Interests; Acceptance of REMIC II and REMIC III by the Trustee.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee, without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests for the benefit of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The Trustee acknowledges receipt of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests). The rights of the Holder of the Class R-II Interest and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Interest and the REMIC II Regular Interests, respectively, and all ownership interests evidenced or constituted by the Class R-II Interest and the REMIC II Regular Interests, shall be as set forth in this Agreement. The Class R-II Interest and the REMIC II Regular Interests shall constitute the entire beneficial ownership interest in REMIC II. The Trustee acknowledges receipt of the REMIC II Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the Class R-III Interest and REMIC III (as holder of the REMIC II Regular Interests). The rights of the Holder of the Class R-III Interest and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC III in respect of the Class R-III Interest and the Regular Certificates, respectively, and all ownership interests evidenced or constituted by the Class R-III Interest and the Regular Certificates, shall be as set forth in this Agreement. The Class R-III Interest and the Regular Certificates shall constitute the entire beneficial ownership interest in REMIC III.

SECTION 2.08. Issuance of Residual Certificates.

The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Securities Administrator has executed and authenticated and the Trustee has delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations. The Class R Certificates evidence ownership in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest.

SECTION 2.09. Establishment of the Trust.

The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust to be known, for convenience, as “ACE Securities Corp., Home Equity Loan Trust, Series 2006-ASAP1” and does hereby appoint HSBC Bank USA, National Association as Trustee in accordance with the provisions of this Agreement.

SECTION 2.10. Purpose and Powers of the Trust.

The purpose of the common law trust, as created hereunder, is to engage in the following activities:

(a) acquire and hold the Mortgage Loans and the other assets of the Trust Fund and the proceeds therefrom;

(b) to issue the Certificates sold to the Depositor in exchange for the Mortgage Loans;

(c) to make payments on the Certificates;

(d) to engage in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(e) subject to compliance with this Agreement, to engage in such other activities as may be required in connection with conservation of the Trust Fund and the making of distributions to the Certificateholders.

The trust is hereby authorized to engage in the foregoing activities. The Trustee shall not cause the trust to engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement while any Certificate is outstanding, and this Section 2.10 may not be amended, without the consent of the Certificateholders evidencing 51% or more of the aggregate voting rights of the Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING
OF THE MORTGAGE LOANS; ACCOUNTS

SECTION 3.01. The Servicer to Act as Servicer.

On and after the Closing Date, the Servicer shall service and administer the Mortgage Loans on behalf of the Trust Fund and in the best interests of and for the benefit of the Certificateholders (as determined by the Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the respective Mortgage Loans and all applicable laws and regulations and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of prudent mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

(i) any relationship that the Servicer or any Affiliate of the Servicer may have with the related Mortgagor;

(ii) the ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

(iii) the Servicer’s obligation to make P&I Advances or Servicing Advances; or

(iv) the Servicer’s right to receive compensation for its services hereunder.

To the extent consistent with the foregoing, the Servicer shall also seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes and shall waive (or permit a Sub-Servicer to waive) a Prepayment Charge only under the following circumstances: (i) such waiver is standard and customary in servicing similar Mortgage Loans and such waiver is related to a default or reasonably foreseeable default and would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan and, if such waiver is made in connection with a refinancing of the related Mortgage Loan, such refinancing is related to a default or a reasonably foreseeable default, (ii) such Prepayment Charge is unenforceable in accordance with applicable law or the collection of such related Prepayment Charge would otherwise violate applicable law or (iii) the collection of such Prepayment Charge would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters. Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Prepayment Charge Schedule or other information provided to the Servicer, such Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Prepayment Charge Schedule.

Subject only to the above-described servicing standards (the “Accepted Servicing Practices”) and the terms of this Agreement and of the related Mortgage Loans, the Servicer shall have full power and authority, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable with the goal of maximizing proceeds of the Mortgage Loan. Without limiting the generality of the foregoing, the Servicer in its own name is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment, to execute and deliver, on behalf of the Trust Fund, the Certificateholders and the Trustee or any of them, and upon written notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge or subordination, and all other comparable instruments, with respect to the related Mortgage Loans and the related Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee, for the benefit of the Trust Fund and the Certificateholders. The Servicer shall service and administer the related Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.14, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer a power of attorney in the form of Exhibit D hereto and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder and furnished to the Trustee by the Servicer, and the Trustee shall not be liable for the actions of the Servicer under such powers of attorney and shall be indemnified by the Servicer for any cost, liability or expense incurred by the Trustee in connection with the Servicer’s use or misuse of any such power of attorney.

In accordance with Accepted Servicing Practices, the Servicer shall make or cause to be made Servicing Advances as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which Servicing Advances shall be reimbursable in the first instance from related collections from the related Mortgagors pursuant to Section 3.07, and further as provided in Section 3.09; provided, however, the Servicer shall only make such Servicing Advance if the related Mortgagor has not made such payment and if the failure to make such Servicing Advance would result in the loss of the related Mortgaged Property due to a tax sale or foreclosure as result of a tax lien. Any cost incurred by the Servicer in effecting the payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating the Stated Principal Balance of such Mortgage Loan or distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.09 of this Agreement, and agree that no Servicing Advance shall be rejected or disallowed by any party unless it has been shown that such Servicing Advance was not made in accordance with the terms of this Agreement. Notwithstanding the foregoing, the parties understand and agree that, with respect to any Mortgage Loan (1) the Master Servicer shall not approve the reimbursement of any Servicing Advance made with respect to such Mortgage Loan prior to the Cut-off Date (each, a “Pre-Cut-off Date Advance”) unless and until it has received a Servicing Advance Schedule listing the amount of Pre-Cut-off Date Advances made in respect of such Mortgage Loan from (a) the Servicer with respect to any Mortgage Loans that were transferred to such Servicer prior to the Cut-off Date and/or (b) the Depositor with respect to any Mortgage Loans that were transferred to the Servicer after the Cut-off Date, as applicable, (2) the aggregate Pre-Cut-off Date Advances reimbursable hereunder with respect to such Mortgage Loan shall not exceed the amount of Pre-Cut-off Date Advances for such Mortgage Loan shown on the Servicing Advance Schedule delivered to the Master Servicer, (3) the Depositor shall be deemed to have agreed with and approved the Pre-Cut-off Date Advances shown on any Servicing Advance Schedule furnished to the Master Servicer, and (4) the Master Servicer will have no liability to the Depositor, the Servicer or any other Person, including any Certificateholder, for approving reimbursement of related Pre-Cut-off Date Advances so long as the aggregate amount of such advances reimbursed hereunder does not exceed of the amount of Pre-Cut-off Date Advances for such Mortgage Loan shown on the Servicing Advance Schedule.

Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan and the Servicer shall not permit any modification with respect to any related Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such related Mortgage Loan (unless, as provided in Section 3.06, the related Mortgagor is in default with respect to the related Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable) or any modification, waiver or amendment of any term of any related Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and (B) cause any Trust REMIC created hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on “prohibited transactions” or “contributions after the startup date” under the REMIC Provisions.

In the event that the Mortgage Loan Documents relating to a Mortgage Loan contain provisions requiring the related Mortgagor to arbitrate disputes (at the option of the Trustee, on behalf of the Trust), the Trustee hereby authorizes the Servicer to waive the Trustee’s right or option to arbitrate disputes and to send written notice of such waiver to the Mortgagor, although the Mortgagor may still require arbitration at its option.

From and after the Closing Date, the Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company or their successors on a monthly basis.

SECTION 3.02. Sub-Servicing Agreements Between the Servicer and Sub-Servicers.

(a) The Servicer may arrange for the subservicing of any Mortgage Loan by a Sub- Servicer pursuant to a Sub-Servicing Agreement; provided that such sub-servicing arrangement and the terms of the related Sub-Servicing Agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder and the related Servicer shall cause any Sub-Servicer to comply with the provisions of this Agreement (including, without limitation, to provide the information required to be delivered under Sections 3.17, 3.18 and 3.20 hereof), to the same extent as if such Sub-Servicer were the related Servicer. The Servicer shall be responsible for obtaining from each Sub-Servicer and delivering to the Master Servicer any annual statement of compliance, assessment of compliance, attestation report and Sarbanes Oxley related certification as and when required to be delivered. Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Notwithstanding the provisions of any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer or a Sub-Servicer or reference to actions taken through the Servicer or otherwise, the Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Mortgage Loans. Every Sub-Servicing Agreement entered into by the Servicer shall contain a provision giving the successor servicer the option to terminate such agreement in the event a successor servicer is appointed. All actions of each Sub-Servicer performed pursuant to the related Sub-Servicing Agreement shall be performed as an agent of the Servicer with the same force and effect as if performed directly by the Servicer.

(b) Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an “Subcontractor”) that does not meet the eligibility requirements for a Sub-Servicer, so long as such outsourcing does not constitute the delegation of the Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Subcontractor. The Servicer shall promptly, upon request, provide to the Master Servicer, the Trustee and the Depositor a written description (in form and substance satisfactory to the Master Servicer, the Trustee and the Depositor) of the role and function of each Subcontractor utilized by the Servicer, specifying (i) the identity of each such Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (ii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (i) of this subsection. The use by the Servicer of any such Subcontractor shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Subcontractor as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Subcontractor from the Servicer’s own funds.

(c) As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Servicer shall cause any such Subcontractor used by the Servicer for the benefit of the Master Servicer, the Trustee and the Depositor to comply with the provisions of Sections 3.17, 3.18 and 3.20 of this Agreement to the same extent as if such Subcontractor were the Servicer. The Servicer shall be responsible for obtaining from each Subcontractor and delivering to the Master Servicer, the Trustee and any Depositor any assessment of compliance, attestation report and Sarbanes-Oxley related certification required to be delivered by such Subcontractor under Section 3.17, 3.18 and 3.20, in each case as and when required to be delivered.

(d) For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Sub-Servicer or Subcontractor regardless of whether such payments are remitted by the Sub-Servicer or Subcontractor to the Servicer.

SECTION 3.03. Successor Sub-Servicers.

Any Sub-Servicing Agreement shall provide that the Servicer shall be entitled to terminate any Sub-Servicing Agreement and to either itself directly service the related Mortgage Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02. Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by any successor to the Servicer (which may be the Master Servicer) without fee, in accordance with the terms of this Agreement, in the event that the Servicer (or any successor to the Servicer) shall, for any reason, no longer be the Servicer of the related Mortgage Loans (including termination due to a Servicer Event of Default).

SECTION 3.04. No Contractual Relationship Between Sub-Servicer, Subcontractor, Trustee or the Certificateholders.

Any Sub-Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Sub-Servicer or the Subcontractor, as applicable, shall be deemed to be between the Sub-Servicer or Subcontractor, as applicable, and the Servicer alone and the Master Servicer, Trustee and the Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Sub-Servicer or the Subcontractor except as set forth in Section 3.05.

SECTION 3.05. Assumption or Termination of Sub-Servicing Agreement by Successor Servicer.

In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of the Servicer hereunder by a successor servicer (which may be the Master Servicer) pursuant to Section 8.02, it is understood and agreed that the Servicer’s rights and obligations under any Sub-Servicing Agreement then in force between the Servicer and a Sub-Servicer shall be assumed simultaneously by such successor servicer without act or deed on the part of such successor servicer; provided, however, that any successor servicer may terminate the Sub-Servicer.

The Servicer shall, upon the reasonable request of the Master Servicer, but at its own expense, deliver to the assuming party documents and records relating to each Sub-Servicing Agreement and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

The Servicing Fee payable to any such successor servicer shall be payable from payments received on the Mortgage Loans in the amount and in the manner set forth in this Agreement.

SECTION 3.06. Collection of Certain Mortgage Loan Payments.

The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the related Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and Accepted Servicing Practices, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge or, if applicable, penalty interest or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note related to a Mortgage Loan for a period of not greater than 180 days; provided that any extension pursuant to this clause shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with Accepted Servicing Practices may waive, modify or vary any term of such Mortgage Loan (including modifications that change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor if in the Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action).

SECTION 3.07. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

To the extent the terms of a Mortgage provide for Escrow Payments, the Servicer shall establish and maintain one or more accounts (the “Servicing Accounts”), into which all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items for the account of the Mortgagors (“Escrow Payments”) shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event later than the second Business Day after the deposit of good funds into the clearing account, and retain therein, all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect timely payment of taxes, assessments, fire, flood, and hazard insurance premiums, and comparable items; (ii) reimburse itself out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.11 (with respect to fire, flood and hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or, only to the extent not required to be paid to the related Mortgagors, to pay itself interest on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Servicer’s obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. As part of its servicing duties, the Servicer shall pay to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its own funds, without any reimbursement therefor. Notwithstanding the foregoing, the Servicer shall not be obligated to collect Escrow Payments if the related Mortgage Loan does not require such payments but the Servicer shall nevertheless be obligated to make Servicing Advances as provided in Section 3.01 and Section 3.11. In the event the Servicer shall deposit in the Servicing Accounts any amount not required to be deposited therein, it may at any time withdraw such amount from the Servicing Accounts, any provision to the contrary notwithstanding.

To the extent that a Mortgage does not provide for Escrow Payments, the Servicer (i) shall determine whether any such payments are made by the Mortgagor in a manner and at a time that is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien and (ii) shall ensure that all insurance required to be maintained on the Mortgaged Property pursuant to this Agreement is maintained. If any such payment has not been made and the Servicer receives notice of a tax lien with respect to the Mortgage Loan being imposed, the Servicer shall, promptly and to the extent required to avoid loss of the Mortgaged Property, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property unless the Servicer determines the advance to be nonrecoverable. The Servicer assumes full responsibility for the payment of all such bills and shall effect payments of all such bills irrespective of the Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments and shall make Servicing Advances to effect such payments subject to its determination of recoverability.

SECTION 3.08. Collection Account and Distribution Account.

(a) On behalf of the Trust Fund, the Servicer shall establish and maintain one or more “Collection Accounts”, held in trust for the benefit of the Trustee and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer’s receipt thereof, and shall thereafter deposit in the Collection Account, in no event later than two Business Days after the deposit of good funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it on or subsequent to the Cut-off Date other than amounts attributable to a Due Date on or prior to the Cut-off Date:

(i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

(ii) all payments on account of interest (net of the related Servicing Fee and any Prepayment Interest Excess) on each Mortgage Loan;

(iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property) and all Subsequent Recoveries with respect to the Mortgage Loans;

(iv) any amounts required to be deposited by the Servicer pursuant to Section 3.10 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

(v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.11(a) in respect of any blanket policy deductibles;

(vi) any Purchase Price or Substitution Shortfall Amount delivered to the Servicer and all proceeds (net of amounts payable or reimbursable to the Servicer, the Master Servicer, the Trustee, the Custodians or the Securities Administrator) of Mortgage Loans purchased in accordance with Section 2.03, Section 3.13 or Section 10.01; and

(vii) any Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans or amounts required to be deposited by the Servicer in connection with a breach of its obligations under Section 2.05.

The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, assumption fees or other similar fees need not be deposited by the Servicer in the Collection Account and may be retained by the Servicer as additional compensation. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

(b) On behalf of the Trust Fund, the Securities Administrator shall establish and maintain one or more accounts (such account or accounts, the “Distribution Account”), held in trust for the benefit of the Trustee, the Trust Fund and the Certificateholders. On behalf of the Trust Fund, the Servicer shall deliver to the Securities Administrator in immediately available funds for deposit in the Distribution Account on or before 12:00 noon New York time on the Servicer Remittance Date, that portion of the Available Distribution Amount (calculated without regard to the references in clause (2) of the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account and the amount of all Prepayment Charges collected by the Servicer in connection with the Principal Prepayment of any of the Mortgage Loans then on deposit in the Collection Account and the amount of any funds reimbursable to an Advance Financing Person pursuant to Section 3.26. If the balance on deposit in a Collection Account exceeds $100,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of “Eligible Account,” the Servicer shall, on or before 5:00 p.m. New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator or the Sponsor pursuant to Section 3.09 and shall pay such amounts to the Persons entitled thereto or shall establish a separate Collection Account (which shall also be an Eligible Account) and withdraw from the existing Collection Account the amount on deposit therein in excess of $100,000 and deposit such excess in the newly created Collection Account.

With respect to any remittance received by the Securities Administrator after the Servicer Remittance Date on which such payment was due, the Securities Administrator shall send written notice thereof to the Servicer. The Servicer shall pay to the Securities Administrator interest on any such late payment by the Servicer at an annual rate equal to Prime Rate (as defined in The Wall Street Journal) plus one percentage point, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Servicer to the Securities Administrator on the date such late payment is made and shall cover the period commencing with the day following such Servicer Remittance Date and ending with the Business Day on which such payment is made, both inclusive. The payment by the Servicer of any such interest, or the failure of the Securities Administrator to notify the Servicer of such interest, shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

(c) Funds in the Collection Account and funds in the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.10. The Servicer shall give notice to the Trustee, the Securities Administrator and the Master Servicer of the location of the Collection Account when established and prior to any change thereof. The Securities Administrator shall give notice to the Servicer and the Depositor of the location of the Distribution Account when established and prior to any change thereof.

(d) Funds held in the Collection Account at any time may be delivered by the Servicer in immediately available funds to the Securities Administrator for deposit in the Distribution Account. In the event the Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Securities Administrator withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In no event shall the Securities Administrator incur liability as a result of withdrawals from the Distribution Account at the direction of the Servicer in accordance with the immediately preceding sentence. In addition, the Servicer shall deliver to the Securities Administrator no later than the Servicer Remittance Date the amounts set forth in clauses (i) through (iv) below:

(i) any P&I Advances, as required pursuant to Section 5.03;

(ii) any amounts required to be deposited pursuant to Section 3.22(d) or 3.21(f) in connection with any related REO Property;

(iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01; and

(iv) any amounts required to be deposited pursuant to Section 3.23 in connection with any Prepayment Interest Shortfalls.

SECTION 3.09. Withdrawals from the Collection Account and Distribution Account.

(a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 5.03:

(i) to remit to the Securities Administrator for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.08(b) or permitted to be so remitted pursuant to the first sentence of Section 3.08(d);

(ii) subject to Section 3.13(d), to reimburse itself (including any successor servicer) for P&I Advances made by it, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments on related Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 5.03;

(iii) subject to Section 3.13(d), to pay itself any unpaid Servicing Fees and reimburse itself any unreimbursed Servicing Advances with respect to each related Mortgage Loan, but only to the extent of any Liquidation Proceeds and Insurance Proceeds received with respect to such related Mortgage Loan;

(iv) to pay to itself as servicing compensation (in addition to the Servicing Fee) on the Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

(v) to pay to itself or the Sponsor, as the case may be, with respect to each related Mortgage Loan that has previously been purchased or replaced pursuant to Section 2.03 or Section 3.13(c) all amounts received thereon not included in the Purchase Price or the Substitution Shortfall Amount;

(vi) to reimburse itself (including any successor to the Servicer) for

(A) any P&I Advance or Servicing Advance previously made by it which the Servicer has determined to be a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance in accordance with the provisions of Section 5.03 provided however, that the Servicer shall not be entitled to reimbursement for any Servicing Advance made prior to the Cut-off Date if the Servicer determines that such Servicing Advance constitutes a Nonrecoverable Servicing Advance;

(B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.06(a)(iii); or

(C) any P&I Advance or Servicing Advance made with respect to a delinquent Mortgage Loan which Mortgage Loan has been modified by the Servicer in accordance with the terms of this Agreement; provided that the Servicer shall only reimburse itself for such P&I Advances and Servicing Advances at the time of such modification;

(vii) to reimburse itself or the Depositor for expenses incurred by or reimbursable to itself or the Depositor, as the case may be, pursuant to Section 3.01 or Section 7.03;

(viii) to reimburse itself or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the purchase obligation under Section 2.03 of this Agreement that were included in the Purchase Price of the related Mortgage Loan, including any expenses arising out of the enforcement of the purchase obligation;

(ix) to pay, or to reimburse itself for advances in respect of, expenses incurred in connection with any related Mortgage Loan pursuant to Section 3.13(b);

(x) to pay to itself any Prepayment Interest Excess on the related Mortgage Loans to the extent not retained pursuant to Section 3.08(a)(ii); and

(xi) to clear and terminate the Collection Account pursuant to Section 10.01.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (v), (vi), (vii), (viii), (ix) and (x) above.

(b) The Securities Administrator shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

(i) to make distributions to Certificateholders in accordance with Section 5.01;

(ii) to pay to itself, the Custodians and the Master Servicer amounts to which it is entitled pursuant to Section 9.05 or any other provision of this Agreement and any Extraordinary Trust Fund Expenses;

(iii) to reimburse itself or the Master Servicer pursuant to Section 8.02;

(iv) to pay any Net Swap Payment or Swap Termination Payment payable to the Supplemental Interest Trust (unless the Swap Provider is the sole Defaulting Party or the sole Affected Party (as defined in the Swap Agreement)) owed to the Swap Provider;

(v) to pay any amounts in respect of taxes pursuant to Section 11.01(g)(v);

(vi) to pay the Master Servicing Fee to the Master Servicer;

(vii) to pay the Credit Risk Management Fee to the Credit Risk Manager; and

(viii) to clear and terminate the Distribution Account pursuant to Section 10.01.

SECTION 3.10. Investment of Funds in the Investment Accounts.

(a) The Servicer may direct, by means of written directions (which may be standing directions), any depository institution maintaining the Collection Account to invest the funds in the Collection Account (for purposes of this Section 3.10, an “Investment Account”) in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor on such Permitted Investment. Amounts in the Distribution Account may be invested in Permitted Investments as directed in writing by the Master Servicer and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds shall be made in the name of the Trustee (in its capacity as such) or in the name of a nominee of the Trustee. The Securities Administrator shall be entitled to sole possession over each such investment in the Distribution Account and, subject to subsection (b) below, the income thereon, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Securities Administrator or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in the Collection Account are at any time invested in a Permitted Investment payable on demand, the party with investment discretion over such Investment Account shall:

(x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

(y) demand payment of all amounts due thereunder promptly upon receipt by such party of written notice from the Servicer that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

(b) All income and gain realized from the investment of funds deposited in the Collection Account shall be for the benefit of the Servicer and shall be subject to its withdrawal in accordance with Section 3.09. The Servicer shall deposit in the Collection Account the amount of any loss incurred in respect of any such Permitted Investment made with funds in such account immediately upon realization of such loss. All earnings and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Master Servicer. The Master Servicer shall remit from its own funds for deposit into the Distribution Account the amount of any loss incurred on Permitted Investments in the Distribution Account.

(c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 9.01 and Section 9.02(a)(v), shall, at the written direction of the Servicer, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

(d) The Trustee, the Master Servicer or their respective Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s or the Master Servicer’s economic self-interest for (i) serving as investment adviser, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments. Such compensation shall not be considered an amount that is reimbursable or payable to the Trustee or the Master Servicer pursuant to Section 3.09 or 3.10 or otherwise payable in respect of Extraordinary Trust Fund Expenses. Such additional compensation shall not be an expense of the Trust Fund.

SECTION 3.11. Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage and Primary Mortgage Insurance.

(a) The terms of each Mortgage Note require the related Mortgagor to maintain fire, flood and hazard insurance policies. To the extent such policies are not maintained, the Servicer shall cause to be maintained for each Mortgaged Property fire and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of the current principal balance of the related Mortgage Loan and the amount necessary to compensate fully for any damage or loss to the improvements which are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire and hazard insurance on each REO Property with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with Accepted Servicing Practices, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.09, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.22, if received in respect of an REO Property. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

In the event that the Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of B:VI or better in Best’s Key Rating Guide or otherwise acceptable to Fannie Mae or Freddie Mac insuring against hazard losses on all of the related Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations to cause fire and hazard insurance to be maintained on the Mortgaged Properties, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.11, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the related Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee, the Trust Fund, the Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

(b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of its respective obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the related Mortgage Loans, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer, has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer, has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty (30) days’ prior written notice to the Trustee.

(c) The Servicer shall take no action that would result in noncoverage under any applicable primary mortgage insurance policy of any loss which, but for the actions of the Servicer would have been covered thereunder. The Servicer shall use its best efforts to keep in force and effect any applicable primary mortgage insurance policy and, to the extent that the related Mortgage Loan requires the Mortgagor to maintain such insurance, any other primary mortgage insurance applicable to any Mortgage Loan. Except as required by applicable law or the related Mortgage Loan Documents, the Servicer shall not cancel or refuse to renew any such primary mortgage insurance policy that is in effect at the date of the initial issuance of the related Mortgage Note and is required to be kept in force hereunder.

The Servicer agrees to present on behalf of the Trustee and the Certificateholders claims to the applicable insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans. Pursuant to Section 3.08, any amounts collected by the Servicer under any primary mortgage insurance policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.09. Notwithstanding any provision to the contrary, the Servicer shall have no responsibility with respect to a primary mortgage insurance policy unless the Servicer has been made aware of such policy, as reflected on the Mortgage Loan Schedule or otherwise and have been provided with adequate information to administer such policy.

SECTION 3.12. Enforcement of Due-on-Sale Clauses; Assumption Agreements

The Servicer shall, to the extent it has knowledge of any conveyance of any related Mortgaged Property by any related Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause, if any, applicable thereto; provided, however, that the Servicer shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes that it is unable under applicable law to enforce such “due-on-sale” clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer shall enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the then current underwriting criteria of the Servicer for mortgage loans similar to the related Mortgage Loans. In connection with any assumption or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall neither take nor enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee (or the applicable Custodian) that any such substitution or assumption agreement has been completed by forwarding to the Trustee (or the applicable Custodian) the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.12, the term “assumption” is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

SECTION 3.13. Realization Upon Defaulted Mortgage Loans.

(a) The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06. The Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that such costs and expenses will be recoverable as Servicing Advances by the Servicer as contemplated in Sections 3.09 and 3.21. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

(b) Notwithstanding the foregoing provisions of this Section 3.13 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Servicer shall not, on behalf of the Trust Fund, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trust Fund, the Trustee or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Servicer has also previously determined, based on its reasonable judgment and a prudent report prepared by an Independent Person who regularly conducts environmental audits using customary industry standards, that:

(1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

(2) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

The cost of the environmental audit report contemplated by this Section 3.13 shall be advanced by the Servicer, subject to the Servicer’s right to be reimbursed therefor from the Collection Account as provided in Section 3.09(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

If the Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Servicer, subject to its right to be reimbursed therefor from the Collection Account as provided in Sections 3.09(a)(iii) or 3.09(a)(ix), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

(c) The Servicer shall have the right to purchase from REMIC I any defaulted Mortgage Loan serviced by it that is ninety (90) days or more delinquent, which the Servicer determines in good faith will otherwise become subject to foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee, in form and substance satisfactory to the Servicer and the Trustee prior to purchase), at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Servicer of such deposit, shall release or cause to be released to the Servicer the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Servicer shall furnish and as shall be necessary to vest in the Servicer title to any Mortgage Loan released pursuant hereto.

(d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: first, to reimburse the Servicer for any related unreimbursed Servicing Advances and P&I Advances, pursuant to Section 3.09(a)(ii) or (a)(iii); second, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Servicer as follows: first, to unpaid Servicing Fees; and second, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer pursuant to Section 3.09(a)(iii). The portion of the recovery allocated to interest (net of unpaid Servicing Fees) and the portion of the recovery allocated to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer for any related unreimbursed Servicing or P&I Advances in accordance with Section 3.09(a)(ii) and any other amounts reimbursable to the Servicer pursuant to Section 3.09, and second, as part of the amounts to be transferred to the Distribution Account in accordance with Section 3.08(b).

SECTION 3.14. Trustee to Cooperate; Release of Mortgage Files.

(a) Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will promptly furnish to the applicable Custodian, on behalf of the Trustee, two copies of a request for release substantially in the form attached to the related Custodial Agreement signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account have been or will be so deposited) and shall request that the applicable Custodian, on behalf of the Trustee, deliver to the Servicer the related Mortgage File. Upon receipt of such certification and request, the related Custodian, on behalf of the Trustee, shall within five (5) Business Days release the related Mortgage File to the Servicer and the Trustee and the related Custodian shall have no further responsibility with regard to such Mortgage File. Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The applicable Custodian, on behalf of the Trustee, shall, upon the request of the Servicer, and delivery to the applicable Custodian, on behalf of the Trustee, of two copies of a request for release signed by a Servicing Officer substantially in the form attached to the related Custodial Agreement (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release within five (5) Business Days the related Mortgage File held in its possession or control to the Servicer. Such trust receipt shall obligate the Servicer to return the Mortgage File to the applicable Custodian on behalf of the Trustee, when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the applicable Custodian, on behalf of the Trustee, to the Servicer.

Notwithstanding the foregoing, in connection with a Principal Prepayment in full of any Mortgage Loan, the Master Servicer may request release of the related Mortgage File from the applicable Custodian, in accordance with the provisions of the related Custodial Agreement, in the event the Servicer fails to do so.

Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer, any court pleadings, requests for trustee’s sale or other documents prepared and delivered to the Trustee and reasonably acceptable to it and necessary to the foreclosure or trustee’s sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee’s sale. So long as no Servicer Event of Default shall have occurred and be continuing, the Servicer shall have the right to execute any and all such court pleadings, requests and other documents as attorney-in-fact for, and on behalf of the Trustee. Notwithstanding the preceding sentence, the Trustee shall in no way be liable or responsible for the willful malfeasance of the Servicer, or for any wrongful or negligent actions taken by the Servicer, while the Servicer is acting in its capacity as attorney-in-fact for and on behalf of the Trustee.

SECTION 3.15. Servicing Compensation.

As compensation for its activities hereunder, the Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan serviced by it payable solely from payments of interest in respect of such Mortgage Loan, subject to Section 3.23. In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.09(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.22. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer’s responsibilities and obligations under this Agreement to the extent permitted herein.

Additional servicing compensation in the form of assumption fees, late payment charges, insufficient funds charges and other miscellaneous fees (other than Prepayment Charges) and ancillary income shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.09(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.22(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.10. In addition, the Servicer shall be entitled to retain or withdraw from the Collection Account, pursuant to Section 3.09(a)(x), any Prepayment Interest Excess with respect to the Mortgage Loans serviced by it as additional servicing compensation. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided herein.

SECTION 3.16. Collection Account Statements.

Upon request, not later than fifteen (15) days after each Distribution Date, the Servicer shall forward to the Master Servicer and the Securities Administrator, the Trustee and the Depositor, a statement prepared by the institution at which the Collection Account is maintained setting forth the status of the Collection Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Collection Account. Copies of such statement and any similar statements provided by the Servicer shall be provided by the Securities Administrator to any Certificateholder and to any Person identified to the Securities Administrator as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Servicer to the Securities Administrator.

SECTION 3.17. Annual Statement as to Compliance.

(a) The Servicer shall deliver (and shall cause any Additional Servicer engaged by it to deliver) to the Master Servicer and the Depositor on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of the Servicer’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof. Promptly after receipt of each such Officer’s Certificate, the Depositor shall review such Officer’s Certificate from a Servicer or any Additional Servicer engaged by a Servicer and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of the Servicer’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

(b) Failure of the Servicer to comply timely with this Section 3.17 shall be deemed a Servicer Event of Default as to the Servicer, automatically, without notice and without any cure period, and the Master Servicer may, in addition to whatever rights the Master Servicer may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

SECTION 3.18. Assessments of Compliance and Attestation Reports.

(a) By March 15 of each year, commencing in March 2007, the Servicer, at its own expense, shall furnish, and shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Master Servicer, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 5.06(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b) By March 15 of each year, commencing in March 2007, the Servicer, at its own expense, shall cause, and the Servicer shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Master Servicer, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(c) Failure of the Servicer to comply timely with this Section 3.18 shall be deemed a Servicer Event of Default as to the Servicer, automatically, without notice and without any cure period, and the Master Servicer may, in addition to whatever rights the Master Servicer may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

SECTION 3.19. [Reserved].

SECTION 3.20. Annual Certification.

(a) The Servicer shall and shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit C, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. In the event the Servicer or any Servicing Function Participant engaged by it is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 3.20 with respect to the period of time it was subject to this Agreement or any applicable Sub-Servicing Agreement, as the case may be.

(b) The Servicer shall indemnify and hold harmless the Master Servicer, the Securities Administrator, the Trustee, the Depositor and their respective officers, directors, agents and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach by the Servicer or any of its officers, directors, agents or affiliates of its obligations under this Section 3.20 or the Servicer’s negligence, bad faith or willful misconduct in connection therewith. Such indemnity shall survive the termination or resignation of the parties hereto or the termination of this Agreement. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Securities Administrator, the Trustee and the Depositor, then the Servicer agrees that it shall contribute to the amount paid or payable by the Master Servicer, the Securities Administrator, the Trustee and the Depositor as a result of the losses, claims, damages or liabilities of the Master Servicer, the Securities Administrator, the Trustee and the Depositor in such proportion as is appropriate to reflect the relative fault of the Master Servicer, the Securities Administrator, the Trustee and the Depositor on the one hand and the Servicer on the other in connection with a breach of the Servicer’s obligations under this Section 3.20.

(c) The Servicer shall provide to the Master Servicer prompt notice of the occurrence of any of the following:

(i) any Servicer Event of Default under the terms of this Agreement, any merger, consolidation or sale of substantially all of the assets of the Servicer, the Servicer’s engagement of any Sub-Servicer to perform or assist in the performance of any of the Servicer’s obligations under this Agreement, any material litigation involving the Servicer, and any affiliation or other significant relationship between such Servicer and other transaction parties.

(ii) If the Servicer has knowledge of the occurrence of any of the events described in this clause (ii), then no later than ten days prior to the deadline for the filing of any Distribution Report on Form 10-D in respect of any Trust that includes any of the Mortgage Loans serviced by the Servicer, the Servicer shall provide to the Master Servicer notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(A) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(B) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(C) information regarding new asset-backed securities issuances backed by the same pool assets, any pool asset changes (such as, additions, substitutions or repurchases), and any material changes in origination, underwriting or other criteria for acquisition or selection of pool assets (Item 1121(a)(14) of Regulation AB).

(d) The Servicer shall provide to the Master Servicer such additional information as the Master Servicer may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports and of the fidelity bond and errors and omissions insurance policy required to be maintained by the Servicer pursuant to this Agreement, and such other information related to the Servicer or its performance hereunder.

SECTION 3.21. Access to Certain Documentation.

The Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificate Owner, access to the documentation regarding the related Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer designated by it. Nothing in this Section 3.21 shall limit the obligation of the Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.21 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or ship documents to any Person unless provisions have been made for the reimbursement of the costs thereof.

SECTION 3.22. Title, Management and Disposition of REO Property.

(a) The deed or certificate of sale of any REO Property related to a Mortgage Loan shall be taken in the name of the Trustee, or its nominee, on behalf of the Trust Fund and for the benefit of the Certificateholders. The Servicer, on behalf of REMIC I, shall either sell any REO Property by the close of the third calendar year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section 860(a)(8) of the Code or request from the Internal Revenue Service, no later than sixty (60) days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Servicer had delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Depositor, to the effect that the holding by REMIC I of such REO Property subsequent to three (3) years after its acquisition will not result in the imposition on any Trust REMIC created hereunder of taxes on “prohibited transactions” thereof, as defined in Section 860F of the Code, or cause any Trust REMIC hereunder to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any Trust REMIC created hereunder of any “income from non-permitted assets” within the meaning of Section 860F(a)(2)(B) of the Code, or any “net income from foreclosure property” which is subject to taxation under the REMIC Provisions.

(b) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to REO Properties an account held in trust for the Trustee, on behalf of the Trust Fund and for the benefit of the Certificateholders (the “REO Account”), which shall be an Eligible Account. The Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to the maintenance of separate ledgers for each REO Property. The Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the related REO Account.

(c) The Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property related to a Mortgage Loan serviced by it as are consistent with the manner in which the Servicer manages and operates similar property owned by it or any of its Affiliates, all on such terms and for such period as the Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one (1) Business Day after its receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two (2) Business Days after the deposit of good funds into the clearing account, all revenues received by it with respect to an REO Property related to a Mortgage Loan serviced by it and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

(i) all insurance premiums due and payable in respect of such REO Property;

(ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

(iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through (iii) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Servicer would make such advances if the Servicer owned the REO Property and if in the Servicer’s judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

Subject to compliance with applicable laws and regulations as shall at any time be in force, and notwithstanding the foregoing, the Servicer, on behalf of the Trust Fund, shall not:

(i) enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

(ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

(iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

(iv) allow any Person to Directly Operate any REO Property on any date more than ninety (90) days after its date of acquisition by the Trust Fund;

unless, in any such case, the Servicer has obtained an Opinion of Counsel, provided to the Servicer and the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Servicer may take such actions as are specified in such Opinion of Counsel.

The Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

(i) the terms and conditions of any such contract shall not be inconsistent herewith;

(ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Servicer as soon as practicable, but in no event later than thirty (30) days following the receipt thereof by such Independent Contractor;

(iii) none of the provisions of this Section 3.22(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Servicer of any of its duties and obligations to the Trustee on behalf of the Trust Fund and for the benefit of the Certificateholders with respect to the operation and management of any such REO Property; and

(iv) the Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Servicer’s compensation pursuant to Section 3.15 is sufficient to pay such fees. Any such agreement shall include a provision that such agreement may be immediately terminated by any successor servicer (including the Master Servicer) without fee, in the event the related shall for any reason, no longer be the Servicer of the Mortgage Loans (including termination due to a Servicer Event of Default).

(d) In addition to the withdrawals permitted under Section 3.22(c), the Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Servicer Remittance Date, the Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.08(d)(ii), for distribution on the related Distribution Date in accordance with Section 5.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.22(c) or this Section 3.22(d).

(e) Subject to the time constraints set forth in Section 3.22(a), each REO Disposition shall be carried out by the Servicer at such price and upon such terms and conditions as the Servicer shall deem necessary or advisable, as shall be normal and usual in accordance with Accepted Servicing Practices.

(f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.08(d)(ii) on the Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 5.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

(g) The Servicer shall file information returns (and shall provide a certification of a Servicing Officer to the Master Servicer that such filings have been made) with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

SECTION 3.23. Obligations of the Servicer in Respect of Prepayment Interest Shortfalls; Relief Act Interest Shortfalls.

The Servicer shall deliver to the Securities Administrator for deposit into the Distribution Account on or before 12:00 noon New York time on the Servicer Remittance Date from its own funds an amount equal to the lesser of (i) the aggregate amount of the Prepayment Interest Shortfalls attributable to prepayments in full on the related Mortgage Loans for the related Distribution Date resulting solely from voluntary Principal Prepayments received by the Servicer during the related Prepayment Period and (ii) the aggregate amount of the related Servicing Fees payable to the Servicer on such Distribution Date with respect to the related Mortgage Loans. The Servicer shall not have the right to reimbursement for any amounts remitted to the Securities Administrator in respect of this Section 3.23. The Servicer shall not be obligated to pay the amounts set forth in this Section 3.23 with respect to shortfalls resulting from the application of the Relief Act.

SECTION 3.24. Obligations of the Servicer in Respect of Mortgage Rates and Monthly Payments.

In the event that a shortfall in any collection on or liability with respect to any Mortgage Loan results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Securities Administrator for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Securities Administrator, the Master Servicer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.24 shall not limit the ability of the Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note and Mortgage, to the extent permitted by applicable law.

SECTION 3.25. Reserve Fund.

(a) No later than the Closing Date, the Securities Administrator shall establish and maintain a separate, segregated trust account entitled, “Reserve Fund, Wells Fargo Bank, National Association, in trust for the registered holders of ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1, Asset Backed Pass-Through Certificates.” On the Closing Date, the Depositor will deposit, or cause to be deposited, into the Reserve Fund $1,000.

(b) On each Distribution Date, the Securities Administrator shall deposit into the Reserve Fund the amounts described in Section 5.01(c)(7)(vi), rather than distributing such amounts to the Class CE Certificateholders, and Section 5.01(c)(7)(viii). On each such Distribution Date, the Securities Administrator shall hold all such amounts for the benefit of the Holders of the Class A Certificates and the Mezzanine Certificates and will distribute such amounts to the Holders of the Class A Certificates and the Mezzanine Certificates, in the amounts and priorities set forth in Section 5.01(c). If no Net WAC Rate Carryover Amounts are payable on a Distribution Date, the Securities Administrator shall deposit, into the Reserve Fund on behalf of the Class CE Certificateholders, from amounts otherwise distributable to the Class CE Certificateholders, an amount such that when added to other amounts already on deposit in the Reserve Fund, the aggregate amount on deposit therein is equal to $1,000.

(c) For federal and state income tax purposes, the Class CE Certificateholders will be deemed to be the owners of the Reserve Fund and all amounts deposited into the Reserve Fund (other than the initial deposit therein of $1,000) shall be treated as amounts distributed by REMIC II to the Holders of the Class CE Certificates. Upon the termination of the Trust Fund, or the payment in full of the Class A Certificates and the Mezzanine Certificates, all amounts remaining on deposit in the Reserve Fund will be released by the Trust Fund and distributed to the Class CE Certificateholders or their designees. The Reserve Fund will be part of the Trust Fund but not part of any REMIC and any payments to the Holders of the Class A Certificates or the Mezzanine Certificates of Net WAC Rate Carryover Amounts will not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860(G)(a)(1).

(d) By accepting a Class CE Certificate, each Class CE Certificateholder hereby agrees that the Securities Administrator will deposit into the Reserve Fund the amounts described above on each Distribution Date rather than distributing such amounts to the Class CE Certificateholders. By accepting a Class CE Certificate, each Class CE Certificateholder further agrees that its agreement to such action by the Securities Administrator is given for good and valuable consideration, the receipt and sufficiency of which is acknowledged by such acceptance.

(e) At the direction of the Holders of a majority in Percentage Interest in the Class CE Certificates, the Securities Administrator shall direct any depository institution maintaining the Reserve Fund to invest the funds in such account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (i) no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Securities Administrator or an Affiliate manages or advises such investment, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Securities Administrator or an Affiliate manages or advises such investment. All income and gain earned upon such investment shall be deposited into the Reserve Fund. In no event shall the Securities Administrator be liable for any investments made pursuant to this clause (e). If the Holders of a majority in Percentage Interest in the Class CE Certificates fail to provide investment instructions, funds on deposit in the Reserve Fund shall be held uninvested by the Securities Administrator without liability for interest or compensation.

(f) For federal tax return and information reporting, the right of the Class A Certificateholders and the Mezzanine Certificateholders to receive payments from the Reserve Fund in respect of any Net WAC Rate Carryover Amount shall be assigned a value of $5,000 with respect to the Certificates covered by the Swap Agreement.

SECTION 3.26. Advance Facility.

(a) Notwithstanding anything to the contrary contained herein, (i) the Servicer is hereby authorized to enter into an advance facility (“Advance Facility”) but no more than two Advance Facilities without the prior written consent of the Trustee, which consent shall not be unreasonably withheld, under which (A) the Servicer sells, assigns or pledges to an advancing person (an “Advance Financing Person”) its rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advance Financing Person agrees to finance some or all P&I Advances or Servicing Advances required to be made by the Servicer pursuant to this Agreement and (ii) the Servicer is hereby authorized to assign its rights to the Servicing Fee (which rights shall terminate upon the resignation, termination or removal of the Servicer pursuant to the terms of this Agreement); it being understood that neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to any amounts for reimbursement of P&I Advances or Servicing Advances so assigned or to the portion of the Servicing Fee so assigned. Subject to the provisions of the first sentence of this Section 3.26(a), no consent of the Depositor, Trustee, Master Servicer, Certificateholders or any other party is required before the Servicer may enter into an Advance Facility, but the Servicer shall provide notice to the Depositor, Master Servicer and the Trustee of the existence of any such Advance Facility promptly upon the consummation thereof stating (a) the identity of the Advance Financing Person and (b) the identity of any Person (“Servicer’s Assignee”) who has the right to receive amounts in reimbursement of previously unreimbursed P&I Advances or Servicing Advances. Notwithstanding the existence of any Advance Facility under which an advancing person agrees to finance P&I Advances and/or Servicing Advances on the Servicer’s behalf, the Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

(b) Reimbursement amounts (“Advance Reimbursement Amounts”) shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the related Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

(c) The Servicer shall maintain and provide to any successor servicer (with, upon request, a copy to the Trustee) a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any advancing person. The successor servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor servicer shall not be liable for any errors in such information.

(d) Reimbursement amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first out” (FIFO) basis. The documentation establishing any Advance Facility shall require the Servicer to provide to the related advancing person or its designee loan-by-loan information with respect to each such reimbursement amount distributed to such advancing person or Advance Facility trustee on each Distribution Date, to enable the advancing person or Advance Facility trustee to make the FIFO allocation of each such reimbursement amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the advancing person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an advancing person.

(e) Any amendment to this Section 3.26 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.26, including amendments to add provisions relating to a successor servicer, may be entered into by the Trustee, the Depositor, and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment is authorized hereunder and has no material adverse effect on the Certificateholders, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel to such effect) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the P&I Advances and/or Servicing Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of P&I Advances and/or Servicing Advances only to the extent provided herein, and neither the Master Servicer, the Securities Administrator, the Trustee nor the Trust are otherwise obligated or liable to repay any P&I Advances and/or Servicing Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as Servicing Fees and as reimbursement for P&I Advances and/or Servicing Advances funded by the lender, as applicable, subject to the restrictions and priorities created in this Agreement; and (c) neither the Master Servicer, the Securities Administrator nor the Trustee shall have any responsibility to calculate any amount payable under an Advance Facility or to track or monitor the administration of the financing arrangement between the Servicer and the lender or the payment of any amount under an Advance Facility.

(f) The Servicer shall indemnify the Master Servicer, the Securities Administrator, the Trustee and the Trust Fund for any cost, liability or expense relating to the Advance Facility including, without limitation, a claim, pending or threatened, by an Advance Financing Person.

SECTION 3.27. Indemnification.

The Servicer agrees to indemnify the Trustee, Master Servicer and the Securities Administrator, from, and hold the Trustee, Master Servicer and the Securities Administrator harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by any such Person by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Servicer’s reckless disregard of its obligations and duties under this Agreement. Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Servicer, the Trustee, the Master Servicer and the Securities Administrator. Any payment hereunder made by the Servicer to any such Person shall be from the Servicer’s own funds, without reimbursement from REMIC I therefor.

ARTICLE IV

ADMINISTRATION AND MASTER SERVICING
OF THE MORTGAGE LOANS BY THE MASTER SERVICER

SECTION 4.01. Master Servicer.

The Master Servicer shall, from and after the Closing Date supervise, monitor and oversee the obligations of the Servicer under this Agreement to service and administer the Mortgage Loans in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices. Furthermore, the Master Servicer shall oversee and consult with the Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by the Servicer and shall cause the Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by the Servicer under this Agreement. The Master Servicer shall independently and separately monitor the Servicer’s servicing activities with respect to each Mortgage Loan, reconcile the results of such monitoring with such information provided in the previous sentence on a monthly basis and coordinate corrective adjustments to the Servicer’s and Master Servicer’s records, and based on such reconciled and corrected information, prepare the statements specified in Section 5.03 and any other information and statements required to be provided by the Master Servicer hereunder. The Master Servicer shall reconcile the results of its Mortgage Loan monitoring with the actual remittances of the Servicer to the Distribution Account pursuant to the terms hereof based on information provided to the Master Servicer by the Servicer.

The Trustee shall furnish the Servicer and the Master Servicer with any limited powers of attorney and other documents in form acceptable to it necessary or appropriate to enable the Servicer and the Master Servicer to service and administer the Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Master Servicer or the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person’s misuse of any such power of attorney.

The Trustee, the Custodians and the Securities Administrator shall provide access to the records and documentation in possession of the Trustee, the Custodians or the Securities Administrator regarding the Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee, the Custodians or the Securities Administrator; provided, however, that, unless otherwise required by law, none of the Trustee, the Custodians or the Securities Administrator shall be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor. The Trustee, the Custodians and the Securities Administrator shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s, the Custodians’ or the Securities Administrator’s actual costs.

The Trustee shall execute and deliver to the Servicer or the Master Servicer upon request any court pleadings, requests for trustee’s sale or other documents necessary or desirable to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

SECTION 4.02. REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee and the Securities Administrator shall act in accordance herewith to treat such REMIC as a REMIC, and the Trustee and the Securities Administrator shall comply with any directions of the Sponsor, the Servicer or the Master Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.03 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of an Opinion of Counsel stating that such contribution will not result in an Adverse REMIC Event as defined in Section 11.01(f).

SECTION 4.03. Monitoring of Servicer.

(a) The Master Servicer shall be responsible for monitoring the compliance by the Servicer with its duties under this Agreement. In the review of the Servicer’s activities, the Master Servicer may rely upon an Officer’s Certificate of the Servicer with regard to the Servicer’s compliance with the terms of this Agreement. In the event that the Master Servicer, in its judgment, determines that the Servicer should be terminated in accordance with the terms hereof or that a notice should be sent pursuant to the terms hereof with respect to the occurrence of an event that, unless cured, would constitute a Servicer Event of Default, the Master Servicer shall notify the Servicer, the Sponsor and the Trustee thereof and the Master Servicer shall issue such notice or take such other action as it deems appropriate.

(b) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of the Servicer under this Agreement and shall, in the event that the Servicer fails to perform its obligations in accordance with this Agreement, subject to this Section and Article VIII, notify the Trustee and the Trustee shall terminate the rights and obligations of the Servicer hereunder and the Master Servicer shall act as servicer of the Mortgage Loans or a successor servicer shall be appointed in accordance with the provisions of Article VIII. Such enforcement, including, without limitation, the legal prosecution of claims and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

(c) The Master Servicer shall be entitled to be reimbursed by the Servicer (or from amounts on deposit in the Distribution Account if the Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the predecessor Servicer (or if the predecessor Servicer is the Master Servicer, from the Servicer immediately preceding the Master Servicer), including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer (including the Master Servicer) to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer (including the Master Servicer) to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

(d) The Master Servicer shall require the Servicer to comply with the remittance requirements and other obligations set forth in this Agreement.

(e) If the Master Servicer acts as a successor to the Servicer, it will not assume any liability for the representations and warranties of the terminated Servicer.

SECTION 4.04. Fidelity Bond.

The Master Servicer, at its expense, shall maintain in effect a blanket fidelity bond and an errors and omissions insurance policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The errors and omissions insurance policy and the fidelity bond shall be in such form and amount generally acceptable for entities serving as master servicers or trustees.

SECTION 4.05. Power to Act; Procedures.

The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article XI, to do any and all things that it may deem necessary or desirable in connection with the master servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement; provided, however, that the Master Servicer shall not (and, consistent with its responsibilities under Section 4.03, shall not permit the Servicer to) knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Master Servicer has received an Opinion of Counsel (but not at the expense of the Master Servicer) to the effect that the contemplated action will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or result in the imposition of a tax upon REMIC I, REMIC II or REMIC III, as the case may be. The Trustee shall furnish the Master Servicer, upon written request from a Servicing Officer, with any powers of attorney prepared and delivered to it and reasonably acceptable to it by empowering the Master Servicer or the Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with this Agreement, and the Trustee shall execute and deliver such other documents prepared and delivered to it and reasonably acceptable to it, as the Master Servicer or the Servicer may request, to enable the Master Servicer to master service and administer the Mortgage Loans and carry out its duties hereunder, in each case in accordance with Accepted Master Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the Servicer and shall be indemnified by the Master Servicer or the Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person’s use or misuse of any such power of attorney). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 9.10. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee.

SECTION 4.06. Due-on-Sale Clauses; Assumption Agreements.

To the extent Mortgage Loans contain enforceable due-on-sale clauses, the Master Servicer shall cause the Servicer to enforce such clauses in accordance with this Agreement. If applicable law prohibits the enforcement of a due-on-sale clause or such clause is otherwise not enforced in accordance with this Agreement and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with this Agreement.

SECTION 4.07. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit to the Trustee or the applicable Custodian such documents and instruments coming into the possession of the Master Servicer from time to time as are required by the terms hereof to be delivered to the Trustee or the applicable Custodian. Any funds received by the Master Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be remitted to the Securities Administrator for deposit in the Distribution Account. The Master Servicer shall, and, subject to Section 3.21 of this Agreement, shall cause the Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, shall be remitted to the Securities Administrator for deposit in the Distribution Account.

SECTION 4.08. Standard Hazard Insurance and Flood Insurance Policies.

For each Mortgage Loan, the Master Servicer shall enforce the obligation of the Servicer under this Agreement to maintain or cause to be maintained standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in Section 3.11 of the Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

SECTION 4.09. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall enforce the Servicer’s obligations under this Agreement to prepare and present on behalf of the Trustee and the Certificateholders all claims under any insurance policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies, bonds or contracts shall be promptly deposited in the Distribution Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property as a condition precedent to the presentation of claims on the related Mortgage Loan to the insurer under any applicable insurance policy need not be so deposited or remitted.

SECTION 4.10. Maintenance of Primary Mortgage Insurance Policies.

(a) The Master Servicer shall not take, or permit the Servicer to take (to the extent such action is prohibited by this Agreement), any action that would result in noncoverage under any primary mortgage insurance policy of any loss which, but for the actions of the Master Servicer or the Servicer, as applicable, would have been covered thereunder. The Master Servicer shall use its best reasonable efforts to cause the Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement. The Master Servicer shall not, and shall not permit the Servicer to, cancel or refuse to renew any primary mortgage insurance policy that is in effect at the date of the initial issuance of the Mortgage Note and is required to be kept in force hereunder except in accordance with the provisions of this Agreement.

(b) The Master Servicer agrees to cause the Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any primary mortgage insurance policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any primary mortgage insurance policies respecting defaulted Mortgage Loans.

SECTION 4.11. Trustee to Retain Possession of Certain Insurance Policies and Documents.

The Trustee or the applicable Custodian, shall retain possession and custody of the originals (to the extent available) of any primary mortgage insurance policies, or certificate of insurance if applicable, and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer and the Servicer have otherwise fulfilled their respective obligations under this Agreement the Trustee or the applicable Custodian shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement and the related Custodial Agreement. The Master Servicer shall promptly deliver or cause to be delivered to the Trustee or the applicable Custodian, upon the execution or receipt thereof the originals of any primary mortgage insurance policies, any certificates of renewal, and such other documents or instruments that constitute Mortgage Loan Documents that come into the possession of the Master Servicer from time to time.

SECTION 4.12. Realization Upon Defaulted Mortgage Loans.

The Master Servicer shall cause the Servicer to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with this Agreement.

SECTION 4.13. Compensation for the Master Servicer.

As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Master Servicing Fee and the income from investment of or earnings on the funds from time to time in the Distribution Account, as provided in Section 3.10. The compensation payable to the Master Servicer in respect of any Distribution Date shall be reduced in accordance with Section 4.18. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement.

SECTION 4.14. REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the related Certificateholders. The Master Servicer shall cause the Servicer to sell, any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement. Further, the Master Servicer shall cause the Servicer to sell any REO Property prior to three years after the end of the calendar year of its acquisition by REMIC I unless (i) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust Fund of such REO Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The Master Servicer shall cause the Servicer to protect and conserve, such REO Property in the manner and to the extent required by this Agreement in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b) The Master Servicer shall cause the Servicer to deposit all funds collected and received in connection with the operation of any REO Property in the REO Account.

SECTION 4.15. Master Servicer Annual Statement of Compliance.

(a) The Master Servicer and the Securities Administrator shall deliver (or otherwise make available) (and the Master Servicer and Securities Administrator shall cause any Additional Servicer or Servicing Function Participant (other than any Subcontractors) engaged by it to deliver) to the Depositor and the Securities Administrator on or before March 15 of each year, commencing in March 2007, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

(b) The Master Servicer shall include all annual statements of compliance received by it with its own annual statement of compliance to be submitted to the Securities Administrator pursuant to this Section 4.15. In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by the parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an Officer’s Certificate pursuant to this Section 4.15 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

(c) Failure of the Master Servicer to comply timely with this Section 4.15 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

(d) Copies of such Master Servicer annual statements of compliance shall be provided to any Certificateholder upon request, by the Master Servicer or by the Trustee at the Master Servicer’s expense if the Master Servicer failed to provide such copies (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement).

SECTION 4.16. Master Servicer Assessments of Compliance.

(a) By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall furnish, or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Securities Administrator and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 5.06(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period.

(b) No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, the Master Servicer shall forward to the Securities Administrator and to the Depositor the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant. When the Master Servicer and the Securities Administrator (or any Servicing Function Participant engaged by them) submit their assessments to the Securities Administrator, such parties will also at such time include the assessment (and attestation pursuant to Section 4.17) of each Servicing Function Participant engaged by it.

(c) Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Securities Administrator and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Securities Administrator shall confirm that the assessments, taken as a whole, address all of the Servicing Criteria and taken individually address the Relevant Servicing Criteria for each party as set forth on Exhibit E and notify the Depositor of any exceptions.

(d) The Master Servicer shall include all annual reports on assessment of compliance received by it with its own assessment of compliance to be submitted to the Securities Administrator pursuant to this Section 4.16. In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by the parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide a report on assessment of compliance pursuant to this Section 4.16 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

(e) Delivery under this Section 4.16 of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Master Servicer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely exclusively on an Officer’s Certificate).

(f) Failure of the Master Servicer to comply timely with this Section 4.16 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

SECTION 4.17.  Master Servicer Attestation Reports.

(a) By March 15 of each year, commencing in March 2007, the Master Servicer and the Securities Administrator, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Securities Administrator, or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Securities Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Such report must be available for general use and not contain restricted use language.

(b) Promptly after receipt of such report from the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by such parties, the Securities Administrator shall confirm that each assessment submitted pursuant to Section 4.16 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c) The Master Servicer shall include each attestation received by it with its own attestation report to be submitted to the Securities Administrator pursuant to this Section 4.17. In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by the parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable agreement in the case of a Servicing Function Participant, as the case may be, such party shall provide an attestation pursuant to this Section 4.17 with respect to the period of time it was subject to this Agreement or any other applicable agreement, as the case may be.

(d) Failure of the Master Servicer to comply timely with this Section 4.17 shall be deemed a Master Servicer Event of Default, automatically, without notice and without any cure period, and the Trustee may, in addition to whatever rights the Trustee may have under this Agreement and at law or in equity or to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof without compensating the Master Servicer for the same. This paragraph shall supersede any other provision in this Agreement or any other agreement to the contrary.

SECTION 4.18. Annual Certification.

(a) Each Form 10-K required to be filed for the Trust pursuant to Section 5.06 shall include a certification (the “Sarbanes-Oxley Certification”), required to be included therewith pursuant to the Sarbanes-Oxley Act. Each of the Master Servicer and the Securities Administrator shall provide, and shall cause any Servicing Function Participant engaged by it to provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit C, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The officer of the Master Servicer in charge of the master servicing function shall serve as the Certifying Person on behalf of the Trust. In the event the Master Servicer, the Securities Administrator or any Servicing Function Participant engaged by parties is terminated or resigns pursuant to the terms of this Agreement, or any applicable Sub-Servicing Agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 4.18 with respect to the period of time it was subject to this Agreement or any applicable Sub-Servicing Agreement, as the case may be.

SECTION 4.19. Obligation of the Master Servicer in Respect of Prepayment Interest Shortfalls.

In the event of any Prepayment Interest Shortfalls, the Master Servicer shall deposit into the Distribution Account not later than the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts required to be paid by the Servicer with respect to Prepayment Interest Shortfalls attributable to Principal Prepayments in full on the Mortgage Loans for the related Distribution Date, and not so paid by the Servicer and (ii) the aggregate amount of the compensation payable to the Master Servicer for such Distribution Date in accordance with Section 4.13, without reimbursement therefor.

SECTION 4.20. Prepayment Penalty Verification.

On or prior to each Servicer Remittance Date, the Servicer shall provide in an electronic format acceptable to the Master Servicer the data necessary for the Master Servicer to perform its verification duties set forth in this Section 4.19. The Master Servicer or a third party reasonably acceptable to the Master Servicer and the Depositor (the “Verification Agent”) will perform such verification duties and will use its best efforts to issue its findings in a report (the “Verification Report”) delivered to the Master Servicer and the Depositor within ten (10) Business Days following the related Distribution Date; provided, however, that if the Verification Agent is unable to issue the Verification Report within ten (10) Business Days following the Distribution Date, the Verification Agent may issue and deliver to the Master Servicer and the Depositor the Verification Report upon the completion of its verification duties. The Master Servicer shall forward the Verification Report to the Servicer and shall notify the Servicer if the Master Servicer has determined that the Servicer did not deliver the appropriate Prepayment Charge to the Securities Administrator in accordance with this Agreement. Such written notification from the Master Servicer shall include the loan number, prepayment penalty code and prepayment penalty amount as calculated by the Master Servicer or the Verification Agent, as applicable, of each Mortgage Loan for which there is a discrepancy. If the Servicer agrees with the verified amounts, the Servicer shall adjust the immediately succeeding Servicer Report and the amount remitted to the Securities Administrator with respect to prepayments accordingly. If the Servicer disagrees with the determination of the Master Servicer, the Servicer shall, within five (5) Business Days of its receipt of the Verification Report, notify the Master Servicer of such disagreement and provide the Master Servicer with detailed information to support its position. The Servicer and the Master Servicer shall cooperate to resolve any discrepancy on or prior to the immediately succeeding Servicer Remittance Date, and the Servicer will indicate the effect of such resolution on the Servicer Report and shall adjust the amount remitted with respect to prepayments on such Servicer Remittance Date accordingly.

During such time as the Servicer and the Master Servicer are resolving discrepancies with respect to the Prepayment Charges, no payments in respect of any disputed Prepayment Charges will be remitted to the Securities Administrator for deposit in the Distribution Account and the Master Servicer shall not be obligated to deposit such payments, unless otherwise required pursuant to Section 8.01 hereof. In connection with such duties, the Master Servicer shall be able to rely solely on the information provided to it by the Servicer in accordance with this Section. The Master Servicer shall not be responsible for verifying the accuracy of any of the information provided to it by the Servicer.

ARTICLE V

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 5.01. Distributions.

(a) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC I to REMIC II on account of the REMIC I Regular Interests and distributed to the holders of the Class R Certificates (in respect of the Class R-I Interest), as the case may be:

(1) With respect to the Group I Mortgage Loans:

(i) to Holders of REMIC I Regular Interest I-1-A through I-42-B, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

(ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to REMIC I Regular interests I-1-A through I-42-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests.

(2) With respect to the Group II Mortgage Loans:

(i) to Holders of REMIC I Regular Interest II-1-A through II-42-B, pro rata, in an amount equal to (A) Uncertificated Interest for such REMIC I Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates; and

(ii) to the extent of amounts remaining after the distributions made pursuant to clause (i) above, payments of principal shall be allocated to REMIC I Regular interests II-1-A through II-42-B starting with the lowest numerical denomination until the Uncertificated Balance of each such REMIC I Regular Interest is reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such payments of principal shall be allocated pro rata between such REMIC I Regular Interests.

(b) to the Holders of REMIC I Regular Interest I-42-A all amounts representing Prepayment Charges in respect of the Group I Mortgage Loans received during the related Prepayment Period and to the Holders of REMIC I Regular Interest II-42-A, all amounts representing Prepayment Charges in respect of the Group II Mortgage Loans received during the related Prepayment Period..

(c) (1) On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC II to REMIC III on account of the REMIC II Regular Interests or withdrawn from the Distribution Account and distributed to the Holders of the Class R Certificates (in respect of the Class R-II Interest), as the case may be:

(i) first to the Holders of REMIC II Regular Interest IO, in an amount equal to (A) Uncertificated Interest for such REMIC II Regular Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates and second, to the Holders of REMIC II Regular Interest AA, REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Interest in respect of REMIC II Regular Interest ZZ shall be reduced when the REMIC II Overcollateralization Amount is less than the REMIC II Required Overcollateralization Amount, by the lesser of (x) the amount of such difference and (y) the Maximum ZZ Uncertificated Interest Deferral Amount and such amount will be payable to the Holders of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11 in the same proportion as the Overcollateralization Increase Amount is allocated to the Corresponding Certificates and the Uncertificated Balance of REMIC II Regular Interest ZZ shall be increased by such amount;

(ii) to Holders of REMIC II Regular Interest I-SUB, REMIC II Regular Interest I-GRP, REMIC II Regular Interest II-SUB, REMIC II Regular Interest II-GRP, and REMIC II Regular Interest XX, pro rata, in an amount equal to (A) the Uncertificated Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(iii) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Marker Allocation Percentage of the available funds for such Distribution Date after the distributions made pursuant to clause (i) above, allocated as follows:

(A) 98.00% of such remainder to the Holders of REMIC II Regular Interest AA, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

(B) 2.00% of such remainder, first, to the Holders of REMIC II Regular Interest A-1, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest M-3, REMIC II Regular Interest M-4, REMIC II Regular Interest M-5, REMIC II Regular Interest M-6, REMIC II Regular Interest M-7, REMIC II Regular Interest M-8, REMIC II Regular Interest M-9, REMIC II Regular Interest M-10 and REMIC II Regular Interest M-11, 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Balances of such REMIC II Regular Interests are reduced to zero and second to the Holders of REMIC II Regular Interest ZZ, until the Uncertificated Balance of such REMIC II Regular Interest is reduced to zero;

(C) to the Holders of REMIC II Regular Interest P, all Prepayment Charges and on the Distribution Date immediately following the expiration of the latest Prepayment Charge as identified on the Prepayment Charge Schedule or any Distribution Date thereafter until $100 has been distributed pursuant to this clause; then

(D) any remaining amount to the Holders of the Class R Certificate, in respect of the Class R-II Interest;

provided, however, that 98.00% and 2.00% of any principal payments that are attributable to an Overcollateralization Reduction Amount shall be allocated to Holders of REMIC II Regular Interest AA and REMIC II Regular Interest ZZ, respectively.

(iv) to the Holders of REMIC II Regular Interests, in an amount equal to the remainder of the REMIC II Sub WAC Allocation Percentage of available funds for such Distribution Date after the distributions made pursuant to clause (c)(ii) above, such that distributions of principal shall be deemed to be made to the REMIC II Regular Interests first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group; second, to each REMIC II Regular Interest ending with the designation “SUB,” so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group over (y) the current Certificate Principal Balance of the Class A Certificate in the related loan group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining principal to REMIC II Regular Interest XX.

(v) Notwithstanding the distributions described in Section 5.01(c)(1), distributions of funds shall be made to Certificateholders only in accordance with Section 5.01(c)(2) through (7) and Section 5.01(d).

(2) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group I Interest Remittance Amount and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount remaining for such Distribution Date:

first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

second, to the Holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to the Class A-1 Certificates; and

third, concurrently, to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such Class, to the extent remaining unpaid after the distribution of the Group II Interest Remittance Amount as set forth in Section 5.01(c)(3) below on a pro rata basis, based on the entitlement of each such Class.

(3) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group II Interest Remittance Amount and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group II Interest Remittance Amount remaining for such Distribution Date:

first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event;

second, concurrently, to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, the Senior Interest Distribution Amount allocable to each such Class, on a pro rata basis, based on the entitlement of each such Class; and

third, to the Holders of the Class A-1 Certificates, the Senior Interest Distribution Amount allocable to the Class A-1 Certificates, to the extent remaining unpaid after the distribution of the Group I Interest Remittance Amount as set forth in Section 5.01(c)(2) above.

(4) On each Distribution Date, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group I Interest Remittance Amount and the Group II Interest Remittance Amount remaining after the distributions required by clauses (2) and (3) above and make the following disbursements and transfers in the order of priority described below, in each case to the extent of the Group I Interest Remittance Amount and Group II Interest Remittance Amount remaining for such Distribution Date:

sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, to the extent of the Interest Distribution Amount allocable to each such Class.

(5) On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group I Principal Distribution Amount and the Group II Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

(i) The Group I Principal Distribution Amount shall be distributed in the following order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the Holders of the Class A-1 Certificates until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero; and

third, sequentially, to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount as described in Section 5.01(c)(5)(ii) below, until the Certificate Principal Balance of each such Class has been reduced to zero.

(ii) The Group II Principal Distribution Amount shall be distributed in the following order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, sequentially, to the Holders of the Class A-2A Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and

third, to the Holders of the Class A-1 Certificates after taking into account the distribution of the Group I Principal Distribution Amount as described in Section 5.01(c)(5)(i) above, until the Certificate Principal Balance of such Class has been reduced to zero.

(iii) The Group I Principal Distribution Amount and Group II Principal Distribution Amount remaining after distributions pursuant to Sections 5.01(c)(5)(i) and (ii) above shall be distributed in the following order of priority:

sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero.

(6) On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Securities Administrator shall withdraw from the Distribution Account to the extent on deposit therein an amount equal to the Group I Principal Distribution Amount and the Group II Principal Distribution Amount and distribute to the Certificateholders the following amounts, in the following order of priority:

(i) The Group I Principal Distribution Amount shall be distributed in the following order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group I Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, to the Holders of the Class A-1 Certificates, the Class A-1 Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero; and

third, sequentially, to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, after taking into account the distribution of the Group II Principal Distribution Amount pursuant to Section 5.01(c)(6)(ii) below, up to an amount equal to the amount, if any, of the Class A-2 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of each such Class has been reduced to zero.

(ii) The Group II Principal Distribution Amount shall be distributed in the following order of priority:

first, to the Supplemental Interest Trust, an amount equal to the Group II Allocation Percentage of (i) any Net Swap Payment owed to the Swap Provider and (ii) any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event to the extent not paid from the Interest Remittance Amount on such Distribution Date;

second, sequentially, to the Holders of the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, the Class A-2 Principal Distribution Amount, until the Certificate Principal Balance of each such Class has been reduced to zero; and

third, to the Holders of the Class A-1 Certificates, after taking into account the distribution of the Group I Principal Distribution Amount pursuant to Section 5.01(c)(6)(i) above, up to an amount equal to the amount, if any, of the Class A-1 Principal Distribution Amount remaining unpaid on such Distribution Date, until the Certificate Principal Balance of the Class A-1 Certificates has been reduced to zero.

(iii) The Principal Distribution Amount remaining after distributions pursuant to Sections 5.01(c)(6)(i) and (ii) above shall be distributed in the following order of priority:

first, to the Holders of the Class M-1 Certificates, the lesser of (x) the remaining Principal Distribution Amount and (y) the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero;

second, to the Holders of the Class M-2 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, and (y) the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero;

third, to the Holders of the Class M-3 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above and to the Holders of the Class M-2 Certificates under clause second above, and (y) the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero;

fourth, to the Holders of the Class M-4 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above and to the Holders of the Class M-3 Certificates under clause third above, and (y) the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero;

fifth, to the Holders of the Class M-5 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above and to the Holders of the Class M-4 Certificates under clause fourth above, and (y) the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero;

sixth, to the Holders of the Class M-6 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above and to the Holders of the Class M-5 Certificates under clause fifth above, and (y) the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero;

seventh, to the Holders of the Class M-7 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above and to the Holders of the Class M-6 Certificates under clause sixth above, and (y) the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero;

eighth, to the Holders of the Class M-8 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above, to the Holders of the Class M-6 Certificates under clause sixth above and to the Holders of the Class M-7 Certificates under clause seventh above, and (y) the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero;

ninth, to the Holders of the Class M-9 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above, to the Holders of the Class M-6 Certificates under clause sixth above, to the Holders of the Class M-7 Certificates under clause seventh above and to the Holders of the Class M-8 Certificates under clause eighth above, and (y) the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero;

tenth, to the Holders of the Class M-10 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above, to the Holders of the Class M-6 Certificates under clause sixth above, to the Holders of the Class M-7 Certificates under clause seventh above, to the Holders of the Class M-8 Certificates under clause eighth above and to the Holders of the Class M-9 Certificate under clause ninth above, and (y) the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero; and

eleventh, to the Holders of the Class M-11 Certificates, the lesser of (x) the excess of (i) the remaining Principal Distribution Amount over (ii) the sum of the amounts distributed to the Holders of the Class M-1 Certificates under clause first above, to the Holders of the Class M-2 Certificates under clause second above, to the Holders of the Class M-3 Certificates under clause third above, to the Holders of the Class M-4 Certificates under clause fourth above, to the Holders of the Class M-5 Certificates under clause fifth above, to the Holders of the Class M-6 Certificates under clause sixth above, to the Holders of the Class M-7 Certificates under clause seventh above, to the Holders of the Class M-8 Certificates under clause eighth above, to the Holders of the Class M-9 Certificate under clause ninth above and to the Holders of the Class M-10 Certificates under clause tenth above, and (y) the Class M-11 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero.

Notwithstanding the priority of distributions described in this Section 5.01(c) with respect to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, on any Distribution Date which occurs after the Certificate Principal Balances of the Mezzanine Certificates have been reduced to zero distributions in respect of principal to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates will be made on a pro rata basis, based on the Certificate Principal Balance of each such Class, until the Certificate Principal Balance of each such Class has been reduced to zero.

(7) On each Distribution Date, the Net Monthly Excess Cashflow (or, in the case of clause (i) below, the Net Monthly Excess Cashflow exclusive of any Overcollateralization Reduction Amount) shall be distributed as follows:

(i) to the Holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount, payable to such Holders in accordance with the priorities set forth in Section 5.01(c)(5) and (6) above below;

(ii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Interest Carry Forward Amount allocable to each such Class;

(iii) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to the Allocated Realized Loss Amount allocable to each such Class;

(iv) concurrently, to the Holders of the Class A Certificates, in an amount equal to such Certificates’ allocated share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by payments pursuant to Section 3.23 or 4.18 of this Agreement and any shortfalls resulting from the application of the Relief Act or similar state or local law or the bankruptcy code with respect to the Mortgage Loans to the extent not previously reimbursed pursuant to Section 1.02;

(v) sequentially, to the Holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in an amount equal to such certificates’ share of any Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by payments pursuant to Sections 3.22 or Section 4.18 of this Agreement and any Relief Act Interest Shortfall, in each case that were allocated to such Class for such Distribution Date and for any prior Distribution Date, to the extent not previously reimbursed pursuant to Section 1.02;

(vi) to the Reserve Fund, the amount by which the Net WAC Rate Carryover Amounts, if any, with respect to the Offered Certificates exceeds the amount in the Reserve Fund that was not distributed on prior Distribution Dates;

(vii) to the Supplemental Interest Trust, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

(viii)  to the Holders of the Class CE Certificates the Interest Distribution Amount and any Overcollateralization Reduction Amount for such Distribution Date; and

(ix) to the Holders of the Class R Certificates, in respect of the Class R-III Interest, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest Prepayment Charge term as identified on the Mortgage Loan Schedule or any Distribution Date thereafter, then any such remaining amounts will be distributed first, to the Holders of the Class P Certificates, until the Certificate Principal Balance thereof has been reduced to zero and second, to the Holders of the Class R Certificates.

The Class CE Certificates are intended to receive all principal and interest received by the Trust on the Mortgage Loans that is not otherwise distributable to any other Class of Regular Certificates or REMIC Regular Interests. If the Securities Administrator determines that the Residual Certificates are entitled to any distributions on any Distribution Date other than the final Distribution Date, the Securities Administrator, prior to any such distribution to any Residual Certificate, shall notify the Depositor of such impending distribution. Upon such notification, the Depositor will prepare and request that the other parties hereto enter into an amendment to the Pooling and Servicing Agreement pursuant to Section 12.01, to revise such mistake in the distribution provisions.

On each Distribution Date, after making the distributions of the Available Distribution Amount as set forth above, the Securities Administrator will first, withdraw from the Reserve Fund all income from the investment of funds in the Reserve Fund and distribute such amount to the Holders of the Class CE Certificates, and second, withdraw from the Reserve Fund, to the extent of amounts remaining on deposit therein, the amount of any Net WAC Rate Carryover Amount for such Distribution Date and distribute such amount first, concurrently to the Class A Certificates, on a pro rata basis; second, to the Class M-1 Certificates, third, to the Class M-2 Certificates, fourth, to the Class M-3 Certificates, fifth, to the Class M-4 Certificates, sixth, to the Class M-5 Certificates, seventh, to the Class M-6 Certificates, eighth, to the Class M-7 Certificates, ninth, to the Class M-8 Certificates, tenth, to the Class M-9 Certificates, eleventh, to the Class M-10 Certificates and twelfth, to the Class M-11 Certificates, in each case to the extent to the extent any Net WAC Rate Carryover Amount is allocable to each such Class.

(d) As described in Section 5.01(c)(2), (3), (5) and (6) above, Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Swap Provider Trigger Event) payable by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement shall be deducted from the Interest Remittance Amount, and to the extent of any such remaining amounts due, from the Principal Remittance Amount, prior to any distributions to the Certificateholders. On each Distribution Date, such amounts will be remitted to the Supplemental Interest Trust, first to make any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date, and second to make any Swap Termination Payment (not due to a Swap Provider Trigger Event) owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date. Any Swap Termination Payment triggered by a Swap Provider Trigger Event owed to the Swap Provider pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Offered Certificates and shall be paid pursuant to Section 5.01(c)(7)(vii).

(e) On each Distribution Date, to the extent required, following the distribution of the Net Monthly Excess Cashflow and withdrawals from the Reserve Fund, the Securities Administrator will withdraw any amounts in the Supplemental Interest Trust and distribute such amounts in the following order of priority:

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event pursuant to the Swap Agreement;

third, concurrently, to each Class of Class A Certificates, the related Senior Interest Distribution Amount remaining undistributed after the distributions of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount, on a pro rata basis based on such respective remaining Senior Interest Distribution Amounts;

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Interest Distribution Amount and Interest Carry Forward Amount, to the extent remaining undistributed after the distributions of the Group I Interest Remittance Amount, the Group II Interest Remittance Amount and the Net Monthly Excess Cashflow;

fifth, concurrently, to each class of Class A Certificates, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions of Net Monthly Excess Cashflow on deposit in the Reserve Fund, on a pro rata basis based on such respective Net WAC Rate Carryover Amounts remaining;

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, the related Net WAC Rate Carryover Amount, to the extent remaining undistributed after distributions are made from the Reserve Fund;

seventh, to the holders of the Class or Classes of Certificates then entitled to receive distributions in respect of principal, in an amount necessary to maintain the Required Overcollateralization Amount after taking into account distributions made pursuant to Section 5.01(c)(7)(i) above;

eighth, sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates, in that order, in each case up to the related Allocated Realized Loss Amount related to such Certificates for such Distribution Date remaining undistributed after distribution of the Net Monthly Excess Cashflow;

ninth, to the Swap Provider, an amount equal to any Swap Termination Payment owed to the Swap Provider due to a Swap Provider Trigger Event pursuant to the Swap Agreement; and

tenth, to the Class CE Certificates, any remaining amounts.

(f) On each Distribution Date, the Securities Administrator shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Charges and shall distribute such amounts to the Class P Certificateholders as described above.

(g) All distributions made with respect to each Class of Certificates on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Payments in respect of each Class of Certificates on each Distribution Date will be made to the Holders of the respective Class of record on the related Record Date (except as otherwise provided in Section 5.01(i) or Section 10.01 respecting the final distribution on such Class), based on the aggregate Percentage Interest represented by their respective Certificates, and shall be made by wire transfer of immediately available funds to the account of any such Holder at a bank or other entity having appropriate facilities therefor, if such Holder shall have so notified the Securities Administrator in writing at least five (5) Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Certificates having an initial aggregate Certificate Principal Balance that is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the initial Certificate Principal Balance of such Class of Certificates, or otherwise by check mailed by first class mail to the address of such Holder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office of the Securities Administrator or such other location specified in the notice to Certificateholders of such final distribution.

Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor, the Servicer, the Securities Administrator or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

(h) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Agreement. None of the Holders of any Class of Certificates, the Trustee, the Servicer, the Securities Administrator or the Master Servicer shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

(i) Except as otherwise provided in Section 10.01, whenever the Securities Administrator expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Securities Administrator shall, no later than three (3) days before the related Distribution Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

(i) the Securities Administrator expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Securities Administrator therein specified, and

(ii) no interest shall accrue on such Certificates from and after the end of the related Interest Accrual Period.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust by the Securities Administrator and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 5.01(i) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates but shall continue to hold any remaining funds for the benefit of non-tendering Certificateholders. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in such trust fund. If within one year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 5.01(i). Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

(j) Notwithstanding anything to the contrary herein, (i) in no event shall the Certificate Principal Balance of a Class A Certificate or a Mezzanine Certificate be reduced more than once in respect of any particular amount both (a) allocated to such Certificate in respect of Realized Losses pursuant to Section 5.04 and (b) distributed to the Holder of such Certificate in reduction of the Certificate Principal Balance thereof pursuant to this Section 5.01 from Net Monthly Excess Cashflow and (ii) in no event shall the Uncertificated Balance of a REMIC Regular Interest be reduced more than once in respect of any particular amount both (a) allocated to such REMIC Regular Interest in respect of Realized Losses pursuant to Section 5.04 and (b) distributed on such REMIC Regular Interest in reduction of the Uncertificated Balance thereof pursuant to this Section 5.01.

SECTION 5.02. Statements to Certificateholders.

On each Distribution Date, the Securities Administrator (based on the information set forth in the Servicer Reports for such Distribution Date and information provided by the Trustee or the Swap Provider under the Swap Agreement with respect to payments made pursuant to the Swap Agreement) shall make available to each Holder of the Certificates, a statement as to the distributions made on such Distribution Date setting forth:

(i) the applicable Interest Accrual Periods and general Distribution Dates;

(ii) with respect to each loan group, the total cash flows received and the general sources thereof;

(iii) the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

(iv) with respect to each loan group, the amount of the related distribution to Holders of the Certificates (by class) allocable to principal, separately identifying (A) the aggregate amount of any Principal Prepayments included therein, (B) the aggregate of all scheduled payments of principal included therein and (C) any Overcollateralization Increase Amount included therein;

(v) with respect to each loan group, the amount of such distribution to Holders of the Certificates (by class) allocable to interest and the portion thereof, if any, provided by the Swap Agreement;

(vi) with respect to each loan group, the Interest Carry Forward Amounts and any Net WAC Rate Carryover Amounts for the related Certificates (if any);

(vii) with respect to each loan group, the Certificate Principal Balance of the related Certificates before and after giving effect to the distribution of principal and allocation of Allocated Realized Loss Amounts on such Distribution Date;

(viii) with respect to each loan group, the number and Scheduled Principal Balance of all the Mortgage Loans for the following Distribution Date;

(ix) the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(x) the aggregate amount of Advances included in the distributions on the Distribution Date (including the general purpose of such Advances);

(xi) with respect to each loan group, the number and aggregate principal balance of any Mortgage Loans that were (A) delinquent (exclusive of Mortgage Loans in foreclosure) using the “OTS” method (1) one scheduled payment is delinquent, (2) two scheduled payments are delinquent, (3) three scheduled payments are delinquent and (4) foreclosure proceedings have been commenced, and loss information for the period;

(xii) the amount of, if any, of Net Monthly Excess Cashflow or excess spread and the application of such Net Monthly Excess Cashflow;

(xiii) with respect to each loan group and any Mortgage Loan that was liquidated during the preceding calendar month, the loan number and Scheduled Principal Balance of, and Realized Loss on, such Mortgage Loan as of the end of the related Prepayment Period;

(xiv) with respect to each loan group, whether the Stepdown Date has occurred and whether Trigger Event is in effect;

(xv) the total number and principal balance of any real estate owned, or REO Properties, as of the end of the related Prepayment Period;

(xvi) with respect to each loan group, the cumulative Realized Losses through the end of the preceding month;

(xvii) with respect to each loan group, the three-month rolling average of the percent equivalent of a fraction, the numerator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans in such loan group that are 60 days or more delinquent or are in bankruptcy or foreclosure or are REO Properties, and the denominator of which is the Scheduled Principal Balances of all of the Mortgage Loans in such loan group,

(xviii) with respect to each loan group, the amount of the Prepayment Charges remitted by the Servicer;

(xix) the Certificate Factor for each such Class of Certificates applicable to such Distribution Date;

(xx) the Interest Distribution Amount in respect of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates for such Distribution Date and the Interest Carry Forward Amount, if any, with respect to the Class A Certificates and the Mezzanine Certificates on such Distribution Date, and in the case of the Class A Certificates and the Mezzanine Certificates separately identifying any reduction thereof due to allocations of Prepayment Interest Shortfalls and interest shortfalls including the following Realized Losses; Relief Act Interest Shortfalls and Net WAC Rate Carryover Amounts;

(xxi) the aggregate amount of any Prepayment Interest Shortfall for such Distribution Date, to the extent not covered by payments by the Servicer pursuant to Section 3.23 of this Agreement or the Master Servicer pursuant to Section 4.19 of this Agreement;

(xxii) the Required Overcollateralization Amount and the Credit Enhancement Percentage for such Distribution Date;

(xxiii) the Overcollateralization Increase Amount, if any, for such Distribution Date;

(xxiv) the Overcollateralization Reduction Amount, if any, for such Distribution Date;

(xxv) the amount of any deposit to the Reserve Fund contemplated by Section 3.25(b);

(xxvi) the balance of the Reserve Fund prior to the deposit or withdrawal of any amounts on such Distribution Date;

(xxvii) the amount of any deposit to the Reserve Fund pursuant to Section 5.01(c)(7)(vi);

(xxviii) the Aggregate Loss Severity Percentage; and

(xxix) the amount of any Net Swap Payment payable to the Trust, any related Net Swap Payment payable to the Swap Provider, any Swap Termination Payment payable to the Trust and any related Swap Termination Payment payable to the Swap Provider.

The Securities Administrator will make such statement (and, at its option, any additional files containing the same information in an alternative format) available each month to the Certificateholders and the Rating Agencies via the Securities Administrator’s internet website. The Securities Administrator’s internet website shall initially be located at http:\\www.ctslink.com and assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at 1-301-815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Securities Administrator shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Securities Administrator shall provide timely and adequate notification to all above parties regarding any such changes.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed as a dollar amount per Single Certificate of the relevant Class.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Holder of a Regular Certificate a statement containing the information set forth in subclauses (i) through (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Securities Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Securities Administrator pursuant to any requirements of the Code as from time to time are in force.

Within a reasonable period of time after the end of each calendar year, the Securities Administrator shall furnish upon request to each Person who at any time during the calendar year was a Holder of a Residual Certificate a statement setting forth the amount, if any, actually distributed with respect to the Residual Certificates, as appropriate, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.

The Securities Administrator shall, upon request, furnish to each Certificateholder during the term of this Agreement, such periodic, special, or other reports or information, whether or not provided for herein, as shall be reasonable with respect to the Certificateholder, as applicable, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided at the expense of the Certificateholder, in accordance with such reasonable and explicit instructions and directions as the Certificateholder may provide.

On each Distribution Date the Securities Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) CUSIP level factors for each Class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Securities Administrator and Bloomberg.

SECTION 5.03. Servicer Reports; P&I Advances.

(a) On or before 12:00 noon New York time on the 18th calendar day of the month, and if the 18th calendar day is not a Business Day, the immediately following Business Day, the Servicer shall deliver to the Master Servicer and the Securities Administrator by telecopy or electronic mail (or by such other means as the Servicer, the Master Servicer and the Securities Administrator may agree from time to time) a remittance report containing such information with respect to the related Mortgage Loans and the related Distribution Date as is reasonably available to the Servicer as the Master Servicer or the Securities Administrator may reasonably require so as to enable the Master Servicer to master service the Mortgage Loans and oversee the servicing by the Servicer and the Securities Administrator to fulfill its obligations hereunder with respect to securities and tax reporting.

(b) The amount of P&I Advances to be made by the Servicer on any Distribution Date shall equal, subject to Section 5.03(d), (i) the aggregate amount of Monthly Payments (net of the related Servicing Fees), due during the related Due Period in respect of the Mortgage Loans serviced by the Servicer, which Monthly Payments were delinquent as of the close of business on the related Determination Date and (ii) with respect to each REO Property, which was acquired during or prior to the related Prepayment Period and as to which an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property deposited in the Collection Account pursuant to Section 3.22 of this Agreement for distribution on such Distribution Date; provided, however, the Servicer shall not be required to make P&I Advances with respect to Relief Act Interest Shortfalls, or with respect to Prepayment Interest Shortfalls in excess of its obligations under Section 3.23. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such Balloon Mortgage Loan.

By 12:00 noon New York time on the Servicer Remittance Date, the Servicer shall remit in immediately available funds to the Securities Administrator for deposit in the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of any Amounts Held For Future Distribution on deposit therein (in which case it will cause to be made an appropriate entry in the records of the Collection Account that Amounts Held For Future Distribution have been, as permitted by this Section 5.03, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans. In addition, the Servicer shall have the right to reimburse itself for any outstanding P&I Advance made from its own funds from Amounts Held for Future Distribution. Any Amounts Held For Future Distribution used by the Servicer to make P&I Advances or to reimburse itself for outstanding P&I Advances shall be appropriately reflected in the Servicer’s records and replaced by the Servicer by deposit in the Collection Account no later than the close of business on the Servicer Remittance Date immediately following the Due Period or Prepayment Period for which such amounts relate. The Securities Administrator will notify the Servicer and the Master Servicer by the close of business on the Business Day prior to the Distribution Date in the event that the amount remitted by the Servicer to the Securities Administrator on such date is less than the P&I Advances required to be made by the Servicer for the related Distribution Date.

(c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to (d) below, and, with respect to any related Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from the Trust Fund pursuant to any applicable provision of this Agreement, except as otherwise provided in this Section.

(d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, respectively, shall be evidenced by a certification of a Servicing Officer delivered to the Master Servicer.

(e) Subject to and in accordance with the provisions of Article VIII, in the event the Servicer fails to make any required P&I Advance, then the Master Servicer (in its capacity as successor servicer) or any other successor servicer shall be required to make such P&I Advance on the Distribution Date on which the Servicer was required to make such Advance, subject to its determination of recoverability.

SECTION 5.04. Allocation of Realized Losses.

(a) Prior to the Determination Date, the Servicer shall determine as to each Mortgage Loan serviced by the Servicer and any related REO Property and include in the monthly remittance report provided to the Master Servicer and the Securities Administrator (substantially in the form of Schedule 4 hereto) such information as is reasonably available to the Servicer as the Master Servicer or the Securities Administrator may reasonably require so as to enable the Master Servicer to master service the Mortgage Loans and oversee the servicing by the Servicer and the Securities Administrator to fulfill its obligations hereunder with respect to securities and tax reporting, which shall include, but not be limited to: (i) the total amount of Realized Losses, if any, incurred in connection with any Final Recovery Determinations made during the related Prepayment Period; and (ii) the respective portions of such Realized Losses allocable to interest and allocable to principal. Prior to each Determination Date, the Servicer shall also determine as to each Mortgage Loan: (i) the total amount of Realized Losses, if any, incurred in connection with any Deficient Valuations made during the related Prepayment Period; and (ii) the total amount of Realized Losses, if any, incurred in connection with Debt Service Reductions in respect of Monthly Payments due during the related Due Period.

(b) All Realized Losses on the Mortgage Loans allocated to any REMIC I Regular Interest pursuant to Section 5.04(c) on the Mortgage Loans shall be allocated by the Securities Administrator on each Distribution Date as follows: first, to Net Monthly Excess Cashflow; second, to the Class CE Certificates and to Net Swap Payments received from the Swap Provider under the Swap Agreement for that purpose; third, to the Class M-11 Certificates, until the Certificate Principal Balance of the Class M-11 Certificates has been reduced to zero; fourth, to the Class M-10 Certificates, until the Certificate Principal Balance of the Class M-10 Certificates has been reduced to zero; fifth, to the Class M-9 Certificates, until the Certificate Principal Balance of the Class M-9 Certificates has been reduced to zero; sixth, to the Class M-8 Certificates, until the Certificate Principal Balance of the Class M-8 Certificates has been reduced to zero; seventh, to the Class M-7 Certificates, until the Certificate Principal Balance of the Class M-7 Certificates has been reduced to zero; eighth, to the Class M-6 Certificates, until the Certificate Principal Balance of the Class M-6 Certificates has been reduced to zero; ninth, to the Class M-5 Certificates, until the Certificate Principal Balance of the Class M-5 Certificates has been reduced to zero; tenth, to the Class M-4 Certificates, until the Certificate Principal Balance of the Class M-4 Certificates has been reduced to zero; eleventh, to the Class M-3 Certificates, until the Certificate Principal Balance of the Class M-3 Certificates has been reduced to zero, twelfth, to the Class M-2 Certificates, until the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero; and thirteenth, to the Class M-1 Certificates, until the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero,. All Realized Losses to be allocated to the Certificate Principal Balances of all Classes on any Distribution Date shall be so allocated after the actual distributions to be made on such date as provided above. All references above to the Certificate Principal Balance of any Class of Certificates shall be to the Certificate Principal Balance of such Class immediately prior to the relevant Distribution Date, before reduction thereof by any Realized Losses, in each case to be allocated to such Class of Certificates, on such Distribution Date.

Any allocation of Realized Losses to a Mezzanine Certificate on any Distribution Date shall be made by reducing the Certificate Principal Balance thereof by the amount so allocated; any allocation of Realized Losses to a Class CE Certificate shall be made by reducing the amount otherwise payable in respect thereof pursuant to Section 5.01(c)(7)(viii). No allocations of any Realized Losses shall be made to the Certificate Principal Balances of the Class A Certificates or Class P Certificates.

As used herein, an allocation of a Realized Loss on a “pro rata basis” among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the, Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

In addition, in the event that the Servicer receives any Subsequent Recoveries with respect to a Mortgage Loan serviced by it, the Servicer shall deposit such funds into the Collection Account pursuant to Section 3.08. If, after taking into account such Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Subordinate Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that Class of Subordinate Certificates pursuant to this Section 5.04 and not previously reimbursed to such Class of Subordinate Certificates with Net Monthly Excess Cashflow pursuant to Section 5.01(c)(7). The amount of any remaining Subsequent Recoveries will be applied to sequentially increase the Certificate Principal Balance of the Subordinate Certificates, beginning with the Class of Subordinate Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to such Class of Subordinate Certificates pursuant to this Section 5.04 and not previously reimbursed to such Class of Subordinate Certificates with Net Monthly Excess Cashflow pursuant to Section 5.01(c)(7)(iii). Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Subordinate Certificate of such Class in accordance with its respective Percentage Interest.

(c) i)   All Realized Losses on the Group I Mortgage Loans shall be allocated on each Distribution Date to REMIC I Regular Interest I-1-A through REMIC I Regular Interest I-42-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests. All Realized Losses on the Group II Mortgage Loans shall be allocated on each Distribution Date to REMIC I Regular Interest II-1-A through REMIC I Regular Interest II-42-B, starting with the lowest numerical denomination until such REMIC I Regular Interest has been reduced to zero, provided that, for REMIC I Regular Interests with the same numerical denomination, such Realized Losses shall be allocated pro rata between such REMIC I Regular Interests.

(ii) The REMIC II Marker Allocation Percentage of all Realized Losses on the Mortgage Loans shall be allocated by the Trustee, based solely on the instructions of the Securities Administrator, on each Distribution Date to the following REMIC II Regular Interests in the specified percentages, as follows: first, to Uncertificated Interest payable to the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Interest Loss Allocation Amount, 98.00% and 2.00%, respectively; second, to the Uncertificated Balances of the REMIC II Regular Interest AA and REMIC II Regular Interest ZZ up to an aggregate amount equal to the REMIC II Principal Loss Allocation Amount, 98.00% and 2.00%, respectively; third, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-11 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-11 has been reduced to zero; fourth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-10 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-10 has been reduced to zero; fifth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-9 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-9 has been reduced to zero; sixth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-8 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-8 has been reduced to zero; seventh, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-7 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-7 has been reduced to zero; eighth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-6 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-6 has been reduced to zero; ninth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-5 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-5 has been reduced to zero; tenth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-4 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-4 has been reduced to zero; eleventh, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-3 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-3 has been reduced to zero; twelfth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-2 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-2 has been reduced to zero; and thirteenth, to the Uncertificated Balances of REMIC II Regular Interest AA, REMIC II Regular Interest M-1 and REMIC II Regular Interest ZZ, 98.00%, 1.00% and 1.00%, respectively, until the Uncertificated Balance of REMIC II Regular Interest M-1 has been reduced to zero.

(iii) The REMIC II Sub WAC Allocation Percentage of all Realized Losses shall be applied after all distributions have been made on each Distribution Date first, so as to keep the Uncertificated Balance of each REMIC II Regular Interest ending with the designation “GRP” equal to 0.01% of the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group; second, to each REMIC II Regular Interest ending with the designation “SUB,” so that the Uncertificated Balance of each such REMIC II Regular Interest is equal to 0.01% of the excess of (x) the aggregate Stated Principal Balance of the Mortgage Loans in the related loan group over (y) the current Certificate Principal Balance of the Class A Certificate in the related loan group (except that if any such excess is a larger number than in the preceding distribution period, the least amount of Realized Losses shall be applied to such REMIC II Regular Interests such that the REMIC II Subordinated Balance Ratio is maintained); and third, any remaining Realized Losses shall be allocated to REMIC II Regular Interest XX.

SECTION 5.05. Compliance with Withholding Requirements.

Notwithstanding any other provision of this Agreement, the Trustee and the Securities Administrator shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Securities Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Securities Administrator shall indicate the amount withheld to such Certificateholders.

SECTION 5.06. Reports Filed with Securities and Exchange Commission.

(a) (i) Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Securities Administrator shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Securities Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G hereto, within 5 calendar days after the related Distribution Date, (A) the parties to the ACE Securities Corp., Home Equity Loan Trust, Series 2006-ASAP1 transaction shall be required to provide to the Securities Administrator and Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, together with an Additional Disclosure Notification in the form of Exhibit  H hereto (an “Additional Disclosure Notification”) and (B) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Securities Administrator shall forward electronically a draft copy of the Form 10-D to the Depositor (provided that such Form 10-D includes any Additional Form 10-D Disclosure) and the Master Servicer for review. Within two (2) Business Days of receipt but in no event, later than the Business Day prior to the date specified in the next sentence, the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 10-D. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, a officer of the Master Servicer shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.06(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-D. Each party to this Agreement acknowledges that the performance by the Securities Administrator and the Master Servicer of their duties under this Section 5.06(a) related to the timely preparation, execution and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties as set forth in this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-D, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(b) (i) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Securities Administrator shall prepare and file on behalf of the Trust a Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than 12:00 noon New York City time on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to the ACE Securities Corp., Home Equity Loan Trust, Series 2006-ASAP1 transaction shall be required to provide to the Securities Administrator and Depositor, to the extent known by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Securities Administrator shall forward electronically a draft copy of the Form 8-K to the Master Servicer and the Depositor for review. No later than the Business Day prior to the date specified in the next sentence, the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 8-K. No later than 12:00 noon New York time on the 4th Business Day after the Reportable Event, an officer of the Master Servicer shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.06(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will, make available on its internet website a final executed copy of each Form 8-K that has been prepared and filed by the Securities Administrator. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their duties under this Section 5.06(b) related to the timely preparation, execution and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 8-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, execute or arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(c) (i) On or prior to January 30th of the first year in which the Securities Administrator is able to do so under applicable law, the Securities Administrator shall prepare and file a Form 15 suspension notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

(ii) In the event that the Securities Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Securities Administrator will promptly notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and the Servicer will cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Securities Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended and such amendment includes any Additional Form 10-D Disclosure, any Additional Form 10-K Disclosure or any Form 8-K Disclosure Information or any amendment to such disclosure, the Securities Administrator will notify the Depositor only if the amendment pertains to an additional reporting item being revised and/or amended on such form, but not if an amendment is being filed as a result of a Remittance Report revision, and the Depositor will cooperate with the Securities Administrator in preparing any necessary 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer of the Master Servicer. The parties to this Agreement acknowledge that the performance by the Securities Administrator and the Master Servicer of their duties under this Section 5.06(c) related to the timely preparation, execution and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Agreement. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare, execute and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, execute or arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d) (i) Within 90 (including the 90th day) days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2007, the Securities Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Securities Administrator within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer, each Additional Servicer, the Master Servicer and the Securities Administrator and any Servicing Function Participant (other than any Subcontractors) engaged by such parties (each, a “Reporting Servicer”) as described under Section 3.17 and Section 4.15, (ii)(A) the annual reports on assessment of compliance with servicing criteria for each Reporting Servicer, as described under Section 3.18 and Section 4.16, and (B) if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.18 and Section 4.16 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if each Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 3.18 and Section 4.16 is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 3.18 and Section 4.17, and (B) if any registered public accounting firm attestation report described under Section 3.18 and Section 4.17 identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification (“Sarbanes-Oxley Certification”) as described in Section 3.20 and Section 4.18. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Securities Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit G hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2007, (i) parties to the ACE Securities Corp., Home Equity Loan Trust, Series 2006-ASAP1 transaction shall be required to provide to the Securities Administrator and Depositor, to the extent known, by a responsible officer thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Securities Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Securities Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Securities Administrator shall forward electronically a draft copy of the Form 10-K to the Master Servicer and the Depositor for review. If the Form 10-K contains additional reporting items, the Form 10-K will be sent to the Depositor for review and approval prior to the Master Servicer’s signature. Within three (3) Business Days of receipt, but in no event later than March 25th of each year that the Trust is subject to the Exchange Act reporting requirements, the Depositor and the Master Servicer shall notify the Securities Administrator of any changes to or approval of such Form 10-K. No later than 12:00 noon New York time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Master Servicer in charge of the master servicing function shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Securities Administrator. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Securities Administrator will follow the procedures set forth in Section 5.06(c)(ii). Promptly (but no later than 1 Business Day) after filing with the Commission, the Securities Administrator will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Master Servicer and the Securities Administrator of their respective duties under this Section 5.06(d) related to the timely preparation, execution and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant (other than any Subcontractor)) strictly observing all applicable deadlines in the performance of their duties under this Section 5.06(d), Section 3.17, Section 3.18, Section 3.20, Section 4.16, Section 4.17 and Section 4.18. Neither the Master Servicer nor the Securities Administrator shall have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare, execute and/or timely file such Form 10-K, where such failure results from the Securities Administrator’s inability or failure to receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(e) The Securities Administrator shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Master Servicer’s obligations under this Section 5.06 or the Master Servicer’s negligence, bad faith or willful misconduct in connection therewith.

Notwithstanding the provisions of Section 12.01, this Section 5.06 may be amended without the consent of the Certificateholders.

SECTION 5.07. Supplemental Interest Trust.

(a) On the Closing Date, the Securities Administrator shall establish and maintain in the name of the Trustee a separate account for the benefit of the holders of the Offered Certificates (the “Supplemental Interest Trust”). The Supplemental Interest Trust shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee or of the Securities Administrator held pursuant to this Agreement.

(b) On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts distributable to the Swap Provider by the Supplemental Interest Trust pursuant to Section 5.01(c)(2), (3), (5) and (6) and Section 5.01(c)(7)(vii) of this Agreement. On each Distribution Date, the Securities Administrator shall distribute any such amounts to the Swap Provider pursuant to the Swap Agreement, first to pay any Net Swap Payment owed to the Swap Provider for such Distribution Date, and second to pay any Swap Termination Payment owed to the Swap Provider not due to a Swap Provider Trigger Event.

(c) On each Distribution Date, the Securities Administrator shall deposit into the Supplemental Interest Trust amounts received by it from the Swap Provider and shall distribute from the Supplemental Interest Trust an amount equal to the amount of any Net Swap Payment received from the Swap Provider under the Swap Agreement in the order of priority set forth in Section 5.01(d).

(d) The Supplemental Interest Trust constitutes an “outside reserve fund” within the meaning of Treasury Regulation § 1.860G-2(h) and is not an asset of any REMIC. The Holders of the Class CE Certificates shall be the beneficial owner of the Supplemental Interest Trust, subject to the power of the Securities Administrator to transfer amounts under this Agreement. The Securities Administrator shall keep records that accurately reflect the funds on deposit in the Supplemental Interest Trust. The Securities Administrator shall, at the written direction of the majority of the Class CE Certificateholders, invest amounts on deposit in the Supplemental Interest Trust in Permitted Investments. In the absence of written direction to the Securities Administrator from the majority of the Class CE Certificateholders, all funds in the Supplemental Interest Trust shall remain uninvested. On each Distribution Date, the Securities Administrator shall distribute, not in respect of any REMIC, any interest earned on the Supplemental Interest Trust to the Holders of the Class CE Certificates.

(e) For federal income tax purposes, amounts paid to the Supplemental Interest Trust on each Distribution Date pursuant to Section 5.01(c)(2), (3), (5) and (6) and Section 5.01(c)(7)(vii) shall first be deemed paid to the Supplemental Interest Trust in respect of the Class IO Interest to the extent of the amount distributable on such Class IO Interest on such Distribution Date, and any remaining amount shall be deemed paid to the Supplemental Interest Trust in respect of a Class IO Distribution Amount. For federal income tax purposes, the Supplemental Interest Trust will be a disregarded entity.

(f) The Securities Administrator shall treat the Holders of Certificates (other than the Class P, Class CE and Class R Certificates) as having entered into a notional principal contract with respect to the Holders of the Class CE Certificates. Pursuant to each such notional principal contract, all Holders of Certificates (other than the Class P, Class CE and Class R Certificates) shall be treated as having agreed to pay, on each Distribution Date, to the Holder of the Class CE Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the REMIC III Regular Interest ownership of which is represented by such Class of Certificates over (ii) the amount payable on such Class of Certificates on such Distribution Date (such excess, a “Class IO Distribution Amount”). A Class IO Distribution Amount payable from interest collections shall be allocated pro rata among such Certificates based on the amount of interest otherwise payable to such Certificates, and a Class IO Distribution Amount payable from principal collections shall be allocated to the most subordinate Class of such Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the Holder of the Class CE Certificates shall be treated as having agreed to pay Net WAC Rate Carryover Amounts to the Holders of the Certificates (other than the Class CE, Class P and Class R Certificates) in accordance with the terms of this Agreement. Any payments to such Certificates from amounts deemed received in respect of this notional principal contract shall not be payments with respect to a Regular Interest in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment from the Certificates (other than the Class CE, Class P and Class R Certificates) of a Class IO Distribution Amount shall be treated for tax purposes as having been received by the Holders of such Certificates in respect of the REMIC III Regular Interest ownership of which is represented by such Certificates, and as having been paid by such Holders to the Supplemental Interest Trust pursuant to the notional principal contract. Thus, each Certificate (other than the Class P Certificates and Class R Certificates) shall be treated as representing not only ownership of a Regular Interest in REMIC III, but also ownership of an interest in, and obligations with respect to, a notional principal contract.

(g) For federal tax return and information reporting, the right of the holders of the Offered Certificates to receive payments from the Supplemental Interest Trust shall be assigned a value of $20,000.

(h) In the event that the Swap Agreement is terminated prior to the Distribution Date in December 2009, the Sponsor shall use reasonable efforts to appoint a successor swap provider using any Swap Termination Payments paid by the Swap Provider. If the Sponsor is unable to locate a qualified successor swap provider, any such Swap Termination Payments will be remitted to the Securities Administrator for payment to the holders of the Offered Certificates of amounts described in Section 5.07(c).

SECTION 5.08. Tax Treatment of Swap Payments and Swap Termination Payments.

For federal income tax purposes, each holder of an Offered Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from either the Reserve Fund or the Supplemental Interest Trust in respect of any Net WAC Rate Carryover Amounts or the obligation to make payments to the Supplemental Interest Trust. For federal income tax purposes, the Securities Administrator will account for payments to each Offered Certificate as follows: each Offered Certificate will be treated as receiving their entire payment from REMIC III (regardless of any Swap Termination Payment or obligation under the Swap Agreement) and subsequently paying their portion of any Swap Termination Payment in respect of each such Class’s obligation under the Swap Agreement. In the event that any such Class is resecuritized in a REMIC, the obligation under the Swap Agreement to pay any such Swap Termination Payment (or any shortfall in Net Swap Payment), will be made by one or more of the REMIC Regular Interests issued by the resecuritization REMIC subsequent to such REMIC Regular Interest receiving its full payment from any such Offered Certificate. Resecuritization of any Offered Certificate in a REMIC will be permissible only if the Securities Administrator hereunder is the trustee/securities administrator in such resecuritization.

The REMIC Regular Interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Pass-Through Rate computed for this purpose by limiting the Swap Notional Amount of the Swap Agreement to the aggregate Stated Principal Balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from amounts otherwise payable to the Class CE Certificates. As a result of the foregoing, the amount of distributions and taxable income on the REMIC Regular Interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01. The Certificates.

(a) The Certificates in the aggregate will represent the entire beneficial ownership interest in the Mortgage Loans and all other assets included in REMIC I.

The Certificates will be substantially in the forms annexed hereto as Exhibits A-1 through A-5. The Certificates of each Class will be issuable in registered form only, in denominations of authorized Percentage Interests as described in the definition thereof. Each Certificate will share ratably in all rights of the related Class.

Upon original issue, the Certificates shall be executed and authenticated by the Securities Administrator and delivered by the Trustee to and upon the written order of the Depositor. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust by the Securities Administrator by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Securities Administrator shall bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided herein executed by the Securities Administrator by manual signature, and such certificate of authentication shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

(b) The Class A Certificates and the Mezzanine Certificates shall initially be issued as one or more Certificates held by the Book-Entry Custodian or, if appointed to hold such Certificates as provided below, the Depository and registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Securities Administrator except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to definitive, fully registered Certificates (“Definitive Certificates”) in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures. The Securities Administrator is hereby initially appointed as the Book-Entry Custodian and hereby agrees to act as such in accordance herewith and in accordance with the agreement that it has with the Depository authorizing it to act as such. The Book-Entry Custodian may, and, if it is no longer qualified to act as such, the Book-Entry Custodian shall, appoint, by a written instrument delivered to the Depositor, the Servicer and, if the Trustee is not the Book-Entry Custodian, the Trustee, any other transfer agent (including the Depository or any successor Depository) to act as Book-Entry Custodian under such conditions as the predecessor Book-Entry Custodian and the Depository or any successor Depository may prescribe, provided that the predecessor Book-Entry Custodian shall not be relieved of any of its duties or responsibilities by reason of any such appointment of other than the Depository. If the Securities Administrator resigns or is removed in accordance with the terms hereof, the successor Securities Administrator or, if it so elects, the Depository shall immediately succeed to its predecessor’s duties as Book-Entry Custodian. The Depositor shall have the right to inspect, and to obtain copies of, any Certificates held as Book-Entry Certificates by the Book-Entry Custodian.

(c) The Class CE Certificates and Class P Certificates will be issued in definitive, fully registered form (each, a “Definitive Certificate”).

(d) The Trustee, the Servicer, the Securities Administrator, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Securities Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

If (i)(A) the Depositor advises the Securities Administrator in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (B) the Depositor is unable to locate a qualified successor, (ii) the Depositor at its option advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than 51% of the Ownership Interests of the Book-Entry Certificates advise the Securities Administrator through the Depository, in writing, that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Securities Administrator shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Securities Administrator of the Book-Entry Certificates by the Book-Entry Custodian or the Depository, as applicable, the Securities Administrator shall cause the Definitive Certificates to be issued. Such Definitive Certificates will be issued in minimum denominations of $10,000 except that any beneficial ownership that was represented by a Book-Entry Certificate in an amount less than $10,000 immediately prior to the issuance of a Definitive Certificate shall be issued in a minimum denomination equal to the amount represented by such Book-Entry Certificate. None of the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee shall be liable for any delay in the delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Securities Administrator, to the extent applicable with respect to such Definitive Certificates, and the Securities Administrator shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

(a) The Securities Administrator shall cause to be kept at one of the offices or agencies to be appointed by the Securities Administrator in accordance with the provisions of Section 9.11, a Certificate Register for the Certificates in which, subject to such reasonable regulations as it may prescribe, the Securities Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

(b) No transfer of any Class CE Certificate, Class P Certificate or Residual Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of a Class CE Certificate, Class P Certificate or Residual Certificate is to be made without registration or qualification (other than in connection with the initial transfer of any such Certificate by the Depositor), the Securities Administrator shall require receipt of: (i) if such transfer is purportedly being made in reliance upon Rule 144A under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-1; (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the Securities Act, written certifications from the Certificateholder desiring to effect the transfer and from such Certificateholder’s prospective transferee, substantially in the form attached hereto as Exhibit B-2; and (iii) in all other cases, an Opinion of Counsel satisfactory to the Securities Administrator that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer, the Securities Administrator or the Servicer), together with copies of the written certification(s) of the Certificateholder desiring to effect the transfer and/or such Certificateholder’s prospective transferee upon which such Opinion of Counsel is based, if any. Neither of the Depositor nor the Securities Administrator is obligated to register or qualify any such Certificates under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification. Any Certificateholder desiring to effect the transfer of any such Certificate shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Master Servicer, the Securities Administrator and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(c) No transfer of a Class CE Certificate, Class P Certificate or a Residual Certificate or any interest therein shall be made to any Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any Person acquiring such Certificates with “Plan Assets” of a Plan within the meaning of the Department of Labor regulation promulgated at 29 C.F.R. § 2510.3-101 (“Plan Assets”) unless the Securities Administrator is provided with an Opinion of Counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicer may rely, which establishes to the satisfaction of the Securities Administrator that the purchase of such Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator or the Trust Fund to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator, the Trust Fund. An Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor to an affiliate of the Depositor (in which case, the Depositor or any affiliate thereof shall have deemed to have represented that such affiliate is not a Plan or a Person investing Plan Assets) and the Securities Administrator shall be entitled to conclusively rely upon a representation (which, upon the request of the Securities Administrator, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor.

For so long as the Supplemental Interest Trust is in existence, each beneficial owner of a Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii)(A) it is an accredited investor within the meaning of Prohibited Transaction Exemption 2002-41, as amended from time to time (the “Exemption”) and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under Prohibited Transaction Class Exemption (“PTCE”) 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”).

Each Transferee of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust shall certify or will be deemed to have represented by virtue of its purchase or holding of such Certificate (or interest therein) that either (a) such Transferee is not a Plan or purchasing such Certificate with Plan Assets, (b) it has acquired and is holding such Certificate in reliance on Prohibited Transaction Exemption (“PTE”) 94-84 or FAN 97-03E, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000) and PTE 2002-41, 67 Fed. Reg. 54487 (August 22, 2002) (the “Exemption”), and that it understands that there are certain conditions to the availability of the Exemption including that such Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by a Rating Agency or (c) the following conditions are satisfied: (i) such Transferee is an insurance company, (ii) the source of funds used to purchase or hold such Certificate (or interest therein) is an “insurance company general account” (as defined in PTCE 95-60, and (iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied.

If any Certificate or any interest therein is acquired or held in violation of the conditions described in this Section 6.02(c), the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of any certificate or interest therein was effected in violation of the conditions described in this Section 6.02(c) shall indemnify and hold harmless the Depositor, the Trustee, the Servicer, the Master Servicer, the Securities Administrator and the Trust Fund from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

(d) ii) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Securities Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Securities Administrator of any change or impending change in its status as a Permitted Transferee.

(B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Securities Administrator shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of, an affidavit and agreement (a “Transfer Affidavit and Agreement,” in the form attached hereto as Exhibit B-3) from the proposed Transferee, in form and substance satisfactory to the Securities Administrator, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 6.02(d) and agrees to be bound by them.

(C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if an authorized officer of the Securities Administrator who is assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

(D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (Y) not to transfer its Ownership Interest unless it provides a Transferor Affidavit (in the form attached hereto as Exhibit B-2) to the Securities Administrator stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee.

(E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Securities Administrator written notice that it is a “pass-through interest holder” within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a “pass-through interest holder.”

(ii) The Securities Administrator will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement and all of such other documents as shall have been reasonably required by the Securities Administrator as a condition to such registration. In addition, no Transfer of a Residual Certificate shall be made unless the Securities Administrator shall have received a representation letter from the Transferee of such Certificate to the effect that such Transferee is a Permitted Transferee.

(iii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(d), then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights as holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. The Securities Administrator shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(d) or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

(B) If any purported Transferee shall become a holder of a Residual Certificate in violation of the restrictions in this Section 6.02(d) and to the extent that the retroactive restoration of the rights of the holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Securities Administrator shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Securities Administrator on such terms as the Securities Administrator may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Securities Administrator. Such purchaser may be the Securities Administrator itself or any Affiliate of the Securities Administrator. The proceeds of such sale, net of the commissions (which may include commissions payable to the Securities Administrator or its Affiliates), expenses and taxes due, if any, will be remitted by the Securities Administrator to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Securities Administrator, and the Securities Administrator shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

(iv) The Securities Administrator shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the “excess inclusions” of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization. Reasonable compensation for providing such information may be charged or collected by the Securities Administrator.

(v) The provisions of this Section 6.02(d) set forth prior to this subsection (v) may be modified, added to or eliminated, provided that there shall have been delivered to the Securities Administrator at the expense of the party seeking to modify, add to or eliminate any such provision the following:

(A) written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current ratings of any Class of Certificates; and

(B) an Opinion of Counsel, in form and substance satisfactory to the Securities Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any Trust REMIC to cease to qualify as a REMIC and will not cause any Trust REMIC, as the case may be, to be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person that is not a Permitted Transferee or a Person other than the prospective transferee to be subject to a REMIC-tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

(e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11, the Securities Administrator shall execute, authenticate and deliver, in the name of the designated Transferee or Transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

(f) At the option of the Holder thereof, any Certificate may be exchanged for other Certificates of the same Class with authorized denominations and a like aggregate Percentage Interest, upon surrender of such Certificate to be exchanged at any office or agency of the Securities Administrator maintained for such purpose pursuant to Section 9.11. Whenever any Certificates are so surrendered for exchange, the Securities Administrator shall execute, authenticate and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Securities Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Securities Administrator duly executed by, the Holder thereof or his attorney duly authorized in writing. In addition, with respect to each Class R Certificate, the holder thereof may exchange, in the manner described above, such Class R Certificate for three separate certificates, each representing such holder's respective Percentage Interest in the Class R-I Interest, the Class R-II Interest and the Class R-III Interest, respectively, in each case that was evidenced by the Class R Certificate being exchanged.

(g) No service charge to the Certificateholders shall be made for any transfer or exchange of Certificates, but the Securities Administrator may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

(h) All Certificates surrendered for transfer and exchange shall be canceled and destroyed by the Securities Administrator in accordance with its customary procedures.

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Securities Administrator, or the Securities Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and of the ownership thereof, and (ii) there is delivered to the Securities Administrator such security or indemnity as may be required by it to save it harmless, then, in the absence of actual knowledge by the Securities Administrator that such Certificate has been acquired by a protected purchaser, the Securities Administrator, shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like denomination and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Securities Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Securities Administrator) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04. Persons Deemed Owners.

The Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator and any agent of any of them may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Servicer, the Trustee, the Master Servicer, the Securities Administrator or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05. Certain Available Information.

On or prior to the date of the first sale of any Class CE Certificate, Class P Certificate or Residual Certificate to an Independent third party, the Depositor shall provide to the Securities Administrator ten copies of any private placement memorandum or other disclosure document used by the Depositor in connection with the offer and sale of such Certificate. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Securities Administrator, the Depositor promptly shall inform the Securities Administrator of such event and shall deliver to the Securities Administrator ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Securities Administrator shall maintain at its office as set forth in Section 12.05 hereof and shall make available free of charge during normal business hours for review by any Holder of a Certificate or any Person identified to the Securities Administrator as a prospective transferee of a Certificate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Class CE Certificate, Class P Certificate or Residual Certificate, the related private placement memorandum or other disclosure document relating to such Class of Certificates, in the form most recently provided to the Securities Administrator; and (ii) in all cases, (A) this Agreement and any amendments hereof entered into pursuant to Section 11.01, (B) all monthly statements required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the Closing Date, and all other notices, reports, statements and written communications delivered to the Certificateholders of the relevant Class pursuant to this Agreement since the Closing Date and (C) any copies of all Officers’ Certificates of the Servicer since the Closing Date delivered to the Master Servicer to evidence such Person’s determination that any P&I Advance or Servicing Advance was, or if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. Copies and mailing of any and all of the foregoing items will be available from the Securities Administrator upon request at the expense of the Person requesting the same.

ARTICLE VII

THE DEPOSITOR, THE SERVICER AND THE MASTER SERVICER

SECTION 7.01. Liability of the Depositor, the Servicer and the Master Servicer.

The Depositor, the Servicer and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement upon them in their respective capacities as Depositor, Servicer and Master Servicer and undertaken hereunder by the Depositor, the Servicer and the Master Servicer herein.

SECTION 7.02. Merger or Consolidation of the Depositor, the Servicer or the Master Servicer.

Subject to the following paragraph, the Depositor will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation. Subject to the following paragraph, the Master Servicer will keep in full effect its existence, rights and franchises as a national banking association. The Depositor, the Servicer and the Master Servicer each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

The Depositor, the Servicer or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Master Servicer, shall be the successor of the Depositor, the Servicer or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that any successor to the Servicer or the Master Servicer shall meet the eligibility requirements set forth in clauses (i) and (iii) of the last paragraph of Section 8.02(a) or Section 7.06, as applicable.

SECTION 7.03. Limitation on Liability of the Depositor, the Servicer, the Master Servicer and Others.

None of the Depositor, the Servicer, the Securities Administrator, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Servicer or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Securities Administrator, the Master Servicer or any such person against any breach of warranties, representations or covenants made herein or against any specific liability imposed on any such Person pursuant hereto or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer, the Securities Administrator and the Master Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Servicer, the Securities Administrator, the Master Servicer and any director, officer, employee or agent of the Depositor, the Servicer, the Securities Administrator or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any Credit Risk Management Agreement or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Servicer, the Securities Administrator or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, in its opinion, does not involve it in any expense or liability; provided, however, that each of the Depositor, the Servicer, the Securities Administrator and the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer, the Securities Administrator and the Master Servicer shall be entitled to be reimbursed therefor from the Collection Account or the Distribution Account as and to the extent provided in Article III and Article IV, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Collection Account and the Distribution Account.

Notwithstanding anything to the contrary contained herein, the Servicer shall not be liable for any actions or inactions prior to the Cut-off Date of any prior servicer of the related Mortgage Loans and the Master Servicer shall not be liable for any action or inaction of the Servicer, except to the extent expressly provided herein, or the Credit Risk Management Agreement.

SECTION 7.04. Limitation on Resignation of the Servicer.

(i) Except as expressly provided herein, the Servicer shall neither assign all or substantially all of its rights under this Agreement or the servicing hereunder nor delegate all or substantially all of its duties hereunder nor sell or otherwise dispose of all or substantially all of its property or assets without, in each case, the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld; provided, that in each case, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing or sale or disposition of assets will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. Notwithstanding the foregoing, the Servicer, without the consent of the Trustee or the Master Servicer, may retain third-party contractors to perform certain servicing and loan administration functions, including without limitation hazard insurance administration, tax payment and administration, flood certification and administration, collection services and similar functions, provided, however, that the retention of such contractors by the Servicer shall not limit the obligation of the Servicer to service the related Mortgage Loans pursuant to the terms and conditions of this Agreement. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. No such resignation shall become effective unless evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Rating Agencies.

Notwithstanding anything to the contrary, no resignation of the Servicer shall become effective until the Master Servicer or a successor servicer shall have assumed the Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

(b) Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Sub-Servicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.02, no Sub-Servicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Sub-Servicer as an indemnitee under this Agreement.

(c) Notwithstanding anything to the contrary herein, the Servicer may pledge or assign as collateral all its rights, title and interest under this Agreement to a lender (the “Servicing Rights Lender”), provided, that:

(i) the Servicing Rights Lender’s rights are subject to this Agreement; and

(ii) the Servicer shall remain subject to termination as servicer under this Agreement pursuant to the terms hereof.

SECTION 7.05. Limitation on Resignation of the Master Servicer.

The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Master Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Master Servicer shall become effective until the Trustee or a successor Master Servicer meeting the criteria specified in Section 7.06 shall have assumed the Master Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of such successor) and obligations under this Agreement.

SECTION 7.06. Assignment of Master Servicing.

The Master Servicer may sell and assign its rights and delegate its duties and obligations in its entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accept in writing such assignment and delegation and assume the obligations of the Master Servicer hereunder (a) shall have a net worth of not less than $25,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below); (b) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee); and (c) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement, any custodial agreement from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency’s rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer’s Certificate and an Opinion of Independent counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising out of acts or omissions prior to the effective date thereof.

SECTION 7.07. Rights of the Depositor in Respect of the Servicer and the Master Servicer.

Each of the Master Servicer and the Servicer shall afford (and any Sub-Servicing or Sub-Contracting Agreement shall provide that each Sub-Servicer or Subcontractor, as applicable shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer or the Servicer (and any such Sub-Servicer or Subcontractor, as applicable) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Master Servicer or the Servicer (and those of any such Sub-Servicer or Subcontractor, as applicable) responsible for such obligations, and the Master Servicer shall have access to all such records maintained by the Servicer and any Sub-Servicers or Subcontractors. Upon request, each of the Master Servicer and the Servicer shall furnish to the Depositor and the Trustee its (and any such Sub-Servicer’s or Subcontractor’s) most recent financial statements and such other information relating to the Master Servicer’s or the Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Sub-Servicer or Subcontractor possesses). To the extent that the Master Servicer or the Servicer informs the Depositor and the Trustee that such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Master Servicer’s or the Servicer’s written consent, except as required pursuant to this Agreement or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor, the Servicer or the Master Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor, the Servicer or the Master Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. Nothing in this Section 7.07 shall limit the obligation of the Servicer to comply with any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section 7.07 as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 7.07 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or ship documents to any party unless provisions have been made for the reimbursement of the costs thereof. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer and the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer or the Servicer under this Agreement or exercise the rights of the Master Servicer or the Servicer under this Agreement; provided that neither the Master Servicer nor the Servicer shall be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Servicer and is not obligated to supervise the performance of the Master Servicer or the Servicer under this Agreement or otherwise.

SECTION 7.08. Duties of the Credit Risk Manager.

For and on behalf of the Depositor, the Credit Risk Manager will provide reports and recommendations concerning certain delinquent and defaulted Mortgage Loans, and as to the collection of any Prepayment Charges with respect to the Mortgage Loans. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreements, and the Credit Risk Manager shall look solely to the Servicer and/or Master Servicer for all information and data (including loss and delinquency information and data) relating to the servicing of the related Mortgage Loans. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Servicer, the Master Servicer, the Securities Administrator, the Trustee, and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section shall not become effective until the appointment of a successor Credit Risk Manager.

SECTION 7.09. Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of its directors, officers, employees, or agents shall be under any liability to the Trustee, the Certificateholders, or the Depositor for any action taken or for refraining from the taking of any action made in good faith pursuant to this Agreement, in reliance upon information provided by the Servicer under the related Credit Risk Management Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance or bad faith in its performance of its duties. The Credit Risk Manager and any director, officer, employee, or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by the Servicer pursuant to the related Credit Risk Management Agreement in the performance of its duties thereunder and hereunder.

SECTION 7.10. Removal of the Credit Risk Manager.

The Credit Risk Manager may be removed as Credit Risk Manager by Certificateholders holding not less than 66 2/3% of the Voting Rights in the Trust Fund, in the exercise of its or their sole discretion. The Certificateholders shall provide written notice of the Credit Risk Manager’s removal to the Trustee. Upon receipt of such notice, the Trustee shall provide written notice to the Credit Risk Manager of its removal, which shall be effective upon receipt of such notice by the Credit Risk Manager, with a copy to the Securities Administrator and the Master Servicer.

ARTICLE VIII

DEFAULT

SECTION 8.01. Servicer Events of Default.

(a) “Servicer Event of Default,” wherever used herein, means any one of the following events:

(i) any failure by the Servicer to remit to the Securities Administrator for distribution to the Certificateholders any payment (other than a P&I Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 5.03) required to be made by the Servicer under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii) any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the material breach by the Servicer of any representation and warranty contained in Section 2.05, which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee or to the Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that in the case of a failure that cannot be cured within thirty (30) days, the cure period may be extended for an additional thirty (30) days if the Servicer can demonstrate to the reasonable satisfaction of the Trustee that the Servicer is diligently pursuing remedial action; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of ninety (90) days; or

(iv) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(v) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(vi) failure by the Servicer to duly perform, within the required time period, its obligations under Sections 3.17, 3.18 or 3.20; or

(vii) any failure of the Servicer to make any P&I Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 5.03 which continues unremedied until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date; or

(viii) failure of the Servicer to maintain at least an “average” rating from the Rating Agencies.

If a Servicer Event of Default described in clauses (i) through (vi) or (viii) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the defaulting Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to the Master Servicer and each Rating Agency, terminate all of the rights and obligations of the defaulting Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. If a Servicer Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the defaulting Servicer, the Depositor and the Master Servicer, terminate all of the rights and obligations of the defaulting Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Subject to Section 8.02, on or after the receipt by the defaulting Servicer of such written notice, all authority and power of the defaulting Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Master Servicer pursuant to and under this Section, and, without limitation, the Master Servicer is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the defaulting Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The defaulting Servicer agrees promptly (and in any event no later than ten (10) Business Days subsequent to such notice) to provide the Master Servicer with all documents and records requested by it to enable it to assume the defaulting Servicer’s functions under this Agreement, and to cooperate with the Master Servicer in effecting the termination of the defaulting Servicer’s responsibilities and rights under this Agreement, including, without limitation, the transfer within one (1) Business Day to the Master Servicer for administration by it of all cash amounts which at the time shall be or should have been credited by the defaulting Servicer to the Collection Account held by or on behalf of the defaulting Servicer or thereafter be received with respect to the related Mortgage Loans or any related REO Property (provided, however, that the defaulting Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of P&I Advances, Servicing Advances, accrued and unpaid Servicing Fees or otherwise, and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). Reimbursement of unreimbursed P&I Advances, Servicing Advances and accrued and unpaid Servicing Fees shall be made on a first in, first out (“FIFO”) basis no later than the Servicer Remittance Date. For purposes of this Section 8.01(a), the Trustee shall not be deemed to have knowledge of a Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Default is received by the Trustee at its Corporate Trust Office and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Master Servicer and the Rating Agencies of the occurrence of a Servicer Event of Default of which it has knowledge as provided above.

The Master Servicer shall be entitled to be reimbursed by the defaulting Servicer (or from amounts on deposit in the Distribution Account if the defaulting Servicer is unable to fulfill its obligations hereunder) for all reasonable out-of-pocket or third party costs associated with the transfer of servicing from the defaulting Servicer, including without limitation, any reasonable out-of-pocket or third party costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively, upon presentation of reasonable documentation of such costs and expenses.

(b) “Master Servicer Event of Default,” wherever used herein, means any one of the following events:

(i) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, or the breach by the Master Servicer of any representation and warranty contained in Section 2.04, which continues unremedied for a period of 30 days after the date on which written notice of such failure, or after such other period as set forth in this Agreement, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

(iii) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

(iv) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(v) failure by the Master Servicer to duly perform, within the required time period, its obligations under Sections 4.15, 4.16, 4.17 or 4.18.

If a Master Servicer Event of Default shall occur, then, and in each and every such case, so long as such Master Servicer Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of Voting Rights, the Trustee shall, by notice in writing to the Master Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Master Servicer in its capacity as Master Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise including, without limitation, the compensation payable to the Master Servicer under this Agreement, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Master Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Master Servicer’s functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Master Servicer’s responsibilities and rights under this Agreement (provided, however, that the Master Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01(b), the Trustee shall not be deemed to have knowledge of a Master Servicer Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee’s Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Master Servicer Event of Default is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Master Servicer Event of Default of which it has knowledge as provided above.

To the extent that the costs and expenses of the Trustee related to the termination of the Master Servicer, appointment of a successor Master Servicer or the transfer and assumption of the master servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Master Servicer as a result of a Master Servicer Event of Default and (ii) all costs and expenses associated with the complete transfer of the master servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor Master Servicer to master service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Master Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

Notwithstanding the foregoing, the Trustee may, if it shall be unwilling to continue to act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint, or appoint on its own behalf, any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $25,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer.

Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

SECTION 8.02. Master Servicer to Act; Appointment of Successor.

(a) On and after the time the Servicer receives a notice of termination, the Master Servicer shall be the successor in all respects to the Servicer in its capacity as the Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Master Servicer (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03 and the obligation to deposit amounts in respect of losses pursuant to Section 3.10(b)) by the terms and provisions hereof including, without limitation, the Servicer’s obligations to make P&I Advances pursuant to Section 5.03 of this Agreement; provided, however, that if the Master Servicer is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Master Servicer shall not be obligated to make P&I Advances pursuant to Section 5.03 of this Agreement; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 8.01 shall not be considered a default by the Master Servicer as successor to the Servicer hereunder; provided, however, that (1) it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 120 days) before the actual servicing functions can be fully transferred to the Master Servicer or any successor servicer appointed in accordance with the following provisions and (2) any failure to perform such duties or responsibilities caused by the Servicer’s failure to provide information required by Section 8.01 of this Agreement shall not be considered a default by the Master Servicer as successor to the Servicer. As compensation therefor, the Master Servicer shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the terminated Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Master Servicer may, if it shall be unwilling to so act, or shall, if it is unable to so act promptly appoint or petition a court of competent jurisdiction to appoint, a Person that satisfies the eligibility criteria set forth below as the successor to the terminated Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the terminated Servicer under this Agreement.

Notwithstanding anything herein to the contrary, in no event shall the Trustee or the Master Servicer be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor servicer to act as successor servicer under this Agreement and the transactions set forth or provided for herein.

Any successor servicer appointed under this Agreement must (i) be an established mortgage loan servicing institution that is a Fannie Mae and Freddie Mac approved seller/servicer, (ii) be approved by each Rating Agency by a written confirmation from each Rating Agency that the appointment of such successor servicer would not result in the reduction or withdrawal of the then current ratings of any outstanding Class of Certificates, (iii) have a net worth of not less than $25,000,000 and (iv) assume all the responsibilities, duties or liabilities of the Servicer (other than liabilities of the Servicer hereunder incurred prior to termination of the Servicer under Section 8.01 herein) under this Agreement as if originally named as a party to this Agreement.

(b) (1) All servicing transfer costs (including, without limitation, servicing transfer costs of the type described in Section 8.02(a) and incurred by the Trustee, the Master Servicer and any successor servicer under paragraph (b)(2) below) shall be paid by the terminated Servicer upon presentation of reasonable documentation of such costs, and if such predecessor or initial Servicer, as applicable, defaults in its obligation to pay such costs, the successor servicer, the Master Servicer and the Trustee shall be entitled to reimbursement therefor from the assets of the Trust Fund.

(2) No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer’s responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Master Servicer shall act in such capacity as hereinabove provided.

SECTION 8.03. Notification to Certificateholders.

(a) Upon any termination of the Servicer or the Master Servicer pursuant to Section 8.01(a) or (b) or any appointment of a successor to the Servicer or the Master Servicer pursuant to Section 8.02, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b) Not later than the later of sixty (60) days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Default or a Master Servicer Event of Default or five (5) days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Default or Master Servicer Event of Default shall have been cured or waived.

SECTION 8.04. Waiver of Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any default, Servicer Event of Default or Master Servicer Event of Default hereunder may waive such default, Servicer Event of Default or Master Servicer Event of Default; provided, however, that a Servicer Event of Default under clause (i) or (vii) of Section 8.01(a) may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a default, Servicer Event of Default or Master Servicer Event of Default, such default, Servicer Event of Default or Master Servicer Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default, Servicer Event of Default or Master Servicer Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE AND THE SECURITIES ADMINISTRATOR

SECTION 9.01. Duties of Trustee and Securities Administrator.

The Trustee, prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all Master Servicer Events of Default which may have occurred, and the Securities Administrator each undertake to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee and the Securities Administrator, respectively. During the continuance of a Master Servicer Event of Default, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

Each of the Trustee and the Securities Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee or the Securities Administrator, as the case may be, shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Securities Administrator will provide notice to the Trustee thereof and the Trustee will provide notice to the Certificateholders.

The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at its Corporate Trust Office, (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

No provision of this Agreement shall be construed to relieve the Trustee or the Securities Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

(i) Prior to the occurrence of a Master Servicer Event of Default and after the curing or waiver of all such Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, neither the Trustee nor the Securities Administrator shall be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Securities Administrator and, in the absence of bad faith on the part of the Trustee or the Securities Administrator, respectively, the Trustee or the Securities Administrator, respectively, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Securities Administrator, respectively, that conform to the requirements of this Agreement;

(ii) Neither the Trustee nor the Securities Administrator shall be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee or an officer or officers of the Securities Administrator, respectively, unless it shall be proved that the Trustee or the Securities Administrator, respectively, was negligent in ascertaining the pertinent facts; and

(iii) Neither the Trustee nor the Securities Administrator shall be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or the Securities Administrator or exercising any trust or power conferred upon the Trustee or the Securities Administrator under this Agreement.

SECTION 9.02. Certain Matters Affecting Trustee and Securities Administrator.

(a) Except as otherwise provided in Section 9.01:

(i) The Trustee and the Securities Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee and the Securities Administrator may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) Neither the Trustee nor the Securities Administrator shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee or the Securities Administrator, as the case may be, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of a Master Servicer Event of Default (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv) Neither the Trustee nor the Securities Administrator shall be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v) Prior to the occurrence of a Master Servicer Event of Default hereunder and after the curing or waiver of all Master Servicer Events of Default which may have occurred with respect to the Trustee and at all times with respect to the Securities Administrator, neither the Trustee nor the Securities Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee or the Securities Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Securities Administrator, as applicable, not reasonably assured to the Trustee or the Securities Administrator by such Certificateholders, the Trustee or the Securities Administrator, as applicable, may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(vii) The Trustee shall not be liable for any loss resulting from (a) the investment of funds held in the Collection Account, (b) the investment of funds held in the Distribution Account, (c) the investment of funds held in the Reserve Fund or (d) the redemption or sale of any such investment as therein authorized;

(viii) The Trustee shall not be deemed to have notice of any default, Master Servicer Event of Default or Servicer Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement; and

(ix) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder.

(b) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c) The Trustee is hereby directed by the Depositor to execute the Swap Agreement on behalf of the Supplemental Interest Trust in the form presented to it by the Depositor and shall have no responsibility for the contents of the Swap Agreement, including, without limitation, the representations and warranties contained therein. Any funds payable by the Trustee on behalf of the Supplemental Interest Trust under the Swap Agreement shall be paid from funds of the Supplemental Interest Trust in accordance with the terms and provisions of the Swap Agreement. Notwithstanding anything to the contrary contained herein or in the Swap Agreement, the Trustee shall not be required to make any payments to the counterparty under the Swap Agreement.

(d) None of the Securities Administrator, the Master Servicer, the Servicer, the Sponsor, the Depositor, the Custodians or the Trustee shall be responsible for the acts or omissions of the others or the Swap Provider, it being understood that this Agreement shall not be construed to render those partners joint venturers or agents of one another.

SECTION 9.03. Trustee and Securities Administrator not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the signature of the Securities Administrator, the authentication of the Securities Administrator on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 9.12) shall be taken as the statements of the Depositor and neither the Trustee nor the Securities Administrator assumes any responsibility for their correctness. Neither the Trustee nor the Securities Administrator makes any representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 9.12), the Swap Agreement or of the Certificates (other than the signature of the Securities Administrator and authentication of the Securities Administrator on the Certificates) or of any Mortgage Loan or related document. The Trustee and the Securities Administrator shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer, other than with respect to the Securities Administrator any funds held by it or on behalf of the Trustee in accordance with Section 3.24 and 3.25.

SECTION 9.04. Trustee and Securities Administrator May Own Certificates.

Each of the Trustee and the Securities Administrator in its individual capacity or any other capacity may become the owner or pledgee of Certificates and may transact business with other interested parties and their Affiliates with the same rights it would have if it were not Trustee or the Securities Administrator.

SECTION 9.05. Fees and Expenses of Trustee and Securities Administrator.

The fees of the Trustee and the Securities Administrator hereunder, of Wells Fargo as the Custodian under the Wells Fargo Custodial Agreement and of DBNT as the Custodian under the DBNT Custodial Agreement shall be paid in accordance with a side letter agreement with the Master Servicer and at the sole expense of the Master Servicer. In addition, the Trustee, the Securities Administrator, the Custodians and any director, officer, employee or agent of the Trustee, the Securities Administrator and the Custodians shall be indemnified by the Trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee, the Custodians or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under this Agreement, including the Swap Agreement and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer or any Servicer, (ii) that constitutes a specific liability of the Trustee or the Securities Administrator pursuant to Section 11.01(g) or (iii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties hereunder. In no event shall the Trustee or the Securities Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if it has been advised of the likelihood of such loss or damage and regardless of the form of action. The Master Servicer agrees to indemnify the Trustee, from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or by reason of the Master Servicer’s reckless disregard of its obligations and duties under this Agreement. In addition, the Sponsor agrees to indemnify the Trustee for, and to hold the Trustee harmless against, any loss, liability or expense arising out of, or in connection with, the provisions set forth in the last paragraph of Section 2.01, including, without limitation, all costs, liabilities and expenses (including reasonable legal fees and expenses) of investigating and defending itself against any claim, action or proceeding, pending or threatened, relating to the provisions of such paragraph. The indemnities in this Section 9.05 shall survive the termination or discharge of this Agreement and the resignation or removal of the Master Servicer, the Trustee, the Securities Administrator or the Custodians. Any payment hereunder made by the Master Servicer to the Trustee shall be from the Master Servicer’s own funds, without reimbursement from REMIC I therefor.

SECTION 9.06. Eligibility Requirements for Trustee and Securities Administrator.

The Trustee and the Securities Administrator shall at all times be a corporation or an association (other than the Depositor, the Sponsor, the Master Servicer or any Affiliate of the foregoing) organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 (or a member of a bank holding company whose capital and surplus is at least $50,000,000) and subject to supervision or examination by federal or state authority. If such corporation or association publishes reports of conditions at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published. In case at any time the Trustee or the Securities Administrator, as applicable, shall cease to be eligible in accordance with the provisions of this Section, the Trustee or the Securities Administrator, as applicable, shall resign immediately in the manner and with the effect specified in Section 9.07.

SECTION 9.07. Resignation and Removal of Trustee and Securities Administrator.

The Trustee and the Securities Administrator may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, to the Master Servicer, to the Securities Administrator (or the Trustee, if the Securities Administrator resigns) and to the Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or successor securities administrator by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or Securities Administrator, as applicable, and to the successor trustee or successor securities administrator, as applicable. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor. If no successor trustee or successor securities administrator shall have been so appointed and have accepted appointment within thirty (30) days after the giving of such notice of resignation, the resigning Trustee or Securities Administrator, as the case may be, may, at the expense of the Trust Fund, petition any court of competent jurisdiction for the appointment of a successor trustee, successor securities administrator, Trustee or Securities Administrator, as applicable.

If at any time the Trustee or the Securities Administrator shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Depositor, or if at any time the Trustee or the Securities Administrator shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or the Securities Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Securities Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Securities Administrator, as applicable and appoint a successor trustee or successor securities administrator, as applicable, by written instrument, in duplicate, which instrument shall be delivered to the Trustee or the Securities Administrator so removed and to the successor trustee or successor securities administrator. A copy of such instrument shall be delivered to the Certificateholders, the Trustee, the Securities Administrator and the Master Servicer by the Depositor.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee or the Securities Administrator and appoint a successor trustee or successor securities administrator by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee or the Securities Administrator so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee (in the case of the removal of the Securities Administrator), the Securities Administrator (in the case of the removal of the Trustee) and the Master Servicer by the Depositor.

Any resignation or removal of the Trustee or the Securities Administrator and appointment of a successor trustee or successor securities administrator pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee or successor securities administrator, as applicable, as provided in Section 9.08.

Notwithstanding anything to the contrary contained herein, the Master Servicer and the Securities Administrator shall at all times be the same Person.

SECTION 9.08. Successor Trustee or Securities Administrator.

Any successor trustee or successor securities administrator appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Depositor and its predecessor trustee or predecessor securities administrator an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or predecessor securities administrator shall become effective and such successor trustee or successor securities administrator without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or securities administrator herein. The predecessor trustee or predecessor securities administrator shall deliver to the successor trustee or successor securities administrator all Mortgage Loan Documents and related documents and statements to the extent held by it hereunder, as well as all monies, held by it hereunder, and the Depositor and the predecessor trustee or predecessor securities administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor securities administrator all such rights, powers, duties and obligations.

No successor trustee or successor securities administrator shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee or successor securities administrator shall be eligible under the provisions of Section 9.06 and the appointment of such successor trustee or successor securities administrator shall not result in a downgrading of any Class of Certificates by any Rating Agency, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor trustee or successor securities administrator as provided in this Section, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Depositor fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee or successor securities administrator, the successor trustee or successor securities administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 9.09. Merger or Consolidation of Trustee or Securities Administrator.

Any corporation or association into which the Trustee or the Securities Administrator may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee or the Securities Administrator shall be a party, or any corporation or association succeeding to the business of the Trustee or the Securities Administrator shall be the successor of the Trustee or the Securities Administrator hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10. Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the REMIC I or property securing the same may at the time be located, the Trustee shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of REMIC I, and to vest in such Person or Persons, in such capacity, and for the benefit of the Holders of the Certificates, such title to REMIC I, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to a defaulting Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to REMIC I or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trust conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee or co-trustee.

SECTION 9.11. Appointment of Office or Agency.

The Certificates may be surrendered for registration of transfer or exchange at the Securities Administrator’s office located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, and presented for final distribution at the Corporate Trust Office of the Securities Administrator where notices and demands to or upon the Securities Administrator in respect of the Certificates and this Agreement may be served.

SECTION 9.12. Representations and Warranties.

The Trustee hereby represents and warrants to the Master Servicer, the Securities Administrator, the Servicer and the Depositor as applicable, as of the Closing Date, that:

(i) It is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

(ii) The execution and delivery of this Agreement by it, and the performance and compliance with the terms of this Agreement by it, will not violate its articles of association or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

(iii) It has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

(iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of it, enforceable against it in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, receivership, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(v) It is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in its good faith and reasonable judgment, is likely to affect materially and adversely either the ability of it to perform its obligations under this Agreement or its financial condition.

(vi) No litigation is pending or, to the best of its knowledge, threatened against it, which would prohibit it from entering into this Agreement or, in its good faith reasonable judgment, is likely to materially and adversely affect either the ability of it to perform its obligations under this Agreement or its financial condition.

ARTICLE X

TERMINATION

SECTION 10.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

(a) Subject to Section 10.02, the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Securities Administrator, the Servicer and the Trustee (other than the obligations of the Master Servicer to the Trustee pursuant to Section 9.05 and of the Servicer to make remittances to the Securities Administrator and the Securities Administrator to make payments in respect of the REMIC I Regular Interests, REMIC I Regular Interests or the Classes of Certificates as hereinafter set forth) shall terminate upon payment to the Certificateholders and the deposit of all amounts held by or on behalf of the Trustee and required hereunder to be so paid or deposited on the Distribution Date coinciding with or following the earlier to occur of (i) the purchase by the Terminator (as defined below) of all Mortgage Loans and each REO Property remaining in REMIC I and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Last Scheduled Distribution Date. The purchase by the Terminator of all Mortgage Loans and each REO Property remaining in REMIC I shall be at a price (the “Termination Price”) equal to the sum of (i) the greater of (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee in their reasonable discretion and (B) the aggregate fair market value of all of the assets of REMIC I (as determined by the Master Servicer and the Trustee, as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 10.01), (ii) amounts due and owing to the Swap Provider under the Swap Agreement as of the termination date plus (ii) any amounts due the Servicer and the Master Servicer in respect of unpaid Servicing Fees and outstanding P&I Advances and Servicing Advances.

(b) The Master Servicer referred to herein as the “Terminator” shall have the right to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) of the preceding paragraph no later than the Determination Date in the month immediately preceding the Distribution Date on which the Certificates will be retired; provided, however, that the Terminator may elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I pursuant to clause (i) above only if the aggregate Scheduled Principal Balance of the Mortgage Loans and each REO Property remaining in the Trust Fund at the time of such election is reduced to less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date. By acceptance of the Residual Certificates, the Holder of the Residual Certificates agrees, in connection with any termination hereunder, to assign and transfer any portion of the Termination Price in excess of par, and to the extent received in respect of such termination, to pay any such amounts to the Holders of the Class CE Certificates. In the event the optional termination right is exercised by the Master Servicer, the Servicer shall remain the servicer of record of the Mortgage Loans unless the Servicer was terminated as Servicer prior to the exercise of such optional termination right.

(c) Notice of the liquidation of the Certificates shall be given promptly by the Securities Administrator by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the purchase of the Mortgage Loans and each REO Property by the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and the final payment in respect of the REMIC I Regular Interests or the Certificates will be made upon presentation and surrender of the related Certificates at the office of the Securities Administrator therein designated, (ii) the amount of any such final payment, (iii) that no interest shall accrue in respect of the REMIC I Regular Interests or the Certificates from and after the Interest Accrual Period relating to the final Distribution Date therefor and (iv) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Securities Administrator. In the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Master Servicer, the Master Servicer shall deliver to the Securities Administrator for deposit in the Distribution Account not later than the Business Day prior to the Distribution Date on which the final distribution on the Certificates an amount in immediately available funds equal to the above-described Termination Price. The Securities Administrator shall remit to the Servicer, the Master Servicer, the Trustee and the applicable Custodian from such funds deposited in the Distribution Account (i) any amounts which the Servicer would be permitted to withdraw and retain from the Collection Account pursuant to Section 3.09 as if such funds had been deposited therein (including all unpaid Servicing Fees, Master Servicing Fees and all outstanding P&I Advances and Servicing Advances) and (ii) any other amounts otherwise payable by the Securities Administrator to the Master Servicer, the Trustee, the applicable Custodian and the Servicer from amounts on deposit in the Distribution Account pursuant to the terms of this Agreement prior to making any final distributions pursuant to Section 10.01(d) below. Upon certification to the Trustee by the Securities Administrator of the making of such final deposit, the Trustee shall promptly release or cause to be released to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and Trustee shall execute all assignments, endorsements and other instruments delivered to it and necessary to effectuate such transfer.

(d) Upon presentation of the Certificates by the Certificateholders on the final Distribution Date, the Securities Administrator shall distribute to each Certificateholder so presenting and surrendering its Certificates the amount otherwise distributable on such Distribution Date in accordance with Section 5.01 in respect of the Certificates so presented and surrendered. Any funds not distributed to any Holder or Holders of Certificates being retired on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 10.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Securities Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall, directly or through an agent, mail a final notice to the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the trust funds. If within one (1) year after the final notice any such Certificates shall not have been surrendered for cancellation, the Securities Administrator shall pay to the Depositor all such amounts, and all rights of non-tendering Certificateholders in or to such amounts shall thereupon cease. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Securities Administrator as a result of such Certificateholder’s failure to surrender its Certificate(s) on the final Distribution Date for final payment thereof in accordance with this Section 10.01. Any such amounts held in trust by the Securities Administrator shall be held uninvested in an Eligible Account.

SECTION 10.02. Additional Termination Requirements.

(a) In the event that the Terminator purchases all the Mortgage Loans and each REO Property or the final payment on or other liquidation of the last Mortgage Loan or REO Property remaining in REMIC I pursuant to Section 10.01, the Trust Fund shall be terminated in accordance with the following additional requirements:

(i) The Trustee shall specify the first day in the 90-day liquidation period in a statement attached to each Trust REMIC’s final Tax Return pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder, as evidenced by an Opinion of Counsel obtained by and at the expense of the Terminator;

(ii) During such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Terminator for cash; and

(iii) At the time of the making of the final payment on the Certificates, the Securities Administrator shall distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand in the Trust Fund (other than cash retained to meet claims), and the Trust Fund shall terminate at that time.

(b) At the expense of the Terminator (or, if the Trust Fund is being terminated as a result of the occurrence of the event described in clause (ii) of the first paragraph of Section 10.01, at the expense of the Trust Fund), the Terminator shall prepare or cause to be prepared the documentation required in connection with the adoption of a plan of liquidation of each Trust REMIC pursuant to this Section 10.02.

(c) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to specify the 90-day liquidation period for each Trust REMIC, which authorization shall be binding upon all successor Certificateholders.

ARTICLE XI

REMIC PROVISIONS

SECTION 11.01. REMIC Administration.

(a) The Trustee shall elect to treat each Trust REMIC as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made by the Securities Administrator on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC election in respect of REMIC I, the REMIC I Regular Interests shall be designated as the “regular interests” in REMIC I and the Class R-I Interest shall be designated as the “residual interest” in REMIC I. For the purposes of the REMIC election in respect of REMIC II, the REMIC II Regular Interests shall be designated as the “regular interests” in REMIC II and the Class R-II Interest shall be designated as the “residual interest” in REMIC II. The Class A Certificates, the Mezzanine Certificates, the Class P Certificates, Class IO Interest and the Class CE Certificates (exclusive of any right to receive payments from the Reserve Fund) shall be designated as the “regular interests” in REMIC III and the Class R-III Interest shall be designated as the “residual interest” in REMIC III. The Trustee shall not permit the creation of any “interests” in each Trust REMIC (within the meaning of Section 860G of the Code) other than the REMIC I Regular Interests, REMIC II Regular Interests, Class IO Interest and the interests represented by the Certificates.

(b) The Closing Date is hereby designated as the “Startup Day” of each Trust REMIC within the meaning of Section 860G(a)(9) of the Code.

(c) The Securities Administrator shall be reimbursed for any and all expenses relating to any tax audit of the Trust Fund (including, but not limited to, any professional fees or any administrative or judicial proceedings with respect to each Trust REMIC that involve the Internal Revenue Service or state tax authorities), including the expense of obtaining any tax related Opinion of Counsel except as specified herein. The Securities Administrator, as agent for each Trust REMIC’s tax matters person shall (i) act on behalf of the Trust Fund in relation to any tax matter or controversy involving any Trust REMIC and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The holder of the largest Percentage Interest of each Class of Residual Certificates shall be designated, in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1, as the tax matters person of the related REMIC created hereunder. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Securities Administrator or an Affiliate as its agent to perform all of the duties of the tax matters person for the Trust Fund.

(d) The Securities Administrator shall prepare and file and the Trustee shall sign all of the Tax Returns in respect of each REMIC created hereunder. The expenses of preparing and filing such returns shall be borne by the Securities Administrator without any right of reimbursement therefor.

(e) The Securities Administrator shall perform on behalf of each Trust REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Securities Administrator shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee upon receipt of additional reasonable compensation, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each Trust REMIC. The Depositor shall provide or cause to be provided to the Securities Administrator, within ten (10) days after the Closing Date, all information or data that the Securities Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

(f) To the extent in the control of the Trustee or the Securities Administrator, each such Person (i) shall take such action and shall cause each REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions, (ii) shall not take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (A) endanger the status of each Trust REMIC as a REMIC or (B) result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless such action or inaction is permitted under this Agreement or the Trustee and the Securities Administrator have received an Opinion of Counsel, addressed to the them (at the expense of the party seeking to take such action but in no event at the expense of the Trustee or the Securities Administrator) to the effect that the contemplated action will not, with respect to any Trust REMIC, endanger such status or result in the imposition of such a tax, nor (iii) shall the Securities Administrator take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action; provided that the Securities Administrator may conclusively rely on such Opinion of Counsel and shall incur no liability for its action or failure to act in accordance with such Opinion of Counsel. In addition, prior to taking any action with respect to any Trust REMIC or the respective assets of each, or causing any Trust REMIC to take any action, which is not contemplated under the terms of this Agreement, the Securities Administrator will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any Trust REMIC, and the Securities Administrator shall not take any such action or cause any Trust REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be home by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

(g) In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of such REMIC as defined in Section 860G(c) of the Code, on any contributions to any such REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 11.03, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article XI, (ii) to the Securities Administrator pursuant to Section 11.03, if such tax arises out of or results from a breach by the Securities Administrator of any of its obligations under this Article XI, (iii) to the Master Servicer pursuant to Section 11.03, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article IV or under this Article XI, (iv) to the Servicer pursuant to Section 11.03, if such tax arises out of or results from a breach by the Servicer of any of its obligations under Article III or under this Article XI, or (v) in all other cases, against amounts on deposit in the Distribution Account and shall be paid by withdrawal therefrom.

(h) The Securities Administrator shall, for federal income tax purposes, maintain books and records with respect to each Trust REMIC on a calendar year and on an accrual basis.

(i) Following the Startup Day, neither the Securities Administrator nor the Trustee shall accept any contributions of assets to any Trust REMIC other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03 unless it shall have received an Opinion of Counsel to the effect that the inclusion of such assets in the Trust Fund will not cause the related REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j) Neither the Trustee nor the Securities Administrator shall knowingly enter into any arrangement by which any Trust REMIC will receive a fee or other compensation for services nor permit either REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k) The Securities Administrator shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC. In connection with the foregoing, the Securities Administrator shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of Regular Interests in each REMIC as required by IRS Form 8811.

SECTION 11.02. Prohibited Transactions and Activities.

None of the Depositor, the Servicer, the Securities Administrator, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC I, (iii) the termination of REMIC I pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II of this Agreement), nor acquire any assets for any Trust REMIC (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Collection Account or the Distribution Account for gain, nor accept any contributions to any Trust REMIC after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee and the Securities Administrator (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of any Trust REMIC as a REMIC or (b) cause any Trust REMIC to be subject to a tax on “prohibited transactions” or “contributions” pursuant to the REMIC Provisions.

SECTION 11.03. Indemnification.

(a) The Trustee agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator or the Servicer including, without limitation, any reasonable attorneys fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator or the Servicer as a result of the Trustee’s failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Trustee set forth in this Agreement.

(b) The Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer, the Securities Administrator or the Trustee, as a result of the Servicer’s failure to perform its covenants set forth in Article III in accordance with the standard of care of the Servicer set forth in this Agreement.

(c) The Master Servicer agrees to indemnify the Trust Fund, the Depositor, the Servicer and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Servicer or the Trustee, as a result of the Master Servicer’s failure to perform its covenants set forth in Article IV in accordance with the standard of care of the Master Servicer set forth in this Agreement.

(d) The Securities Administrator agrees to be liable for any taxes and costs incurred by the Trust Fund, the Depositor, the Servicer or the Trustee including, without limitation, any reasonable attorneys’ fees imposed on or incurred by the Trust Fund, the Depositor, the Servicer or the Trustee as a result of the Securities Administrator’s failure to perform its covenants set forth in this Article XI in accordance with the standard of care of the Securities Administrator set forth in this Agreement.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01. Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee, but without the consent of any of the Certificateholders, (i) to cure any ambiguity or defect, (ii) to correct, modify or supplement any provisions herein (including to give effect to the expectations of Certificateholders), (iii) to ensure compliance with Regulation AB or (iv) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement and that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder (or the Swap Provider unless the Swap Provider shall have consented to the amendment); provided that any such amendment shall be deemed not to adversely affect in any material respect the interests of the Certificateholders and no such Opinion of Counsel shall be required if the Person requesting such amendment obtains a letter from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates. No amendment shall be deemed to adversely affect in any material respect the interests of any Certificateholder who shall have consented thereto, and no Opinion of Counsel shall be required to address the effect of any such amendment on any such consenting Certificateholder.

This Agreement may also be amended from time to time by the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates (or if such amendment modifies the rights of the Swap Provider hereunder, with the consent of the Swap Provider); provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner, other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66% of the Voting Rights allocated to such Class, or (iii) modify the consents required by the immediately preceding clauses (i) and (ii) without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 12.01, Certificates registered in the name of the Depositor or the Servicer or any Affiliate thereof shall be entitled to Voting Rights with respect to matters affecting such Certificates. Without limiting the generality of the foregoing, any amendment to this Agreement required in connection with the compliance with or the clarification of any reporting obligations described in Section 5.06 hereof shall not require the consent of any Certificateholder and without the need for any Opinion of Counsel or Rating Agency confirmation.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment is permitted hereunder and will not result in the imposition of any tax on any Trust REMIC pursuant to the REMIC Provisions or cause any Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding and that such amendment is authorized or permitted by this Agreement.

Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment to each Certificateholder.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The cost of any Opinion of Counsel to be delivered pursuant to this Section 12.01 shall be borne by the Person seeking the related amendment, but in no event shall such Opinion of Counsel be an expense of the Trustee.

The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02. Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at the expense of the Certificateholders, but only upon direction of the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 12.03. Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of any of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder. and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.04. Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws without regard to conflicts of laws principles thereof other than Section 5-1401 of the New York General Obligations Law which shall govern.

SECTION 12.05. Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received if sent by facsimile, receipt confirmed, if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service or delivered in any other manner specified herein, to (a) in the case of the Depositor, ACE Securities Corp., AMACAR GROUP, 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, Attention: Juliana Johnson (telecopy number: (704) 365-1362), or such other address or telecopy number as may hereafter be furnished to the Servicer, the Master Servicer, the Securities Administrator and the Trustee in writing by the Depositor, (b) in the case of the Servicer, Saxon Mortgage Services, Inc., 4708 Mercantile Drive, Fort Worth, Texas 76137, Attention: Mr. David Dill, President (telecopy number: (817) 655-7509), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Master Servicer, the Securities Administrator and the Depositor in writing by the Servicer, (c) in the case of the Master Servicer and the Securities Administrator, P.O. Box 98, Columbia, Maryland 21046 and for overnight delivery to 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Ace Securities Corp., 2006-ASAP1 (telecopy number: (410) 715-2380), or such other address or telecopy number as may hereafter be furnished to the Trustee, the Depositor and the Servicer in writing by the Master Servicer or the Securities Administrator and (d) in the case of the Trustee, at the Corporate Trust Office or such other address or telecopy number as the Trustee may hereafter be furnish to the Servicer, the Master Servicer, the Securities Administrator and the Depositor in writing by the Trustee. Any notice required or permitted to be given to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder also shall be mailed to the appropriate party in the manner set forth above.

SECTION 12.06. Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07. Notice to Rating Agencies.

The Trustee shall use its best efforts promptly to provide notice to the Rating Agencies with respect to each of the following of which a Responsible Officer has actual knowledge:

1. Any material change or amendment to this Agreement;

2. The occurrence of any Servicer Event of Default or Master Servicer Event of Default that has not been cured or waived;

3. The resignation or termination of the Servicer, the Master Servicer or the Trustee;

4. The repurchase or substitution of Mortgage Loans pursuant to or as contemplated by Section 2.03;

5. The final payment to the Holders of any Class of Certificates;

6. Any change in the location of the Distribution Account; and

7. Any event that would result in the inability of the Trustee as successor servicer to make advances regarding delinquent Mortgage Loans.

In addition, the Securities Administrator shall promptly make available to each Rating Agency copies of each report to Certificateholders described in Section 5.02.

The Servicer shall make available to each Rating Agency copies of the following:

8. Each Annual Statement of Compliance described in Section 3.17 of this Agreement; and

9. Each Assessment of Compliance and Attestation Report described in Section 3.18.

Any such notice pursuant to this Section 12.07 shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service to Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041; to Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007; and to Dominion Bond Rating Service, 55 Broadway, 15th Floor, New York, New York 10006 or such other addresses as the Rating Agencies may designate in writing to the parties hereto.

SECTION 12.08. Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.09. Grant of Security Interest.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, be, and be construed as, a sale of the Mortgage Loans by the Depositor and not a pledge of the Mortgage Loans to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Depositor, then, (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, to secure a debt or other obligation of the Depositor and (b)(1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the Uniform Commercial Code as in effect from time to time in the State of New York; (2) the conveyance provided for in Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account and the Distribution Account, whether in the form of cash, instruments, securities or other property; (3) the obligations secured by such security agreement shall be deemed to be all of the Depositor’s obligations under this Agreement, including the obligation to provide to the Certificateholders the benefits of this Agreement relating to the Mortgage Loans and the Trust Fund; and (4) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. Accordingly, the Depositor hereby grants to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders, a security interest in the Mortgage Loans and all other property described in clause (2) of the preceding sentence, for the purpose of securing to the Trustee the performance by the Depositor of the obligations described in clause (3) of the preceding sentence. Notwithstanding the foregoing, the parties hereto intend the conveyance pursuant to Section 2.01 to be a true, absolute and unconditional sale of the Mortgage Loans and assets constituting the Trust Fund by the Depositor to the Trustee, on behalf of the Trust and for the benefit of the Certificateholders.

SECTION 12.10. Survival of Indemnification.

Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

SECTION 12.11. Intention of the Parties and Interpretation.

Each of the parties acknowledges and agrees that the purpose of Sections 3.17, 3.18, 3.20, 4.15, 4.16, 4.17, 4.18 and 5.06 of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer, the Securities Administrator and the Depositor with the provisions of Regulation AB promulgated by the Commission under the Exchange Act (17 C.F.R. §§ 229.1100 - 229.1123), as such may be amended from time to time and subject to clarification and interpretive advice as may be issued by the staff of the Commission from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish that purpose, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB, (c) the parties shall comply with requests made by the Sponsor or the Depositor for delivery of additional or different information as the Sponsor or the Depositor may determine in good faith is necessary to comply with the provisions of Regulation AB, and (d) no amendment of this Agreement shall be required to effect any such changes in the parties’ obligations as are necessary to accommodate evolving interpretations of the provisions of Regulation AB.

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Securities Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

ACE SECURITIES CORP., as Depositor

By:	/s/ Evelyn Echevarria

Name: Evelyn Echevarria Title: Vice President

By:	/s/ Doris J. Hearn

Name: Doris J. Hearn Title: Vice President

SAXON MORTGAGE SERVICES, INC. as Servicer

By:	/s/ David L. Dill

Name: David L. Dill Title: President

HSBC BANK USA, NATIONAL ASSOCIATION not in its individual capacity but solely as Trustee

By:	/s/ Susie Moy

Name: Susie Moy Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION as Master Servicer and Securities Administrator

By:	/s/ Jennifer Richardson

Name: Jennifer Richardson Title: Assistant Vice President

Acknowledged and Agreed for purposes of Section 9.05:

DB STRUCTURED PRODUCTS, INC

By:	/s/ Joy Margolies

Name: Joy Margolies Title: Director

By:	/s/ Susan Valenti

Name: Susan Valenti Title: Director

Acknowledged and Agreed for purposes of Sections 7.08, 7.09 and 7.10:

CLAYTON FIXED INCOME SERVICES INC. (f/k/a THE MURRAYHILL COMPANY)

By:	/s/ Kevin J. Kanouff

Name: Kevin J. Kanouff Title: President and General Counsel

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of January 2006, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of ACE Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of January 2006, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of ACE Securities Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of January 2006, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Saxon Mortgage Services, Inc., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of said entity, and acknowledged to me that such entity executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of January 2006, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of Wells Fargo Bank, National Association, one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

STATE OF	)
) ss.:
COUNTY OF	)

On the ___ day of January 2006, before me, a notary public in and for said State, personally appeared _____________________ known to me to be a _____________________ of HSBC Bank USA, National Association, one of the national banking associations that executed the within instrument, and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[Notarial Seal]	My commission expires

                                                       EXHIBIT A-1

                                     FORM OF CLASS A-[1][2A][2B][2C][2D] CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL
          ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND
          860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY
          TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
          ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
          REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
          PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          PRIOR TO THE TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, ANY PERSON ACQUIRING A CERTIFICATE
          SHALL BE DEEMED TO HAVE MADE THE REPRESENTATIONS IN SECTION 6.02(C) OF THE POOLING AND SERVICING
          AGREEMENT.

Series 2006-ASAP1, Class A-[1][2A][2B][2C][2D]                Aggregate Certificate Principal Balance of the Class
                                                              A-[1][2A][2B][2C][2D] Certificates as of the Issue
                                                              Date:   $_____________

Pass-Through Rate: Variable                                   Denomination:  $____________

Date of Pooling and Servicing Agreement and Cut-off Date: Master Servicer: Wells Fargo Bank, N.A.
January 1, 2006

First Distribution Date: February 27, 2006                    Trustee: HSBC Bank USA, National Association

No.__                                                         Issue Date: January 30, 2006

                                                              CUSIP:________________

          DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE
          MONTHLY AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT
          ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE AS THE DENOMINATION OF THIS CERTIFICATE.

                             ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-ASAP1
                                          ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial  ownership  interest in a Trust Fund (the "Trust Fund")  consisting  primarily of a pool of conventional  one- to four-family,  fixed and  adjustable-rate  first and second lien mortgage loans (the "Mortgage
Loans") formed and sold by

                                                  ACE SECURITIES CORP.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES CORP., THE MASTER
          SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
          AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY
          OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class A-[1][2A][2B][2C][2D]
Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class
A-[1][2A][2B][2C][2D] Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank, N.A. as master servicer (the "Master Servicer")
and securities administrator (the "Securities Administrator"), Saxon Mortgage Services, Inc. as servicer (the
"Servicer") and HSBC Bank USA, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such
25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the
Business Day immediately preceding such Distribution Date (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class
A-[1][2A][2B][2C][2D] Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class
A-[1][2A][2B][2C][2D] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class
A-[1][2A][2B][2C][2D] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the
Securities Administrator for that purpose as provided in the Agreement.

         The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any
Distribution Date shall be a rate per annum equal to the lesser of (i) One-Month LIBOR plus [_____]%, in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the
Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus
[_____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for such
Distribution Date.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through
Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage
Loans and payments received pursuant to the Swap Agreement, all as more specifically set forth herein and in the
Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be
made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the
Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this
Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the
Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         Prior to the termination of the Supplemental Interest Trust, any transferee of this Certificate shall be deemed to make the representations in Section 6.02(c) of the Agreement.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the
Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the
Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the
Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from
REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the
Securities Administrator assumes any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Officer

                                             CERTIFICATE OF AUTHENTICATION

         This is one of the Class A-[1][2A][2B][2C][2D] Certificates referred to in the within-mentioned Agreement.

                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Signatory

                                                     ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common             UNIF GIFT MIN ACT -       CUSTODIAN
                                                                    _____________________
                                                                       (Cust) (Minor)
                                                                     under Uniform Gifts
                                                                        to Minors Act
TEN ENT  -   as tenants by the entireties                           _____________________
                                                                           (State)
JT TEN   -   as joint tenants with right
             if survivorship and not as
             tenants in common

                        Additional abbreviations may also be used though not in the above list.

                                                       ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________
_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Certificate to the following address: ________________________________
_________________________________________________________________________________________________________________________

Dated:

                                                                         ________________________________________________
                                                                         Signature by or on behalf of assignor

                                                                         ________________________________________________
                                                                         Signature Guaranteed

                                               DISTRIBUTION INSTRUCTIONS

                        The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________
________________________________________________________________________________________________________________________
for the account of _____________________________________________________________________________________________________
account number ____________________________________________________________  or, if mailed by check, to
________________________________________________________________________________________________________________________
Applicable statements should be mailed to ______________________________________________________________________________
________________________________________________________________________________________________________________________

         This information is provided by _______________________________________________________________________________
assignee named above, or _______________________________________________________________________________________________
its agent.

                                                       EXHIBIT A-2

                             FORM OF CLASS M-[1][2][3][4][5][6][7][8][9][10][11] CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL
          ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND
          860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY
          TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE
          ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
          REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER,
          PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE
          REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS  CERTIFICATE  IS SUBORDINATE  TO THE CLASS A  CERTIFICATES  [[,/AND] CLASS M-1  CERTIFICATES
         [,/AND] CLASS M-2  CERTIFICATES[,/AND]  CLASS M-3  CERTIFICATES  [,/AND]  CLASS M-4  CERTIFICATES
         [,/AND] CLASS M-5 CERTIFICATES]  [,/AND] CLASS M-6 CERTIFICATES]  [,/AND] CLASS M-7 CERTIFICATES]
         [,/AND] CLASS M-8 CERTIFICATES  [,/AND] CLASS M-9 CERTIFICATES  [AND] CLASS M-10  CERTIFICATES TO
         THE EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

         ANY  TRANSFEREE  OF THIS  CERTIFICATE  SHALL BE DEEMED TO MAKE THE  REPRESENTATIONS  SET FORTH IN
         SECTION 6.02(C) OF THE AGREEMENT REFERRED TO HEREIN.

          THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS
          HEREON AND REALIZED LOSSES ALLOCABLE HERETO AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.
          ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CERTIFICATE PRINCIPAL BALANCE
          OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS
          CERTIFICATE MAY ASCERTAIN ITS CERTIFICATE PRINCIPAL BALANCE BY INQUIRY OF THE SECURITIES
          ADMINISTRATOR NAMED HEREIN.

Series 2006-ASAP1, Class                             Aggregate Certificate Principal Balance of the
M-[1][2][3][4][5][6][7][8][9][10][11]                Class M-[1][2][3][4][5][6][7][8][9][10][11]
                                                     Certificates as of the Issue Date: $______________

Pass-Through Rate: Variable                          Denomination: $______________

Date of Pooling and Servicing Agreement              Master Servicer: Wells Fargo Bank, N.A.
and Cut-off Date: January 1, 2006

First Distribution Date: February 27, 2006           Trustee: HSBC Bank USA, National Association

No.___                                               Issue Date: January 30, 2006

                                                     CUSIP:_________________

                             ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-ASAP1
                                          ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate first and second lien mortgage loans (the "Mortgage Loans")
formed and sold by

                                                  ACE SECURITIES CORP.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES CORP., THE MASTER
          SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
          AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY
          OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that _____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class
M-[1][2][3][4][5][6][7][8][9][10][11] Certificates as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M-[1][2][3][4][5][6][7][8][9][10][11] Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor
(hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Wells Fargo Bank,
N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities Administrator"), Saxon
Mortgage Services, Inc. as servicer (the "Servicer") and HSBC Bank USA, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such
25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the
Business Day immediately preceding such Distribution Date (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class
M-[1][2][3][4][5][6][7][8][9][10][11] Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class
M-[1][2][3][4][5][6][7][8][9][10][11] Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the
Class M-[1][2][3][4][5][6][7][8][9][10][11] Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.
Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities
Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

         The Pass-Through Rate applicable to the calculation of interest payable with respect to this Certificate on any
Distribution Date shall equal a rate per annum equal to the lesser of (i) One-Month LIBOR plus [____]% , in the case of each Distribution Date through and including the Distribution Date on which the aggregate principal balance of the
Mortgage Loans (and properties acquired in respect thereof) remaining in the Trust Fund is reduced to less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, or One-Month LIBOR plus [____]%, in the case of any Distribution Date thereafter and (ii) the applicable Net WAC Pass-Through Rate for such Distribution
Date.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through
Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage
Loans and payments received pursuant to the Swap Agreement, all as more specifically set forth herein and in the
Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be
made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the
Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this
Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the
Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         Any transferee of this Certificate shall be deemed to make the representations set forth in Section 6.02(c) of the Agreement.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the
Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the
Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the
Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from
REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the
Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the
Securities Administrator assume any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Securities Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:

                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Officer

                                             CERTIFICATE OF AUTHENTICATION

         This is one of the Class M-[1][2][3][4][5][6][7][8][9][10][11] Certificates referred to in the within-mentioned
Agreement.

                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Signatory

                                                     ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common             UNIF GIFT MIN ACT -       CUSTODIAN
                                                                    _____________________
                                                                       (Cust) (Minor)
                                                                     under Uniform Gifts
                                                                        to Minors Act
TEN ENT  -   as tenants by the entireties                           _____________________
                                                                           (State)
JT TEN   -   as joint tenants with right
             if survivorship and not as
             tenants in common

                        Additional abbreviations may also be used though not in the above list.

                                                       ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________
_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Certificate to the following address: ________________________________
_________________________________________________________________________________________________________________________

Dated:

                                                                         ________________________________________________
                                                                         Signature by or on behalf of assignor

                                                                         ________________________________________________
                                                                         Signature Guaranteed

                                               DISTRIBUTION INSTRUCTIONS

                        The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________
________________________________________________________________________________________________________________________
for the account of _____________________________________________________________________________________________________
account number ____________________________________________________________  or, if mailed by check, to
________________________________________________________________________________________________________________________
Applicable statements should be mailed to ______________________________________________________________________________
________________________________________________________________________________________________________________________

This information is provided by ________________________________________________________________________________________
assignee named above, or _______________________________________________________________________________________________
its agent.

                                                      EXHIBIT A-3

                                              FORM OF CLASS CE CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL
          ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND
          860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A CERTIFICATES AND THE MEZZANINE CERTIFICATES TO THE
          EXTENT DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS
          CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
          ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND WITHIN THE UNITED STATES TO
          (A) "QUALIFIED INSTITUTIONAL BUYERS" WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER
          THE ACT ("RULE 144A") OR (B) TO INSTITUTIONAL INVESTORS THAT ARE "ACCREDITED INVESTORS" WITHIN THE
          MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF "REGULATION D" UNDER THE ACT.

          NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A
          CERTIFICATION PURSUANT TO SECTION 6.02(C) OF THE AGREEMENT.

Series 2006-ASAP1, Class CE                                        Aggregate Certificate Principal Balance of the
                                                                   Class CE Certificates as of the Issue Date:
                                                                   $_____________

Pass-Through Rate: Variable                                        Denomination: $_________________

Cut-off Date and date of Pooling and Servicing Agreement:          Master Servicer: Wells Fargo Bank, N.A.
January 1, 2006

First Distribution Date: February 27, 2006                         Trustee: HSBC Bank USA, National Association

No. __                                                             Issue Date: January 30, 2006

                             ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-ASAP1
                                          ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate, first and second lien mortgage loans (the "Mortgage Loans")
formed and sold by

                                                  ACE SECURITIES CORP.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES CORP., THE MASTER
          SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
          AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY
          OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that ________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class CE Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the Class CE Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor (hereinafter called the "Depositor," which term includes any successor entity under the Agreement), Wells
Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities
Administrator"), Saxon Mortgage Services, Inc. as servicer (the "Servicer") and HSBC Bank USA, National Association as
trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Notional Amount (as defined in the Agreement) hereof at a per annum rate equal to the
Pass-Through Rate as set forth in the Agreement. Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this
Certificate is registered on the last Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class CE Certificates on such
Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class CE Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class CE Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the
Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the
Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through
Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage
Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the
Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this
Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the
Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as
Exhibit B-1, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder's prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the
Securities Administrator in their respective capacities as such), together with copies of the written certification(s)
of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities
Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the
Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the
Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from
REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the
Securities Administrator assume any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Officer

                                             CERTIFICATE OF AUTHENTICATION

                  This is one of the Class CE Certificates referred to in the within-mentioned Agreement.

                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Officer

                                                      ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common             UNIF GIFT MIN ACT -       CUSTODIAN
                                                                    _____________________
                                                                       (Cust) (Minor)
                                                                     under Uniform Gifts
                                                                        to Minors Act
TEN ENT  -   as tenants by the entireties                           _____________________
                                                                           (State)
JT TEN   -   as joint tenants with right
             if survivorship and not as
             tenants in common

                        Additional abbreviations may also be used though not in the above list.

                                                       ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________
_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Certificate to the following address: ________________________________
_________________________________________________________________________________________________________________________

Dated:

                                                                         ________________________________________________
                                                                         Signature by or on behalf of assignor

                                                                         ________________________________________________
                                                                         Signature Guaranteed

                                               DISTRIBUTION INSTRUCTIONS

                        The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________
________________________________________________________________________________________________________________________
for the account of _____________________________________________________________________________________________________
account number ____________________________________________________________  or, if mailed by check, to
________________________________________________________________________________________________________________________
Applicable statements should be mailed to ______________________________________________________________________________
________________________________________________________________________________________________________________________

         This information is provided by _______________________________________________________________________________
assignee named above, or _______________________________________________________________________________________________
its agent.

                                                       EXHIBIT A-4

                                               FORM OF CLASS P CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL
          ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND
          860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS
          CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED
          ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND WITHIN THE UNITED STATES TO
          (A) "QUALIFIED INSTITUTIONAL BUYERS" WITHIN THE MEANING OF AND IN COMPLIANCE WITH RULE 144A UNDER
          THE ACT ("RULE 144A") OR (B) TO INSTITUTIONAL INVESTORS THAT ARE "ACCREDITED INVESTORS" WITHIN THE
          MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF "REGULATION D" UNDER THE ACT.

          NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES A
          CERTIFICATION PURSUANT TO SECTION 6.02(C) OF THE AGREEMENT.

Series 2006-ASAP1, Class P                                       Aggregate Certificate Principal Balance of the Class
                                                                 P Certificates as of the Issue Date: $100.00

Cut-off Date and date of Pooling and Servicing Agreement:        Denomination: $100.00
January 1, 2006

First Distribution Date: February 27, 2006                       Master Servicer: Wells Fargo Bank, N.A.

No. __                                                           Trustee: HSBC Bank USA, National Association

                                                                 Issue Date: January 30, 2006

                             ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-ASAP1
                                         ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate, first and second lien mortgage loans (the "Mortgage Loans")
formed and sold by

                                                  ACE SECURITIES CORP.

         THIS  CERTIFICATE  DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES  CORP.,  THE
         MASTER  SERVICER,  THE  SECURITIES  ADMINISTRATOR,  THE  SERVICER,  THE  TRUSTEE  OR ANY OF THEIR
         RESPECTIVE   AFFILIATES.  NEITHER  THIS  CERTIFICATE  NOR  THE  UNDERLYING  MORTGAGE  LOANS  ARE
         GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that____________________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class P Certificates as of
the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities
Corp., as depositor (hereinafter called the "Depositor", which term includes any successor entity under the Agreement),
Wells Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities
Administrator"), Saxon Mortgage Services, Inc. as servicer (the "Servicer") and HSBC Bank USA, National Association as
trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such
25th day is not a Business Day, the Business Day immediately following such 25th day (a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered on the last
Business Day of the calendar month immediately preceding the month in which the related Distribution Date occurs (the
"Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class P Certificates on such Distribution Date pursuant to the
Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class P Certificates the aggregate initial Certificate Principal Balance of which is in excess of the lesser of (i) $5,000,000 or (ii) two-thirds of the aggregate initial Certificate Principal Balance of the Class P Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the
Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the
Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through
Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage
Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the
Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this
Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the
Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as
Exhibit B-1, (ii) if such transfer is purportedly being made in reliance upon Rule 501(a) under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer and from such Holder's prospective transferee, substantially in the form attached to the Agreement as Exhibit B-2 and (iii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Trustee, the Master Servicer or the
Securities Administrator in their respective capacities as such), together with copies of the written certification(s)
of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate shall be made except in accordance with Section 6.02(c) of the Agreement.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange of Certificates, but the Securities
Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the
Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the
Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from
REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the
Securities Administrator assume any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Officer

                                             CERTIFICATE OF AUTHENTICATION

         This is one of the Class P Certificates referred to in the within-mentioned Agreement.

                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Officer

                                                      ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common             UNIF GIFT MIN ACT -       CUSTODIAN
                                                                    _____________________
                                                                       (Cust) (Minor)
                                                                     under Uniform Gifts
                                                                        to Minors Act
TEN ENT  -   as tenants by the entireties                           _____________________
                                                                           (State)
JT TEN   -   as joint tenants with right
             if survivorship and not as
             tenants in common

                        Additional abbreviations may also be used though not in the above list.

                                                       ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________
_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Certificate to the following address: ________________________________
_________________________________________________________________________________________________________________________

Dated:

                                                                         ________________________________________________
                                                                         Signature by or on behalf of assignor

                                                                         ________________________________________________
                                                                         Signature Guaranteed

                                               DISTRIBUTION INSTRUCTIONS

                        The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________
________________________________________________________________________________________________________________________
for the account of _____________________________________________________________________________________________________
account number ____________________________________________________________  or, if mailed by check, to
________________________________________________________________________________________________________________________
Applicable statements should be mailed to ______________________________________________________________________________
________________________________________________________________________________________________________________________

         This information is provided by _______________________________________________________________________________
assignee named above, or _______________________________________________________________________________________________
its agent.

                                                       EXHIBIT A-5

                                               FORM OF CLASS R CERTIFICATE

          THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE SOLE "RESIDUAL
          INTEREST" IN EACH "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC"), AS THOSE TERMS ARE DEFINED,
          RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IN ACCORDANCE WITH
          THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT REFERRED TO HEREIN.

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS
          AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS
          REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT
          FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE
          WITH THE PROVISIONS OF SECTION 6.02 OF THE AGREEMENT.

          NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT
          TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR THE CODE WILL BE REGISTERED
          EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED IN SECTION 6.02(C) OF THE AGREEMENT.

          ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED
          TRANSFEREE PROVIDES (I) AN AFFIDAVIT TO THE SECURITIES ADMINISTRATOR THAT (A) SUCH TRANSFEREE IS NOT
          (1) THE UNITED STATES OR ANY POSSESSION THEREOF, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY
          FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE
          FOREGOING, (2) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) THAT
          IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE
          TAX IMPOSED BY SECTION 511 OF THE CODE, (3) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF
          THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (1), (2) OR (3) SHALL HEREINAFTER BE
          REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (4) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (B)
          NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX, AND (II) SUCH
          TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE
          PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER,
          SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A
          DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT
          WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER,
          INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS
          CERTIFICATE BY ACCEPTANCE HEREOF SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS
          PARAGRAPH AND THE PROVISIONS OF SECTION 6.02(D) OF THE AGREEMENT REFERRED TO HEREIN. ANY PERSON THAT
          IS A DISQUALIFIED ORGANIZATION IS PROHIBITED FROM ACQUIRING BENEFICIAL OWNERSHIP OF THIS
          CERTIFICATE.

Series 2006-ASAP1, Class R                                       Aggregate Percentage Interest of the Class R
                                                                 Certificates as of the Issue Date: 100.00%

Date of Pooling and Servicing Agreement                          Master Servicer: Wells Fargo Bank, N.A.
and Cut-off Date: January 1, 2006

First Distribution Date: February 27, 2006                       Trustee: HSBC Bank USA, National Association

No __                                                            Issue Date: January 30, 2006

                             ACE SECURITIES CORP. HOME EQUITY LOAN TRUST, SERIES 2006-ASAP1
                                          ASSET BACKED PASS-THROUGH CERTIFICATE

evidencing a beneficial ownership interest in a Trust Fund (the "Trust Fund") consisting primarily of a pool of conventional one- to four-family, fixed and adjustable-rate first and second lien mortgage loans (the "Mortgage Loans")
formed and sold by

                                                  ACE SECURITIES CORP.

          THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN ACE SECURITIES CORP., THE MASTER
          SERVICER, THE SECURITIES ADMINISTRATOR, THE SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE
          AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY
          OR INSTRUMENTALITY OF THE UNITED STATES.

         This certifies that _______________ is the registered owner of a Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Certificate Principal Balance of the Class R Certificates as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the Class R Certificates in REMIC II created pursuant to a Pooling and Servicing Agreement, dated as specified above (the "Agreement"), among ACE Securities Corp., as depositor (hereinafter called the "Depositor", which term includes any successor entity under the Agreement), Wells
Fargo Bank, N.A. as master servicer (the "Master Servicer") and securities administrator (the "Securities
Administrator"), Saxon Mortgage Services, Inc. as servicer (the "Servicer") and HSBC Bank USA, National Association as
trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Pursuant to the terms of the Agreement, distributions will be made on the 25th day of each month or, if such
25th day is not a Business Day, the Business Day immediately following (a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered on the Record Date, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of Class R Certificates on such Distribution Date pursuant to the Agreement.

         All distributions to the Holder of this Certificate under the Agreement will be made or caused to be made by the Securities Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto if such Person shall have so notified the Securities Administrator in writing at least five Business Days prior to the Record Date immediately prior to such Distribution Date and is the registered owner of Class R Certificates, or otherwise by check mailed by first class mail to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Securities Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Securities Administrator for that purpose as provided in the Agreement.

         This Certificate is one of a duly authorized issue of Certificates designated as Asset Backed Pass-Through
Certificate of the Series specified on the face hereof (herein called the "Certificates") and representing a Percentage
Interest in the Class of Certificates specified on the face hereof equal to the denomination specified on the face hereof divided by the aggregate Certificate Principal Balance of the Class of Certificates specified on the face hereof.

         The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage
Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Collection Account and the Distribution Account may be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Trustee, the Securities Administrator, the
Servicer and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Trustee, the Securities Administrator and the Servicer with the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the
Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this
Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Securities Administrator as provided in the Agreement, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the
Securities Administrator duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations evidencing the same aggregate
Percentage Interest will be issued to the designated transferee or transferees.

         The Certificates are issuable in fully registered form only without coupons in Classes and denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No transfer of this Certificate shall be made unless the transfer is made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and an effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. In the event that such a transfer of this Certificate is to be made without registration or qualification, the Securities Administrator shall require receipt of (i) if such transfer is purportedly being made in reliance upon Rule 144A under the 1933 Act, written certifications from the Holder of the Certificate desiring to effect the transfer, and from such Holder's prospective transferee, substantially in the forms attached to the Agreement as
Exhibit B-1, and (ii) in all other cases, an Opinion of Counsel satisfactory to it that such transfer may be made without such registration or qualification (which Opinion of Counsel shall not be an expense of the Trust Fund or of the
Depositor, the Trustee, the Master Servicer or the Securities Administrator in their respective capacities as such), together with copies of the written certification(s) of the Holder of the Certificate desiring to effect the transfer and/or such Holder's prospective transferee upon which such Opinion of Counsel is based. None of the Depositor, the
Trustee or the Securities Administrator is obligated to register or qualify the Class of Certificates specified on the face hereof under the 1933 Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of such Certificates without registration or qualification. Any Holder desiring to effect a transfer of this Certificate shall be required to indemnify the Trustee, the Depositor, the Master Servicer and
the Securities Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of this Certificate shall be made except in accordance with Section 6.02 of the Agreement.

         Prior to registration of any transfer, sale or other disposition of this Certificate, the proposed transferee shall provide to the Securities Administrator (i) an affidavit to the effect that such transferee is any Person other than a Disqualified Organization or the agent (including a broker, nominee or middleman) of a Disqualified Organization, and (ii) a certificate that acknowledges that (A) the Class R Certificates have been designated as representing the beneficial ownership of the residual interests in each of REMIC I and REMIC II, (B) it will include in its income a PRO
RATA share of the net income of the Trust Fund and that such income may be an "excess inclusion," as defined in the
Code, that, with certain exceptions, cannot be offset by other losses or benefits from any tax exemption, and (C) it expects to have the financial means to satisfy all of its tax obligations including those relating to holding the Class
R Certificates. Notwithstanding the registration in the Certificate Register of any transfer, sale or other disposition of this Certificate to a Disqualified Organization or an agent (including a broker, nominee or middleman) of a
Disqualified Organization, such registration shall be deemed to be of no legal force or effect whatsoever and such
Person shall not be deemed to be a Certificateholder for any purpose, including, but not limited to, the receipt of distributions in respect of this Certificate.

         The Holder of this Certificate, by its acceptance hereof, shall be deemed to have consented to the provisions of Section 6.02 of the Agreement and to any amendment of the Agreement deemed necessary by counsel of the Depositor to ensure that the transfer of this Certificate to any Person other than a Permitted Transferee or any other Person will not cause any portion of the Trust Fund to cease to qualify as a REMIC or cause the imposition of a tax upon any REMIC.

         No service charge will be made for any such registration of transfer or exchange of Certificates, but the
Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         The Depositor, the Master Servicer, the Trustee, the Securities Administrator, the Servicer and any agent of the Depositor, the Master Servicer, the Trustee, the Securities Administrator or the Servicer may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master
Servicer, the Trustee, the Securities Administrator, the Servicer nor any such agent shall be affected by notice to the contrary.

         The obligations created by the Agreement and the Trust Fund created thereby shall terminate upon payment to the
Certificateholders of all amounts held by the Securities Administrator and required to be paid to them pursuant to the
Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in REMIC I and (ii) the purchase by the party designated in the Agreement at a price determined as provided in the Agreement from REMIC I of all the Mortgage Loans and all property acquired in respect of such Mortgage Loans. The Agreement permits, but does not require, the party designated in the Agreement to purchase from
REMIC I all the Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Scheduled Principal Balance of the Mortgage Loans (and properties acquired in respect thereof) at the time of purchase being less than or equal to 10% of the aggregate principal balance of the
Mortgage Loans as of the Cut-off Date.

         The recitals contained herein shall be taken as statements of the Depositor and neither the Trustee nor the
Securities Administrator assume any responsibility for their correctness.

         Unless the certificate of authentication hereon has been executed by the Securities Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

         IN WITNESS WHEREOF, the Securities Administrator has caused this Certificate to be duly executed.

Dated:
                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Officer

                                              CERTIFICATE OF AUTHENTICATION

         This is one of the Class R Certificates referred to in the within-mentioned Agreement.

                                                             WELLS FARGO BANK, N.A.
                                                             as Securities Administrator

                                                             By:
                                                                 ------------------------------------------------------
                                                                                 Authorized Signatory

                                                     ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -   as tenants in common             UNIF GIFT MIN ACT -       CUSTODIAN
                                                                    _____________________
                                                                       (Cust) (Minor)
                                                                     under Uniform Gifts
                                                                        to Minors Act
TEN ENT  -   as tenants by the entireties                           _____________________
                                                                           (State)
JT TEN   -   as joint tenants with right
             if survivorship and not as
             tenants in common

                        Additional abbreviations may also be used though not in the above list.

                                                       ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________
_________________________________________________________________________________________________________________________
_________________________________________________________________________________________________________________________
(Please print or typewrite name, address including postal zip code, and Taxpayer Identification Number of assignee)

a Percentage Interest equal to ____% evidenced by the within Asset Backed Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

         I (we) further direct the Securities Administrator to issue a new Certificate of a like Percentage Interest and
Class to the above named assignee and deliver such Certificate to the following address: ________________________________
_________________________________________________________________________________________________________________________

Dated:

                                                                         ________________________________________________
                                                                         Signature by or on behalf of assignor

                                                                         ________________________________________________
                                                                         Signature Guaranteed

                                               DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________
________________________________________________________________________________________________________________________
for the account of _____________________________________________________________________________________________________
account number ____________________________________________________________  or, if mailed by check, to
________________________________________________________________________________________________________________________
Applicable statements should be mailed to ______________________________________________________________________________
________________________________________________________________________________________________________________________

         This information is provided by _______________________________________________________________________________
assignee named above, or _______________________________________________________________________________________________
its agent.

                                                       EXHIBIT B-1
                                        FORM OF TRANSFEROR REPRESENTATION LETTER

                                                         [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2006-ASAP1

                 Re:      ACE  Securities Corp. Home Equity Loan Trust, Series  2006-ASAP1  Asset Backed
                          Pass-Through Certificates
                          Class CE, Class P and Class R Certificates
                          ------------------------------------------------------------------------------

Ladies and Gentlemen:

         In connection with the transfer by ______________________ (the "Transferor") to ___________________ (the
"Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

         Neither the Transferor nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner,
(b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, (e)
has taken any other action, that (in the case of each of subclauses (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933, as amended (the "1933 Act"), or would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law or would require registration or qualification pursuant thereto. The Transferor will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate. The Transferor will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of that certain
Pooling and Servicing Agreement, dated as of January 1, 2006, among ACE Securities Corp. as Depositor, Wells Fargo Bank,
N.A. as Master Servicer and Securities Administrator, Saxon Mortgage Services, Inc. as Servicer, and HSBC Bank USA,
National Association as trustee (the "Pooling and Servicing Agreement"), pursuant to which Pooling and Servicing
Agreement the Certificates were issued.

         Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Pooling and
Servicing Agreement.

                                                      Very truly yours,

                                                      [Transferor]

                                                      By:
                                                          -------------------------------------------------------
                                                          Name:
                                                          Title:

                                        FORM OF TRANSFEREE REPRESENTATION LETTER

                                                                       [Date]

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2006-ASAP1

              Re:       ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1
                        Asset Backed Pass-Through Certificates
                        Class CE, Class P and Class R Certificates
                        --------------------------------------------------------------

Ladies and Gentlemen:

         In connection with the purchase from ______________________________ (the "Transferor") on the date hereof of the captioned trust certificates (the "Certificates"), (the "Transferee") hereby certifies as follows:

                  1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule
         144A") under the Securities Act of 1933 (the "1933 Act") and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificate may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

                  2. The Transferee has been furnished with all information regarding (a) the Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and
         Servicing Agreement referred to below, and (d) any credit enhancement mechanism associated with the
         Certificates, that it has requested.

                  3. The Transferee: (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section
         4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any other person
         (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101 or (b) has provided the Securities Administrator with an opinion of counsel on which the Trustee, the Depositor, the Master Servicer, the Securities Administrator
         and the Servicer may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the Depositor, the Master Servicer, the Securities Administrator or the Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

         In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 3 above.

         All capitalized terms used but not otherwise defined herein have the respective meanings assigned thereto in the Pooling and Servicing Agreement, dated as of January 1, 2006, among ACE Securities Corp. as Depositor, Wells Fargo
Bank, N.A. as Master Servicer and Securities Administrator, Saxon Mortgage Services, Inc. as Servicer and HSBC Bank USA,
National Association as Trustee, pursuant to which the Certificates were issued.

                                                      [TRANSFEREE]

                                                      By:
                                                          -------------------------------------------------------
                                                          Name:
                                                          Title:

                                                                                                  ANNEX 1 TO EXHIBIT B-1

                                QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                              [For Transferees Other Than Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank,
N.A., as Securities Administrator, with respect to the asset backed pass-through certificates (the "Certificates")
described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or
other executive officer of the entity purchasing the Certificates (the "Transferee").

         2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $________________(1) in securities (except for the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
144A) and (ii) the Transferee satisfies the criteria in the category marked below.

         ___      CORPORATION, ETC. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

         ___      BANK. The Transferee (a) is a national bank or banking institution organized under the laws of any
                  State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

         ___      SAVINGS AND LOAN. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a
                  State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

(1)   Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless
      Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

         ___      BROKER-DEALER. The Transferee is a dealer registered pursuant to Section 15 of the Securities
                  ____________________ Exchange Act of 1934.

         ___      INSURANCE COMPANY. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a
                  State, territory or the District of Columbia.

         ___      STATE OR LOCAL PLAN. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___      ERISA PLAN. The Transferee is an employee benefit plan within the meaning of Title I of the Employee
                  Retirement Income Security Act of 1974.

         ___      INVESTMENT ADVISOR The Transferee is an investment advisor registered under the Investment Advisers
                  Act of 1940.

         3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the
Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

         5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___          ___          Will the Transferee be purchasing the Certificates
         Yes           No          only for the Transferee's own account?

         6. If the answer to the foregoing question is "no", the Transferee agrees that, in connection with any purchase of securities sold to the Transferee for the account of a third party (including any separate account) in reliance on
Rule 144A, the Transferee will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Transferee agrees that the Transferee will not purchase securities for a third party unless the Transferee has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

         7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Dated:
                                                      -----------------------------------------------------------
                                                      Print Name of Transferee

                                                      By:
                                                          -------------------------------------------------------
                                                          Name:
                                                          Title:

                                                                                                  ANNEX 2 TO EXHIBIT B-1

                             QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

                            [For Transferees That Are Registered Investment Companies]

         The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and Wells Fargo Bank,
N.A., as Securities Administrator, with respect to the asset backed pass-through certificates (the "Certificates")
described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of
the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because the Transferee is part of a
Family of Investment Companies (as defined below), is such an officer of the investment adviser (the "Adviser").

         2. In connection with purchases by the Transferee, the Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of
1940, and (ii) as marked below, the Transferee alone, or the Transferee's Family of Investment Companies, owned at least
$100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's
Family of Investment Companies, the cost of such securities was used.

         ___      The Transferee owned $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___      The Transferee is part of a Family of Investment Companies which owned in the aggregate
                  $_______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies
(or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the
Transferee or are part of the Transferee's Family of Investment Companies, (ii) securities issued or guaranteed by the
U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v)
repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the
Transferee will be in reliance on Rule 144A. In addition, the Transferee will only purchase for the Transferee's own account.

         6. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Dated:
                                                      -----------------------------------------------------------
                                                      Print Name of Transferee or Advisor

                                                      By:
                                                          -------------------------------------------------------
                                                          Name:
                                                          Title:

                                                      IF AN ADVISER:

                                                      -----------------------------------------------------------
                                                      Print Name of Transferee

                                        FORM OF TRANSFEREE REPRESENTATION LETTER

                  The undersigned hereby certifies on behalf of the purchaser named below (the "Purchaser") as follows:

                  1. I am an executive officer of the Purchaser.

                  2. The Purchaser is a "qualified institutional buyer", as defined in Rule 144A, ("Rule 144A") under the Securities Act of 1933, as amended.

                  3. As of the date specified below (which is not earlier than the last day of the Purchaser's most recent fiscal year), the amount of "securities", computed for purposes of Rule 144A, owned and invested on a discretionary basis by the Purchaser was in excess of $100,000,000.

Name of Purchaser
                  ----------------------------------------------------------------------------------------------------

By: (Signature)
                ------------------------------------------------------------------------------------------------------

Name of Signatory
                  ----------------------------------------------------------------------------------------------------

Title
      ----------------------------------------------------------------------------------------------------------------

Date of this certificate
                         ---------------------------------------------------------------------------------------------

Date of information provided in paragraph 3
                                            --------------------------------------------------------------------------

                                                       EXHIBIT B-2

                                        FORM OF TRANSFEROR REPRESENTATION LETTER

                                                              ____________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2006-ASAP1

               Re:      ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1
                        Asset Backed Pass-Through Certificates,
                        Class CE, Class P and Class R Certificates
                        --------------------------------------------------------------

Ladies and Gentlemen:

         In connection with the transfer by ________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferor hereby certifies as follows:

         Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner,
(b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the
Certificates under the Securities Act of 1933 (the "Act'), that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act, in any manner set forth in the foregoing sentence with respect to any
Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                                      Very truly yours,

                                                      -----------------------------------------------------------
                                                      (Transferor)

                                                      By:
                                                          -------------------------------------------------------
                                                          Name:
                                                          Title:

                                               FORM OF TRANSFEREE LETTER

                                                              _______________, 20__

Wells Fargo Bank, N.A.
Sixth Street and Marquette Avenue
Minneapolis, Minnesota 55479
Attention: Corporate Trust ACE 2006-ASAP1

               Re:      ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1
                        Asset Backed Pass-Through Certificates,
                        Class CE, Class P and Class R Certificates
                        --------------------------------------------------------------

Ladies and Gentlemen:

         In connection with the transfer by ______________________ (the "Transferor") to __________________________ (the
"Transferee") of the captioned mortgage pass-through certificates (the "Certificates"), the Transferee hereby certifies as follows:

                  1. The Transferee understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the
         Depositor is not required to so register or qualify the Certificates, (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available, (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

                  2. The Transferee is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

                  3. The Transferee is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the
         Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

                  4. The Transferee has been furnished with, and has had an opportunity to review (a) a copy of the
         Pooling and Servicing Agreement and (b) such other information concerning the Certificates, the Mortgage Loans and the Depositor as has been requested by the Transferee from the Depositor or the Transferor and is relevant to the Transferee's decision to purchase the Certificates. The Transferee has had any questions arising from such review answered by the Depositor or the Transferor to the satisfaction of the Transferee.

                  5. The Transferee has not and will not nor has it authorized or will it authorize any person to (a)
         offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the 1933 Act or any state securities law, or that would require registration or qualification pursuant thereto. The Transferee will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing
         Agreement.

                  6. The Transferee: (a) is not an employee benefit plan or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section
         4975 of the Internal Revenue Code of 1986, as amended (the "Code") (each, a "Plan"), or any other person
         (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss. 2510.3-101 or (b) has provided the Trustee with an opinion of counsel on which the Depositor, the Master Servicer, the Securities Administrator, the Trustee and the Servicer
         may rely, acceptable to and in form and substance satisfactory to the Trustee to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trust Fund, the Trustee, the
         Master Servicer, the Securities Administrator, the Depositor or the Servicer to any obligation or liability
         (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

         In addition, the Transferee hereby certifies, represents and warrants to, and covenants with, the Depositor, the Trustee, the Securities Administrator, the Master Servicer and the Servicer that the Transferee will not transfer such Certificates to any Plan or person unless such Plan or person meets the requirements set forth in paragraph 6 above.

                                              Very truly yours,

                                                      By:
                                                          -------------------------------------------------------
                                                      Name:
                                                      Title:

                                                      EXHIBIT B-3

                                            TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )

         ___________________________ being duly sworn, deposes, represents and warrants as follows:

         1.       I am a _____________________ of _______________________________ (the "Owner") a corporation duly organized and existing under the laws of _________________________, the record owner of ACE Securities
                  Corp. Home Equity Loan Trust, Series 2006-ASAP1 Asset Backed Pass-Through Certificates, Class R
                  Certificates (the "Class R Certificates"), on behalf of whom I make this affidavit and agreement.
                  Capitalized terms used but not defined herein have the respective meanings assigned thereto in the
                  Pooling and Servicing Agreement pursuant to which the Class R Certificates were issued.

         2.       The Owner (i) is and will be a "Permitted Transferee" as of ____________________. ____ and (ii) is
                  acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted
                  Transferee" is any person other than a "disqualified organization" or a possession of the United
                  States. For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home
                  Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any real electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

         3.       The Owner is aware (i) of the tax that would be imposed on transfers of the Class R Certificates to disqualified organizations under the Internal Revenue Code of 1986 that applies to all transfers of the Class R Certificates after April 31, 1988; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that each of the Class R Certificates may be a
                  "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated under the Code and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to impede the assessment or collection of tax.

         4.       The Owner is aware of the tax imposed on a "pass-through entity" holding the Class R Certificates if, at any time during the taxable year of the pass-through entity, a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

         5.       The Owner is aware that the Securities Administrator will not register the transfer of any Class R
                  Certificate unless the transferee, or the transferee's agent, delivers to the Securities
                  Administrator, among other things, an affidavit in substantially the same form as this affidavit. The
                  Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

         6.       The Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

         7.       The Owner's taxpayer identification number is ________________.

         8.       The Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 6.02(d) of the Pooling and Servicing Agreement under which the Class R
                  Certificates were issued (in particular, clauses (iii)(A) and (iii)(B) of Section 6.02(d) which authorize the Securities Administrator to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Securities Administrator in the event that the Owner holds such
                  Certificate in violation of Section 6.02(d)); and that the Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

         9.       The Owner is not acquiring and will not transfer the Class R Certificates in order to impede the assessment or collection of any tax.

         10.      The Owner anticipates that it will, so long as it holds the Class R Certificates, have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, and hereby represents to and for the benefit of the person from whom it acquired the Class R Certificates that the Owner intends to pay taxes associated with holding such Class R Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificates.

         11.      The Owner has no present knowledge that it may become insolvent or subject to a bankruptcy proceeding for so long as it holds the Class R Certificates.

         12.      The Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

         13.      The Owner is not acquiring the Class R Certificates with the intent to transfer the Class R
                  Certificates to any person or entity that will not have sufficient assets to pay any taxes owed by the holder of such Class R Certificates, or that may become insolvent or subject to a bankruptcy proceeding, for so long as the Class R Certificates remain outstanding.

         14.      The Owner will, in connection with any transfer that it makes of the Class R Certificates, obtain from its transferee the representations required by Section 6.02(d) of the Pooling and Servicing Agreement
                  under which the Class R Certificate were issued and will not consummate any such transfer if it knows, or knows facts that should lead it to believe, that any such representations are false.

         15.      The Owner will, in connection with any transfer that it makes of the Class R Certificates, deliver to the Securities Administrator an affidavit, which represents and warrants that it is not transferring the Class R Certificates to impede the assessment or collection of any tax and that it has no actual knowledge that the proposed transferee: (i) has insufficient assets to pay any taxes owed by such transferee as holder of the Class R Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Class R Certificates remains outstanding; and (iii) is not a "Permitted
                  Transferee".

         16.      The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States may be included in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

         17.      The Owner of the Class R Certificate, hereby agrees that in the event that the Trust Fund created by the Pooling and Servicing Agreement is terminated pursuant to Section 10.01 thereof, the undersigned shall assign and transfer to the Holders of the Class CE and the Class P Certificates any amounts in excess of par received in connection with such termination. Accordingly, in the event of such termination, the Securities Administrator is hereby authorized to withhold any such amounts in excess of par and to pay such amounts directly to the Holders of the Class CE and the Class P Certificates.
                  This agreement shall bind and be enforceable against any successor, transferee or assigned of the undersigned in the Class R Certificate. In connection with any transfer of the Class R Certificate, the Owner shall obtain an agreement substantially similar to this clause from any subsequent owner.

         IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of
_________________, ____.

                                                      [OWNER]

                                                      By:
                                                          -------------------------------------------------------
                                                          Name:
                                                          Title: [Vice] President

ATTEST:

By:
    --------------------------------------
    Name:
    Title: [Assistant] Secretary

         Personally appeared before me the above-named __________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she]
executed the same as [his/her] free act and deed and the free act and deed of the Owner.

         Subscribed and sworn before me this ______________ day of __________, ____.

                                                                       ________________________________________________
                                                                       Notary Public

                                                                       County of ______________________________________
                                                                       State of _______________________________________

                                                                       My Commission expires:

                                              FORM OF TRANSFEROR AFFIDAVIT

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )

         _________________________, being duly sworn, deposes, represents and warrants as follows:

         1. I am a ____________________ of _________________________ (the "Owner"), a corporation duly organized and existing under the laws of _____________, on behalf of whom I make this affidavit.

         2. The Owner is not transferring the Class R Certificates (the "Residual Certificates") to impede the assessment or collection of any tax.

         3. The Owner has no actual knowledge that the Person that is the proposed transferee (the "Purchaser") of the
Residual Certificates: (i) has insufficient assets to pay any taxes owed by such proposed transferee as holder of the
Residual Certificates; (ii) may become insolvent or subject to a bankruptcy proceeding for so long as the Residual
Certificates remain outstanding and (iii) is not a Permitted Transferee.

         4. The Owner understands that the Purchaser has delivered to the Trustee or a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit B-2. The Owner does not know or believe that any representation contained therein is false.

         5. At the time of transfer, the Owner has conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Owner has determined that the Purchaser has historically paid its debts as they became due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future.
The Owner understands that the transfer of a Residual Certificate may not be respected for United States income tax purposes (and the Owner may continue to be liable for United States income taxes associated therewith) unless the Owner has conducted such an investigation.

         6. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Pooling and
Servicing Agreement.

         IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Vice] President, attested by its [Assistant] Secretary, this ____ day of
________________, ____.

                                                      [OWNER]

                                                      By:
                                                          ------------------------------------------------------
                                                          Name:
                                                          Title: [Vice] President

ATTEST:

By:
    --------------------------------------------
    Name:
    Title: [Assistant] Secretary

         Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a [Vice] President of the Owner, and acknowledged to me that [he/she]
executed the same as [his/her] free act and deed and the free act and deed of the Owner.

         Subscribed and sworn before me this ______ day of _____________, ____.

                                                                       ________________________________________________
                                                                       Notary Public

                                                                       County of ______________________________________
                                                                       State of _______________________________________

                                                                       My Commission expires:

                                                       EXHIBIT C

                                                 BACK-UP CERTIFICATION

Re:  __________ (the "Trust")

     MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-ASAP1

I, [identify the certifying individual], certify to ACE Securities Corp. (the "Depositor"), HSBC Bank USA, National
Association (the "Trustee") and Wells Fargo Bank, National Association (the "Master Servicer"), and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1)      I have reviewed the servicer compliance statement of the Servicer provided in accordance with Item 1123 of
         Regulation AB (the "Compliance Statement"), the report on assessment of the Servicer's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the "Exchange Act")
         and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section
         1122(b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Servicer during 200[ ] that were delivered by the Servicer to the Master Servicer pursuant to the Agreement (collectively, the "Servicer
         Servicing Information");

(2)      Based on my knowledge, the Servicer Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicer Servicing Information;

(3)      Based on my knowledge, all of the Servicer Servicing Information required to be provided by the Servicer under the Agreement has been provided to the Master Servicer;

(4)      I am responsible for reviewing the activities performed by the Servicer as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Servicer has
         fulfilled its obligations under the Agreement in all material respects; and

(5)      The Compliance Statement required to be delivered by the Servicer pursuant to the Agreement, and the Servicing
         Assessment and Attestation Report required to be provided by the Servicer and by any Subservicer or
         Subcontractor pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such reports have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the Pooling and Servicing
Agreement (the "Agreement"), dated as of January 1, 2006, among ACE Securities Corp., Saxon Mortgage Services, Inc.,
Wells Fargo Bank, National Association and HSBC Bank USA, National Association.

Date:
      -----------------------------------------------

-----------------------------------------------------
[Signature]

-----------------------------------------------------
[Title]

                                                       EXHIBIT D

                                               FORM OF POWER OF ATTORNEY

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO
Saxon Mortgage Services, Inc.
4708 Mercantile Drive
Fort Worth, Texas 76137

Attn: _________________________________

                                                LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that ________________, having its principal place of business at ____________________, as Trustee (the "Trustee") pursuant to that Pooling and Servicing Agreement among ___________________ (the "Depositor"),
Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, Saxon Mortgage Services, Inc.
as the Servicer (the "Servicer") and the Trustee, dated as of January 1, 2006 (the "Pooling and Servicing Agreement"),
hereby constitutes and appoints the Servicer, by and through the Servicer's officers, the Trustee's true and lawful
Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, in connection with all mortgage loans serviced by the Servicer pursuant to the Pooling and Servicing Agreement for the purpose of performing all acts and executing all documents in the name of the Trustee as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages"
and the "Deeds of Trust", respectively) and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Trustee for various certificateholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of endorsement of the Mortgage Note secured by any such Mortgage or
Deed of Trust) and for which the Servicer is acting as servicer, all subject to the terms of the Pooling and Servicing
Agreement.

This appointment shall apply to the following enumerated transactions only:

1.       The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recordings is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of
         Trust as insured.

2.       The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company of a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution or requests to trustees to accomplish same.

3.       The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

4.       The completion of loan assumption agreements.

5.       The full satisfaction/release of a Mortgage or Deed of Trust or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

6.       The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.       The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related Mortgage
         Note.

8.       With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

         a.       the substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the
                  Deed of Trust;

         b.       the preparation and issuance of statements of breach or non-performance;

         c.       the preparation and filing of notices of default and/or notices of sale;

         d.       the cancellation/rescission of notices of default and/or notices of sale;

         e.       the taking of a deed in lieu of foreclosure; and

         f.       the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions in paragraphs 8.a. through 8.e., above.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this
Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect and has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

IN WITNESS WHEREOF, ________________ as Trustee pursuant to that Pooling and Servicing Agreement among the Depositor,
Wells Fargo Bank, National Association, Saxon Mortgage Services, Inc. and the Trustee, dated as of ___________ 1, 200__
(_____________ Asset Backed Certificates, Series 200__-___), has caused its corporate seal to be hereto affixed and these presents to be signed and acknowledged in its name and behalf by ____________ its duly elected and authorized Vice
President this _________ day of _________, 200__.

                                                                     --------------------------------------------------
                                                                                             as Trustee for _____ Asset
                                                                                  Backed Certificates, Series 200__-___

                                                                 By:
                                                                     --------------------------------------------------

                                                                     --------------------------------------------------

STATE OF _____________

COUNTY OF ____________

On _______________, 200__, before me, the undersigned, a Notary Public in and for said state, personally appeared
____________, Vice President of ____________________ as Trustee for ___________ Asset Backed Certificates, Series
200__-___, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed that same in his/her authorized capacity, and that by his/her signature on the instrument the entity upon behalf of which the person acted and executed the instrument.

WITNESS my hand and official seal.
         (SEAL)

                                                                        ------------------------------------------------
                                                                                                           Notary Public
                                                                        My Commission Expires
                                                                                              --------------------------

                                                       EXHIBIT E
                                                   SERVICING CRITERIA

                             SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [the Servicer] [the Master Servicer] [Name of Subservicer] shall address, at a minimum, the criteria identified as below as "Relevant Servicing Criteria":

-----------------------------------------------------------------------------------------------------------------
                                                                                            RELEVANT SERVICING
                                            SERVICING CRITERIA                                   CRITERIA
-----------------------------------------------------------------------------------------------------------------
     REFERENCE                                     CRITERIA
-----------------------------------------------------------------------------------------------------------------
                                       GENERAL SERVICING CONSIDERATIONS
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(i)        Policies and procedures  are  instituted to monitor any  performance
                     or other  triggers  and  events of default  in  accordance  with the            X
                     transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)       If  any  material  servicing  activities  are  outsourced  to  third
                     parties,  policies  and  procedures  are  instituted  to monitor the            X
                     third  party's   performance  and  compliance  with  such  servicing
                     activities.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)      Any  requirements  in  the  transaction  agreements  to  maintain  a back-up servicer for the mortgage loans are maintained.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions  policy is in effect on the
                     party   participating  in  the  servicing  function  throughout  the
                     reporting  period  in  the  amount  of  coverage   required  by  and            X
                     otherwise  in   accordance   with  the  terms  of  the   transaction
                     agreements.
-----------------------------------------------------------------------------------------------------------------
                                      CASH COLLECTION AND ADMINISTRATION                             X
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)        Payments  on  mortgage  loans  are  deposited  into the  appropriate
                     custodial  bank accounts and related bank clearing  accounts no more            X
                     than two business days  following  receipt,  or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)       Disbursements  made via wire  transfer on behalf of an obligor or to            X
                     an investor are made only by authorized personnel.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)      Advances of funds or guarantees  regarding  collections,  cash flows
                     or  distributions,  and any  interest or other fees charged for such            X
                     advances,  are made,  reviewed  and  approved  as  specified  in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     The  related  accounts  for the  transaction,  such as cash  reserve
                     accounts    or    accounts     established     as    a    form    of
                     overcollateralization,   are  separately   maintained   (e.g.,  with            X
                     respect  to  commingling  of cash) as set  forth in the  transaction
1122(d)(2)(iv)       agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)        Each  custodial   account  is  maintained  at  a  federally  insured
                     depository  institution as set forth in the transaction  agreements.
                     For  purposes  of  this  criterion,  "federally  insured  depository
                     institution" with respect to a foreign  financial  institution means            X
                     a foreign financial  institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)       Unissued  checks  are  safeguarded  so  as to  prevent  unauthorized            X
                     access.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)      Reconciliations   are   prepared   on  a  monthly   basis  for  all
                     asset-backed  securities related bank accounts,  including custodial accounts and related bank clearing accounts.  These  reconciliations are (A)  mathematically  accurate;  (B) prepared  within 30 calendar days after the bank  statement  cutoff date, or such other number of
                     days  specified  in the  transaction  agreements;  (C)  reviewed and            X
                     approved  by  someone   other  than  the  person  who  prepared  the
                     reconciliation;  and (D) contain explanations for reconciling items.
                     These  reconciling  items are  resolved  within 90 calendar  days of
                     their  original  identification,   or  such  other  number  of  days
                     specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                                      INVESTOR REMITTANCES AND REPORTING                             X
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(i)        Reports  to  investors,   including  those  to  be  filed  with  the
                     Commission,  are  maintained  in  accordance  with  the  transaction agreements and  applicable  Commission  requirements.  Specifically, such  reports (A) are prepared in  accordance  with  timeframes  and other  terms set forth in the  transaction  agreements;  (B) provide
                     information  calculated  in accordance  with the terms  specified in            X
                     the  transaction  agreements;  (C) are filed with the  Commission as
                     required  by  its  rules  and   regulations;   and  (D)  agree  with
                     investors'  or  the  trustee's   records  as  to  the  total  unpaid
                     principal  balance  and number of  mortgage  loans  serviced  by the
                     Servicer.
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)       Amounts due to investors  are  allocated  and remitted in accordance
                     with timeframes,  distribution priority and other terms set forth in            X
                     the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     Disbursements  made to an investor  are posted  within two  business
                     days to the  Servicer's  investor  records,  or such other number of            X
1122(d)(3)(iii)      days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
                     Amounts  remitted to investors  per the investor  reports agree with
                     cancelled  checks,  or other  form of  payment,  or  custodial  bank            X
1122(d)(3)(iv)       statements.
-----------------------------------------------------------------------------------------------------------------
                                          POOL ASSET ADMINISTRATION                                  X
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)         Collateral or security on mortgage  loans is maintained as required            X
                     by the transaction agreements or related mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
                     Mortgage loan and related  documents are  safeguarded as required by            X
1122(d)(4)(ii)       the transaction agreements
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)      Any  additions,  removals  or  substitutions  to the asset  pool are
                     made,  reviewed and approved in  accordance  with any  conditions or            X
                     requirements in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)       Payments  on  mortgage  loans,   including  any  payoffs,   made  in
                     accordance  with the related  mortgage loan  documents are posted to the Servicer's  obligor records maintained no more than two business
                     days after  receipt,  or such other number of days  specified in the            X
                     transaction  agreements,  and  allocated to  principal,  interest or other items (e.g.,  escrow) in accordance with the related  mortgage loan documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)        The Servicer's  records  regarding the mortgage loans agree with the
                     Servicer's  records with respect to an  obligor's  unpaid  principal            X
                     balance.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)       Changes  with  respect  to  the  terms  or  status  of an  obligor's
                     mortgage  loans (e.g.,  loan  modifications  or re-agings) are made,            X
                     reviewed and approved by  authorized  personnel in  accordance  with the transaction agreements and related pool asset documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)      Loss  mitigation  or  recovery  actions  (e.g.,  forbearance  plans, modifications  and deeds in lieu of  foreclosure,  foreclosures  and
                     repossessions,   as  applicable)   are   initiated,   conducted  and            X
                     concluded in accordance  with the  timeframes or other  requirements established by the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)     Records  documenting  collection  efforts are maintained  during the period  a  mortgage  loan  is  delinquent  in  accordance  with  the transaction  agreements.  Such records are  maintained on at least a
                     monthly  basis,  or such other period  specified in the  transaction            X
                     agreements,  and  describe  the entity's  activities  in  monitoring delinquent  mortgage  loans  including,  for  example,  phone calls, letters and payment  rescheduling  plans in cases where  delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)       Adjustments  to interest rates or rates of return for mortgage loans
                     with variable rates are computed based on the related  mortgage loan            X
                     documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(x)        Regarding  any funds  held in trust for an  obligor  (such as escrow accounts):  (A) such  funds are  analyzed,  in  accordance  with the obligor's  mortgage loan documents,  on at least an annual basis, or
                     such other  period  specified  in the  transaction  agreements;  (B)            X
                     interest  on such  funds  is  paid,  or  credited,  to  obligors  in accordance with  applicable  mortgage loan documents and state laws;
                     and (C) such funds are  returned to the  obligor  within 30 calendar days of full repayment of the related  mortgage loans, or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)       Payments  made on behalf  of an  obligor  (such as tax or  insurance            X
                     payments)  are made on or before the related  penalty or  expiration dates,  as  indicated on the  appropriate  bills or notices for such payments,  provided  that  such  support  has been  received  by the servicer at least 30  calendar  days prior to these  dates,  or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)      Any late  payment  penalties  in  connection  with any payment to be
                     made on behalf of an obligor are paid from the servicer's  funds and            X
                     not charged to the  obligor,  unless the late payment was due to the obligor's error or omission.
-----------------------------------------------------------------------------------------------------------------
                     Disbursements  made on behalf of an obligor  are  posted  within two business days to the obligor's  records  maintained by the servicer,
                     or  such  other  number  of  days   specified  in  the   transaction            X
1122(d)(4)(xiii)     agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)       Delinquencies,   charge-offs   and   uncollectible   accounts   are
                     recognized   and  recorded  in  accordance   with  the   transaction            X
                     agreements.
-----------------------------------------------------------------------------------------------------------------
                     Any  external  enhancement  or  other  support,  identified  in Item
                     1114(a)(1)  through (3) or Item 1115 of Regulation AB, is maintained
1122(d)(4)(xv)       as set forth in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------

[NAME OF SERVICER] [MASTER SERVICER] [NAME OF SUBSERVICER]

Date:    _________________________

By:

Name:    ________________________________

Title:   ________________________________

                                                                         SCHEDULE 1122 (POOLING AND SERVICING AGREEMENT)

                        ASSESSMENTS OF COMPLIANCE AND ATTESTATION REPORTS SERVICING CRITERIA(1)

-------------------------------------------------------------------------------------------------------------------------

     Reg. AB Item 1122(d) Servicing                                                       Paying    Master   Securities
                  Criteria            Depositor   Seller   Servicer   Trustee  Custodian    Agent   Servicer Administrator
-------------------------------------------------------------------------------------------------------------------------
(1)   GENERAL SERVICING
CONSIDERATIONS
-------------------------------------------------------------------------------------------------------------------------
   (i)   monitoring performance or
         other triggers and events of                          X                                       X          X
         default
-------------------------------------------------------------------------------------------------------------------------
   (ii)  monitoring performance
         of vendors of activities                              X                                       X
         outsourced
-------------------------------------------------------------------------------------------------------------------------
   (iii) maintenance of back-up
         servicer for pool assets
-------------------------------------------------------------------------------------------------------------------------
   (iv)  fidelity bond and E&O
         policies in effect                                    X                                       X
-------------------------------------------------------------------------------------------------------------------------
(2)      CASH COLLECTION AND
         ADMINISTRATION
-------------------------------------------------------------------------------------------------------------------------
   (i)   timing of deposits to
         custodial account                                     X                              X        X          X
-------------------------------------------------------------------------------------------------------------------------
   (ii)  wire transfers to
         investors by authorized                               X                              X                   X
         personnel
-------------------------------------------------------------------------------------------------------------------------
   (iii) advances or guarantees
         made, reviewed and approved as                        X                                       X
         required
-------------------------------------------------------------------------------------------------------------------------
   (iv)  accounts maintained as
         required                                              X                              X        X          X
-------------------------------------------------------------------------------------------------------------------------
   (v)   accounts at federally insured
         depository institutions                               X                              X        X          X
-------------------------------------------------------------------------------------------------------------------------
   (vi)  unissued checks
         safeguarded                                           X                              X                   X
-------------------------------------------------------------------------------------------------------------------------
   (vii) monthly reconciliations
         of accounts                                           X                              X        X          X
-------------------------------------------------------------------------------------------------------------------------
(3)      INVESTOR REMITTANCES AND
         REPORTING
-------------------------------------------------------------------------------------------------------------------------
   (i)   investor reports
                                                               X                                       X          X
-------------------------------------------------------------------------------------------------------------------------
   (ii)  remittances
                                                               X                              X                   X
-------------------------------------------------------------------------------------------------------------------------
   (iii) proper posting of
         distributions                                         X                              X                   X
-------------------------------------------------------------------------------------------------------------------------
   (iv)  reconciliation of
         remittances and payment                               X                              X        X          X
         statements
-------------------------------------------------------------------------------------------------------------------------
(4)      POOL ASSET ADMINISTRATION
-------------------------------------------------------------------------------------------------------------------------
   (i)   maintenance of pool collateral
                                                               X                   X
-------------------------------------------------------------------------------------------------------------------------
   (ii)  safeguarding of pool
         assets/documents                                      X                   X
-------------------------------------------------------------------------------------------------------------------------
   (iii) additions, removals and
         substitutions of pool assets     X          X         X
-------------------------------------------------------------------------------------------------------------------------
   (iv)  posting and allocation
         of pool asset payments to pool                        X
         assets
-------------------------------------------------------------------------------------------------------------------------
   (v)   reconciliation of servicer
         records                                               X
-------------------------------------------------------------------------------------------------------------------------
   (vi)  modifications or other
         changes to terms of pool assets                       X
-------------------------------------------------------------------------------------------------------------------------
   (vii) loss mitigation and
         recovery actions                                      X
-------------------------------------------------------------------------------------------------------------------------
   (viii)records regarding
         collection efforts                                    X
-------------------------------------------------------------------------------------------------------------------------
   (ix)  adjustments to variable
         interest rates on pool assets                         X
-------------------------------------------------------------------------------------------------------------------------
   (x)   matters relating to funds held
         in trust for obligors                                 X
-------------------------------------------------------------------------------------------------------------------------
   (xi)  payments made on behalf
         of obligors (such as for taxes                        X
         or insurance)
-------------------------------------------------------------------------------------------------------------------------
   (xii) late payment penalties
         with respect to payments made                         X
         on behalf of obligors
-------------------------------------------------------------------------------------------------------------------------
   (xiii)records with respect to
         payments made on behalf of                            X
         obligors
-------------------------------------------------------------------------------------------------------------------------
   (xiv) recognition and
         recording of delinquencies,                           X                                       X
         charge-offs and uncollectible
         accounts
-------------------------------------------------------------------------------------------------------------------------
   (xv)  maintenance of external
         credit enhancement or other                                                                              X
         support
-------------------------------------------------------------------------------------------------------------------------

----------------------------
* The descriptions of the Item 1122(d) servicing criteria use key words and phrases and are not verbatim recitations of the servicing criteria.  Refer to Regulation AB, Item 1122 for a full description of servicing criteria.

                                                        EXHIBIT F

                                            MORTGAGE LOAN PURCHASE AGREEMENT

MORTGAGE LOAN PURCHASE AGREEMENT

This is a Mortgage Loan Purchase Agreement (this “Agreement”), dated January 30, 2006, between DB Structured Products, Inc., a Delaware corporation (the “Seller”) and ACE Securities Corp., a Delaware corporation (the “Purchaser”).

Preliminary Statement

The Seller intends to sell the Mortgage Loans (as hereinafter identified) to the Purchaser on the terms and subject to the conditions set forth in this Agreement. The Purchaser intends to deposit the Mortgage Loans into a mortgage pool comprising the Trust Fund. The Trust Fund will be evidenced by a single series of mortgage pass-through certificates designated as ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1, Asset Backed Pass-Through Certificates (the “Certificates”). The Certificates will consist of nineteen classes of certificates. The Certificates will be issued pursuant to a Pooling and Servicing Agreement for ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1, Asset Backed Pass-Through Certificates, dated as of January 1, 2006 (the “Pooling and Servicing Agreement”), among the Purchaser as depositor, Wells Fargo Bank, National Association as master servicer (the “Master Servicer”) and securities administrator (the “Securities Administrator”), Saxon Mortgage Services, Inc. as servicer (the “Servicer”) and HSBC Bank USA, National Association as trustee (the “Trustee”). The Purchaser will sell the Class A-1 Certificates and, the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”) and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates”) to Deutsche Bank Securities Inc. (“DBSI”), pursuant to the Second Amended and Restated Underwriting Agreement, dated as of June 24, 1999, as amended and restated to and including January 25, 2006, between the Purchaser and DBSI, and the Terms Agreement, dated January 27, 2006 (collectively, the “Underwriting Agreement”), between the Purchaser and DBSI. Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement.

The parties hereto agree as follows:

SECTION 1. Agreement to Purchase. The Seller hereby sells, and the Purchaser hereby purchases, on January 30, 2006 (the “Closing Date”), certain conventional, one- to four-family, fixed-rate and adjustable-rate, residential, first and second lien, residential mortgage loans (the “Mortgage Loans”), having an aggregate principal balance as of the close of business on January 1, 2006 (the “Cut-off Date”) of approximately $493,170,821 (the “Closing Balance”), after giving effect to all payments due on the Mortgage Loans on or before the Cut-off Date, whether or not received, including the right to any Prepayment Charges payable by the related Mortgagors in connection with any Principal Prepayments on the Mortgage Loans.

SECTION 2. Mortgage Loan Schedule. The Purchaser and the Seller have agreed upon which of the mortgage loans owned by the Seller are to be purchased by the Purchaser pursuant to this Agreement and the Seller will prepare or cause to be prepared on or prior to the Closing Date a final schedule (the “Closing Schedule”) that shall describe such Mortgage Loans and set forth all of the Mortgage Loans to be purchased under this Agreement, including the Prepayment Charges. The Closing Schedule will conform to the requirements set forth in this Agreement and to the definition of “Mortgage Loan Schedule” under the Pooling and Servicing Agreement.

SECTION 3. Consideration.

(a) In consideration for the Mortgage Loans to be purchased hereunder, the Purchaser shall, as described in Section 8, (i) pay to or upon the order of the Seller in immediately available funds an amount (the “Purchase Price”) equal to (i) $________*1  and (ii) a 100% interest in the Class CE, Class P and Class R Certificates (collectively the “DB Certificates”). The DB Certificates shall be in the name of “Deutsche Bank Securities Inc.”

(b) The Purchaser or any assignee, transferee or designee of the Purchaser shall be entitled to all scheduled payments of principal due after the Cut-off Date, all other payments of principal due and collected after the Cut-off Date, and all payments of interest on the Mortgage Loans allocable to the period after the Cut-off Date. All scheduled payments of principal and interest due on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

(c) Pursuant to the Pooling and Servicing Agreement, the Purchaser will assign all of its right, title and interest in and to the Mortgage Loans, together with its rights under this Agreement, to the Trustee for the benefit of the Certificateholders.

SECTION 4. Transfer of the Mortgage Loans.

(a) Possession of Mortgage Files. The Seller does hereby sell to the Purchaser, without recourse but subject to the terms of this Agreement, all of its right, title and interest in, to and under the Mortgage Loans, including the related Prepayment Charges. The contents of each Mortgage File not delivered to the Purchaser or to any assignee, transferee or designee of the Purchaser on or prior to the Closing Date are and shall be held in trust by the Seller for the benefit of the Purchaser or any assignee, transferee or designee of the Purchaser.  Upon the sale of the Mortgage Loans, the ownership of each Mortgage Note, the related Mortgage and the other contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller on or after the Closing Date shall immediately vest in the Purchaser and shall be delivered immediately to the Purchaser or as otherwise directed by the Purchaser.

(b) Delivery of Mortgage Loan Documents. The Seller will, on or prior to the Closing Date, deliver or cause to be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser each of the following documents for each Mortgage Loan:

(i) the original Mortgage Note, including any riders thereto, endorsed in blank, with all prior and intervening endorsements showing a complete chain of endorsement from the originator to the Person so endorsing to the Trustee;

(ii) the original Mortgage or a certified copy thereof, including any riders thereto, with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon, and in the case of each MOM Loan, the original Mortgage, noting the presence of the MIN of the Loan and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS®, with evidence of recording indicated thereon;

(iii) an original Assignment of Mortgage executed in blank;

(iv) the original recorded Assignment or Assignments of the Mortgage, or a certified copy or copies thereof, showing a complete chain of assignment from the originator to the last Person assigning the Mortgage;

(v) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

(vi) the original lender’s title insurance policy, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien or second lien on the Mortgaged Property represented therein as a fee interest vested in the Mortgagor;

(vii) the original of any guarantee executed in connection with the Mortgage Note, if any; and

(viii) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any.

Notwithstanding anything to the contrary contained in this Section 4, with respect to a maximum of approximately 1.0% of the Mortgage Loans, by aggregate principal balance of the Mortgage Loans as of the Cut-off Date, if any original Mortgage Note referred to in Section 4(b)(i) above cannot be located, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser of a photocopy of such Mortgage Note, if available, with a lost note affidavit substantially in the form of Exhibit 1 attached hereto. If any of the original Mortgage Notes for which a lost note affidavit was delivered to the Purchaser or any assignee, transferee or designee of the Purchaser is subsequently located, such original Mortgage Note shall be delivered to the Purchaser or any assignee, transferee or designee of the Purchaser within three (3) Business Days; and if any document referred to in Section 4(b)(ii) or 4(b)(iv) above has been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller hereunder shall be deemed to have been satisfied upon delivery to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt thereof by or on behalf of the Seller of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original.

In the event that the original lender’s title insurance policy has not yet been issued, the Seller shall deliver to the Purchaser or any assignee, transferee or designee of the Purchaser a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company. The Seller shall deliver such original title insurance policy to the Purchaser or any assignee, transferee or designee of the Purchaser promptly upon receipt by the Seller, if any.

Each original document relating to a Mortgage Loan which is not delivered to the Purchaser or its assignee, transferee or designee, if held by the Seller, shall be so held for the benefit of the Purchaser, its assignee, transferee or designee.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Seller further agrees that it will cause, at the Seller’s own expense, within 30 days after the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Purchaser and by the Purchaser to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code in the field which identifies the specific Trustee and (b) the code in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Seller further agrees that it will not, and will not permit the Servicer or the Master Servicer to alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement or the Pooling and Servicing Agreement.

(c) Acceptance of Mortgage Loans. The documents delivered pursuant to Section 4(b) hereof shall be reviewed by the Purchaser or any assignee, transferee or designee of the Purchaser at any time before or after the Closing Date (and with respect to each document permitted to be delivered after the Closing Date, within seven days of its delivery) to ascertain that all required documents have been executed and received and that such documents relate to the Mortgage Loans identified on the Closing Schedule.

(d) Transfer of Interest in Agreements. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, to the Trustee, as may be required to effect the purposes of the Pooling and Servicing Agreement, without the consent of the Seller, and the assignee shall succeed to the rights and obligations hereunder of the Purchaser.  Any expense reasonably incurred by or on behalf of the Purchaser or the Trustee in connection with enforcing any obligations of the Seller under this Agreement will be promptly reimbursed by the Seller.

(e) Examination of Mortgage Files. Prior to the Closing Date, the Seller shall either (i) deliver in escrow to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination the Mortgage File pertaining to each Mortgage Loan, or (ii) make such Mortgage Files available to the Purchaser or to any assignee, transferee or designee of the Purchaser for examination.  Such examination may be made by the Purchaser or the Trustee, and their respective designees, upon reasonable notice to the Seller during normal business hours before the Closing Date and within sixty (60) days after the Closing Date.  If any such person makes such examination prior to the Closing Date and identifies any Mortgage Loans that do not conform to the requirements of the Purchaser as described in this Agreement, such Mortgage Loans shall be deleted from the Closing Schedule.  The Purchaser may, at its option and without notice to the Seller, purchase all or part of the Mortgage Loans without conducting any partial or complete examination.  The fact that the Purchaser or any person has conducted or has failed to conduct any partial or complete examination of the Mortgage Files shall not affect the rights of the Purchaser or any assignee, transferee or designee of the Purchaser to demand repurchase or other relief as provided herein or under the Pooling and Servicing Agreement.

SECTION 5. Representations, Warranties and Covenants of the Seller.

The Seller hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, and covenants, that:

(i) The Seller is a Delaware corporation with full corporate power and authority to conduct its business as presently conducted by it to the extent material to the consummation of the transactions contemplated herein. The Agreement has been duly authorized, executed and delivered by the Seller. The Seller had the full corporate power and authority to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the full corporate power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of this Agreement;

(ii) The Seller has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement, and this Agreement, assuming due authorization, execution and delivery by the Purchaser, constitutes a legal, valid and binding obligation of the Seller, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or reorganization or by general principles of equity;

(iii) The execution, delivery and performance of this Agreement by the Seller (x) does not conflict and will not conflict with, does not breach and will not result in a breach of and does not constitute and will not constitute a default (or an event, which with notice or lapse of time or both, would constitute a default) under (A) any terms or provisions of the organizational documents of the Seller, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which the Seller or any of its property is bound, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or any of its property and (y) does not create or impose and will not result in the creation or imposition of any lien, charge or encumbrance (other than any created hereby in favor of the Purchaser and its assignees) which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

(iv) No consent, approval, authorization or order of, registration or filing with, or notice on behalf of the Seller to any governmental authority or court is required, under federal laws or the laws of the State of New York, for the execution, delivery and performance by the Seller of, or compliance by the Seller with, this Agreement or the consummation by the Seller of any other transaction contemplated hereby and by the Pooling and Servicing Agreement; provided, however, that the Seller makes no representation or warranty regarding federal or state securities laws in connection with the sale or distribution of the Certificates;

(v) The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Seller or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Seller or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

(vi) The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

(vii) Immediately prior to the sale of the Mortgage Loans to the Purchaser as herein contemplated, the Seller was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note, and, upon the payment to the Seller of the Purchase Price, in the event that the Seller retains or has retained record title, the Seller shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof from and after the date hereof;

(viii) There are no actions or proceedings against, or investigations known to it of, the Seller before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement, (B) seeking to prevent the sale of the Mortgage Loans by the Seller or the consummation of the transactions contemplated by this Agreement or (C) that might prohibit or materially and adversely affect the performance by the Seller of its obligations under, or validity or enforceability of, this Agreement;

(ix) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except any as may have been complied with;

(x) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser or any of its affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans (except that an entity that previously financed the Seller’s ownership of the Mortgage Loans may be entitled to a fee to release its security interest in the Mortgage Loans, which fee shall have been paid and which security interest shall have been released on or prior to the Closing Date);

(xi) There is no litigation currently pending or, to the best of the Seller’s knowledge without independent investigation, threatened against the Seller that would reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates or the execution, delivery, performance or enforceability of this Agreement, or that would result in a material adverse change in the financial condition of the Seller; and

(xii) The information set forth in the applicable part of the Closing Schedule relating to the existence of a Prepayment Charge is complete, true and correct in all material respects at the date or dates respecting which such information is furnished and each Prepayment Charge is permissible and enforceable in accordance with its terms upon the mortgagor’s full and voluntary principal prepayment under applicable law, except to the extent that: (1) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights; (2) the collectability thereof may be limited due to acceleration in connection with a foreclosure or other involuntary prepayment; or (3) subsequent changes in applicable law may limit or prohibit enforceability thereof under applicable law.

SECTION 6. Representations and Warranties of the Seller Relating to the Mortgage Loans.

The Seller hereby represents and warrants to the Purchaser that as to each Mortgage Loan as of the Closing Date:

(i) Information provided to the Rating Agencies, including the loan level detail, is true and correct according to the Rating Agency requirements;

(ii) No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of any person, including without limitation the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan;

(iii) Except as set forth on the Closing Schedule, all payments required to be made prior to the Cut-off Date with respect to each Mortgage Loan have been made;

(iv) [Reserved];

(v) There are no delinquent taxes, assessment liens or insurance premiums affecting the related Mortgaged Property;

(vi) The terms of the Mortgage Note and the Mortgage have not been materially impaired, waived, altered or modified in any respect, except by written instruments, recorded in the applicable public recording office if necessary to maintain the lien priority of the Mortgage. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the related policy. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement (approved by the title insurer to the extent required by the policy) and which assumption agreement has been delivered to the Trustee;

(vii) The Mortgaged Property is insured against loss by fire and hazards of extended coverage (excluding earthquake insurance) in an amount which is at least equal to the lesser of (i) the amount necessary to compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan. If the Mortgaged Property is in an area identified on a flood hazard map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect. All such insurance policies contain a standard mortgagee clause naming the originator of the Mortgage Loan, its successors and assigns as mortgagee and the Seller has not engaged in any act or omission which would impair the coverage of any such insurance policies. Except as may be limited by applicable law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii) Each Mortgage Loan and the related Prepayment Charge, if any, complied in all material respects with any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, anti-predatory lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing or disclosure laws applicable to the origination and servicing of the Mortgage Loans and the consummation of the transactions contemplated hereby will not involve the violation of any such laws;

(ix) The Mortgage has not been satisfied, cancelled, subordinated (other than with respect to second lien Mortgage Loans, the subordination to the first lien) or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release;

(x) The Mortgage was recorded or was submitted for recording in accordance with all applicable laws and is a valid, existing and enforceable first or second lien on the Mortgaged Property including all improvements on the Mortgaged Property;

(xi) The Mortgage Note and the related Mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, insured under the related title policy, and enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by a bankruptcy, insolvency or reorganization;

(xii) The Seller is the sole legal, beneficial and equitable owner of the Mortgage Note and the Mortgage and has the full right to convey, transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien (other than with respect to second lien Mortgage Loans, the subordination to the first lien Mortgage Loan), pledge, charge, claim or security interest and immediately upon the sale, assignment and endorsement of the Mortgage Loans from the Seller to the Purchaser, the Purchaser shall have good and indefeasible title to and be the sole legal owner of the Mortgage Loans subject only to any encumbrance, equity, lien, pledge, charge, claim or security interest arising out of the Purchaser’s actions;

(xiii) Each Mortgage Loan is covered by a valid and binding American Land Title Association lender’s title insurance policy issued by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. No claims have been filed under such lender’s title insurance policy, and the Seller has not done, by act or omission, anything that would impair the coverage of the lender’s title insurance policy;

(xiv) There is no material default, breach, violation event or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, and the Seller has not, nor has its predecessors, waived any material default, breach, violation or event of acceleration;

(xv) There are no mechanics’ or similar liens or claims which have been filed for work, labor or material provided to the related Mortgaged Property prior to the origination of the Mortgage Loan which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage, except as may be disclosed in the related title policy;

(xvi) Except with respect to approximately 4.91% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, which are balloon loans and approximately 65.68% of the Mortgage Loans by aggregate principal balance as of the Cut-off Date, which are interest only loans, each Mortgage Note is payable on the first day of each month in equal monthly installments of principal and interest (subject to adjustment in the case of the adjustable rate Mortgage Loans), with interest calculated on a 30/360 basis and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date over an original term from commencement of amortization to not more than 30 years and no Mortgage Loan permits negative amortization;

(xvii) The servicing practices used in connection with the servicing of the Mortgage Loans have been in all respects reasonable and customary in the mortgage servicing industry of like mortgage loan servicers, servicing similar subprime mortgage loans originated in the same jurisdiction as the Mortgaged Property;

(xviii) At the time of origination of the Mortgage Loan there was no proceeding pending for the total or partial condemnation of the Mortgaged Property and, as of the date such Mortgage Loan was purchased by the Purchaser, to the best of the Purchaser’s knowledge there is no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xix) The Mortgage and related Mortgage Note contain customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (a) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (b) otherwise by judicial foreclosure;

(xx) The Mortgage Note is not and has not been secured by any collateral except the lien of the related Mortgage referred to in subsection (x) above;

(xxi) In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(xxii) The Mortgage Loan is not subject to any valid right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any such right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(xxiii) The Mortgage Loans were underwritten in accordance with the underwriting guidelines in effect at the time the Mortgage Loans were purchased by the Seller (the “Seller’s Underwriting Guidelines”), except with respect to certain of those Mortgage Loans which had compensating factors permitting a deviation from the Seller’s Underwriting Guidelines;

(xxiv) The Mortgaged Property is free of material damage and waste, excepting therefrom any Mortgage Loan subject to an escrow withhold as shown on the Closing Schedule;

(xxv) All of the improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the Mortgaged Property’s boundary lines and no improvements on adjoining properties encroach upon the Mortgaged Property, excepting therefrom: (i) any encroachment insured against in the lender’s title insurance policy identified in subsection (xiii), (ii) any encroachment generally acceptable to subprime mortgage loan originators doing business in the same jurisdiction as the Mortgaged Property, and (iii) any encroachment which does not materially interfere with the benefits of the security intended to be provided by such Mortgage;

(xxvi) All parties to the Mortgage Note had the legal capacity to execute the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly executed by such parties;

(xxvii) To the best of the Seller’s knowledge, at the time of origination of the Mortgage Loan, no appraised improvement located on or being part of the Mortgaged Property was in violation of any applicable zoning law or regulation and all inspections, licenses and certificates required in connection with the origination of any Mortgage Loan with respect to the occupancy of the Mortgaged Property, have been made or obtained from the appropriate authorities;

(xxviii) No Mortgagor has notified the Seller of any relief requested or allowed under the Servicemembers Civil Relief Act;

(xxix) All parties which have held an interest in the Mortgage Loan are (or during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the state wherein the Mortgaged Property is located, (2) organized under the laws of such state, (3) qualified to do business in such state, (4) a federal savings and loan association or national bank, (5) not doing business in such state, or (6) exempt from the applicable licensing requirements of such state;

(xxx) The Mortgage File contains an appraisal of the related Mortgaged Property which was made prior to the approval of the Mortgage Loan by a qualified appraiser, duly appointed by the related originator and was made in accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the Uniform Standards of Professional Appraisal Practice;

(xxxi) Except as may otherwise be limited by applicable law, the Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(xxxii) The Mortgage Loan does not contain any provision which would constitute a “buydown” provision and pursuant to which Monthly Payments are paid or partially paid with funds deposited in a separate account established by the related originator, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor. The Mortgage Loan is not a “graduated payment mortgage loan” and the Mortgage loan does not have a shared appreciation or other contingent interest feature;

(xxxiii) To the best of the Seller’s knowledge there is no action or proceeding directly involving the Mortgaged Property presently pending in which compliance with any environmental law, rule or regulation is at issue and the Seller has received no notice of any condition at the Mortgaged Property which is reasonably likely to give rise to an action or proceeding in which compliance with any environmental law, rule or regulation is at issue;

(xxxiv) Each Mortgage Loan is an obligation which is principally secured by an interest in real property within the meaning of Treasury Regulation section 1.860G-2(a);

(xxxv) Each Mortgage Loan (a) is directly secured by a first or second lien on, and consists of a single parcel of, real property with a detached one-to-four family residence erected thereon, a townhouse or an individual condominium unit in a condominium project, or an individual unit in a planned unit development (“PUD”). Any unit in a PUD or condominium project conforms to the requirements of the Seller’s Underwriting Guidelines regarding such dwellings. No residence or dwelling is a mobile home or a manufactured dwelling unless it is a manufactured dwelling, which is permanently affixed to a foundation and treated as “real estate” under applicable law. No Mortgaged Property is used for commercial purposes. Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

(xxxvi) The Mortgage Interest Rate with respect to the Adjustable Rate Mortgage Loans is subject to adjustment at the time and in the amounts as are set forth in the related Mortgage Note;

(xxxvii) No Mortgage Loan contains a provision whereby the Mortgagor can convert an Adjustable Rate Mortgage Loan into a Fixed Rate Mortgage Loan;

(xxxviii) With respect to each Group I Mortgage Loan, no borrower obtained a prepaid single-premium credit-life, credit-disability, credit unemployment or credit property insurance policy in connection with the origination of such Group I Mortgage Loan;

(xxxix) With respect to any Group I Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to such Group I Mortgage Loan’s origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to such Group I Mortgage Loan’s origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is adequately disclosed to the borrower pursuant to applicable state and federal law, (iv) no Group I Mortgage Loan originated on or after October 1, 2002 will impose a prepayment premium for a term in excess of three years and any Group I Mortgage Loan originated prior to such date will not impose Prepayment Charges in excess of five years; in each case unless such Group I Mortgage Loan was modified to reduce the prepayment period to no more than three years from the date of the Mortgage Note and the borrower was notified in writing of such reduction in prepayment period, and (v) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as a result of the borrower’s default in making the loan payments;

(xl) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable law and no Mortgage Loan is classified and/or defined as “high cost”, “covered” (excluding home loans defined as “covered home loans” in the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004) “high risk home” or “predatory” loan under any other federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(xli) There is no Mortgage Loan that was originated or modified on or after October 1, 2002 and before March 7, 2003, which is secured by property located in the State of Georgia. There is no such Mortgage Loan underlying the Certificate that was originated on or after March 7, 2003, which is a “high cost home loan” as defined under the Georgia Fair Lending Act;

(xlii) With respect to any Mortgage Loan that is secured by a second lien on the related Mortgaged Property, either (i) no consent for the Mortgage Loan is required by the holder of any related senior lien or (ii) such consent has been obtained and is contained in the Mortgage File;

(xliii) With respect to a Mortgage Loan which is a second lien, as of the date hereof, the Seller has not received a notice of default of a senior lien on the related Mortgaged Property which has not been cured;

(xliv) There is no Mortgage Loan that (a) is secured by property located in the State of Kentucky; (b) was originated on or after June 24, 2003, and (c) which is a “high cost home loan” as defined under Kentucky State Statute KRS 360.100, effective as of June 24, 2003;

(xlv) There is no Mortgage Loan that (a) is secured by property located in the State of Arkansas, (b) has a note date on or after July 16, 2003, and (c) which is a “high cost home loan” as defined under the Arkansas Home Loan Protection Act, effective as of July 16, 2003;

(xlvi) The Servicer for each Group I Mortgage Loan has fully furnished, and will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

(xlvii) The original principal balance of each Group I Mortgage Loan which is secured by a first or second lien on the related Mortgaged Property is within Freddie Mac’s dollar amount limits for conforming one-to-four family mortgage loans;

(xlviii) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

(xlix) No Mortgage Loan is a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. §§ 58-21A-1 et seq.);

(l) No Mortgage Loan is a “High-Risk Home Loan” as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

(li) No Mortgage Loan originated in the City of Los Angeles is subject to the City of Los Angeles California Ordinance 175008 as a home loan;

(lii) No Mortgage Loan is a “High Cost Home Loan” as defined under the Maine House Bill 383 L.D. 494, effective as of September 13, 2003;

(liii) No Mortgage Loan is a “High Cost” loan as defined under the New York Banking Law Section 6L, effective as of April 1, 2003;

(liv) No Mortgage Loan is a “home loan” in the state of Nevada;

(lv) No Mortgage Loan is a “Section 10 mortgage loan” as defined in Oklahoma House Bill 1574;

(lvi) With respect to any Group I Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the borrower to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan transaction;

(lvii) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary which is now Version 5.6(c) Revised, Appendix E (attached hereto as Exhibit 2)) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(lviii) With respect to the Group I Mortgage Loans, no borrower was encouraged or required to select a mortgage loan product offered by the mortgage loan’s originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of such Group I Mortgage Loan’s origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the mortgage loan’s originator or any affiliate of the mortgage loan’s originator. If, at the time of loan application, the borrower may have qualified for a lower cost credit product then offered by any mortgage lending affiliate of the mortgage loan originator, the mortgage loan’s originator referred the borrower’s application to such affiliate for underwriting consideration;

(lix) With respect to a Group I Mortgage Loan which is a second lien, (a) such second lien Group I Mortgage Loan is secured by a one- to four-family residence that was (or would be) the principal residence of the Mortgagor upon the origination of the second lien Mortgage Loan, (b) the origination amount for such second lien Group I Mortgage Loan did not exceed one-half of the one-unit limitation set forth by Freddie Mac for first lien mortgage loans, and (c) the aggregate original principal balance for the first lien and the second lien mortgage Loan do not exceed Freddie Mac’s applicable loan limits for first lien mortgage loans for properties of the same type as the related Mortgaged Property;

(lx) No selection procedures were used by the Seller that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Seller’s portfolio; and

(lxi) The information set forth in the Closing Schedule is true and correct in all material respects as of the Cut-Off Date.

SECTION 7. Repurchase Obligation for Defective Documentation and for Breach of Representation and Warranty.

(a) The representations and warranties contained in Section 6 shall not be impaired by any review and examination of loan files or other documents evidencing or relating to the Mortgage Loans or any failure on the part of the Seller or the Purchaser to review or examine such documents and shall inure to the benefit of any assignee, transferee or designee of the Purchaser, including the Trustee for the benefit of the Certificateholders. With respect to the representations and warranties contained herein as to which the Seller has no knowledge, if it is discovered that the substance of any such representation and warranty was inaccurate as of the date such representation and warranty was made or deemed to be made, and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, then notwithstanding the lack of knowledge by the Seller with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take such action described in the following paragraph in respect of such Mortgage Loan. Notwithstanding anything to the contrary contained herein, any breach of a representation or warranty contained in clauses (xxxiv), (xxxviii), (xxxix), (xl), (xli), (xlvi), (xlvii), (lvi), (lviii) and/or (lix) of Section 6 above, shall be automatically deemed to affect materially and adversely the interests of the Purchaser or the Purchaser’s assignee, transferee or designee.

Upon discovery by the Seller, the Purchaser or any assignee, transferee or designee of the Purchaser of any materially defective document in, or that any material document was not transferred by the Seller, as listed on a Custodian’s preliminary exception report, as described in the Custodial Agreements, as part of any Mortgage File, or of a breach of any of the representations and warranties contained in Section 6 that materially and adversely affects the value of any Mortgage Loan or the interest therein of the Purchaser or the Purchaser’s assignee, transferee or designee, the party discovering such breach shall give prompt written notice to the Seller. Within sixty (60) days of its discovery or its receipt of notice of any such missing documentation that was not transferred by the Seller as described above, or of materially defective documentation, or any such breach of a representation and warranty, the Seller promptly shall deliver such missing document or cure such defect or breach in all material respects or, in the event the Seller cannot deliver such missing document or cannot cure such defect or breach, the Seller shall, within ninety (90) days of its discovery or receipt of notice of any such missing or materially defective documentation or of any such breach of a representation and warranty, either (i) repurchase the affected Mortgage Loan at the Purchase Price (as such term is defined in the Pooling and Servicing Agreement) or (ii) pursuant to the provisions of the Pooling and Servicing Agreement, cause the removal of such Mortgage Loan from the Trust Fund and substitute one or more Qualified Substitute Mortgage Loans. The Seller shall amend the Closing Schedule to reflect the withdrawal of such Mortgage Loan from the terms of this Agreement and the Pooling and Servicing Agreement. The Seller shall deliver to the Purchaser such amended Closing Schedule and shall deliver such other documents as are required by this Agreement or the Pooling and Servicing Agreement within five (5) days of any such amendment. Any repurchase pursuant to this Section 7(a) shall be accomplished by transfer to an account designated by the Purchaser of the amount of the Purchase Price in accordance with Section 2.03 of the Pooling and Servicing Agreement. Any repurchase required by this Section shall be made in a manner consistent with Section 2.03 of the Pooling and Servicing Agreement.

(b) If the representation made by the Seller in Section 5(xii) is breached, the Seller shall not have the right or obligation to cure, substitute or repurchase the affected Mortgage Loan but shall remit to the Servicer for deposit in the Collection Account, prior to the next succeeding Servicer Remittance Date, the amount of the Prepayment Charge indicated on the applicable part of the Closing Schedule to be due from the Mortgagor in the circumstances less any amount collected and remitted to the Servicer for deposit into the Collection Account.

(c) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure or repurchase a defective Mortgage Loan (and to make payments pursuant to Section 7(b)) constitute the sole remedies of the Purchaser against the Seller respecting a missing document or a breach of the representations and warranties contained in Section 5(xii) or Section 6.

SECTION 8. Closing; Payment for the Mortgage Loans. The closing of the purchase and sale of the Mortgage Loans, shall be held at the New York City office of Thacher Proffitt & Wood llp at 10:00 a.m. New York City time on the Closing Date.

The closing shall be subject to each of the following conditions:

(a) All of the representations and warranties of the Seller under this Agreement shall be true and correct in all material respects as of the date as of which they are made and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement;

(b) The Purchaser shall have received, or the attorneys of the Purchaser shall have received in escrow (to be released from escrow at the time of closing), all closing documents as specified in Section 9 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c) The Seller shall have delivered or caused to be delivered and released to the Purchaser or to its designee, all documents (including without limitation, the Mortgage Loans) required to be so delivered by the Purchaser pursuant to Section 2.01 of the Pooling and Servicing Agreement; and

(d) All other terms and conditions of this Agreement and the Pooling and Servicing Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall deliver or cause to be delivered to the Seller on the Closing Date, against delivery and release by the Seller to the Trustee of all documents required pursuant to the Pooling and Servicing Agreement, the consideration for the Mortgage Loans as specified in Section 3 of this Agreement.

SECTION 9. Closing Documents. Without limiting the generality of Section 8 hereof, the closing shall be subject to delivery of each of the following documents:

(a) An Officers’ Certificate of the Seller, dated the Closing Date, upon which the Purchaser and DBSI may rely with respect to certain facts regarding the sale of the Mortgage Loans by the Seller to the Purchaser;

(b) An Opinion of Counsel of the Seller, dated the Closing Date and addressed to the Purchaser and DBSI;

(c) Such opinions of counsel as the Rating Agencies or the Trustee may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller’s execution and delivery of, or performance under, this Agreement; and

(d) Such further information, certificates, opinions and documents as the Purchaser or DBSI may reasonably request.

SECTION 10. Costs. The Seller shall pay (or shall reimburse the Purchaser or any other Person to the extent that the Purchaser or such other Person shall pay) all costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including without limitation, fees for title policy endorsements and continuations, the fees and expenses of the Seller’s accountants and attorneys, the costs and expenses incurred in connection with producing the Servicer’s loan loss, foreclosure and delinquency experience, and the costs and expenses incurred in connection with obtaining the documents referred to in Sections 9(a), 9(b) and 9(c), the costs and expenses of printing (or otherwise reproducing) and delivering this Agreement, the Pooling and Servicing Agreement, the Certificates, the prospectus and prospectus supplement, and any private placement memorandum relating to the Certificates and other related documents, the initial fees, costs and expenses of the Trustee, the fees and expenses of the Purchaser’s counsel in connection with the preparation of all documents relating to the securitization of the Mortgage Loans, the filing fee charged by the Securities and Exchange Commission for registration of the Certificates and the fees charged by any rating agency to rate the Certificates.  All other costs and expenses in connection with the transactions contemplated hereunder shall be borne by the party incurring such expense.

SECTION 11. Servicing.  The Mortgage Loans will be master serviced by the Master Servicer under the Pooling and Servicing Agreement and serviced by the Servicer, on behalf of the Trust, and the Seller has represented to the Purchaser that such Mortgage Loans are not subject to any other servicing agreements with third parties.  It is understood and agreed between the Seller and the Purchaser that the Mortgage Loans are to be delivered free and clear of any servicing agreements.  Neither the Purchaser nor any affiliate of the Purchaser is servicing the Mortgage Loans under any such servicing agreement and, accordingly, neither the Purchaser nor any affiliate of the Purchaser is entitled to receive any fee for releasing the Mortgage Loans from any such servicing agreement.  The Seller shall arrange for the orderly transfer, of such servicing to the Servicer.  For so long as the Master Servicer master services the Mortgage Loans and the Servicer services the Mortgage Loans, the Master Servicer shall be entitled to the Master Servicing Fee and the Servicer shall be entitled to the Servicing Fee and such other payments as provided for under the terms of the Pooling and Servicing Agreement.

SECTION 12. Mandatory Delivery; Grant of Security Interest.  The sale and delivery on the Closing Date of the Mortgage Loans described on the Closing Schedule in accordance with the terms and conditions of this Agreement is mandatory.  It is specifically understood and agreed that each Mortgage Loan is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Purchaser for the losses and damages incurred by the Purchaser in the event of the Seller’s failure to deliver the Mortgage Loans on or before the Closing Date.  The Seller hereby grants to the Purchaser a lien on and a continuing security interest in the Seller’s interest in each Mortgage Loan and each document and instrument evidencing each such Mortgage Loan to secure the performance by the Seller of its obligation hereunder, and the Seller agrees that it holds such Mortgage Loans in custody for the Purchaser, subject to the Purchaser’s (i) right, prior to the Closing Date, to reject any Mortgage Loan to the extent permitted by this Agreement and (ii) obligation to deliver or cause to be delivered the consideration for the Mortgage Loans pursuant to Section 8 hereof.  Any Mortgage Loans rejected by the Purchaser shall concurrently therewith be released from the security interest created hereby.  All rights and remedies of the Purchaser under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity and all such rights and remedies may be exercised concurrently, independently or successively.

Notwithstanding the foregoing, if on the Closing Date, each of the conditions set forth in Section 8 hereof shall have been satisfied and the Purchaser shall not have paid or caused to be paid the Purchase Price, or any such condition shall not have been waived or satisfied and the Purchaser determines not to pay or cause to be paid the Purchase Price, the Purchaser shall immediately effect the redelivery of the Mortgage Loans, if delivery to the Purchaser has occurred, and the security interest created by this Section 12 shall be deemed to have been released.

SECTION 13. Notices.  All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed by registered mail, postage prepaid, or transmitted by fax and, receipt of which is confirmed by telephone, if to the Purchaser, addressed to the Purchaser at 6525 Morrison Boulevard, Suite 318, Charlotte, North Carolina 28211, fax: (704) 365-1362, Attention: Doris Hearn, or such other address as may hereafter be furnished to the Seller  in writing by the Purchaser; and if to the Seller, addressed to the Seller at 60 Wall Street, New York, New York 10005, fax: (212) 250-2740, Attention:  Michael Commaroto, or to such other address as the Seller may designate in writing to the Purchaser.

SECTION 14. Severability of Provisions.  Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.  Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

SECTION 15. Agreement of Parties.  The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as either of the others may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

SECTION 16. Survival.  The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by the Purchaser or on its behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement, the Pooling and Servicing Agreement or the Trust Fund.

SECTION 17. GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCLUDING THE CHOICE OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

SECTION 18. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.  This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

It is the express intent of the parties hereto that the conveyance of the Mortgage Loans by the Seller to the Purchaser as provided in Section 4 hereof be, and be construed as, a sale of the Mortgage Loans by the Seller to the Purchaser and not as a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the aforementioned intent of the parties, the Mortgage Loans are held to be property of the Seller, then (a) it is the express intent of the parties that such conveyance be deemed a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller and (b) (1) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (2) the conveyance provided for in Section 4 hereof shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Collection Account whether in the form of cash, instruments, securities or other property; (3) the possession by the Purchaser or its agent of Mortgage Notes, the related Mortgages and such other items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (4) notifications to persons holding such property and acknowledgments, receipts or confirmations from persons holding such property shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Purchaser for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Purchaser pursuant to Section 4(d) hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Purchaser shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement and the Pooling and Servicing Agreement.

SECTION 19. Third Party Beneficiary.  The parties hereto acknowledge and agree that DBSI and each of its respective successors and assigns shall have all the rights of a third-party beneficiary in respect of Section 12 of this Agreement and shall be entitled to rely upon and directly enforce the provisions of Section 12 of this Agreement.

* Please contact the Mortgage Loan Seller for this information.

IN WITNESS WHEREOF, the Purchaser and the Seller have caused their names to be signed by their respective officers thereunto duly authorized as of the date first above written.

DB STRUCTURED PRODUCTS, INC.

By:

Name: Title:

By:

Name: Title:

ACE SECURITIES CORP.

By:

Name: Title:

By:

Name: Title:

EXHIBIT 1

Loan #: _____
Borrower: ___

LOST NOTE AFFIDAVIT

I, as _____________________ of ____________________, a _______________ am authorized to make this Affidavit on behalf of __________________ (the “Seller”). In connection with the administration of the Mortgage Loans held by ______________________, a _______________ [corporation] as Seller on behalf of ____________________ (the “Purchaser”), _______________________ (the “Deponent”), being duly sworn, deposes and says that:

1. The Seller’s address is: ___________________________
___________________________
___________________________

2. The Seller previously delivered to the Purchaser a signed Initial Certification with respect to such Mortgage and/or Assignment of Mortgage;

3. Such Mortgage Note and/or Assignment of Mortgage was assigned or sold to the Purchaser by __________________, a pursuant to the terms and provisions of a Mortgage Loan Purchase Agreement dated as of _____________;

4. Such Mortgage Note and/or Assignment of Mortgage is not outstanding pursuant to a request for release of Documents;

5. Aforesaid Mortgage Note and/or Assignment of Mortgage (the “Original”) has been lost;

6. Deponent has made or caused to be made a diligent search for the Original and has been unable to find or recover same;

7. The Seller was the Seller of the Original at the time of the loss; and

8. Deponent agrees that, if said Original should ever come into Seller’s possession, custody or power, Seller will immediately and without consideration surrender the Original to the Purchaser.

9. Attached hereto is a true and correct copy of (i) the Note, endorsed in blank by the Mortgagee and (ii) the Mortgage or Deed of Trust (strike one) which secures the Note, which Mortgage or Deed of Trust is recorded in the county where the property is located.

10. Deponent hereby agrees that the Seller (a) shall indemnify and hold harmless the Purchaser, its successors and assigns, against any loss, liability or damage, including reasonable attorney’s fees, resulting from the unavailability of any Notes, including but not limited to any loss, liability or damage arising from (i) any false statement contained in this Affidavit, (ii) any claim of any party that purchased a mortgage loan evidenced by the Lost Note or any interest in such mortgage loan, (iii) any claim of any borrower with respect to the existence of terms of a mortgage loan evidenced by the Lost Note on the related property to the fact that the mortgage loan is not evidenced by an original note and (iv) the issuance of a new instrument in lieu thereof (items (i) through (iv) above hereinafter referred to as the “Losses”) and (b) if required by any Rating Agency in connection with placing such Lost Note into a Pass-Through Transfer, shall obtain a surety from an insurer acceptable to the applicable Rating Agency to cover any Losses with respect to such Lost Note.

11. This Affidavit is intended to be relied upon by the Purchaser, its successors and assigns. Seller represents and warrants that is has the authority to perform its obligations under this Affidavit of Lost Note.

Executed this _ day of _______, 200_.

By:

Name: Title:

On this __ day of ______, 200_, before me appeared ______________________ to me personally known, who being duly sworn did say that he is the _______________________ of ____________________, a ______________________ and that said Affidavit of Lost Note was signed and sealed on behalf of such corporation and said acknowledged this instrument to be the free act and deed of said entity.

Signature:

[Seal]

EXHIBIT 2

                                                        EXHIBIT G

                                            FORM 10-D, FORM 8-K AND FORM 10-K
                                                REPORTING RESPONSIBILITY

As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to the party identified as responsible for preparing the Securities Exchange Act Reports pursuant to Section 5.06(a)(ii).

Under Item 1 of Form 10-D: a) items marked "5.02 statement" are required to be included in the periodic Distribution
Date statement under Section 5.02, provided by the Securities Administrator based on information received from the
Master Servicer; and b) items marked "Form 10-D report" are required to be in the Form 10-D report but not the 5.02 statement, provided by the party indicated. Information under all other Items of Form 10-D is to be included in the Form
10-D report.

-----------------------------------------------------------------------------------------------------------------------------------------
                                                     MASTER       SECURITIES
FORM    ITEM    DESCRIPTION             SERVICERS    SERVICER     ADMINISTRATOR      CUSTODIAN  TRUSTEE     DEPOSITOR         SPONSOR
-----------------------------------------------------------------------------------------------------------------------------------------
10-D    Must be filed within 15 days of the distribution date for the asset-backed securities.
-----------------------------------------------------------------------------------------------------------------------------------------
        1       DISTRIBUTION AND POOL
                PERFORMANCE
                INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM     1121(A)     -
                DISTRIBUTION  AND POOL
                PERFORMANCE
                INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------------
                (1)   Any   applicable                            X
                record dates,  accrual
                dates,   determination                            (5.02 STATEMENT)
                dates for  calculating
                distributions      and
                actual    distribution
                dates      for     the
                distribution period.
-----------------------------------------------------------------------------------------------------------------------------------------
                (2)     Cash     flows                            X
                received    and    the
                sources   thereof  for                            (5.02 STATEMENT)
                distributions,    fees
                and expenses.
-----------------------------------------------------------------------------------------------------------------------------------------
                (3)         Calculated                            X
                amounts            and
                distribution   of  the                            (5.02 STATEMENT)
                flow of funds  for the
                period   itemized   by
                type and  priority  of
                payment, including:
-----------------------------------------------------------------------------------------------------------------------------------------
                        (i)   Fees  or                            X
                expenses  accrued  and
                paid,      with     an                            (5.02 STATEMENT)
                identification  of the
                general   purpose   of
                such   fees   and  the
                party  receiving  such
                fees or expenses.
-----------------------------------------------------------------------------------------------------------------------------------------
                        (ii)  Payments                            X
                accrued  or paid  with
                respect             to                            (5.02 STATEMENT)
                enhancement  or  other
                support  identified in
                Item      1114      of
                Regulation   AB  (such
                as insurance  premiums
                or  other  enhancement
                maintenance     fees),
                with                an
                identification  of the
                general   purpose   of
                such  payments and the
                party  receiving  such
                payments.
-----------------------------------------------------------------------------------------------------------------------------------------
                        (iii)                                     X
                Principal,    interest
                and              other                            (5.02 STATEMENT)
                distributions  accrued
                and    paid   on   the
                asset-backed
                securities   by   type
                and   by    class   or
                series     and     any
                principal  or interest
                shortfalls          or
                carryovers.
-----------------------------------------------------------------------------------------------------------------------------------------
                        (iv)       The                            X
                amount of excess  cash
                flow or excess  spread                            (5.02 STATEMENT)
                and  the   disposition
                of excess cash flow.
-----------------------------------------------------------------------------------------------------------------------------------------
                (4)    Beginning   and                            X
                ending       principal
                balances     of    the                            (5.02 STATEMENT)
                asset-backed
                securities.
-----------------------------------------------------------------------------------------------------------------------------------------
                (5)   Interest   rates                            X
                applicable    to   the
                pool  assets  and  the                            (5.02 STATEMENT)
                asset-backed
                securities,         as
                applicable.   Consider
                providing     interest
                rate  information  for
                pool     assets     in
                appropriate
                distributional  groups
                or incremental ranges.
-----------------------------------------------------------------------------------------------------------------------------------------
                (6)    Beginning   and                            X
                ending   balances   of
                transaction  accounts,                            (5.02 STATEMENT)
                such    as     reserve
                accounts,          and
                material       account
                activity   during  the
                period.
-----------------------------------------------------------------------------------------------------------------------------------------
                (7) Any amounts  drawn                            X
                on     any      credit
                enhancement  or  other                            (5.02 STATEMENT)
                support  identified in
                Item      1114      of
                Regulation    AB,   as
                applicable,   and  the
                amount   of   coverage
                remaining   under  any
                such  enhancement,  if
                known and applicable.
-----------------------------------------------------------------------------------------------------------------------------------------
                (8)  Number and amount                            X                                         Updated pool
                of pool  assets at the                                                                      composition
                beginning  and  ending                            (5.02 STATEMENT)                          information
                of  each  period,  and                                                                      fields to be as
                updated           pool                                                                      specified by
                composition                                                                                 Depositor from
                information,  such  as                                                                      time to time
                weighted       average
                coupon,       weighted
                average      remaining
                term,   pool   factors
                and         prepayment
                amounts.
-----------------------------------------------------------------------------------------------------------------------------------------
                (9)   Delinquency  and   X           X            X
                loss  information  for
                the period.                                       (5.02 STATEMENT)
-----------------------------------------------------------------------------------------------------------------------------------------
                In addition,  describe   X           X

                any  material  changes
                to   the   information
                specified    in   Item
                1100(b)(5)          of
                Regulation          AB
                regarding   the   pool
                assets. (methodology)
-----------------------------------------------------------------------------------------------------------------------------------------
                (10)   Information  on   X           X            X
                the amount,  terms and
                general   purpose   of                            (5.02 STATEMENT)
                any  advances  made or
                reimbursed  during the
                period,  including the
                general  use of  funds
                advanced    and    the
                general    source   of
                funds              for
                reimbursements.
-----------------------------------------------------------------------------------------------------------------------------------------
                (11)   Any    material   X           X            X
                modifications,
                extensions  or waivers                            (5.02 STATEMENT)
                to pool  asset  terms,
                fees,   penalties   or
                payments   during  the
                distribution    period
                or      that      have
                cumulatively    become
                material over time.
-----------------------------------------------------------------------------------------------------------------------------------------
                (12)          Material   X           X                                                      X
                breaches    of    pool
                asset  representations
                or    warranties    or
                transaction covenants.
-----------------------------------------------------------------------------------------------------------------------------------------
                (13)   Information  on                            X
                ratio,   coverage   or
                other  tests  used for                            (5.02 STATEMENT)
                determining  any early
                amortization,
                liquidation  or  other
                performance    trigger
                and     whether    the
                trigger was met.
-----------------------------------------------------------------------------------------------------------------------------------------
                (14)       Information                                                                      X
                regarding    any   new
                issuance            of
                asset-backed
                securities  backed  by
                the same asset pool,
-----------------------------------------------------------------------------------------------------------------------------------------
                     any  pool   asset   X           X            X                                         X
                     changes    (other
                     than           in
                     connection   with
                     a   pool    asset
                     converting   into
                     cash           in
                     accordance   with
                     its terms),  such
                     as  additions  or
                     removals       in
                     connection   with
                     a  prefunding  or
                     revolving  period
                     and  pool   asset
                     substitutions
                     and   repurchases
                     (and     purchase
                     rates,         if
                     applicable),  and
                     cash        flows
                     available     for
                     future
                     purchases,   such
                     as  the  balances
                     of            any
                     prefunding     or
                     revolving
                     accounts,      if
                     applicable.
-----------------------------------------------------------------------------------------------------------------------------------------
                     Disclose      any                                                                      X                 X
                     material  changes
                     in            the
                     solicitation,
                     credit-granting,
                     underwriting,
                     origination,
                     acquisition    or
                     pool    selection
                     criteria       or
                     procedures,    as
                     applicable,  used
                     to     originate,
                     acquire        or
                     select   the  new
                     pool assets.
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM     1121(B)     -                                                                      X
                PRE-FUNDING         OR
                REVOLVING       PERIOD
                INFORMATION

                Updated           pool
                information         as
                required   under  Item
                1121(b).
-----------------------------------------------------------------------------------------------------------------------------------------
        2       LEGAL PROCEEDINGS
-----------------------------------------------------------------------------------------------------------------------------------------
                Item   1117  -   Legal
                proceedings    pending
                against the  following
                entities,   or   their
                respective   property,
                that  is  material  to
                Certificateholders,
                including  proceedings
                known       to      be
                contemplated        by
                governmental
                authorities:
-----------------------------------------------------------------------------------------------------------------------------------------
                Sponsor (Seller)                                                                                              X
-----------------------------------------------------------------------------------------------------------------------------------------
                Depositor                                                                                   X
-----------------------------------------------------------------------------------------------------------------------------------------
                Trustee                                                                         X
-----------------------------------------------------------------------------------------------------------------------------------------
                Issuing entity                                                                              X
-----------------------------------------------------------------------------------------------------------------------------------------
                Master       Servicer,   X           X
                affiliated   Servicer,
                other         Servicer
                servicing  20% or more
                of  pool   assets   at
                time of report,  other
                material servicers
-----------------------------------------------------------------------------------------------------------------------------------------
                Securities                                        X

                Administrator
-----------------------------------------------------------------------------------------------------------------------------------------
                Originator  of  20% or                                                                      X

                more  of  pool  assets
                as of the Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------------
                Custodian                                                            X
-----------------------------------------------------------------------------------------------------------------------------------------
        3       SALES  OF   SECURITIES
                AND USE OF PROCEEDS
-----------------------------------------------------------------------------------------------------------------------------------------
                INFORMATION  FROM ITEM                                                                      X
                2(A)  OF  PART  II  OF
                FORM 10-Q:

                With  respect  to  any
                sale of  securities by
                the           sponsor,
                depositor  or  issuing
                entity,    that    are
                backed   by  the  same
                asset   pool   or  are
                otherwise   issued  by
                the  issuing   entity,
                whether     or     not
                registered,    provide
                the  sales  and use of
                proceeds   information
                in    Item    701   of
                Regulation        S-K.
                Pricing    information
                can  be   omitted   if
                securities   were  not
                registered.
-----------------------------------------------------------------------------------------------------------------------------------------
        4       DEFAULTS  UPON  SENIOR
                SECURITIES
-----------------------------------------------------------------------------------------------------------------------------------------
                INFORMATION  FROM ITEM                            X                             X
                3 OF  PART  II OF FORM
                10-Q:

                Report the  occurrence
                of   any    Event   of
                Default         (after
                expiration    of   any
                grace    period    and
                provision    of    any
                required notice)
-----------------------------------------------------------------------------------------------------------------------------------------
        5       SUBMISSION OF MATTERS
                TO A VOTE OF SECURITY
                HOLDERS
-----------------------------------------------------------------------------------------------------------------------------------------
                INFORMATION FROM ITEM                             X                             X
                4 OF PART II OF FORM
                10-Q
-----------------------------------------------------------------------------------------------------------------------------------------
        6       SIGNIFICANT   OBLIGORS
                OF POOL ASSETS
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM     1112(B)     -                                                                      X                 X
                SIGNIFICANT    OBLIGOR
                FINANCIAL INFORMATION*
-----------------------------------------------------------------------------------------------------------------------------------------
                *This      information
                need only be  reported
                on the  Form  10-D for
                the       distribution
                period     in    which
                updated    information
                is  required  pursuant
                to the Item.
-----------------------------------------------------------------------------------------------------------------------------------------
        7       SIGNIFICANT
                ENHANCEMENT PROVIDER
                INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM    1114(B)(2)   -
                CREDIT     ENHANCEMENT
                PROVIDER     FINANCIAL
                INFORMATION*
-----------------------------------------------------------------------------------------------------------------------------------------
                     Determining                                  X
                     applicable
                     disclosure
                     threshold
-----------------------------------------------------------------------------------------------------------------------------------------
                     Requesting                                   X
                     required
                     financial
                     information or
                     effecting
                     incorporation by
                     reference
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM 1115(B)     -
                DERIVATIVE
                COUNTERPARTY
                FINANCIAL INFORMATION*
-----------------------------------------------------------------------------------------------------------------------------------------
                     Determining                                                                            X
                     current   maximum
                     probable exposure
-----------------------------------------------------------------------------------------------------------------------------------------
                     Determining                                  X
                     current
                     significance
                     percentage
-----------------------------------------------------------------------------------------------------------------------------------------
                     Requesting                                   X
                     required
                     financial
                     information    or
                     effecting
                     incorporation  by
                     reference
-----------------------------------------------------------------------------------------------------------------------------------------
                *This      information
                need only be  reported
                on the  Form  10-D for
                the       distribution
                period     in    which
                updated    information
                is  required  pursuant
                to the Items.
-----------------------------------------------------------------------------------------------------------------------------------------
        8       OTHER INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------------
                DISCLOSE           ANY   The Responsible Party for the applicable Form 8-K item as indicated below.
                INFORMATION   REQUIRED
                TO  BE   REPORTED   ON
                FORM  8-K  DURING  THE
                PERIOD  COVERED BY THE
                FORM   10-D   BUT  NOT
                REPORTED
-----------------------------------------------------------------------------------------------------------------------------------------
        9       EXHIBITS
-----------------------------------------------------------------------------------------------------------------------------------------
                Distribution report                               X
-----------------------------------------------------------------------------------------------------------------------------------------
                EXHIBITS  REQUIRED  BY                                                                      X
                ITEM       601      OF
                REGULATION  S-K,  SUCH
                AS MATERIAL AGREEMENTS
-----------------------------------------------------------------------------------------------------------------------------------------
8-K     Must be filed within four business days of an event reportable on Form 8-K.
-----------------------------------------------------------------------------------------------------------------------------------------
        1.01    ENTRY  INTO A MATERIAL
                DEFINITIVE AGREEMENT
-----------------------------------------------------------------------------------------------------------------------------------------
                Disclosure          is   X           X            X (if Master                  X (if       X (if Master      X (if
                required     regarding                            Servicer is not               Master      Servicer is not   Master
                entry      into     or                            a party)                      Servicer    a party)          Servicer
                amendment    of    any                                                          is not a                      is not a
                definitive   agreement                                                          party)                        party)
                that  is  material  to
                the    securitization,
                even if  depositor  is
                not a party.

                Examples:    servicing
                agreement,   custodial
                agreement.

                Note:  disclosure  not
                required     as     to
                definitive  agreements
                that     are     fully
                disclosed    in    the
                prospectus
-----------------------------------------------------------------------------------------------------------------------------------------
        1.02    TERMINATION OF A         X           X            X (if Master                  X (if       X (if Master      X (if
                MATERIAL    DEFINITIVE                            Servicer is not               Master      Servicer is not   Master
                AGREEMENT                                         a party)                      Servicer    a party)          Servicer
                                                                                                is not a                      is not a
                                                                                                party)                        party)
-----------------------------------------------------------------------------------------------------------------------------------------
                Disclosure          is
                required     regarding
                termination   of   any
                definitive   agreement
                that  is  material  to
                the     securitization
                (other            than
                expiration          in
                accordance   with  its
                terms),     even    if
                depositor   is  not  a
                party.

                Examples:    servicing
                agreement,   custodial
                agreement.
-----------------------------------------------------------------------------------------------------------------------------------------
        1.03    BANKRUPTCY          OR
                RECEIVERSHIP
-----------------------------------------------------------------------------------------------------------------------------------------
                Disclosure          is   X           X            X                  X          X           X                 X
                required     regarding
                the    bankruptcy   or
                receivership,       if
                known  to  the  Master
                Servicer,         with
                respect  to any of the
                following:

                Sponsor      (Seller),
                Depositor,      Master
                Servicer,   affiliated
                Servicer,        other
                Servicer     servicing
                20% or  more  of  pool
                assets   at   time  of
                report,          other
                material    servicers,
                Certificate
                Administrator,
                Trustee,   significant
                obligor,        credit
                enhancer    (10%    or
                more),     derivatives
                counterparty,
                Custodian
-----------------------------------------------------------------------------------------------------------------------------------------
        2.04    TRIGGERING EVENTS
                THAT ACCELERATE OR
                INCREASE A DIRECT
                FINANCIAL OBLIGATION
                OR AN OBLIGATION
                UNDER AN OFF-BALANCE
                SHEET ARRANGEMENT
-----------------------------------------------------------------------------------------------------------------------------------------
                Includes    an   early               X            X
                amortization,
                performance    trigger
                or    other     event,
                including   event   of
                default,   that  would
                materially  alter  the
                payment
                priority/distribution
                of                cash
                flows/amortization
                schedule.

                Disclosure   will   be
                made of  events  other
                than         waterfall
                triggers   which   are
                disclosed  in the 5.02
                statement
-----------------------------------------------------------------------------------------------------------------------------------------
        3.03    MATERIAL MODIFICATION
                TO RIGHTS OF SECURITY
                HOLDERS
-----------------------------------------------------------------------------------------------------------------------------------------
                Disclosure is                        X            X                             X           X
                required of any
                material modification
                to documents defining
                the rights of
                Certificateholders,
                including the Pooling
                and Servicing
                Agreement
-----------------------------------------------------------------------------------------------------------------------------------------
        5.03    AMENDMENTS TO
                ARTICLES OF
                INCORPORATION OR
                BYLAWS; CHANGE IN
                FISCAL YEAR
-----------------------------------------------------------------------------------------------------------------------------------------
                Disclosure is                                                                   X           X
                required of any
                amendment "to the
                governing documents
                of the issuing entity"
-----------------------------------------------------------------------------------------------------------------------------------------
        5.06    CHANGE     IN    SHELL
                COMPANY STATUS
-----------------------------------------------------------------------------------------------------------------------------------------
                [Not   applicable   to                                                                      X
                ABS issuers]
-----------------------------------------------------------------------------------------------------------------------------------------
        6.01    ABS INFORMATIONAL AND
                COMPUTATIONAL MATERIAL
-----------------------------------------------------------------------------------------------------------------------------------------
                [Not included in                                                                            X
                reports to be filed
                under Section 3.18]
-----------------------------------------------------------------------------------------------------------------------------------------
        6.02    CHANGE OF  SERVICER OR
                TRUSTEE
-----------------------------------------------------------------------------------------------------------------------------------------
                Requires    disclosure   X           X            X                             X           X
                of    any     removal,
                replacement,
                substitution or
                addition of any
                master servicer,
                affiliated   servicer,
                other         servicer
                servicing  10% or more
                of  pool   assets   at
                time of report,  other
                material    servicers,
                certificate
                administrator       or
                trustee.
-----------------------------------------------------------------------------------------------------------------------------------------
                Reg   AB    disclosure   X                                                      X           X
                about      any     new
                servicer  (from entity
                appointing         new
                servicer)  or  trustee
                (from   Depositor)  is
                also required.
-----------------------------------------------------------------------------------------------------------------------------------------
        6.03    CHANGE IN CREDIT
                ENHANCEMENT OR OTHER
                EXTERNAL SUPPORT
-----------------------------------------------------------------------------------------------------------------------------------------
                Covers  termination of                            X                             X           X
                any   enhancement   in
                manner  other  than by
                its     terms,     the
                addition     of     an
                enhancement,    or   a
                material   change   in
                the        enhancement
                provided.  Applies  to
                external        credit
                enhancements  as  well
                as derivatives.
-----------------------------------------------------------------------------------------------------------------------------------------
                Reg   AB    disclosure                                                                      X
                about      any     new
                enhancement   provider
                is also required.
-----------------------------------------------------------------------------------------------------------------------------------------
        6.04    FAILURE   TO   MAKE  A                            X                             X
                REQUIRED DISTRIBUTION
-----------------------------------------------------------------------------------------------------------------------------------------
        6.05    SECURITIES         ACT
                UPDATING DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------------------
                If any  material  pool                                                                      X
                characteristic
                differs  by 5% or more
                at   the    time    of
                issuance     of    the
                securities   from  the
                description   in   the
                final      prospectus,
                provide   updated  Reg
                AB  disclosure   about
                the actual asset pool.
-----------------------------------------------------------------------------------------------------------------------------------------
                If  there  are any new                                                                      X
                servicers           or
                originators   required
                to be disclosed  under
                Regulation   AB  as  a
                result      of     the
                foregoing,     provide
                the        information
                called  for  in  Items
                1108      and     1110
                respectively.
-----------------------------------------------------------------------------------------------------------------------------------------
        7.01    REGULATION FD            X           X            X                             X           X                 X
                DISCLOSURE
-----------------------------------------------------------------------------------------------------------------------------------------
        8.01    OTHER EVENTS
-----------------------------------------------------------------------------------------------------------------------------------------
                Any event, with                                                                             X
                respect to which
                information is not
                otherwise called for
                in Form 8-K, that the
                registrant deems  of
                importance to
                security holders.
-----------------------------------------------------------------------------------------------------------------------------------------
        9.01    FINANCIAL STATEMENTS     The Responsible Party applicable to reportable event.
                AND EXHIBITS
-----------------------------------------------------------------------------------------------------------------------------------------
10-K    Must be filed within 90 days of the fiscal year end for the registrant.
-----------------------------------------------------------------------------------------------------------------------------------------
        9B      OTHER INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------------
                Disclose any             The Responsible Party for the applicable Form 8-K as indicated above.
                information required
                to be reported   on
                Form  8-K  during  the
                fourth quarter
                covered  by  the  Form
                10-K but not reported
-----------------------------------------------------------------------------------------------------------------------------------------
        15      EXHIBITS AND
                FINANCIAL STATEMENT
                SCHEDULES
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM     1112(B)     -                                                                      X                 X
                SIGNIFICANT    OBLIGOR
                FINANCIAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM    1114(B)(2)   -
                CREDIT     ENHANCEMENT
                PROVIDER     FINANCIAL
                INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------------
                    Determining                                   X
                    applicable
                    disclosure
                    threshold
-----------------------------------------------------------------------------------------------------------------------------------------
                    Requesting                                    X
                    required
                    financial
                    information or
                    effecting
                    incorporation by
                    reference
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM 1115(B) -
                DERIVATIVE
                COUNTERPARTY
                FINANCIAL INFORMATION
-----------------------------------------------------------------------------------------------------------------------------------------
                    Determining                                                                             X
                    current    maximum
                    probable exposure
-----------------------------------------------------------------------------------------------------------------------------------------
                    Determining                                   X
                    current
                    significance
                    percentage
-----------------------------------------------------------------------------------------------------------------------------------------
                    Requesting                                    X
                    required
                    financial
                    information or
                    effecting
                    incorporation by
                    reference
-----------------------------------------------------------------------------------------------------------------------------------------
                Item   1117  -   Legal
                proceedings    pending
                against the  following
                entities,   or   their
                respective   property,
                that  is  material  to
                Certificateholders,
                including  proceedings
                known to be
                contemplated by
                governmental
                authorities:
-----------------------------------------------------------------------------------------------------------------------------------------
                Sponsor (Seller)                                                                                              X
-----------------------------------------------------------------------------------------------------------------------------------------
                Depositor                                                                                   X
-----------------------------------------------------------------------------------------------------------------------------------------
                Trustee                                                                         X
-----------------------------------------------------------------------------------------------------------------------------------------
                Issuing entity                                                                              X
-----------------------------------------------------------------------------------------------------------------------------------------
                Master Servicer,   X           X
                affiliated Servicer,
                other Servicer
                servicing  20% or more
                of  pool assets   at
                time of report,  other
                material servicers
-----------------------------------------------------------------------------------------------------------------------------------------
                Securities                                        X
                Administrator
-----------------------------------------------------------------------------------------------------------------------------------------
                Originator  of  20% or                                                                      X                 X
                more  of  pool  assets
                as of the Cut-off Date
-----------------------------------------------------------------------------------------------------------------------------------------
                Custodian                                                            X
-----------------------------------------------------------------------------------------------------------------------------------------
                Item       1119      -
                Affiliations       and
                relationships  between
                the          following
                entities,   or   their
                respective
                affiliates,  that  are
                material            to
                Certificateholders:
-----------------------------------------------------------------------------------------------------------------------------------------
                Sponsor (Seller)                                                                                              X
-----------------------------------------------------------------------------------------------------------------------------------------
                Depositor                                                                                   X
-----------------------------------------------------------------------------------------------------------------------------------------
                Trustee                                                                         X
-----------------------------------------------------------------------------------------------------------------------------------------
                Master Servicer,         X           X
                affiliated   Servicer,
                other Servicer
                servicing  20% or more
                of  pool   assets   at
                time of report,  other
                material servicers
-----------------------------------------------------------------------------------------------------------------------------------------
                Securities                                        X
                Administrator
-----------------------------------------------------------------------------------------------------------------------------------------
                Originator                                                                                  X                 X
-----------------------------------------------------------------------------------------------------------------------------------------
                Custodian                                                            X    (with
                                                                                     respect to
                                                                                     affiliations
                                                                                     only)
-----------------------------------------------------------------------------------------------------------------------------------------
                Credit                                                                                      X                 X
                Enhancer/Support
                Provider
-----------------------------------------------------------------------------------------------------------------------------------------
                Significant Obligor                                                                         X                 X
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM 1122 -              X           X            X                  X
                ASSESSMENT OF
                COMPLIANCE WITH
                SERVICING CRITERIA
-----------------------------------------------------------------------------------------------------------------------------------------
                ITEM  1123 -  SERVICER   X           X
                COMPLIANCE STATEMENT
-----------------------------------------------------------------------------------------------------------------------------------------

                                                                EXHIBIT H

                                                   ADDITIONAL DISCLOSURE NOTIFICATION

**SEND VIA FAX TO [XXX-XXX-XXXX] AND VIA EMAIL TO [_______________] AND VIA OVERNIGHT MAIL TO THE ADDRESS IMMEDIATELY BELOW

Wells Fargo Bank, N.A. as [Securities Administrator]
Old Annapolis Road
Columbia, Maryland 21045
Fax: (410) 715-2380
E-mail:  cts.sec.notifications@wellsfargo.com
Attn: Corporate Trust Services - ACE 2006-ASAP1 - SEC REPORT PROCESSING

ACE Securities Corp.
6525 Morrison Boulevard, Suite 318, Charlotte
North Carolina 28211
Attention: Juliana Johnson
Fax: (704) 365-1362
Attn: ACE 2006-ASAP1

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

         In accordance with Section [__] of the Pooling and Servicing Agreement, dated as of January 1, 2006 (the
"Pooling and Servicing Agreement"), among Ace Securities Corp., as depositor, Saxon Mortgage Services, Inc., as servicer, Wells Fargo, National Association, as master servicer and as securities administrator, and HSBC Bank USA,
National Association, as trustee, the undersigned, as [_____________________] hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-D][10-K][8-K].

DESCRIPTION OF ADDITIONAL FORM [10-D][10-K][8-K] DISCLOSURE:

LIST OF ANY ATTACHMENTS HERETO TO BE INCLUDED IN THE ADDITIONAL FORM [10-D][10-K][8-K] DISCLOSURE:

         Any inquiries related to this notification should be directed to [______________], phone number [__________];
email address [_______________].

                                                   [NAME OF PARTY]
                                                   As [role]

                                                   By:
                                                      --------------------------
                                                   Name:
                                                   Title:

                                                        EXHIBIT I

                                                     SWAP AGREEMENT

Deutsche Bank
Aktiengesellschaft

Date:	January 30, 2006

To:
HSBC Bank USA, National Association, not in its individual capacity, but solely as trustee for the supplemental interest trust created pursuant to the Pooling and Servicing Agreement, with respect to the ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1 Asset Backed Pass Through Certificates

Attention:
Facsimile no.:

Our Reference:	Global No. N444188N

Re:	Interest Rate Swap Transaction

Ladies and Gentlemen:

The purpose of this letter agreement ("Agreement") is to confirm the terms and conditions of the Transaction entered into on the Trade Date specified below (the "Transaction") between Deutsche Bank AG ("DBAG") and HSBC Bank USA, National Association, not individually, but solely as trustee of the Supplemental Interest Trust (“Counterparty”) created under the Pooling and Servicing Agreement, dated and effective as of January 1, 2006, among Ace Securities Corp., as Depositor, Saxon Mortgage Services, Inc., as Servicer, Wells Fargo Bank, National Association, as Master Servicer and Securities Administrator, and HSBC Bank USA, National Association, as Trustee (the “Pooling and Servicing Agreement”). This Agreement, which evidences a complete and binding agreement between you and us to enter into the Transaction on the terms set forth below, constitutes a "Confirmation" as referred to in the "ISDA Form Master Agreement" (as defined below), as well as a “Schedule” as referred to in the ISDA Form Master Agreement.

1. This Agreement is subject to the 2000 ISDA Definitions (the “Definitions”), as published by the International Swaps and Derivatives Association, Inc. (“ISDA”). You and we have agreed to enter into this Agreement in lieu of negotiating a Schedule to the 1992 ISDA Master Agreement (Multicurrency—Cross Border) form (the "ISDA Form Master Agreement") but, rather, an ISDA Form Master Agreement shall be deemed to have been executed by you and us on the date we entered into the Transaction. In the event of any inconsistency between the provisions of this Agreement and the Definitions or the ISDA Form Master Agreement, this Agreement shall prevail for purposes of the Transaction. Terms capitalized but not defined herein shall have the meanings attributed to them in the Pooling and Servicing Agreement.

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	With respect to any Calculation Period, the amount set forth for such period in Schedule I attached hereto.

Trade Date:	January 25, 2006

Effective Date:	January 30, 2006

Termination Date:	July 25, 2009

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer Period End Dates:	The 25th day of each month, commencing February 25, 2006, through and including the Termination Date, subject to No adjustment

Fixed Rate Payer Payment Dates:	One Business Day prior to each Floating Rate Payer Period End Date.

Fixed Rate:	4.73%

Fixed Rate Day Count Fraction:	30/360

Additional Fixed Payment	On Effective Date, Counterparty will make a payment to DBAG of USD$580,000.

Floating Amounts:

Floating Rate Payer:	DBAG

Floating Rate Payer Period End Dates:	The 25th day of each month, commencing February 25, 2006, through and including the Termination Date, subject to adjustment in accordance with the Modified Following Business Day Convention.

Floating Rate Payer Payment Dates:	One Business Day prior to each Floating Rate Payer Period End Date.

Floating Rate Option:	USD-LIBOR-BBA

Designated Maturity:	1 month

Spread:	None

Floating Rate Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Calculation Agent:	DBAG

Business Days:	New York

3. Additional Provisions:
Each party hereto is hereby advised and acknowledges that the other party has engaged in (or refrained from engaging in) substantial financial transactions and has taken (or refrained from taking) other material actions in reliance upon the entry by the parties into the Transaction being entered into on the terms and conditions set forth herein and in the Confirmation relating to such Transaction, as applicable.

4. Provisions Deemed Incorporated in a Schedule to the ISDA Form Master Agreement:

1) The parties agree that subparagraph (ii) of Section 2(c) of the ISDA Form Master Agreement will apply to any Transaction.

2) Termination Provisions. Subject to the provisions of paragraph 13 below, for purposes of the ISDA Form Master Agreement:

(a) "Specified Entity" is not applicable to DBAG or Counterparty for any purpose.

(b) “Breach of Agreement” provision of Section 5(a)(ii) will not apply to DBAG or Counterparty.

(c) “Credit Support Default” provisions of Section 5(a)(iii) will not apply to Counterparty and will not apply to DBAG unless DBAG has obtained a guarantee or posted collateral pursuant to paragraph 12 below.

(d) “Misrepresentation” provisions of Section 5(a)(iv) will not apply to DBAG or Counterparty.

(e) "Specified Transaction" is not applicable to DBAG or Counterparty for any purpose, and, accordingly, Section 5(a)(v) shall not apply to DBAG or Counterparty.

(f) The "Cross Default" provisions of Section 5(a)(vi) will not apply to DBAG or to Counterparty.

(g) With respect to the Counterparty, the "Bankruptcy" provision of Section 5(a)(vii)(2) will be deleted in its entirety.

(h) The "Merger Without Assumption" provisions of Section 5(a)(viii) will not apply to Counterparty.

(i) The "Tax Event Upon Merger" provisions of Section 5(b)(iii) will not apply to DBAG as Burdened Party.

(j) The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to DBAG or to Counterparty.

(k) The "Automatic Early Termination" provision of Section 6(a) will not apply to DBAG or to Counterparty.

(l) Payments on Early Termination. For the purpose of Section 6(e) of the ISDA Form Master Agreement:

(i) Market Quotation will apply.
(ii) The Second Method will apply.

(m) "Termination Currency" means United States Dollars.

3) Tax Representations.

Payer Representations. For the purpose of Section 3(e) of the ISDA Form Master Agreement, DBAG and Counterparty make the following representations:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of the ISDA Form Master Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of the ISDA Form Master Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of the ISDA Form Master Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of the ISDA Form Master Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice of its legal or commercial position.

Payee Representations. For the purpose of Section 3 (f) of the ISDA Form Master Agreement, DBAG and Counterparty make the following representations:

(i) DBAG represents that it is a “foreign person” within the meaning of the applicable U.S. Treasury Regulations concerning information reporting and backup withholding tax (as in effect on January 1, 2001), unless DBAG provides written notice to Counterparty that it is no longer a foreign person. In respect of this Transaction it enters into through an office or discretionary agent in the United States or which otherwise is allocated for United States federal income tax purposes to such United States trade or business, each payment received or to be received by it under such Transaction will be effectively connected with its conduct of a trade or business in the United States.

(ii) Counterparty represents that it is trustee for the Supplement Interest Trust created under the Pooling and Servicing Agreement.

4) The ISDA Form Master Agreement is hereby amended as follows:

(a) The word “third” shall be replaced by the word “second” in the third line of Section 5(a)(i) of the ISDA Form Master Agreement;

5) Documents to be Delivered. For the purpose of Section 4(a)(i) and (ii) of the ISDA Form Master Agreement, each party agrees to deliver the following documents, as applicable:

(1) Tax forms, documents, or certificates to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered

DBAG and the Counterparty
Any document required or reasonably requested to allow the other party to make payments under this Agreement without any deduction or withholding for or on the account of any Tax or with such deduction or withholding at a reduced rate
Promptly after the earlier of (i) reasonable demand by either party or (ii) learning that such form or document is required

(2) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
DBAG and the Counterparty
Any documents required by the receiving party to evidence the authority of the delivering party or its Credit Support Provider, if any, for it to execute and deliver this Agreement, any Confirmation, and any Credit Support Documents to which it is a party, and to evidence the authority of the delivering party or its Credit Support Provider to perform its obligations under this Agreement, such Confirmation and/or Credit Support Document, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

DBAG and the Counterparty
A certificate of an authorized officer of the party, as to the incumbency and authority of the respective officers of the party signing this Agreement, any relevant Credit Support Document, or any Confirmation, as the case may be
		Upon the execution and delivery of this Agreement and such Confirmation	Yes

6)  Miscellaneous

(a)	Address for Notices: For the purposes of Section 12(a) of the ISDA Form Master Agreement:

Addresses for notices or communications to DBAG:

Addresses for notices to DBAG under Sections 5 or 6 (other than notices under Section 5(a)(i)) shall be sent to:

Deutsche Bank AG, Head Office
Taunusanlage 12
60262 Frankfurt
GERMANY
Attention: Legal Department
Telex No: 411836 or 416731 or 41233
Answerback: DBF-D

All other notices to DBAG shall be sent directly to the Office through which DBAG is acting for the relevant Transaction, using the address and contact particulars specified in the Confirmation of that Transaction or otherwise notified.

Address for notices or communications to the Counterparty:

Address:	HSBC Bank USA, National Association 452 Fifth Avenue New York, NY 10018 Attention: ACE Securities Corp., 2006-ASAP1
(For all purposes)

With copy to:	Wells Fargo Bank, N.A. 9062 Old Annapolis Road Columbia, MD 21045 Attention: Client Manager - Ace 2006-ASAP1 Tel: 410-884-2000 Fax: 410-715-2380

(b)	Process Agent. For the purpose of Section 13(c):

DBAG appoints as its Not Applicable

The Counterparty appoints as its Not Applicable

(c)	Offices. The provisions of Section 10(a) will not apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of the ISDA Form Master Agreement:

DBAG is not a Multibranch Party.

The Counterparty is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is DBAG.

(f)	Credit Support Document.

DBAG: Not applicable, except for any guarantee or contingent agreement delivered pursuant to paragraph 12 below.

The Counterparty: Not Applicable

(g)	Credit Support Provider.

DBAG:Not Applicable for so long as no Credit Support Document is delivered under paragraph 12 below, otherwise, to the party that is the primary obligor under the Credit Support Document.

The Counterparty:Not Applicable

(h) Governing Law. The parties to this Agreement hereby agree that the law of the State of New York shall govern their rights and duties in whole without regard to conflict of law provisions thereof other than New York General Obligations Law Sections 5-1401 and 5-1402.

(i) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(j) Consent to Recording.  Each party hereto consents to the monitoring or recording, at any time and from time to time, by the other party of any and all communications between officers or employees of the parties, waives any further notice of such monitoring or recording, and agrees to notify its officers and employees of such monitoring or recording.

(k) Waiver of Jury Trial. Each party waives any right it may have to a trial by jury in respect of any Proceedings relating to this Agreement or any Credit Support Document.

(l) Trustee Capacity. It is expressly understood and agreed by the parties hereto that insofar as this Confirmation is executed by the Trustee (i) this Confirmation is executed and delivered by HSBC Bank USA, National Association not in its individual capacity but solely as trustee for the Supplement Interest Trust created under the Pooling and Servicing Agreement referred to in this Confirmation in the exercise of the powers and authority conferred and invested in it thereunder (ii) each of the representations, undertakings and agreements herein made on behalf of the Supplemental Interest Trust is made and intended not as personal representations, undertakings and agreements by HSBC Bank, National Association but is made and intended for the purposes of binding only the Supplement Interest Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of HSBC Bank USA, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (iv) under no circumstances shall HSBC Bank USA, National Association in its individual capacity be personally liable for the payment of any indebtedness or expenses or be personally liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken under this Confirmation or any other related documents, and (v) the parties hereto acknowledge and agree that under (a) the Pooling and Servicing Agreement, and (b) this Agreement, the Securities Administrator may act for Counterparty hereunder, and DBAG hereby acknowledges and agrees that it will, unless otherwise directed by the Supplemental Interest Trust Trustee or the Securities Administrator, make all payments hereunder to the account specified below. DBAG shall be entitled to rely, shall be fully protected in relying, and shall incur no liability from relying in good faith, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the Securities Administrator.

(m) Proceedings. DBAG shall not institute against or cause any other person to institute against, or join any other person in instituting against, Ace Securities Corp., Ace Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1 or HSBC Bank USA, National Association, not individually, but solely as Trustee for the Supplemental Interest Trust any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy or similar law for a period of one year and one day (or, if longer, the applicable preference period) following payment in full of the Certificates. This provision will survive the termination of this Agreement.

(n) DBAG hereby agrees that, notwithstanding any provision of this agreement to the contrary, Counterparty’s obligations to pay any amounts owing under this Agreement shall be subject to Section 5.01 of the Pooling and Servicing Agreement and DBAG’s right to receive payment of such amounts shall be subject to Section 5.01 of the Pooling and Servicing Agreement. This provision will survive the termination of this Agreement.

7) "Affiliate." DBAG and Counterparty shall be deemed to not have any Affiliates for purposes of this Agreement, including for purposes of Section 6(b)(ii). This provision will survive the termination of this Agreement.

8) Section 3 of the ISDA Form Master Agreement is hereby amended by adding at the end thereof the following subsection (g):

"(g) Relationship Between Parties.

Each party represents to the other party on each date when it enters into a Transaction that:--

(1) Nonreliance. It is not relying on any statement or representation of the other party regarding the Transaction (whether written or oral), other than the representations expressly made in this Agreement or the Confirmation in respect of that Transaction.

(2) Evaluation and Understanding.

(i) DBAG is acting for its own account and HSBC Bank USA, National Association is acting as trustee for the Supplemental Interest Trust created under the Pooling and Servicing Agreement and not for its own account. Each party has the capacity to evaluate (internally or through independent professional advice) the Transaction and has made its own decision to enter into the Transaction;

(ii) It understands the terms, conditions and risks of the Transaction and is willing and able to accept those terms and conditions and to assume those risks, financially and otherwise; and

(3) Purpose. It is an “eligible swap participant” as such term is defined in Section 35.1(b)(2) of the regulations (17 C.F.R 35) promulgated under, and an “eligible contract participant” as defined in Section 1(a)(12) of, the Commodity Exchange Act, as amended, and it is entering into the Transaction for the purposes of managing its borrowings or investments, hedging its underlying assets or liabilities or in connection with a line of business.

(4) Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of the Transaction.”

9) Set-off.  Notwithstanding any provision of this Agreement or any other existing or future agreement, each party irrevocably waives any and all rights it may have to set off, net, recoup or otherwise withhold or suspend or condition payment or performance of any obligation between it and the other party hereunder against any obligation between it and the other party under any other agreements. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Transaction.

10) Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless each of Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (“S&P”), Dominion Bond Rating Service Limited (“DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”) has been provided notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, qualify, withdraw or otherwise modify its then-current rating of the Certificates.

11) Additional Termination Events. The following Additional Termination Events will apply, in each case with respect Counterparty as the sole Affected Party (unless otherwise provided below):

(i)
DBAG fails to comply with the Rating Agency Downgrade provisions as set forth in Section 12 below. For all purposes of this Agreement, DBAG shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Section 11(i).

(ii)
With respect to Counterparty only, any amendment to the Pooling and Servicing Agreement which materially adversely affects any of DBAG's rights thereunder is made without prior written consent of DBAG, where such consent is required under the Pooling and Servicing Agreement.

(iii)	If the Trustee is unable to pay its Class A Certificates or fails or admits in writing its inability to pay its Class A Certificates as they become due.

(iv)
If, at any time, the Master Servicer purchases the Mortgage Loans pursuant to Section 10.01 of the Pooling and Servicing Agreement, then an Additional Termination Event shall have occurred and Counterparty shall be the sole Affected Party with respect thereto; provided, however, that notwithstanding Section 6(b)(iv) of the ISDA Form Master Agreement, only Counterparty shall have the right to designate an Early Termination Date in respect of this Additional Termination Event.

(v)
If, upon the occurrence of a Swap Disclosure Event (as defined in Part 13 below) DBAG has not, within 15 days after such Swap Disclosure Event complied with any of the provisions set forth in Part 13(iii) below, then an Additional Termination Event shall have occurred with respect to DBAG and DBAG shall be the sole Affected Party with respect to such Additional Termination Event.

12) Rating Agency Downgrade. In the event that DBAG’s short-term unsecured and unsubordinated debt rating is withdrawn or reduced below “A-1” by S&P or, if DBAG has both a long-term credit rating and a short-term credit rating from Moody’s, and either its long-term unsecured and unsubordinated debt rating is withdrawn or reduced below “A2” by Moody’s or its short-term credit rating is withdrawn or reduced below “P-1” by Moody’s (and together with S&P and DBRS, the “Swap Rating Agencies”, and such rating thresholds, “Approved Rating Thresholds”), then within 30 days after such rating withdrawal or downgrade, DBAG shall, subject to the Rating Agency Condition and at its own expense, either (i) cause another entity to replace DBAG as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement, (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, DBAG’s obligations under this Agreement, (iii) post collateral which will be sufficient to restore the immediately prior ratings of the Certificates, or (iv) establish any other arrangement satisfactory to the Swap Rating Agencies, which will be sufficient to restore the immediately prior ratings of the Certificates. In the event that DBAG’s long-term unsecured and unsubordinated debt rating is reduced below “BBB-” or its short-term unsecured and unsubordinated debt rating is reduced below “A-3” or is withdrawn by S&P, then within 10 days after such rating withdrawal or downgrade, DBAG shall, subject to the Rating Agency Condition and at its own expense, either (i) cause another entity to replace DBAG as party to this Agreement that meets or exceeds the Approved Rating Thresholds on terms substantially similar to this Agreement or (ii) obtain a guaranty of, or a contingent agreement of another person with the Approved Rating Thresholds, to honor, DBAG’s obligations under this Agreement. For purposes of this provision, “Rating Agency Condition” means, with respect to any particular proposed act or omission to act hereunder that the party acting or failing to act must consult with each of the Swap Rating Agencies then providing a rating of the Certificates and receive from each of the Swap Rating Agencies a prior written confirmation that the proposed action or inaction would not cause a downgrade or withdrawal of the then-current rating of the Certificates.

13) Compliance with Regulation AB.

(i)
DBAG agrees and acknowledges that Ace Securities Corp. (“ACE”) is required under Regulation AB under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Regulation AB”), to disclose certain financial information regarding DBAG or its group of affiliated entities, if applicable, depending on the aggregate “significant percentage” of this Agreement and any other derivative contracts between DBAG or its group of affiliated entities, if applicable, and Counterparty, as calculated from time to time in accordance with Item 1115 of Regulation AB.

(ii)
It shall be a swap disclosure event (“Swap Disclosure Event”) if, on any Business Day after the date hereof, ACE requests from DBAG the applicable financial information described in Item 1115 of Regulation AB (such request to be based on a reasonable determination by ACE, in good faith, that such information is required under Regulation AB) (the “Swap Financial Disclosure”).

(iii)
Upon the occurrence of a Swap Disclosure Event, DBAG, at its own expense, shall (a) provide to ACE the Swap Financial Disclosure, (b) secure another entity to replace DBAG as party to this Agreement on terms substantially similar to this Agreement which entity (or a guarantor therefore) meets or exceeds the Approved Rating Thresholds and which satisfies the Rating Agency Condition and which entity is able to comply with the requirements of Item 1115 of Regulation AB or (c) obtain a guaranty of the DBAG’s obligations under this Agreement from an affiliate of the DBAG, subject to the Rating Agency Condition, that is able to comply with the financial information disclosure requirements of Item 1115 of Regulation AB, such that disclosure provided in respect of the affiliate will satisfy any disclosure requirements applicable to the Swap Provider, and cause such affiliate to provide Swap Financial Disclosure. If permitted by Regulation AB, any required Swap Financial Disclosure may be provided by incorporation by reference from reports filed pursuant to the Exchange Act.

(iv)
DBAG and the primary obligor under any Credit Support Document agree that, in the event that DBAG provides Swap Financial Disclosure to ACE in accordance with Part 13(iii)(a) or causes its affiliate to provide Swap Financial Disclosure to ACE in accordance with Part 13(iii)(c), DBAG and such primary obligor will indemnify and hold harmless ACE, its respective directors or officers and any person controlling ACE, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in such Swap Financial Disclosure or caused by any omission or alleged omission to state in such Swap Financial Disclosure a material fact, when considered in conjunction with any other information regarding Party A or the derivative instrument being written by Party A in the final prospectus for ACE-2006-SL1, required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

14) Third Party Beneficiary. ACE shall be an express third party beneficiary of this Agreement as if a party hereto to the extent of ACE’s rights explicitly specified herein.

15) Deduction or Withholding for Tax. The provisions of Section 2(d)(i)(4) and 2(d)(ii) of the ISDA Form Master Agreement shall not apply to Counterparty and Counterparty shall not be required to pay any additional amounts referred to therein.

5. Account Details:

Account Details for DBAG:

Deutsche Bank Trust Company Americas, New York
Acct# 01 473 969
Swift Code: BKTRUS33

Account Details for Counterparty:

Wells Fargo Bank, NA
ABA # 121000248
Account Name: SAS Clearing
Account # 3970771416
FFC to: 50892101

6. Offices:

The Office of DBAG for this Transaction is New York

7. Please confirm that the foregoing correctly sets forth the terms of our agreement by having an authorized officer sign this Confirmation and return it via facsimile to:

Attention: Derivative Documentation
Telephone: 44 20 7547 4755
Facsimile: 44 20 7545 9761
E-mail: derivative.documentation@db.com

This message will be the only form of Confirmation dispatched by us. If you wish to exchange hard copy forms of this Confirmation, please contact us.

Yours sincerely,

DEUTSCHE BANK AG - New York Branch

By: ____________________________________
Name: __________________________________
Title: Authorized Signatory

By: ____________________________________
Name: __________________________________
Title: Authorized Signatory

Confirmed as of the date first written above:

HSBC Bank USA, National Association, not in its individual capacity, but solely as trustee for the Supplemental Interest Trust, with respect to the ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1 Asset Backed Pass Through Certificates.

By: ____________________________________
Name: __________________________________
Title: ___________________________________

SCHEDULE I
(With respect to each Fixed Rate Payer Period End Date, all such dates are with No Adjustment, and with respect to each Floating Rate Payer Period End Date, all such dates are subject to adjustment in accordance with the Modified Following Business Day Convention.)

Accrue from Date	Accrue to Date	Notional
1/30/2006	2/25/2006	493,170,820.66
2/25/2006	3/25/2006	483,835,599.99
3/25/2006	4/25/2006	473,180,426.09
4/25/2006	5/25/2006	461,243,495.38
5/25/2006	6/25/2006	448,074,867.45
6/25/2006	7/25/2006	433,738,140.19
7/25/2006	8/25/2006	418,338,956.35
8/25/2006	9/25/2006	402,007,921.51
9/25/2006	10/25/2006	385,140,827.31
10/25/2006	11/25/2006	368,966,512.53
11/25/2006	12/25/2006	353,472,178.12
12/25/2006	1/25/2007	338,629,343.24
1/25/2007	2/25/2007	324,410,581.53
2/25/2007	3/25/2007	310,789,622.49
3/25/2007	4/25/2007	297,741,302.63
4/25/2007	5/25/2007	285,233,673.14
5/25/2007	6/25/2007	273,195,799.14
6/25/2007	7/25/2007	261,019,481.54
7/25/2007	8/25/2007	249,021,222.28
8/25/2007	9/25/2007	232,405,131.39
9/25/2007	10/25/2007	195,026,717.76
10/25/2007	11/25/2007	164,077,802.44
11/25/2007	12/25/2007	138,624,822.44
12/25/2007	1/25/2008	119,843,370.76
1/25/2008	2/25/2008	114,088,521.80
2/25/2008	3/25/2008	108,756,918.50
3/25/2008	4/25/2008	103,676,905.52
4/25/2008	5/25/2008	98,836,538.26
5/25/2008	6/25/2008	94,224,399.96
6/25/2008	7/25/2008	89,829,657.28
7/25/2008	8/25/2008	85,642,003.43
8/25/2008	9/25/2008	81,651,573.18
9/25/2008	10/25/2008	77,849,272.99
10/25/2008	11/25/2008	74,226,505.09
11/25/2008	12/25/2008	70,774,107.29
12/25/2008	1/25/2009	67,483,990.83
1/25/2009	2/25/2009	64,348,465.22
2/25/2009	3/25/2009	61,360,199.25
3/25/2009	4/25/2009	58,512,216.56
4/25/2009	5/25/2009	55,797,892.91
5/25/2009	6/25/2009	53,210,879.95
6/25/2009	7/25/2009	50,745,152.52

                                                       SCHEDULE 1

                                                 MORTGAGE LOAN SCHEDULE

                                                 [PROVIDED UPON REQUEST]

                                                       SCHEDULE 2

                                               PREPAYMENT CHARGE SCHEDULE

                                                    [FILED BY PAPER]

                                                       SCHEDULE 3

                                                       [RESERVED]

                                                       SCHEDULE 4

                                       STANDARD FILE LAYOUT- DELINQUENCY REPORTING

EXHIBIT: STANDARD FILE LAYOUT - DELINQUENCY REPORTING

-----------------------------------------------------------------------------------------------------------------
COLUMN/HEADER NAME                                        DESCRIPTION                     DECIMAL   FORMAT
                                                                                                    COMMENT
-----------------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR                      A  unique  number  assigned  to  a  loan  by  the
                                       Servicer.   This  may  be   different   than  the
                                       LOAN_NBR
-----------------------------------------------------------------------------------------------------------------
LOAN_NBR                               A unique identifier  assigned to each loan by the
                                       originator.
-----------------------------------------------------------------------------------------------------------------
CLIENT_NBR                             Servicer Client Number
-----------------------------------------------------------------------------------------------------------------
SERV_INVESTOR_NBR                      Contains  a  unique  number  as  assigned  by  an
                                       external  servicer  to  identify a group of loans
                                       in their system.
-----------------------------------------------------------------------------------------------------------------
BORROWER_FIRST_NAME                    First Name of the Borrower.
-----------------------------------------------------------------------------------------------------------------
BORROWER_LAST_NAME                     Last name of the borrower.
-----------------------------------------------------------------------------------------------------------------
PROP_ADDRESS                           Street Name and Number of Property
-----------------------------------------------------------------------------------------------------------------
PROP_STATE                             The state where the  property located.
-----------------------------------------------------------------------------------------------------------------
PROP_ZIP                               Zip code where the property is located.
-----------------------------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE                 The date that the borrower's  next payment is due            MM/DD/YYYY
                                       to the servicer at the end of  processing  cycle,
                                       as reported by Servicer.
-----------------------------------------------------------------------------------------------------------------
LOAN_TYPE                              Loan Type (i.e. FHA, VA, Conv)
-----------------------------------------------------------------------------------------------------------------
BANKRUPTCY_FILED_DATE                  The date a particular bankruptcy claim was filed.            MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
BANKRUPTCY_CHAPTER_CODE                The chapter under which the bankruptcy was filed.
-----------------------------------------------------------------------------------------------------------------
BANKRUPTCY_CASE_NBR                    The  case  number  assigned  by the  court to the
                                       bankruptcy filing.
-----------------------------------------------------------------------------------------------------------------
POST_PETITION_DUE_DATE                 The  payment  due date  once the  bankruptcy  has            MM/DD/YYYY
                                       been approved by the courts
-----------------------------------------------------------------------------------------------------------------
BANKRUPTCY_DCHRG_DISM_DATE             The  Date The Loan Is  Removed  From  Bankruptcy.            MM/DD/YYYY
                                       Either by Dismissal,  Discharged  and/or a Motion
                                       For Relief Was Granted.
-----------------------------------------------------------------------------------------------------------------
LOSS_MIT_APPR_DATE                     The Date The Loss  Mitigation Was Approved By The            MM/DD/YYYY
                                       Servicer
-----------------------------------------------------------------------------------------------------------------
LOSS_MIT_TYPE                          The Type Of Loss  Mitigation  Approved For A Loan
                                       Such As;
-----------------------------------------------------------------------------------------------------------------
LOSS_MIT_EST_COMP_DATE                 The Date The Loss  Mitigation  /Plan Is Scheduled            MM/DD/YYYY
                                       To End/Close
-----------------------------------------------------------------------------------------------------------------
LOSS_MIT_ACT_COMP_DATE                 The  Date  The  Loss   Mitigation   Is   Actually            MM/DD/YYYY
                                       Completed
-----------------------------------------------------------------------------------------------------------------
FRCLSR_APPROVED_DATE                   The date DA Admin sends a letter to the  servicer            MM/DD/YYYY
                                       with    instructions    to   begin    foreclosure
                                       proceedings.
-----------------------------------------------------------------------------------------------------------------
ATTORNEY_REFERRAL_DATE                 Date  File Was  Referred  To  Attorney  to Pursue            MM/DD/YYYY
                                       Foreclosure
-----------------------------------------------------------------------------------------------------------------
FIRST_LEGAL_DATE                       Notice of 1st  legal  filed by an  Attorney  in a            MM/DD/YYYY
                                       Foreclosure Action
-----------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_EXPECTED_DATE              The date by which a foreclosure  sale is expected            MM/DD/YYYY
                                       to occur.
-----------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_DATE                       The actual date of the foreclosure sale.                     MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
FRCLSR_SALE_AMT                        The   amount   a   property   sold   for  at  the     2      No
                                       foreclosure sale.                                            commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
EVICTION_START_DATE                    The date the servicer  initiates  eviction of the            MM/DD/YYYY
                                       borrower.
-----------------------------------------------------------------------------------------------------------------
EVICTION_COMPLETED_DATE                The date the court  revokes  legal  possession of            MM/DD/YYYY
                                       the property from the borrower.
-----------------------------------------------------------------------------------------------------------------
LIST_PRICE                             The price at which an REO property is marketed.       2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
LIST_DATE                              The  date  an  REO   property   is  listed  at  a            MM/DD/YYYY
                                       particular price.
-----------------------------------------------------------------------------------------------------------------
OFFER_AMT                              The dollar value of an offer for an REO property.     2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
OFFER_DATE_TIME                        The date an offer is  received  by DA Admin or by            MM/DD/YYYY
                                       the Servicer.
-----------------------------------------------------------------------------------------------------------------
REO_CLOSING_DATE                       The  date  the  REO  sale  of  the   property  is            MM/DD/YYYY
                                       scheduled to close.
-----------------------------------------------------------------------------------------------------------------
REO_ACTUAL_CLOSING_DATE                Actual Date Of REO Sale                                      MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
OCCUPANT_CODE                          Classification of how the property is occupied.
-----------------------------------------------------------------------------------------------------------------
PROP_CONDITION_CODE                    A  code  that  indicates  the  condition  of  the
                                       property.
-----------------------------------------------------------------------------------------------------------------
PROP_INSPECTION_DATE                   The date a  property inspection is performed.                MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
APPRAISAL_DATE                         The date the appraisal was done.                             MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
CURR_PROP_VAL                           The current "as is" value of the property  based     2
                                       on brokers price opinion or appraisal.
-----------------------------------------------------------------------------------------------------------------
REPAIRED_PROP_VAL                      The  amount  the  property   would  be  worth  if     2
                                       repairs  are  completed  pursuant  to a  broker's
                                       price opinion or appraisal.
-----------------------------------------------------------------------------------------------------------------
IF APPLICABLE:
-----------------------------------------------------------------------------------------------------------------
DELINQ_STATUS_CODE                     FNMA Code Describing Status of Loan
-----------------------------------------------------------------------------------------------------------------
DELINQ_REASON_CODE                     The  circumstances  which  caused a  borrower  to
                                       stop  paying  on  a  loan.   Code  indicates  the
                                       reason why the loan is in default for this cycle.
-----------------------------------------------------------------------------------------------------------------
MI_CLAIM_FILED_DATE                    Date  Mortgage  Insurance  Claim Was  Filed  With            MM/DD/YYYY
                                       Mortgage Insurance Company.
-----------------------------------------------------------------------------------------------------------------
MI_CLAIM_AMT                           Amount of Mortgage Insurance Claim Filed                     No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
MI_CLAIM_PAID_DATE                     Date Mortgage  Insurance  Company Disbursed Claim            MM/DD/YYYY
                                       Payment
-----------------------------------------------------------------------------------------------------------------
MI_CLAIM_AMT_PAID                      Amount Mortgage Insurance Company Paid On Claim       2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
POOL_CLAIM_FILED_DATE                  Date Claim Was Filed With Pool Insurance Company             MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
POOL_CLAIM_AMT                         Amount of Claim Filed With Pool Insurance Company     2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
POOL_CLAIM_PAID_DATE                   Date Claim Was  Settled  and The Check Was Issued            MM/DD/YYYY
                                       By The Pool Insurer
-----------------------------------------------------------------------------------------------------------------
POOL_CLAIM_AMT_PAID                    Amount Paid On Claim By Pool Insurance Company        2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_FILED_DATE             Date FHA Part A Claim Was Filed With HUD                    MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_AMT                    Amount of FHA Part A Claim Filed                     2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_DATE              Date HUD Disbursed Part A Claim Payment                     MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
FHA_PART_A_CLAIM_PAID_AMT               Amount HUD Paid on Part A Claim                      2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_FILED_DATE              Date FHA Part B Claim Was Filed With HUD                   MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_AMT                     Amount of FHA Part B Claim Filed                    2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_DATE                Date HUD Disbursed Part B Claim Payment                   MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
FHA_PART_B_CLAIM_PAID_AMT               Amount HUD Paid on Part B Claim                      2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------
VA_CLAIM_FILED_DATE                     Date VA Claim Was Filed With the Veterans Admin             MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
VA_CLAIM_PAID_DATE                      Date Veterans Admin. Disbursed VA Claim Payment             MM/DD/YYYY
-----------------------------------------------------------------------------------------------------------------
VA_CLAIM_PAID_AMT                       Amount Veterans Admin. Paid on VA Claim              2      No
                                                                                                    commas(,)
                                                                                                    or    dollar
                                                                                                    signs ($)
-----------------------------------------------------------------------------------------------------------------

EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING

The LOSS MIT TYPE field should show the approved Loss Mitigation Code as follows:
        o  ASUM-  Approved Assumption
        o  BAP-   Borrower Assistance Program
        o  CO-    Charge Off
        o  DIL-   Deed-in-Lieu
        o  FFA-   Formal Forbearance Agreement
        o  MOD-   Loan Modification
        o  PRE-   Pre-Sale
        o  SS-    Short Sale
        o  MISC-  Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo
Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The OCCUPANT CODE field should show the current status of the property code as follows:
        o  Mortgagor
        o  Tenant
        o  Unknown
        o  Vacant

The PROPERTY CONDITION field should show the last reported condition of the property as follows:
        o  Damaged
        o  Excellent
        o  Fair
        o  Gone
        o  Good
        o  Poor
        o  Special Hazard
        o  Unknown

EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING, CONTINUED

The FNMA DELINQUENT REASON CODE field should show the Reason for Delinquency as follows:

                  -------------------------------------------------------------------
                  DELINQUENCY CODE     DELINQUENCY DESCRIPTION
                  -------------------------------------------------------------------
                  001                  FNMA-Death of principal mortgagor
                  -------------------------------------------------------------------
                  002                  FNMA-Illness of principal mortgagor
                  -------------------------------------------------------------------
                  003                  FNMA-Illness of mortgagor's family member
                  -------------------------------------------------------------------
                  004                  FNMA-Death of mortgagor's family member
                  -------------------------------------------------------------------
                  005                  FNMA-Marital difficulties
                  -------------------------------------------------------------------
                  006                  FNMA-Curtailment of income
                  -------------------------------------------------------------------
                  007                  FNMA-Excessive Obligation
                  -------------------------------------------------------------------
                  008                  FNMA-Abandonment of property
                  -------------------------------------------------------------------
                  009                  FNMA-Distant employee transfer
                  -------------------------------------------------------------------
                  011                  FNMA-Property problem
                  -------------------------------------------------------------------
                  012                  FNMA-Inability to sell property
                  -------------------------------------------------------------------
                  013                  FNMA-Inability to rent property
                  -------------------------------------------------------------------
                  014                  FNMA-Military Service
                  -------------------------------------------------------------------
                  015                  FNMA-Other
                  -------------------------------------------------------------------
                  016                  FNMA-Unemployment
                  -------------------------------------------------------------------
                  017                  FNMA-Business failure
                  -------------------------------------------------------------------
                  019                  FNMA-Casualty loss
                  -------------------------------------------------------------------
                  022                  FNMA-Energy environment costs
                  -------------------------------------------------------------------
                  023                  FNMA-Servicing problems
                  -------------------------------------------------------------------
                  026                  FNMA-Payment adjustment
                  -------------------------------------------------------------------
                  027                  FNMA-Payment dispute
                  -------------------------------------------------------------------
                  029                  FNMA-Transfer of ownership pending
                  -------------------------------------------------------------------
                  030                  FNMA-Fraud
                  -------------------------------------------------------------------
                  031                  FNMA-Unable to contact borrower
                  -------------------------------------------------------------------
                  INC                  FNMA-Incarceration
                  -------------------------------------------------------------------

EXHIBIT 2: STANDARD FILE CODES - DELINQUENCY REPORTING, CONTINUED

The FNMA DELINQUENT STATUS CODE field should show the Status of Default as follows:

                  ------------------------------------------------------------------
                      STATUS CODE      STATUS DESCRIPTION
                  ------------------------------------------------------------------
                          09           Forbearance
                  ------------------------------------------------------------------
                          17           Pre-foreclosure Sale Closing Plan Accepted
                  ------------------------------------------------------------------
                          24           Government Seizure
                  ------------------------------------------------------------------
                          26           Refinance
                  ------------------------------------------------------------------
                          27           Assumption
                  ------------------------------------------------------------------
                          28           Modification
                  ------------------------------------------------------------------
                          29           Charge-Off
                  ------------------------------------------------------------------
                          30           Third Party Sale
                  ------------------------------------------------------------------
                          31           Probate
                  ------------------------------------------------------------------
                          32           Military Indulgence
                  ------------------------------------------------------------------
                          43           Foreclosure Started
                  ------------------------------------------------------------------
                          44           Deed-in-Lieu Started
                  ------------------------------------------------------------------
                          49           Assignment Completed
                  ------------------------------------------------------------------
                          61           Second Lien Considerations
                  ------------------------------------------------------------------
                          62           Veteran's Affairs-No Bid
                  ------------------------------------------------------------------
                          63           Veteran's Affairs-Refund
                  ------------------------------------------------------------------
                          64           Veteran's Affairs-Buydown
                  ------------------------------------------------------------------
                          65           Chapter 7 Bankruptcy
                  ------------------------------------------------------------------
                          66           Chapter 11 Bankruptcy
                  ------------------------------------------------------------------
                          67           Chapter 13 Bankruptcy
                  ------------------------------------------------------------------

EXHIBIT   : CALCULATION OF REALIZED LOSS/GAIN FORM 332- INSTRUCTION SHEET

         NOTE: DO NOT NET OR COMBINE ITEMS. SHOW ALL EXPENSES INDIVIDUALLY AND ALL CREDITS AS SEPARATE LINE ITEMS. CLAIM
         PACKAGES ARE DUE ON THE REMITTANCE REPORT DATE. LATE SUBMISSIONS MAY RESULT IN CLAIMS NOT BEING PASSED UNTIL
         THE FOLLOWING MONTH. THE SERVICER IS RESPONSIBLE TO REMIT ALL FUNDS PENDING LOSS APPROVAL AND /OR RESOLUTION OF
         ANY DISPUTED ITEMS.

         1.

         2.       The numbers on the 332 form correspond with the numbers listed below.

         LIQUIDATION AND ACQUISITION EXPENSES:
         1.       The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         2.       The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         3.       Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

         4-12.    Complete as applicable. Required documentation:

                  *  For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

                  *  For escrow advances - complete payment history

                   (to calculate advances from last positive escrow balance forward)

                  *  Other expenses - copies of corporate advance history showing all payments

                  *  REO repairs > $1500 require explanation

                  *  REO repairs >$3000 require evidence of at least 2 bids.

                  *  Short Sale or Charge Off require P&L supporting the decision and WFB's approved Officer Certificate

                  *  Unusual or extraordinary items may require further documentation.

        13.       The total of lines 1 through 12.

        3.        CREDITS:

        14-21.    Complete as applicable.  Required documentation:

                  *  Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent /
                     Attorney

                  Letter of Proceeds Breakdown.

                  *  Copy of EOB for any MI or gov't guarantee

                  *  All other credits need to be clearly defined on the 332 form

        22.       The total of lines 14 through 21.

        PLEASE NOTE:  For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

        TOTAL REALIZED LOSS (OR AMOUNT OF ANY GAIN)

         23.      The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

EXHIBIT 3A: CALCULATION OF REALIZED LOSS/GAIN FORM 332

        Prepared by:  __________________              Date:  _______________
        Phone:  ______________________   Email Address:_____________________

----------------------------    -------------------------------   ------------------------------------
Servicer Loan No.               Servicer Name                     Servicer Address

----------------------------    -------------------------------   ------------------------------------

        WELLS FARGO BANK, N.A. LOAN NO._____________________________

        Borrower's Name: _________________________________________________________
        Property Address: _________________________________________________________

        LIQUIDATION TYPE:  REO SALE          3RD PARTY SALE             SHORT SALE     CHARGE OFF

        WAS THIS LOAN GRANTED A BANKRUPTCY DEFICIENCY OR CRAMDOWN       YES         NO
        If "Yes", provide deficiency or cramdown amount _______________________________

        LIQUIDATION AND ACQUISITION EXPENSES:
        (1) Actual Unpaid Principal Balance of Mortgage Loan      $ ______________     (1)
        (2)Interest accrued at Net Rate                           ________________     (2)
        (3)Accrued Servicing Fees                                 ________________     (3)
        (4)Attorney's Fees                                        ________________     (4)
        (5)Taxes (see page 2)                                     ________________     (5)
        (6)Property Maintenance                                   ________________      (6)
        (7)MI/Hazard Insurance Premiums (see page 2)              ________________     (7)
        (8)Utility Expenses                                       ________________     (8)
        (9)Appraisal/BPO                                          ________________     (9)
        (10)   Property Inspections                               ________________     (10)
        (11)   FC Costs/Other Legal Expenses                      ________________     (11)
        (12)   Other (itemize)                                    ________________     (12)
               Cash for Keys__________________________            ________________     (12)
               HOA/Condo Fees_______________________              ________________     (12)
               ______________________________________             ________________     (12)

               TOTAL EXPENSES                                     $ ______________     (13)
        CREDITS:
        (14)   Escrow Balance                                     $ ______________     (14)
        (15)   HIP Refund                                         ________________     (15)
        (16)   Rental Receipts                                    ________________     (16)
        (17)   Hazard Loss Proceeds                               ________________     (17)
        (18)   Primary Mortgage Insurance / Gov't Insurance       ________________     (18a) HUD Part A
                                                                  ________________     (18b) HUD Part B
        (19)   Pool Insurance Proceeds                            ________________     (19)
        (20)   Proceeds from Sale of Acquired Property            ________________     (20)
        (21)   Other (itemize)                                    ________________     (21)
           _________________________________________              ________________     (21)

           TOTAL CREDITS                                         $________________     (22)
           TOTAL REALIZED LOSS (OR AMOUNT OF GAIN)               $________________     (23)

ESCROW DISBURSEMENT DETAIL

-------------------------------------------------------------------------------------------------------
     TYPE         DATE PAID      PERIOD OF     TOTAL PAID    BASE AMOUNT    PENALTIES      INTEREST
  (TAX /INS.)                    COVERAGE
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

                                                       SCHEDULE 5

                                         STANDARD FILE LAYOUT- MASTER SERVICING

          STANDARD FILE LAYOUT - MASTER SERVICING
------------------------------------------------------------------------------------------------------
COLUMN NAME                   DESCRIPTION                    DECIMAL FORMAT COMMENT              MAX
                                                                                                 SIZE
------------------------------------------------------------------------------------------------------
SER_INVESTOR_NBR              A value assigned by the                Text up to 10 digits          20
                              Servicer to define a group
                              of loans.
------------------------------------------------------------------------------------------------------
LOAN_NBR                      A unique identifier assigned           Text up to 10 digits          10
                              to each loan by the investor.
------------------------------------------------------------------------------------------------------
SERVICER_LOAN_NBR             A unique number assigned to            Text up to 10 digits          10
                              a loan by the Servicer.
                              This may be different than
                              the LOAN_NBR.
------------------------------------------------------------------------------------------------------
BORROWER_NAME                 The borrower name as                   Maximum length of 30          30
                              received in the file.  It is           (Last, First)
                              not separated by first and
                              last name.
------------------------------------------------------------------------------------------------------
SCHED_PAY_AMT                 Scheduled monthly principal      2     No commas(,) or dollar        11
                              and scheduled interest                 signs ($)
                              payment that a borrower is
                              expected to pay, P&I
                              constant.
------------------------------------------------------------------------------------------------------
NOTE_INT_RATE                 The loan interest rate as        4     Max length of 6                6
                              reported by the Servicer.
------------------------------------------------------------------------------------------------------
NET_INT_RATE                  The loan gross interest rate     4     Max length of 6                6
                              less the service fee rate as
                              reported by the Servicer.
------------------------------------------------------------------------------------------------------
SERV_FEE_RATE                 The servicer's fee rate for      4     Max length of 6                6
                              a loan as reported by the
                              Servicer.
------------------------------------------------------------------------------------------------------
SERV_FEE_AMT                  The servicer's fee amount        2     No commas(,) or dollar        11
                              for a loan as reported by              signs ($)
                              the Servicer.
------------------------------------------------------------------------------------------------------
NEW_PAY_AMT                   The new loan payment amount      2     No commas(,) or dollar        11
                              as reported by the Servicer.           signs ($)
------------------------------------------------------------------------------------------------------
NEW_LOAN_RATE                 The new loan rate as             4     Max length of 6                6
                              reported by the Servicer.
------------------------------------------------------------------------------------------------------
ARM_INDEX_RATE                The index the Servicer is        4     Max length of 6                6
                              using to calculate a
                              forecasted rate.
------------------------------------------------------------------------------------------------------
ACTL_BEG_PRIN_BAL             The borrower's actual            2     No commas(,) or dollar        11
                              principal balance at the               signs ($)
                              beginning of the processing
                              cycle.
------------------------------------------------------------------------------------------------------
ACTL_END_PRIN_BAL             The borrower's actual            2     No commas(,) or dollar        11
                              principal balance at the end           signs ($)
                              of the processing cycle.
------------------------------------------------------------------------------------------------------
BORR_NEXT_PAY_DUE_DATE        The date at the end of                 MM/DD/YYYY                    10
                              processing cycle that the
                              borrower's next payment is
                              due to the Servicer, as
                              reported by Servicer.
------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_1               The first curtailment amount     2     No commas(,) or dollar        11
                              to be applied.                         signs ($)
------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_1              The curtailment date                   MM/DD/YYYY                    10
                              associated with the first
                              curtailment amount.
------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_1               The curtailment interest on      2     No commas(,) or dollar        11
                              the first curtailment                  signs ($)
                              amount, if applicable.
------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_2               The second curtailment           2     No commas(,) or dollar        11
                              amount to be applied.                  signs ($)
------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_2              The curtailment date                   MM/DD/YYYY                    10
                              associated with the second
                              curtailment amount.
------------------------------------------------------------------------------------------------------
CURT_ADJ_ AMT_2               The curtailment interest on      2     No commas(,) or dollar        11
                              the second curtailment                 signs ($)
                              amount, if applicable.
------------------------------------------------------------------------------------------------------
SERV_CURT_AMT_3               The third curtailment amount     2     No commas(,) or dollar        11
                              to be applied.                         signs ($)
------------------------------------------------------------------------------------------------------
SERV_CURT_DATE_3              The curtailment date                   MM/DD/YYYY                    10
                              associated with the third
                              curtailment amount.
------------------------------------------------------------------------------------------------------
CURT_ADJ_AMT_3                The curtailment interest on      2     No commas(,) or dollar        11
                              the third curtailment                  signs ($)
                              amount, if applicable.
------------------------------------------------------------------------------------------------------
PIF_AMT                       The loan "paid in full"          2     No commas(,) or dollar        11
                              amount as reported by the              signs ($)
                              Servicer.
------------------------------------------------------------------------------------------------------
PIF_DATE                      The paid in full date as               MM/DD/YYYY                    10
                              reported by the Servicer.
------------------------------------------------------------------------------------------------------
                                                                     Action Code Key:               2
                                                                     15=Bankruptcy,
                                                                     30=Foreclosure, , 60=PIF,
                                                                     63=Substitution,
                                                                     65=Repurchase,70=REO
------------------------------------------------------------------------------------------------------
ACTION_CODE                   The standard FNMA numeric
                              code used to indicate the
                              default/delinquent status of
                              a particular loan.
------------------------------------------------------------------------------------------------------
INT_ADJ_AMT                   The amount of the interest       2     No commas(,) or dollar        11
                              adjustment as reported by              signs ($)
                              the Servicer.
------------------------------------------------------------------------------------------------------
SOLDIER_SAILOR_ADJ_AMT        The Soldier and Sailor           2     No commas(,) or dollar        11
                              Adjustment amount, if                  signs ($)
                              applicable.
------------------------------------------------------------------------------------------------------
NON_ADV_LOAN_AMT              The Non Recoverable Loan         2     No commas(,) or dollar        11
                              Amount, if applicable.                 signs ($)
------------------------------------------------------------------------------------------------------
LOAN_LOSS_AMT                 The amount the Servicer is       2     No commas(,) or dollar        11
                              passing as a loss, if                  signs ($)
                              applicable.
------------------------------------------------------------------------------------------------------
SCHED_BEG_PRIN_BAL            The scheduled outstanding        2     No commas(,) or dollar        11
                              principal amount due at the            signs ($)
                              beginning of the cycle date
                              to be passed through to
                              investors.
------------------------------------------------------------------------------------------------------
SCHED_END_PRIN_BAL            The scheduled principal          2     No commas(,) or dollar        11
                              balance due to investors at            signs ($)
                              the end of a processing
                              cycle.
------------------------------------------------------------------------------------------------------
SCHED_PRIN_AMT                The scheduled principal          2     No commas(,) or dollar        11
                              amount as reported by the              signs ($)
                              Servicer for the current
                              cycle -- only applicable for
                              Scheduled/Scheduled Loans.
------------------------------------------------------------------------------------------------------
SCHED_NET_INT                 The scheduled gross interest     2     No commas(,) or dollar        11
                              amount less the service fee            signs ($)
                              amount for the current cycle
                              as reported by the Servicer
                              -- only applicable for
                              Scheduled/Scheduled Loans.
------------------------------------------------------------------------------------------------------
ACTL_PRIN_AMT                 The actual principal amount      2     No commas(,) or dollar        11
                              collected by the Servicer              signs ($)
                              for the current reporting
                              cycle -- only applicable for
                              Actual/Actual Loans.
------------------------------------------------------------------------------------------------------
ACTL_NET_INT                  The actual gross interest        2     No commas(,) or dollar        11
                              amount less the service fee            signs ($)
                              amount for the current
                              reporting cycle as reported
                              by the Servicer -- only
                              applicable for Actual/Actual
                              Loans.
------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ AMT           The penalty amount received      2     No commas(,) or dollar        11
                              when a borrower prepays on             signs ($)
                              his loan as reported by the
                              Servicer.
------------------------------------------------------------------------------------------------------
PREPAY_PENALTY_ WAIVED        The prepayment penalty           2     No commas(,) or dollar        11
                              amount for the loan waived             signs ($)
                              by the servicer.
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
MOD_DATE                      The Effective Payment Date             MM/DD/YYYY                    10
                              of the Modification for the
                              loan.
------------------------------------------------------------------------------------------------------
MOD_TYPE                      The Modification Type.                 Varchar - value can be        30
                                                                     alpha or numeric
------------------------------------------------------------------------------------------------------
DELINQ_P&I_ADVANCE_AMT        The current outstanding          2     No commas(,) or dollar        11
                              principal and interest                 signs ($)
                              advances made by Servicer.
------------------------------------------------------------------------------------------------------

                                                       SCHEDULE 6

                         DATA REQUIREMENTS OF SERVICING ADVANCES INCURRED PRIOR TO CUT-OFF DATE

----------------------------------------------------------------------------------------------------------
                    [LOAN NUMBER]                              [PRE-CUT-OFF DATE ADVANCE AMOUNT]
----------------------------------------------------------------------------------------------------------

                                                 [PROVIDED UPON REQUEST]